UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Swisher Hygiene Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☑ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)         Title of each class of securities to which transaction applies: ____________________________________________

(2)         Aggregate number of securities to which transaction applies: ____________________________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The purchase price payable, pursuant to the Purchase Agreement, dated August 12, 2015, by and between Swisher Hygiene Inc. and Ecolab Inc., consist of $40,000,000 cash payment, subject to adjustments based on working capital, cash amounts and debts of the business acquired at closing. Solely for purposes of calculating the filing fee, the registrant estimates a purchase price of $40,000,000.

(4)         Proposed maximum aggregate value of transaction: $40,000,000

(5)         Total fee paid: $8,000.00

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)         Amount Previously Paid:
(2)         Form, Schedule or Registration Statement No.: ____________________________________________
(3)         Filing Party:
(4)         Date Filed:

PRELIMINARY COPY DATED AUGUST 24, 2015
SUBJECT TO COMPLETION

SWISHER HYGIENE INC.
4725 Piedmont Row Dr.
Suite 400
Charlotte, North Carolina 28210

September [ ● ], 2015

Dear Fellow Swisher Hygiene Stockholder:

We are pleased to invite you to join us at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Swisher Hygiene Inc. (“Swisher Hygiene”) to be held at 10:00 a.m. Eastern Time on Thursday, October 15, 2015 in the Morrison Meeting Room B at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211.

At the Annual Meeting we will ask you to consider and vote on:

(1)
The proposed sale of all of the assets primarily used in our chemical service, wholesale and hygiene businesses (in each case outside of Canada) (collectively, the “Business”), pursuant to the Purchase Agreement by and between Swisher Hygiene and Ecolab Inc. dated August 12, 2015. The sale of the Business constitutes a sale of all or substantially all of our assets within the meaning of the General Corporation Law of the State of Delaware, and accordingly, at the Annual Meeting, we will ask you to consider and vote upon a proposal to authorize the Purchase Agreement and the transactions contemplated thereby, including the sale of the Business.

(2)	The proposed dissolution of Swisher Hygiene pursuant to the Plan of Complete Liquidation and Dissolution.

(3)	The election of five directors to our Board of Directors.

(4)	The ratification of Grant Thornton, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

(5)
A proposal to adjourn the Annual Meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate.

(6)	Such other business as may properly come before the Annual Meeting.

Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees and FOR each of the other proposals presented. Please refer to the accompanying proxy statement for detailed information on each of the proposals.

We look forward to seeing you at 10:00 a.m. Eastern Time on October 15, 2015 in Charlotte, North Carolina.

Sincerely,

Richard L. Handley, Chairman of the Board

 SWISHER HYGIENE INC.
4725 Piedmont Row Dr.
Suite 400
Charlotte, North Carolina 28210

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Swisher Hygiene Inc.:

The 2015 Annual Meeting of Stockholders (the "Annual Meeeting") of Swisher Hygiene Inc. (“Swisher Hygiene”) will be held at 10:00 a.m. Eastern Time on Thursday, October 15, 2015 in the Morrison Meeting Room B at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211, to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

(1)
The proposed sale of all of the assets primarily used in our chemical service, wholesale and hygiene businesses (in each case outside of Canada) (collectively, the “Business”) to Ecolab Inc. (“Ecolab”) pursuant to the Purchase Agreement by and between Swisher Hygiene and Ecolab dated August 12, 2015.  The sale of the Business constitutes a sale of all or substantially all of our assets within the meaning of the General Corporation Law of the State of Delaware (the "DGCL"), and accordingly, at the Annual Meeting, we will ask you to consider and vote upon a proposal to authorize the Purchase Agreement and the transactions contemplated thereby, including the sale of the Business.

(2)
The proposed dissolution of Swisher Hygiene pursuant to the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will give the Board of Directors discretion to determine, within twelve months of such approval, when and whether to proceed with the Plan of Dissolution.

(3)	The election of five directors to our Board of Directors.

(4)	The ratification of Grant Thornton, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

(5)
A proposal to adjourn the Annual Meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate.

(6)	Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only stockholders of record as of 5:00 p.m. Eastern Time on August 28, 2015, the record date, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please submit your proxy as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and change your vote at any time prior to its use.

By Order of the Board of Directors,

William M. Pierce,
President and Chief Executive Officer

September [ ● ], 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 15, 2015

The accompanying proxy statement and the 2014 Annual Report on Form 10-K, as amended, are available at http://www.swsh.com. The accompanying proxy statement is dated September [•], 2015 and, together with the enclosed form of proxy card, is first being mailed to stockholders of Swisher Hygiene on or about September [•], 2015.

TABLE OF CONTENTS

PROXY STATEMENT OF THE BOARD OF DIRECTORS OF SWISHER HYGIENE INC.	1
SUMMARY TERM SHEET	1
The Annual Meeting	1
The Sale Transaction	3
The Plan of Dissolution	9
Risk Factors	11
The Director Election Proposal	12
The Auditor Ratification Proposal	12
The Adjournment Proposal	12
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	13
RISK FACTORS	21
THE ANNUAL MEETING	26
Time, Date and Place	26
Independent Proposals	26
Record Date	26
Quorum	27
Required Vote	27
Ownership of Directors and Executive Officers	27
Proxies; Revocation of Proxies	28
Adjournments and Postponements	28
Broker Non-Votes	29
Solicitation of Proxies	29
Questions and Additional Information	29
Availability of Documents	29
PROPOSAL NO. 1: THE SALE TRANSACTION	30
Parties to the Sale Transaction	30
General Description of the Sale Transaction	30
Background of the Sale Transaction	31
Reasons for the Sale Transaction	37
Opinion of Swisher Hygiene's Financial Advisor	39
Certain Swisher Hygiene Forecasts	45
Activities of Swisher Hygiene Following the Sale Transaction	47
Accounting Treatment of the Sale Transaction	47
Government Approvals	47
No Appraisal Rights	48
PURCHASE AGREEMENT	48
General	48
Closing	50
Representations and Warranties	50

i

Indemnification; Survival of Indemnification Obligations	53
Covenants and Agreements	53
No Solicitation / Superior Proposal	55
Non-Solicitation	56
Non-Competition	57
Employee & Benefits Matters	57
Conditions to Completion of the Sale Transaction	57
Termination	58
Termination Fee	59
Expenses	60
Amendment	60
Specific Performance	60
Vote Required and Recommendation	60
Related Agreements	60
SELECTED FINANCIAL INFORMATION	61
UNAUDITED HISTORICAL FINANCIAL INFORMATION	62
UNAUDITED PRO FORMA FINANCIAL INFORMATION	86
PROPOSAL NO. 2: THE DISSOLUTION PROPOSAL	112
General Description of the Dissolution	112
Principal Provisions of the Plan of Dissolution	112
Potential Distribution Analysis	116
Final Record Date	118
Surrender of Stock Certificates	118
Indemnification of Directors and Officers	119
Certain Compensation Arrangements	119
Amendment and Abandonment	119
Trading of Our Common Stock	119
Government Approvals	119
Absence of Appraisal Rights	119
Vote Required and Recommendation	120
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SALE TRANSACTION AND THE DISSOLUTION	121
Sale Transaction	122
Dissolution	122
Taxation Generally	125
INTERESTS OF CERTAIN PERSON IN THE SALE TRANSACTION AND DISSOLUTION	126
Impact on Equity Awards	126
Payment to Executive Officer	126
Indemnification of Officers and Directors	127
PROPOSAL NO. 3: DIRECTOR ELECTION PROPOSAL	128

Director Nominees	128
Vote Required and Recommendation	130
Corporate Governance	130
Stockholder Director Nominations	133
RELATED PARTY TRANSACTIONS	134
The SCA Group, LLC	134
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	135
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	136
COMPENSATION COMMITTEE REPORT	137
COMPENSATION DISCUSSION AND ANALYSIS	137
Overview	137
Compensation Policies	137
Compensation Practices and Components for 2014	138
Internal Revenue Code Limits on Deductibility of Compensation	139
Summary Compensation Table	139
Grants of Plan-Based Awards - Fiscal 2014	140
Option Exercises and Stock Vested - Fiscal 2014	141
Employment Agreements	141
Potential Payments Upon Termination or Change-in-Control	142
Director Compensation	143
AUDIT COMMITTEE REPORT	145
PROPOSAL NO. 4: AUDITOR RATIFICATION PROPOSAL	146
Change in Independent Certified Public Accountants	146
Auditor Fees and Services	147
Policy for Approval of Audit and Permitted Non-Audit Services	147
Vote Required and Recommendation	147
PROPOSAL NO. 5: ADJOURNMENT PROPOSAL	148
Vote Required and Recommendation	148
OTHER MATTERS	149
HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT	149
WHERE YOU CAN FIND MORE INFORMATION	149
Annex A	Purchase Agreement, dated August 12, 2015 by and between Swisher Hygiene Inc. and Ecolab, Inc.	A-1
Annex B	Opinion of Cassel Salpeter & Co., LLC, dated August 11, 2015	B-1
Annex C	Plan of Complete Liquidation and Dissolution	C-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT SWISHER HYGIENE’S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE EXPECTED CLOSING OF THE SALE TRANSACTION, THE PROPOSED DISSOLUTION, AND THE DISTRIBUTIONS, IF ANY, TO SWISHER HYGIENE’S STOCKHOLDER IN CONNECTION WITH THE PROPOSED DISSOLUTION. WITHOUT LIMITING THE FOREGOING, THE WORDS “BELIEVES,” “INTENDS,” “PROJECTS,” “PLANS,” “EXPECTS,” “ANTICIPATES,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION “RISK FACTORS” IN THIS PROXY STATEMENT AND IN THE RISK FACTORS INCLUDED IN SWISHER HYGIENE’S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, AS AMENDED.  PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN OUR PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

PROXY STATEMENT
OF THE BOARD OF DIRECTORS
OF SWISHER HYGIENE INC.

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Swisher Hygiene Inc. for use at our 2015 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m. Eastern Time on Thursday, October 15, 2015 in the Morrison Meeting Room B at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211. If you need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Ms. Amy Simpson at (704) 602-7116. In this proxy statement, “Swisher Hygiene” and the “Company,” as well as the terms “we,” “us,” and “our,” refer to Swisher Hygiene Inc. and its consolidated subsidiaries, unless the context otherwise requires.

Only stockholders of record as of 5:00 p.m. Eastern Time on August 28, 2015 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, there were [ ● ] shares of Swisher Hygiene common stock issued, outstanding, and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about September [ ● ], 2015.

Neither the Sale Transaction nor the Dissolution have been approved or disapproved by the Securities and Exchange Commission (the “SEC”), and the SEC has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

SUMMARY TERM SHEET

This summary highlights information included elsewhere in this proxy statement. This summary does not contain all of the information you should consider before voting on the proposals presented in this proxy statement. You should read the entire proxy statement carefully, including the attached annexes and the information to which we refer under the heading titled “Where You Can Find Additional Information.”

The Annual Meeting (Page 26)

Date, Time, and Place of Annual Meeting (Page 26)

The Annual Meeting will be held on Thursday, October 15, 2015 in the Morrison Meeting Room B at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211.

Our 2015 Annual Meeting will be held to consider and vote upon the following matters:

(1)
The proposed sale of all of the assets primarily used in our chemical service, wholesale and hygiene businesses (in each case outside of Canada) (collectively, the “Business”), which includes our wholly owned subsidiary Swisher International, Inc. (“Swisher International”), to Ecolab Inc. (“Ecolab”) pursuant to the Purchase Agreement by and between Swisher Hygiene and Ecolab dated August 12, 2015 (as attached to this proxy statement as Annex A, the “Purchase Agreement”). We refer to the transaction contemplated by the Purchase Agreement as the “Sale Transaction,” and we refer to this proposal as the “Sale Transaction Proposal.”

(2)
The proposed dissolution of Swisher Hygiene (the “Dissolution”) pursuant to the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will give the Board of Directors discretion to determine, within twelve months of such approval, when and whether to proceed with the Plan of Dissolution. We refer to this as the “Dissolution Proposal.”

(3)	The election of five directors to our Board of Directors. We refer to this as the “Director Election Proposal.”

(4)
The ratification of Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2015. We refer to this as the “Auditor Ratification Proposal.”

(5)
A proposal to adjourn the Annual Meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate. We refer to this as the "Adjournment Proposal."

(6)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors recommends that you vote FOR the election of all the director nominees and FOR each of the other proposals presented. If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors. The persons named in the accompanying proxy card will also have discretionary authority to vote upon other business, if any, that properly comes before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Independent Proposals (Page 26)

The Sale Transaction Proposal and the Dissolution Proposal are independent proposals. A vote for or against one of these proposals does not count as a vote for or against the other proposal. However, our Board of Directors believes that approval of both the Sale Transaction Proposal and the Dissolution Proposal are important to maximize stockholder value and provide the Board of Directors flexibility to act in our stockholders' best interests. All other proposals to be considered at the Annual Meeting are also independent of the Sale Transaction Proposal, the Dissolution Proposal, and from each other.

Record Date, Voting and Quorum, and Required Vote (Page 26-27)

Only stockholders of record as of 5:00 p.m. Eastern Time on August 28, 2015 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each stockholder is entitled to one vote on each of the five director nominees and one vote on each other matter properly presented at the Annual Meeting for each share of common stock owned by that stockholder on the Record Date. As of the Record Date, there were [ ● ] shares of our common stock outstanding and entitled to be voted.

The attendance, in person or by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via fax or by the internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. We also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

Approval of the Sale Transaction Proposal and the Dissolution Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the Record Date. Approval of the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. The vote required to elect our five directors is a plurality of the votes cast at the Annual Meeting.

Revocability of Proxies (Page 28)

You may revoke your proxy and change your vote at any time before the Annual Meeting. You may do so via fax or on the internet, by signing and mailing a new proxy card, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Security Ownership of Directors and Executive Officers (Page 27)

As of the Record Date, our directors and executive officers collectively beneficially owned in the aggregate 260,191 shares of our common stock, representing approximately 1.5% of the shares of our common stock entitled to vote at the Annual Meeting.

The Sale Transaction (Page 30)

Parties to the Sale Transaction (Page 30)

Swisher Hygiene Inc.

Swisher Hygiene, through its wholly owned subsidiary Swisher International, delivers essential hygiene and sanitizing solutions to customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries. These solutions are typically delivered by employees on a regular scheduled basis and involve providing Swisher Hygiene's customers with consumable products such as detergents, cleaning chemicals, soap and hand sanitizers, paper and specialty products. Most of these offerings are coupled with the rental and servicing of dish machines, dispensing equipment and additional services such as the cleaning of restrooms and other facilities. EPA-registered disinfectants that meet the Centers for Disease Control and Prevention's guidelines are also offered to assist customers with their need to disinfect environmental surfaces that may harbor specific viruses. For more information please visit our website at www.swsh.com. Information on our website is not deemed to be incorporated into this proxy statement or any of our filings with the Securities and Exchange Commission (the “SEC”).

Swisher Hygiene is a Delaware corporation. Our principal executive office is located at 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210. The telephone number is (704) 364-7707.

Ecolab Inc.

Ecolab is the global leader in water, hygiene and energy technologies and services that protect people and vital resources. With 2014 sales of $14 billion and 47,000 associates, Ecolab delivers comprehensive solutions and on-site service to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries around the world. For more information please visit Ecolab's website at www.ecolab.com. Information on Ecolab's website is not deemed to be incorporated into this proxy statement or any of our filings with the SEC.

Ecolab is a Delaware corporation. Its principal executive office is located at Ecolab Corporate Center, 370 Wabasha Street North, St. Paul, Minnesota 55102. The telephone number there is (800) 232-6522.

The Sale Transaction (Page 30)

In the Sale Transaction, Ecolab will acquire all of the assets primarily used in the Business, including equity interests in our wholly owned subsidiary Swisher International but excluding certain other assets set forth in the Purchase Agreement. We will have no significant operating assets following the Sale Transaction.

Under the terms of the Purchase Agreement, at closing Ecolab has agreed to pay $40.0 million, subject to adjustments based on working capital, cash amounts and debt of the Business at closing (as adjusted, the “Closing Purchase Price”). Ecolab will pay the Closing Purchase Price to Swisher Hygiene, in cash, less any debts paid out of the Closing Purchase Price and less a $2.0 million holdback to address any further working capital, cash and debt adjustments.

After closing, Swisher Hygiene will be responsible for certain liabilities and obligations, including but not limited to liabilities and obligations relating to: (i) the operation by Swisher Hygiene or any of its subsidiaries of any business (including any business or division previously sold or discontinued) other than the Business, and the sale or other disposition of any such business or assets, (ii) income taxes of Swisher Hygiene or income taxes of Swisher International or any of its subsidiaries that relate to time periods before the closing date of the Sale Transaction, (iii) any subsidiary of Swisher Hygiene other than Swisher International or any subsidiary of Swisher International, (iv) professional fees and expenses incurred by Swisher Hygiene or its affiliates in connection with the sale of the Business or any other business or assets of the Company, (v) ongoing or pending matters involving Swisher Hygiene or its affiliates, including any securities matters, stockholder claims, and disputes with current or former Swisher Hygiene service providers, (vi) the employment of the chief executive officer and chief financial officer of the Business, who will be retained by Swisher Hygiene and not employed in the Business after closing the Sale Transaction, and (vii) claims by stockholders of Swisher Hygiene, including any such claims related to the issuance, sale, redemption or other disposition of equity securities of Swisher Hygiene and any such claims related to the breach of, or non-compliance with, (a) any rule of any governmental authority, including the SEC and NASDAQ, which relates to reporting, disclosure or other securities-related obligations of Swisher Hygiene or (b) any applicable fiduciary duties owed to the stockholders of Swisher Hygiene or otherwise arising under the DGCL. We refer to these retained liabilities and obligations as the “Retained Liabilities.”

Closing (Page 31)

Closing of the Sale Transaction will occur on the first business day of the month following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated thereby, including the approval of the Sale Transaction by the holders of a majority of the outstanding shares of our common stock at a duly called meeting of our stockholders.

Additional Terms of The Purchase Agreement (Page 48 and Annex A)

No Solicitation / Superior Proposal

The Purchase Agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Business or the Company as a whole. Notwithstanding these restrictions, under certain limited circumstances, our Board of Directors may respond to an alternative takeover proposal made by a third party, change its recommendation with respect to the Sale Transaction or terminate the Purchase Agreement and enter into an alternative agreement, if it constitutes a superior proposal under the criteria and pursuant to the procedures set forth in the Purchase Agreement and after paying the termination fee in the amount and manner specified in the Purchase Agreement.

Conditions to Completion of the Sale Transaction

Before we can complete the Sale Transaction, a number of conditions must be satisfied. These include but are not limited to:

●	the receipt of our stockholder approval;

●
the absence of any statute, rule, regulation, order, injunction, judgment, decree or other determination that has been issued, enacted, entered, promulgated or enforced by any governmental authority which makes the Purchase Agreement illegal or otherwise restrains or prohibits the closing of the Sale Transaction;

●
the settlement of that certain inquiry involving the Securities and Exchange Commission and the Office of the United States Attorney for the Western District of North Carolina, upon terms and conditions set forth in the Purchase Agreement (the “USAO/SEC Inquiry”);

●	the accuracy of the parties' representations and warranties, subject to specified materiality qualifications; and

●	the performance by each party of its obligations under the Purchase Agreement in all material respects.

Termination

We and Ecolab may by mutual written consent terminate the Purchase Agreement at any time prior to the completion of the Sale Transaction.

In addition, either we or Ecolab may, in writing, terminate the Purchase Agreement at any time prior to the effective time of the Sale Transaction:

●
if the Sale Transaction is not completed on or before December 1, 2015 (or, if either we or Ecolab receive a material production request from a governmental authority, and either party elects to extend the date, December 31, 2015 (with December 1, 2015, or, following the foregoing extension, December 31, 2015, being hereinafter referred to as the “Outside Date”), so long as the failure to complete the Sale Transaction by such date is not the result of the failure of the terminating party to perform any of its obligations under the Purchase Agreement;

●
if any governmental authority has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, order, injunction, judgment, decree or other determination which makes the Purchase Agreement illegal or otherwise restrains or prohibits the closing of the Sale Transaction; or

●	if the adoption and approval of the Purchase Agreement by our stockholders is not obtained at Swisher Hygiene's Annual Meeting (or any adjournment thereof).

We may terminate, in writing, the Purchase Agreement at any time prior to the completion of the Sale Transaction:

●
if a breach of any representation, warranty, covenant or other agreement in the Purchase Agreement has been committed by Ecolab which has had a material adverse effect, and such breach has not been waived or cured before the earlier of (i) ten (10) days after we have notified Ecolab and (ii) the Outside Date, and provided that we are not ourselves in breach of any representation, warranty or covenant in the Purchase Agreement; or

●
if, prior to receipt of our stockholders' approval of the Sale Transaction, our Board of Directors has determined to accept a superior proposal, provided that we have complied in all material respects with the terms of the Purchase Agreement and pay to Ecolab the termination fee of $1,500,000.

Ecolab may terminate, in writing, the Purchase Agreement at any time prior to the completion of the Sale Transaction:

●
if we have committed a breach of certain fundamental representations in the Purchase Agreement, or if we have committed a breach of any other representation, warranty, covenant or other agreement in the Purchase Agreement which has had a material adverse effect, and any such breach has not been waived or cured before the earlier of (i) ten (10) days after Ecolab has notified us and (ii) the Outside Date, and provided that Ecolab is not itself in breach of any representation, warranty or covenant in the Purchase Agreement; or

●
if our Board of Directors (or any committee thereof) (i) withdraws (or modifies or qualifies in any manner adverse to Ecolab), or resolves to or publicly proposes to withdraw (or modify or qualify in a manner adverse to Ecolab), its recommendation of the Purchase Agreement or otherwise takes any action or makes any public statement in connection with the transactions contemplated by the Purchase Agreement that is inconsistent with the recommendation of the Purchase Agreement or (ii) adopts, approves, endorses or recommends, or resolves to or publicly propose to adopt, approve, endorse or recommend, any alternative takeover proposal (any such action, a “Change in Recommendation”);

●
if our Board of Directors fails to publicly reaffirm its recommendation of the Purchase Agreement within five (5) business days after receipt of a written request from Ecolab to provide such reaffirmation following an alternative takeover proposal being publicly announced or otherwise becoming publicly known; or

●	if either party receives a material production request from a governmental authority, provided that concurrently with such termination, Ecolab pays Swisher Hygiene a termination fee of $3,000,000.

Termination Fee

We will be obligated to pay Ecolab a fee of $1,500,000 in connection with the termination of the Purchase Agreement in the event that:

●
Ecolab terminates the Purchase Agreement and either (i) prior to the receipt of requisite stockholder approval, our Board of Directors (or any committee thereof) effects a Change in Recommendation or (ii) our Board of Directors fails to publicly reaffirm its recommendation of the Purchase Agreement within five (5) business days after receipt of a written request from Ecolab to provide such reaffirmation following an alternative takeover proposal being publicly announced or otherwise becoming publicly known;

●
Ecolab or Swisher Hygiene terminates the Purchase Agreement as a result of our stockholders failing to approve the Sale Transaction at the Annual Meeting or otherwise prior to the Outside Date and at either of such times a takeover proposal has been publicly announced or otherwise made publicly known prior to such failure, and within 12 months of such termination, we enter into a definitive agreement with respect to, or consummate the transaction contemplated by, such takeover proposal; or

●	Swisher Hygiene terminates the Purchase Agreement after our Board of Directors has determined to accept a superior proposal.

Ecolab will be obligated to pay us a fee of $3,000,000 in the event that Ecolab terminates the Purchase Agreement solely as a result of either party receiving a material production request from a governmental authority; however, Ecolab will not be obligated to pay us this $3,000,000 fee in the event that Ecolab terminates the Purchase Agreement for a different reason, even if a party has received a material production request from a governmental authority at the time of such termination.  In addition, if either party receives a material production request, then Ecolab must pay us $3,000,000, less Ecolab’s and Swisher Hygiene’s reasonable and documented out-of-pocket expenses incurred in connection with cooperating with such request or any other notice or request relating to antitrust laws, in the event either (a) Ecolab terminates the Purchase Agreement as a result of the failure of the Sale Transaction to close by the Outside Date and such failure is due solely to a pending action by a governmental entity reviewing the Sale Transaction or (b) Ecolab or Swisher Hygiene terminates the Purchase Agreement as a result of a governmental entity issuing a judgment under any antitrust law which makes the Purchase Agreement illegal or otherwise restrains or prohibits the closing of the Sale Transaction.

Reasons for the Sale Transaction (Page 37)

In determining to sell the Business, our Board of Directors considered a number of key factors including:

●	Our history of significant operating losses and uncertainty regarding our future revenue and operating profitability.

●	The risks to continuing to operate the Business.

●	Our ability to obtain additional capital to pursue our business strategy.

●	Other opportunities and alternatives for maintaining and creating stockholder value.

●	The form of consideration received in the Sale Transaction.

●	The business reputation of Ecolab.

●	The terms and conditions of the Purchase Agreement.

●
The opinion of our financial advisor addressed to our Board of Directors as to the fairness, from a financial point of view, to Swisher Hygiene of the purchase price to be received by Swisher Hygiene in the Sale Transaction.

●	The risks of the Sale Transaction.

In evaluating the Purchase Agreement specifically and the transactions contemplated thereby, including the Sale Transaction, and recommending that our stockholders approve the Sale Transaction, our Board of Directors consulted with our senior management, outside legal counsel and our financial advisors. Our Board of Directors also consulted with outside legal counsel regarding our Board of Directors' fiduciary duties, legal due diligence matters, and the terms of the Purchase Agreement and related agreements. Based on these consultations and the opinion of our financial advisor discussed below, our Board of Directors concluded that the Sale Transaction is in the best interests of the Company and its stockholders and recommended that our stockholders approve the Sale Transaction.

Opinion of Our Financial Advisor (Page 39 and Annex B)

On August 11, 2015, Cassel Salpeter & Co., LLC, our financial advisor (“Cassel Salpeter”), rendered its oral opinion to the Swisher Hygiene Board of Directors (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date), as to, as of August 11, 2015, the fairness, from a financial point of view, to Swisher Hygiene of the purchase price to be received by Swisher Hygiene for the Purchased Assets being acquired by Ecolab and the Assumed Liabilites being assumed by Ecolab in the Sale Transaction pursuant to the Purchase Agreement. The summary of the opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. In this section, terms not otherwise defined in this proxy statement have the meanings ascribed to them in the Purchase Agreement.

The opinion was addressed to the Board of Directors for the use and benefit of the members of the Board of Directors (in their capacities as such) in connection with the Board of Directors’ evaluation of the Sale Transaction. Neither the opinion nor the summary of the opinion and related analyses set forth in this proxy statement is intended to and they do not constitute advice or a recommendation to any of the shareholders of Swisher Hygiene or any other security holders as to how such holder should vote or act with respect to any matter relating to the Sale Transaction or otherwise. Cassel Salpeter’s opinion should not be construed as creating any fiduciary duty on Cassel Salpeter’s part to Swisher Hygiene, any other party to the Purchase Agreement, any security holder of Swisher Hygiene or such other party, any creditor of Swisher Hygiene or such other party, or any other person. Cassel Salpeter’s opinion was just one of the several factors the Board of Directors took into account in making its determination to approve the Sale Transaction.

Proceeds from the Sale Transaction (Page 47)

It is the current intent of the Board of Directors, assuming approval of the Sale Transaction and the Dissolution, that proceeds from the Sale Transaction will be used to pay off Swisher Hygiene's outstanding debts and liabilities, including the Retained Liabilities, outstanding service provider and vendor bills, and outstanding professional fees relating to the costs of being a public company.

The balance of the proceeds will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of our outstanding litigation matters, any fines or penalties and other costs and expenses relating to or arising out of the USAO/SEC Inquiries, and potential liabilities relating to our indemnification obligations, if any, to Ecolab or to current and former officers and directors.

The remaining amounts, if any, would be distributed to our stockholders upon completion of the proposed Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide an estimate as to the amount to be paid to stockholders in any such distribution, if one is made.  However, we expect the amount of any such distribution, if one is made, to be significantly and materially less, in the aggregate, than the consideration received in the Sale Transaction.

Activities After the Sale Transaction (Page 47)

If the Sale Transaction is completed, Swisher Hygiene will have no significant operating assets remaining and no material revenue producing business or operations. As such, it is important that we take immediate steps to reduce costs and expenses in order to preserve cash. The failure of Swisher Hygiene to take such steps promptly could result in a reduction in the amount of cash remaining for distribution to stockholders in connection with the proposed Dissolution.

After the Sale Transaction, we will continue to have an obligation to comply with the applicable rules and regulations of NASDAQ and the SEC, including reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Sale Transaction is completed, our Board of Directors will consider options to reduce or eliminate such costs including (i) de-listing our common stock from NASDAQ and (ii) de-registering as an Exchange Act reporting company by way of a reverse stock split or otherwise, in an effort to reduce expenses and retain cash that may be available for future distributions to our stockholders, if any distributions are made. We can provide no assurance that any such actions will be taken or, if taken, will have the intended effect.

Interests of Our Directors and Executive Officers in the Sale Transaction (Page 126-127)

Members of our Board of Directors and our executive officers may have interests in the Sale Transaction that are different from, or are in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Sale Transaction.

Support Agreement (Page 60)

Certain stockholders, including our directors and executive officers, have executed a Support Agreement (the “Support Agreement”) providing that each such person will vote any shares of our common stock held by such person in favor of the Sale Transaction. In the aggregate 2,680,970 shares, representing approximately 15.2% of the shares of our outstanding common stock entitled to vote at the Annual Meeting, are subject to the Support Agreement and will be voted to approve the Sale Transaction.

Transitional Services Agreement (Page 60)

Pursuant to the Purchase Agreement, at closing of the Sale Transaction, the parties expect to enter into a Transitional Services Agreement providing for certain corporate and administrative services provided by Ecolab to the Company in exchange for a service fee commensurate with the services to be provided.

Government Approvals (Page 47)

The notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, do not apply to the proposed transaction and we will not be required to make any filings with the Department of Justice's Antitrust Division or the Federal Trade Commission (“FTC”). However, the FTC and the Antitrust Division frequently scrutinize the competitive implications of transactions such as the proposed Sale Transaction. At any time before or after the consummation of the Sale Transaction, both the FTC and the Antitrust Division have authority and either could initiate a review or take such other action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of substantial assets of Swisher Hygiene. Private parties, state attorneys general or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. We can provide no assurance that a challenge to the transaction on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

No Appraisal Rights (Page 48)

None of Delaware law, our certificate of incorporation or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Sale Transaction, and we do not intend to independently provide stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Sale Transaction.

Material U.S. Federal Income Tax Consequences of the Sale Transaction (Page 121)

The Sale Transaction will not result in any material U.S. federal income tax consequences to our stockholders. The transaction will be a taxable event to us for U.S. federal income tax purposes. To the extent gain is recognized in the Sale Transaction we anticipate that all or a portion of our federal income tax liability  resulting from the Sale Transaction will be offset by net operating losses; however, the determination of whether and to what extent tax attributes will be available is highly complex and is based in part on facts that will not be known at the time of the Sale Transaction. For a complete description of the material United States federal income tax consequences of the Sale Transaction, please see "Material U.S. Federal Income Tax Consequences of the Sale Transaction and the Dissolution—Sale Transaction."

The Plan of Dissolution (Page 112)

The Plan of Dissolution provides for our voluntary liquidation, winding up, and dissolution. Our current intention is that we would file a certificate of dissolution (the “Certificate of Dissolution”) within one year following stockholder approval of the Dissolution; however, the decision of whether or not to proceed with the Dissolution and when to proceed will be made by the Board of Directors in its sole discretion. No further stockholder approval would be required to effect the Dissolution. However, if the Board of Directors determines that the Dissolution is not in our best interest and the best interest of our stockholders, the Board of Directors may, in its sole discretion, abandon the Plan of Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval.

If the Dissolution is approved but (i) the Sale Transaction is not approved by our stockholders or (ii) the Sale Transaction is not consummated, then our Board of Directors, in its sole discretion and in accordance with its fiduciary obligations to our stockholders, may determine to proceed with the Dissolution and take such actions as it deems advisable and in the best interests of our stockholders to maximize stockholder value. No further stockholder approval would be required for dispositions of Swisher Hygiene's assets, including the Business and all assets relating to the Business, after the filing of the Certificate of Dissolution.

Under the Plan of Dissolution, we will:

●
file the Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) at such time as the Board of Directors, in its sole and absolute discretion, deems appropriate, but not later than the first anniversary of stockholder approval of the Plan of Dissolution;

●	not engage in any business activities, except to the extent necessary to preserve the value of our assets, wind up our business affairs and distribute our assets under the Plan of Dissolution;

●	hire or retain such employees, consultants, and advisors as the Board of Directors deems desirable to supervise or facilitate the dissolution and winding up of the Company;

●	pay or attempt to provide adequately for the payment of all of our known claims and obligations;

●
attempt to convert all of our remaining assets, including the Business if the Sale Transaction is not completed, into cash or cash equivalents in an orderly fashion, with such exceptions as our Board of Directors may approve;

●	determine whether and when to transfer our remaining property and assets to a liquidating trust;

●	if determined to be appropriate, establish a contingency reserve designed to satisfy any additional claims and obligations; and

●	distribute all of our remaining assets, if any, in one or more distributions on a pro rata basis to or for the benefit of our stockholders as of the then applicable record date or dates.

Distributions to Stockholders (Page 116)

If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, the Board of Directors will determine, in its sole discretion, the timing of, the amount of, the kind of, and the record dates for all distributions, if any, made to stockholders. Our Board of Directors has not established a timetable for distributions to stockholders or for the amount of any distributions.  However, we expect the amount of any such distribution, if one is made, to be significantly and materially less, in the aggregate, than the consideration to be received in the Sale Transaction, if the Sale Transaction is completed. We can provide no assurance as to the ultimate amounts, if any, to be distributed or the timing of any distributions. We expect that our Board of Directors will, subject to uncertainties inherent in the winding up of any business, make such distributions as promptly as practicable.

Amount Available for Distribution to Stockholders (Page 116)

We believe the value of our remaining assets that will ultimately be available for distribution to our stockholders, if any distribution is made, will be significantly and materially less, in the aggregate, than the consideration to be received in the Sale Transaction if the Sale Transaction is completed.  We cannot estimate amounts, if any, to be distributed to our stockholders if the Board of Directors proceeds with the Dissolution.

It is the current intent of the Board of Directors, assuming approval of the Sale Transaction and the Dissolution, that proceeds from the Sale Transaction will be used to pay off Swisher Hygiene's outstanding debts and liabilities, including the Retained Liabilities, outstanding service provider and vendor bills, and outstanding professional fees relating to the costs of being a public company.

The balance of the proceeds will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of our outstanding litigation matters, any settlements, fines, or penalties and other costs and expenses relating to or arising out of the ongoing USAO/SEC Inquiries, and potential liabilities relating to our indemnification obligations, if any, to Ecolab or to current and former officers and directors.

The Board of Directors will determine, in its sole discretion, the timing of the distribution of the remaining amounts, if any, to our stockholders in the Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide an estimate as to the amount to be paid to stockholders in any such distribution, if one is made.  However, we expect the amount of any such distribution, if one is made, to be significantly and materially less, in the aggregate, than the consideration received in the Sale Transaction.

Trading of Our Common Stock (Page 119)

If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, we will close our transfer books on a date to be determined by our Board of Directors (the “Final Record Date”) after filing the Plan of Dissolution with the Delaware Secretary of State. After the Final Record Date, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased stockholder's will, intestate succession, or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our common stock upon exercise of outstanding options, warrants, or restricted stock units. Distributions, if any, made in connection with the Dissolution will be made pro rata to the stockholders as of the Final Record Date. It is anticipated that no further trading of our common stock will occur after the Final Record Date.

Interests of Certain Persons in the Dissolution (Page 126)

Members of our Board of Directors and our executive officers may have interests in the Dissolution that are different from, or are in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Dissolution.

Dissenter Rights (Page 119)

None of Delaware law, our certificate of incorporation, or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Dissolution, and we do not intend to independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences of the Plan of Dissolution (Page 121)

Any distributions to our stockholders pursuant to the Dissolution will be taxable to our U.S. stockholders for U.S. federal income tax purposes, and U.S. stockholders will realize taxable gain or loss on any such distributions. Subject to certain exceptions, a stockholder that is not a U.S. person generally will not be subject to U.S. federal income tax on gain realized in the Dissolution. For a complete description of the material United States federal income tax consequences of the Dissolution, please see “Material U.S. Federal Income Tax Consequences of the Sale Transaction and the Dissolution —Dissolution.”

Risk Factors (Page 21)

The Sale Transaction and the Dissolution involve a number of risks you should consider before you vote on these proposals, including:

●	We cannot be sure if or when the Sale Transaction will be completed.

●	If we do not complete the Sale Transaction, we will be subject to the ongoing risks of operating our business.

●	If we complete the Sale Transaction, we will have no significant remaining operating assets and we will need to significantly reduce our corporate and administrative expenses.

●	We will continue to incur the expenses of complying with public company reporting requirements.

●	Following completion of the Sale Transaction, we may de-list our common stock from NASDAQ and de-register as an Exchange Act reporting company.

●	We cannot predict the timing of any distributions to stockholders.

●	We cannot estimate the amount of distributions, if any, to be made to our stockholders.

●	A delay in the closing of the Sale Transaction will decrease funds that may be available for distribution to stockholders, if a distribution is made.

●	Our stockholders could authorize the Sale Transaction but vote against the Dissolution.

●	Our stockholders could approve the Dissolution but vote against the Sale Transaction.

●	The Board of Directors may determine not to proceed with the Dissolution.

●	Our executive officers may have interests in the Sale Transaction and the Dissolution other than, or in addition to, the interests of our stockholders generally.

●
Even if our stockholders approve the Sale Transaction Proposal and the Dissolution Proposal, the Internal Revenue Service may not treat the distributions to our stockholders as distributions in complete liquidation as such term is described in Section 346(a) of the Internal Revenue Code or may not treat a liquidating trust, if one is used, as a "liquidating trust" for U.S. federal income tax purposes.

●	Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

●	Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books on the Final Record Date.

The Director Election Proposal (Page 128)

Our Board of Directors currently has six (6) director positions, all of which are filled. Harris W. Hudson will not be standing for re-election at the Annual Meeting. As a result, on August 11, 2015, our Board of Directors determined to decrease the size of the Board of Directors from six to five members, effective at the Annual Meeting.

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the following five (5) persons, Joseph Burke, Richard L. Handley, William M. Pierce, William D. Pruitt, and David Prussky to stand for election for a new term expiring at the 2016 Annual Meeting of Stockholders or until their earlier resignation or their successors are duly elected and qualified. Each director nominee is a current director.

The Auditor Ratification Proposal (Page 146)

The Audit Committee of our Board of Directors has selected Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015. If the selection of Grant Thornton as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm, and may do so at any time at its discretion.

The Adjournment Proposal (Page 148)

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate.

If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held at 10:00 a.m. Eastern Time on Thursday, October 15, 2015 in the Morrison Meeting Room B at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to consider and vote on: (1) a proposal to approve the Sale Transaction; (2) a proposal to approve the Dissolution; (3) the election of five directors to our Board of Directors; (4) a proposal to ratify Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015; (5) a proposal to adjourn the Annual Meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate; and (6) such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

What is the record date for the Annual Meeting?

Only holders of our common stock as of the close of business on August 28, 2015, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments of the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Swisher Hygiene stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

What are the voting rights of Swisher Hygiene stockholders?

Each stockholder is entitled to one vote on each of the five director nominees and one vote on each other matter properly presented at the Annual Meeting for each share of common stock owned by that stockholder on the Record Date.

What constitutes a quorum?

The attendance, in person or by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via fax or by the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. We also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a particular proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under the rules of The New York Stock Exchange, brokerage firms have the authority to vote their customers' shares on certain “routine” matters for which they do not receive voting instructions. At this year's Annual Meeting, in the event that a brokerage firm does not receive voting instructions from a stockholder, such stockholder's shares will not be voted, and will be considered “broker non-votes,” with respect to all the proposals to be presented, except for the Auditor Ratification Proposal and the Adjournment Proposal.

How do I vote?

You can vote in any of the following ways.

To vote by mail:

●	Mark, sign and date your proxy card or voting instruction card; and

●
If you are a registered holder, return the proxy card to Equity Financial Trust Company, Proxy Department, 200 University Avenue, 3rd Floor, Toronto, Ontario M5H 4H1 by 11:59 p.m. Eastern Time, October[ ● ], 2015; or

●	If you hold your shares in street name, return the voting instruction card to the address indicated thereon, by the date indicated on the voting instruction card.

To vote by facsimile:

●	Mark, sign and date your proxy card or voting instruction card; and

●	If you are a registered holder, fax the proxy card to (416) 595-9593 by 11:59 p.m. Eastern Time, October [ ● ], 2015; or

●	If you hold your shares in street name, fax the voting instruction card to the fax number indicated thereon, by the date indicated on the voting instruction card.

To vote using the Internet:

●	Have your proxy card or voting instruction card in hand; and

●	If you are a registered holder, log on to the Internet and visit www.voteproxyonline.com, by 11:59 p.m. Eastern Time, October [ ● ], 2015 and follow the instructions provided; or

●	If you hold your shares in street name, log on to the website provided on the voting instruction card and follow the instructions provided.

To vote in person:

●	If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

●
If you hold your shares in street name, attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the Annual Meeting. You may do so via fax or on the Internet, by signing and mailing a new proxy card, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal No. 1 – Sale Transaction Proposal

The affirmative vote of a majority of the issued and outstanding shares of our common stock as of the Record Date is required to approve the Sale Transaction Proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 2 – Dissolution Proposal

The affirmative vote of a majority of the issued and outstanding shares of our common stock as of the Record Date is required to approve the Dissolution Proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 3 - Director Election Proposal

The vote required to elect our five (5) directors is a plurality of the votes cast at the Annual Meeting. Directors so elected will serve for a term expiring at the next Annual Meeting or until their earlier resignation or their successors are duly elected and qualified. Withheld votes and broker non-votes will have no effect on the election of directors.

Proposal No. 4 – Auditor Ratification Proposal

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Auditor Ratification Proposal. Abstentions will have the same effect as a vote against this proposal. In the absence of voting instructions, brokers may exercise their discretion in voting on this proposal.

Proposal No. 5 – Adjournment Proposal

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at this Annual Meeting is required to approve the Adjournment Proposal. Abstentions will have the same effect as a vote against this proposal. In the absence of voting instructions, brokers may exercise their discretion in voting on this proposal.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

●	FOR the Sale Transaction Proposal;

●	FOR the Dissolution Proposal;

●	FOR each of the nominees for election to the Board of Directors;

●	FOR the Auditor Ratification Proposal; and

●	FOR the Adjournment Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors, as set forth above.

The cost of soliciting proxies will be borne by the Company. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We have also engaged Morrow & Co. LLC, a proxy solicitor, to assist us in the solicitation of proxies for the annual meeting for a fee of $8,500, plus reimbursement for reasonable out-of-pocket expenses. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted with respect to all of the proposals to be presented, except for the Auditor Ratification Proposal and the Adjournment Proposal. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will be voted only if you provide a proxy or fill out a written ballot in person at the Annual Meeting.

Proposal No. 1: Sale Transaction Proposal

What will happen in the Sale Transaction?

In the Sale Transaction, Ecolab will acquire all of the assets primarily used in the Business, including all of the equity interests in our wholly owned subsidiary Swisher International but excluding certain other assets set forth in the Purchase Agreement. We will have no significant operating assets following the Sale Transaction.

Under the terms of the Purchase Agreement, at Closing Ecolab has agreed to pay $40.0 million, subject to adjustments based on working capital, cash amounts and debt of the Business at closing (as adjusted, the “Closing Purchase Price”). Ecolab will pay the Closing Purchase Price to Swisher Hygiene, in cash, less any debts paid out of the Closing Purchase Price and less a $2.0 million holdback to address any further working capital, cash and debt adjustments.

After closing, Swisher Hygiene will be responsible for the Retained Liabilities, which are described in this proxy statement.

When will the Sale Transaction close?

Closing of the Sale Transaction will occur on the first business day of the month following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated thereby, including the approval of the Sale Transaction by the holders of a majority of our common stock at a duly called meeting of our stockholders.

How would the proceeds from the Sale Transaction be used?

The proceeds from the Sale Transaction would be used to pay off Swisher Hygiene's outstanding debts and liabilities, including the Retained Liabilities, outstanding service provider and vendor bills, and outstanding professional fees relating to the costs of being a public company. The balance of the proceeds will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of our outstanding litigation matters, any fines or penalties and other costs and expenses relating to or arising out of the USAO/SEC Inquiries, and potential liabilities relating to our indemnification obligations, if any, to Ecolab or to current and former officers and directors. The Board of Directors will determine, in its sole discretion, the timing of the distribution of the remaining amounts, if any, to our stockholders in the Dissolution.

What does the Board of Directors recommend regarding the Sale Transaction?

Our Board of Directors has determined that the terms and conditions of the Purchase Agreement and the transactions contemplated thereby, including the Sale Transaction, are fair to and in the best interests of Swisher Hygiene and its stockholders. Our Board of Directors recommends that you vote FOR approval of the Sale Transaction.

What will happen if the Sale Transaction is not authorized?

If we fail to obtain a stockholder vote in favor of the Sale Transaction, the Sale Transaction will not occur. However, if the Dissolution is approved but (i) the Sale Transaction is not approved by our stockholders or (ii) the Sale Transaction is not consummated, then our Board of Directors, in its sole discretion and in accordance with its fiduciary obligations to our stockholders, may determine to proceed with the Dissolution and take such actions as it deems advisable and in the best interests of our stockholders to maximize stockholder value. No further stockholder approval would be required for dispositions of Swisher Hygiene's assets, including the Business and all assets relating to the Business, after the filing of the Certificate of Dissolution.

Do I have appraisal rights in connection with the Sale Transaction?

None of Delaware law, our certificate of incorporation or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Sale Transaction, and we do not intend to independently provide stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Sale Transaction.

Are there any risks to the Sale Transaction?

Yes. You should carefully read the section titled “Risk Factors.”

What are the tax consequences of the Sale Transaction to our stockholders?

The Sale Transaction is a corporate transaction and will not be taxable to our stockholders. See "Material U.S. Federal Income Tax Consequences of the Sale Transaction and the Dissolution—Sale Transaction."

Proposal No. 2:  The Dissolution Proposal

What does the Plan of Dissolution entail?

The Plan of Dissolution provides for the voluntary liquidation, winding up, and dissolution of Swisher Hygiene. It is our current intention that we would file the Certificate of Dissolution within one year following approval of the Dissolution; however, the decision of whether or not to proceed with the Dissolution and when to proceed will be made by the Board of Directors in its sole discretion.

What will happen if the Dissolution is approved?

If the Dissolution is approved by our stockholders, our Board of Directors will have sole discretion to determine if and when (within one year following stockholder approval of the Dissolution) to proceed with the Dissolution. If the Board of Directors decides to proceed with the Dissolution, we will liquidate any remaining assets, satisfy or make reasonable provisions for our remaining obligations, and make distributions to the stockholders of available proceeds, if any.

If our Board of Directors determines that the Dissolution is not in our best interests and the best interests of our stockholders, our Board of Directors may direct that the Plan of Dissolution be abandoned, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval.

Can Swisher Hygiene estimate the distributions that the stockholders would receive in the Dissolution?

No. We believe the value of our remaining assets that will ultimately be available for distribution to our stockholders, if any distribution is made, will be significantly and materially less, in the aggregate, than the consideration to be received in the Sale Transaction if the Sale Transaction is completed. We cannot estimate amounts to be distributed to our stockholders if the Board of Directors proceeds with the Dissolution.

What will happen if the Dissolution is approved but the Sale Transaction is not completed?

If the Dissolution is approved but (i) the Sale Transaction is not approved by our stockholders or (ii) the Sale Transaction is not consummated, then our Board of Directors, in its sole discretion and in accordance with its fiduciary obligations to our stockholders, may determine to proceed with the Dissolution and take such actions as it deems advisable and in the best interests of our stockholders to maximize stockholder value. No further stockholder approval would be required for dispositions of Swisher Hygiene's assets, including the Business and all assets relating to the Business, after the filing of the Certificate of Dissolution. Alternatively, our Board of Directors may determine to abandon the Plan of Dissolution. In either case, any other alternatives our Board of Directors may consider may be less favorable to our stockholders than the Sale Transaction.

What will happen if the Sale Transaction is approved by our stockholders but the Dissolution is not approved?

If our stockholders do not approve the Dissolution, we will complete the Sale Transaction if it is approved by our stockholders and the other conditions to closing are satisfied or waived. Upon closing of the Sale Transaction, we will have transferred substantially all of our operating assets to Ecolab and will have no operations to generate revenue. We would likely continue to ask the stockholders to approve the Dissolution, either via an adjournment of the Annual Meeting or at a separate special meeting of stockholders called for the purpose of seeking approval of the Dissolution.

In any event, with no assets with which to generate revenue and no Dissolution approved, we would use the cash received from the Sale Transaction to pay ongoing corporate and administrative expenses. We would have no material business or operations after the Sale Transaction and will have retained only those employees required to maintain our corporate existence. We have also agreed not to compete with the Business for a period of five years following the Sale Transaction. These factors would limit the alternatives available to us. Our Board of Directors would have to evaluate our alternatives, including the possibility of investing the cash received from the Sale Transaction in another operating business. These alternatives may be less favorable to our stockholders than the Dissolution.

Can I sell my shares once the Certificate of Dissolution is filed?

If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, we will close our transfer books on the Final Record Date after filing the Plan of Dissolution with the Delaware Secretary of State. After the Final Record Date, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased stockholder's will, intestate succession, or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our common stock upon exercise of outstanding options, warrants, or restricted stock units. Distributions, if any, made in connection with the Dissolution will be made pro rata to the stockholders as of the Final Record Date. It is anticipated that no further trading of our common stock will occur after the Final Record Date.

Do I have appraisal rights in connection with the Dissolution?

None of Delaware law, our certificate of incorporation, or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Dissolution, and we do not intend to independently provide stockholders with any such right.

Are there any risks to the Dissolution?

Yes. You should carefully read the section titled “Risk Factors.”

What are the U.S. federal income tax consequences of the Plan of Dissolution to our stockholders?

If the Dissolution is approved and implemented, a stockholder that is a U.S. person generally will recognize, for U.S. federal income tax purposes, gain or loss equal to the difference between (i) the sum of the cash plus the value of any property distributed to such stockholder directly or to a liquidating trust on the stockholder's behalf and (ii) such stockholder's adjusted tax basis in his shares of our common stock. Subject to certain exceptions, a stockholder that is not a U.S. person generally will not be subject to U.S. federal income tax on gain realized in the Dissolution.  See "Material U.S. Federal Income Tax Consequences of the Sale Transaction and the Dissolution—Dissolution."  WE URGE EACH STOCKHOLDER TO CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION, INCLUDING THE OWNERSHIP OF AN INTEREST IN A LIQUIDATING TRUST.

Proposal No. 3:  Director Election Proposal

What is the size of the Board of Directors and who has been nominated to serve?

Our Board currently has six (6) director positions, all of which are filled. Harris W. Hudson will not be standing for re-election at the Annual Meeting. As a result, on August 11, 2015, the Board determined to decrease the size of the Board from six to five members, effective at the Annual Meeting.

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the following five (5) persons, Joseph Burke, Richard L. Handley, William M. Pierce, William D. Pruitt, and David Prussky to stand for election for a new term expiring at the 2016 Annual Meeting of Stockholders or until their earlier resignation or their successors are duly elected and qualified. Each director nominee is a current director. Each nominee is willing and able to serve as a director of Swisher Hygiene.

Proposal No. 4:  Auditor Ratification Proposal

What if stockholders do not ratify the selection of Grant Thornton LLP?

The Audit Committee of our Board of Directors has selected Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015. If the selection of Grant Thornton as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm, and may do so at any time at its discretion. A representative of Grant Thornton is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.

Proposal No. 5:  Adjournment Proposal

What is the effect of voting to approve the proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies?

If you vote in favor of the proposal to adjourn the Annual Meeting, you will be voting to permit the Annual Meeting to be adjourned for any reason, including to solicit additional votes in favor of either the Sale Transaction, the Dissolution, or other matters to come before the Annual Meeting. In the event that neither the Sale Transaction nor the Dissolution has received the requisite stockholder approval, it is likely the Board of Directors would adjourn the Annual Meeting to solicit additional proxies in favor of both proposals. In the event that only one of the Sale Transaction or the Dissolution has not received the requisite stockholder approval, it is likely that Swisher Hygiene would seek to adjourn the Annual Meeting to solicit additional votes only with respect to such proposal while closing the polls on the proposal that has received the requisite stockholder approval. Voting in favor of the Adjournment Proposal would allow the Board of Directors to take such actions.

RISK FACTORS

There are a number of factors that you should consider when deciding whether to vote to approve the proposals contained in this proxy statement.

We cannot be sure if or when the Sale Transaction will be completed.

The consummation of the Sale Transaction is subject to the satisfaction or waiver of various conditions, including approval of the Sale Transaction by our stockholders. We cannot guarantee that we will be able to satisfy the closing conditions set forth in the Purchase Agreement. If we are unable to satisfy the closing conditions, Ecolab will not be obligated to complete the Sale Transaction. If the Sale Transaction is not completed, our Board of Directors, in discharging its fiduciary obligations to our stockholders, will evaluate other alternatives to create value for our stockholders that may be less favorable than the Sale Transaction.

If we do not complete the Sale Transaction, we will be subject to the ongoing risks of operating our business.

If we do not complete the Sale Transaction and continue to operate our business, we will remain subject to operating and other risks we have previously disclosed to you in our filings with the SEC. These risks include:

●	our history of significant losses and uncertainty regarding our future revenue and profitability;

●	our ability to continue as a going concern;

●	our need to raise additional capital in order to pursue our current business strategy; and

●	our ability to access capital markets or raise additional capital on terms acceptable to us or at all.

Our inability to accomplish any of the foregoing, individually or in combination, could have a material adverse effect on our business, financial condition, and results of operation.

Furthermore, these and other operating risks may be magnified if we fail to complete the Sale Transaction after it is announced publically in that:

●
we may not be able to identify alternative sale transactions, and if alternative sale transactions are identified, such alternative sale transactions may not result in value to our Company equivalent to what may be expected in the Sale Transaction;

●	the trading price of our common stock may decline to the extent that the current market price reflects a market assumption that the Sale Transaction will be completed;

●	relationships with our customers, vendors, and suppliers may be damaged and our business may be harmed; and

●
we will incur significant expenses, fees, including financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation, and other related charges, and other costs and expenses in connection with the Sales Transaction, which, if we do not complete the Sale Transaction, will need to be paid out of current cash on hand and cash from operations.

If we complete the Sale Transaction, we will have no significant remaining operating assets and we will need to significantly reduce our corporate and administrative expenses.

If the Sale Transaction is completed, Swisher Hygiene will have no significant operating assets remaining and no material revenue producing business or operations. We intend to retain only those employees required to maintain our corporate existence. As such, it is important that we take immediate steps to reduce costs and expenses in order to preserve cash. The failure of Swisher Hygiene to take such steps promptly could result in a reduction in the amount of cash remaining for distribution to stockholders in connection with the proposed Dissolution.

We will continue to incur the expenses of complying with public company reporting requirements.

After the Sale Transaction, we will still have an obligation to comply with the applicable rules and regulations of NASDAQ and the SEC, including reporting requirements under the Exchange Act. If the Sales Transaction is completed, our Board of Directors will consider options to reduce or eliminate such costs by de-listing our common stock from NASDAQ and de-registering as an Exchange Act reporting company by way of a reverse stock split or otherwise in an effort to reduce expenses and retain cash that may be available for future distributions to our stockholders, if any distributions are made. We can provide no assurance that any such actions will be taken or, if taken, will have the intended effect.

Following completion of the Sale Transaction, we may de-list our common stock from NASDAQ and de-register as an Exchange Act reporting company.

If the Sale Transaction is completed, our Board of Directors will consider options to reduce or eliminate costs including: (i) de-listing our common stock from NASDAQ and (ii) de-registering as an Exchange reporting company by way of a reverse stock split or otherwise, in an effort to reduce expenses and retain cash that may be available for future distributions to our stockholders, of any distributions are made.  We can provide no assurance that any such action will be taken or, if taken, will have the intended effect.  Also, following completion of the Sale Transaction, we must meet Nasdaq’s continued listing standards in order to maintain our listing.  A failure to meet these standards, including as a result of selling substantially all of our operating assets in the Sale Transaction, could result in our common stock being delisted, which could adversely affect the market liquidity of our common stock, impair the value of your investment, and harm our business.  We can provide no assurance that we will continue to satisfy Nasdaq’s continued listing standards and maintain our listing on Nasdaq.

We cannot predict the timing of any distributions to stockholders.

Our current intention is that, if approved by our stockholders, the Dissolution would take place within one year following stockholder approval of the Dissolution; however, the decision of whether or not to proceed with the Dissolution and when to proceed will be made by the Board of Directors in its sole discretion. No further stockholder approval would be required to effect the Dissolution, provided that under the Plan of Dissolution, the Certificate of Dissolution must be filed by the one-year anniversary of stockholder approval of the Dissolution. However, if the Board of Directors determines that the Dissolution is not in our best interest and the best interest of our stockholders, the Board of Directors may, in its sole discretion, abandon the Plan of Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval.

Under Delaware law, before a dissolved corporation may make any distributions to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured claims known to the corporation. We cannot predict the settlement amounts, fines or penalties, if any, that we might incur as a result of our ongoing litigation matters or the USAO/SEC Inquiries, and therefore we are unable to make a reasonable provision to pay any such claims. Furthermore, we may be subject to potential liabilities relating to indemnification obligations, if any, to Ecolab or to current and former officers and directors. It might take several years to resolve these matters, and as a result we are unable to predict the timing for distributions, if any are made, to our stockholders.

We cannot estimate the amount of distributions, if any, to be made to our stockholders.

We believe the value of our remaining assets that will ultimately be available for distribution to our stockholders, if any distribution is made, will be significantly and materially less, in the aggregate, than the consideration to be received in the Sale Transaction if the Sale Transaction is completed.  We cannot estimate amounts to be distributed to our stockholders if the Board of Directors proceeds with the Dissolution.

It is the current intent of the Board of Directors, assuming approval of the Sale Transaction and the Dissolution, that proceeds from the Sale Transaction will be used to pay off Swisher Hygiene's outstanding debts and liabilities, including the Retained Liabilities, outstanding service provider and vendor bills, and outstanding professional fees relating to the costs of being a public company.

The balance of the proceeds will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of our outstanding litigation matters, fines or penalties and other costs and expenses relating to or arising out of the ongoing USAO/SEC Inquiries, and potential liabilities relating to our indemnification obligations, if any, to Ecolab or to current and former officers and directors.

The Board of Directors will determine, in its sole discretion, the timing of the distribution of the remaining amounts, if any, to our stockholders in the Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide an estimate as to the amount to be paid to stockholders in any such distribution, if one is made.  However, we expect the amount of any such distribution, if one is made, to be significantly and materially less, in the aggregate, than the consideration to be received in the Sale Transaction.

A delay in the closing of the Sale Transaction will decrease funds that may be available for distribution to stockholders, if a distribution is made.

Claims, liabilities, and expenses from operations (including operating costs such as salaries, directors' fees, directors' and officers' insurance, federal and state income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred by us as we seek to close the Sale Transaction. In the event the closing of the Sale Transaction is delayed, we will incur additional claims, liabilities and expenses from operations that will reduce the net funds available for distribution to our stockholders.

Our stockholders could authorize the Sale Transaction but vote against the Dissolution.

If our stockholders do not approve the Dissolution, we will complete the Sale Transaction if it is authorized by our stockholders and the other conditions to closing are satisfied or waived. Upon closing of the Sale Transaction, we will have transferred substantially all of our operating assets to Ecolab and will have no operations to generate revenue. We would likely continue to ask the stockholders to approve the Dissolution, either via an adjournment of the Annual Meeting or at a separate special meeting of stockholders called for the purpose of seeking approval of the Dissolution.

In any event, with no assets with which to generate revenue and no Dissolution approved, we would use the cash received from the Sale Transaction to pay ongoing corporate and administrative expenses. We would have no material business or operations after the Sale Transaction and will have retained only those employees required to maintain our corporate existence. We have also agreed not to compete with the Business for a period of five years following the Sale Transaction. These factors would limit the alternatives available to us. Our Board of Directors would have to evaluate our alternatives, including the possibility of investing the cash received from the Sale Transaction in another operating business. These alternatives may be less favorable to our stockholders than the Dissolution.

Our stockholders could approve the Dissolution but vote against the Sale Transaction.

If the Dissolution is approved but (i) the Sale Transaction is not authorized by our stockholders or (ii) the Sale Transaction is not consummated, then our Board of Directors, in its sole discretion and in accordance with its fiduciary duties to our stockholders, may determine to proceed with the Dissolution and take such actions as it deems advisable and in the best interests of our stockholders to maximize stockholder value. No further stockholder approval would be required for dispositions of Swisher Hygiene's assets, including the Business, after the filing of the Certificate of Dissolution. Alternatively, our Board of Directors may determine to abandon the Plan of Dissolution. In either case, any other alternatives our Board of Directors may consider may be less favorable to our stockholders than the Sale Transaction.

The Board of Directors may determine not to proceed with the Dissolution.

Even if the Dissolution Proposal is approved by our stockholders, the Board of Directors may determine, in the exercise of its fiduciary duties, not to proceed with the Dissolution. If our Board of Directors elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds that might otherwise be available for distribution to our stockholders.

Our executive officers may have interests in the Sale Transaction and the Dissolution other than, or in addition to, the interests of our stockholders generally.

Members of our Board of Directors and our executive officers may have interests in the Sale Transaction that are different from, or are in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Purchase Agreement and the Plan of Dissolution. These interests include the vesting or delivery of outstanding equity awards and payments that may come due upon a change of control under employment agreements, and the continuation of indemnification obligations and directors' and officers' insurance for former and continuing officers and directors.

Even if our stockholders approve the Sale Transaction Proposal and the Dissolution Proposal, the Internal Revenue Service may not treat distributions to our stockholders, if any distributions are made, as distributions in complete liquidation as such term is described in Section 346(a) of the Internal Revenue Code or may not treat a liquidating trust, if one is used, as a "liquidating trust" for U.S. federal income tax purposes.

The term “complete liquidation” is not defined in the Internal Revenue Code. The approval of the Sale Transaction Proposal and the Dissolution Proposal does not ensure that any liquidating distributions we make will be treated as distributions in “complete liquidation” by the Internal Revenue Service. The Company intends to accomplish the Dissolution of the Company in a manner that will qualify it as a “complete liquidation” within the meaning of Section 346(a) of the Code, but there can be no assurance that its efforts to do so will be successful.  If distributions do not so qualify, they will be treated as dividends to our shareholders to the extent of our earnings and profits.

The Company will also endeavor to ensure that any liquidating trust, if formed, to be the transferee of certain of the assets of the Company will be treated for tax purposes as a liquidating trust for Federal income tax purposes. However, there can be no assurance that any liquidating trust, if created, will be treated as a liquidating trust for federal income tax purposes.  If the liquidating trust is not treated as a trust, as the case may be, but instead is treated as a continuation of the existing corporation for U.S. federal income tax purposes, the liquidating distributions would likely not be treated as distributions in complete liquidation for tax purposes and would likely be treated as taxable dividends to the extent of the Company’s earnings and profits.

Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

If the Dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims and obligations that may arise. Any contingency reserve may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our claims and obligations during the three-year period after we file the Certificate of Dissolution with the Delaware Secretary of State, each stockholder could be held liable for payment to our creditors of the lesser of (i) such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder, and a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books on the Final Record Date.

If the Board of Directors determines to proceed with the Dissolution, we intend to close our stock transfer books and discontinue recording transfers of our common stock on the date on which we file our Certificate of Dissolution with the Delaware Secretary of State. After we close our stock transfer books, we will not record any further transfers of our common stock on our books except by will, intestate succession or operation of law. Therefore, shares of our common stock will not be freely transferable after the Final Record Date. All liquidating distributions from a liquidating trust, if any, or from us after the Final Record Date will be made to our stockholders pro rata according to their respective holdings of common stock as of the Final Record Date.

THE ANNUAL MEETING

Date, Time, and Place

The Annual Meeting will be held on Thursday, October 15, 2015 in the Morrison Meeting Room B at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211.

Our 2015 Annual Meeting will be held to consider and vote upon the following matters:

(1)	The proposed sale of the Business to Ecolab pursuant to the Purchase Agreement by and between Swisher Hygiene and Ecolab dated August 12, 2015.

(2)
The proposed Dissolution of Swisher Hygiene pursuant to the Plan of Dissolution, which, if approved, will give the Board of Directors discretion to determine, within twelve months of such approval, when and whether to proceed with the Plan of Dissolution.

(3)	The election of five directors to our Board of Directors.

(4)	The ratification of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015.

(5)
A proposal to adjourn the Annual Meeting, in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate.

(6)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR the election of all the director nominees and FOR each of the other proposals presented. If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors. The persons named in the accompanying proxy card will also have discretionary authority to vote upon other business, if any, that properly comes before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Independent Proposals

The Sale Transaction Proposal and the Dissolution Proposal are independent proposals. A vote for or against one of these proposals does not count as a vote for or against the other proposal. However, our Board of Directors believes that approval of both the Sale Transaction Proposal and the Dissolution Proposal are important to maximize stockholder value and provide the Board of Directors flexibility to act in our stockholders' best interests. All other proposals to be considered at the Annual Meeting are independent of the Sale Transaction Proposal, the Dissolution Proposal, and from each other.

Record Date

Only stockholders of record as of 5:00 p.m. Eastern Time on August 28, 2015, the Record Date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each stockholder is entitled to one vote on each of the five director nominees and one vote on each other matter properly presented at the Annual Meeting for each share of common stock owned by that stockholder on the Record Date. As of the Record Date, there were [ ● ] shares of our common stock outstanding and entitled to be voted.

Quorum

The attendance, in person or by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via fax or by the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. We also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

Required Vote

Proposal No. 1 – Sale Transaction Proposal

The affirmative vote of a majority of the issued and outstanding shares of our common stock as of the Record Date is required to approve the Sale Transaction Proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 2 – Dissolution Proposal

The affirmative vote of a majority of the issued and outstanding shares of our common stock as of the Record Date is required to approve the Dissolution Proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 3 - Director Election Proposal

The vote required to elect our five (5) directors is a plurality of the votes cast at the Annual Meeting. Directors so elected will serve for a term expiring at the next Annual Meeting or until their earlier resignation or their successors are duly elected and qualified. Withheld votes and broker non-votes will have no effect on the election of directors.

Proposal No. 4 – Auditor Ratification Proposal

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the Auditor Ratification Proposal at this Annual Meeting is required to approve the Auditor Ratification Proposal. Abstentions will have the same effect as a vote against this proposal. In the absence of voting instructions, brokers may exercise their discretion in voting on this proposal.

Proposal No. 5 – Adjournment Proposal

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the Adjournment Proposal at this Annual Meeting is required to approve the Auditor Ratification Proposal. Abstentions will have the same effect as a vote against this proposal. In the absence of voting instructions, brokers may exercise their discretion in voting on this proposal.

Ownership of Directors and Executive Officers

As of the Record Date, our directors and executive officers collectively beneficially owned in the aggregate 260,191 shares of our common stock, representing approximately 1.5% of the shares of our common stock entitled to vote at the Annual Meeting.

Proxies; Revocation of Proxies

If you are unable to attend the Annual Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card. If your shares of common stock are held in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Unless contrary instructions are indicated on the proxy card, all shares of stock represented by valid proxies will be voted FOR the Sale Transaction, FOR the Dissolution, FOR each of the nominees for Director, FOR ratification of our independent auditors, and FOR the adjournment proposal, if any, and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Annual Meeting. As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than the Sale Transaction, the Dissolution proposal and the adjournment proposal.

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

●	giving written, dated notice to the Corporate Secretary of Swisher Hygiene stating that you would like to revoke your proxy;

●	signing and returning to us in a timely manner another proxy card with a later date;

●	if you are a stockholder of record or have a legal proxy from the stockholder of record, attending the Annual Meeting in person and voting; or

●	if your shares are held in “street name,” following the instructions of your bank, broker or other nominee with respect to the revocation of proxies.

Simply attending the Annual Meeting will not constitute a revocation of your proxy.

Adjournments and Postponements

The Annual Meeting may be adjourned for any purpose deemed necessary or appropriate in the sole discretion of our Board of Directors, including for the purpose of soliciting additional proxies if there are insufficient votes to authorize the Sale Transaction or approve the Dissolution, including, without limitation, adjourning the Annual Meeting for the sole purpose of soliciting additional votes as to one proposal while closing the polls and registering the approval of the other proposal. Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting. Any adjournment will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting was adjourned.

At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our stockholders. If postponed, we will provide notice of the new meeting date as required by law. Our Board of Directors may postpone the Annual Meeting for the purpose of soliciting additional proxies to constitute a quorum or sufficient votes for authorization of the Sale Transaction and the approval of the Dissolution. Similar to adjournments, any postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Broker Non-Votes

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a particular proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under the rules of The New York Stock Exchange, brokerage firms have the authority to vote their customers' shares on certain “routine” matters for which they do not receive voting instructions. At this year's Annual Meeting, in the event that a brokerage firm does not receive voting instructions from a stockholder, such stockholder's shares will not be voted, and will be considered “broker non-votes,” with respect to all the proposals to be presented, except for the Auditor Ratification Proposal and the Adjournment Proposal.

The inspector of elections will treat broker non-votes as shares that are not present and entitled to vote for the purpose of determining the presence of a quorum. Broker non-votes will have the same effect as a vote against the Sale Transaction Proposal and the Dissolution Proposal. Broker non-votes will have no effect on the Director Election Proposal.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Swisher Hygiene on behalf of its Board of Directors. We have also engaged Morrow & Co. LLC, a proxy solicitor, to assist us in the solicitation of proxies for the annual meeting for a fee of $8,500, plus reimbursement for reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify Morrow & Co. LLC against any losses arising out of that firm's proxy soliciting services on our behalf.

Questions and Additional Information

If you have more questions about the Sale Transaction or the Dissolution, or any other matter to be considered at the Annual Meeting, or if you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Ms. Amy Simpson at 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 and by telephone at  (704) 602-7116.

Availability of Documents

The list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Swisher Hygiene's principal executive offices at least ten days before the Annual Meeting.

PROPOSAL NO. 1:  THE SALE TRANSACTION

This discussion of the Sale Transaction is qualified in its entirety by reference to the Sale Agreement, which is attached to this proxy statement as Annex A. You should read the entire Sale Agreement carefully as it is the legal document that governs the Sale Transaction.

Parties to the Sale Transaction

Swisher Hygiene Inc.

Swisher Hygiene through its wholly owned subsidiary Swisher International delivers essential hygiene and sanitizing solutions to customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries. These solutions are typically delivered by employees on a regular scheduled basis and involve providing Swisher's customers with consumable products such as detergents, cleaning chemicals, soap and hand sanitizers, paper and specialty products. Most of these offerings are coupled with the rental and servicing of dish machines, dispensing equipment and additional services such as the cleaning of restrooms and other facilities. EPA-registered disinfectants that meet the Centers for Disease Control and Prevention's guidelines are also offered to assist customers with their need to disinfect environmental surfaces that may harbor specific viruses. For more information please visit our website at www.swsh.com. Information on our website is not deemed to be incorporated into this proxy statement or any of our filings with the SEC.

Swisher Hygiene is a Delaware corporation. Our principal executive office is located at 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210. The telephone number is (704) 364-7707.

Ecolab Inc.

Ecolab is the global leader in water, hygiene and energy technologies and services that protect people and vital resources. With 2014 sales of $14 billion and 47,000 associates, Ecolab delivers comprehensive solutions and on-site service to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries around the world. For more information please visit Ecolab's website at www.ecolab.com. Information on Ecolab's website is not deemed to be incorporated into this Proxy Statement or any of our filings with the SEC.

Ecolab is a Delaware corporation. Its principal executive office is located at Ecolab Corporate Center, 370 Wabasha Street North, St. Paul, Minnesota  55102. The telephone number is (800) 232-6522.

General Description of the Sale Transaction

In the Sale Transaction, Ecolab will acquire all of the assets primarily used in the Business, including the equity interests in our wholly owned subsidiary Swisher International but excluding certain assets set forth in the Purchase Agreement. We will have no significant operating assets following the Sale Transaction.

Under the terms of the Purchase Agreement, at closing Ecolab has agreed to pay $40.0 million, subject to adjustments based on working capital, cash amounts and debt of the Business at closing (as adjusted, the “Closing Purchase Price”). Ecolab will pay the Closing Purchase Price to Swisher Hygiene, in cash, less any debts paid out of the Closing Purchase Price and less a $2.0 million holdback (the “Holdback”) to address any further working capital, cash and debt adjustments.

After closing, Swisher Hygiene will be responsible for certain liabilities and obligations, including but not limited to liabilities and obligations relating to: (i) the operation by Swisher Hygiene or any of its subsidiaries of any business (including any business or division previously sold or discontinued) other than the Business, and the sale or other disposition of any such business or assets, (ii) income taxes of Swisher Hygiene or income taxes of Swisher International or any of its subsidiaries that relate to time periods before the closing date of the Sale Transaction, (iii) any subsidiary of Swisher Hygiene other than Swisher International or any subsidiary of Swisher International, (iv) professional fees and expenses incurred by Swisher Hygiene or its affiliates in connection with the sale of the Business or any other business or assets of the Company, (v) ongoing or pending matters involving Swisher Hygiene or its affiliates, including any securities matters, stockholder claims, and disputes with current or former Swisher Hygiene service providers, (vi) the employment of the chief executive officer and chief financial officer of the Business, who will be retained by Swisher Hygiene and not employed in the Business after closing the Sale Transaction and (vii) claims by stockholders of Swisher Hygiene, including any such claims related to the issuance, sale, redemption or other disposition of equity securities of Swisher Hygiene and any such claims related to the breach of, or non-compliance with, (a) any rule of any governmental authority, including the SEC and NASDAQ, which relates to reporting, disclosure or other securities-related obligations of Swisher Hygiene or (b) any applicable fiduciary duties owed to the stockholders of Swisher Hygiene or otherwise arising under the DGCL. We refer to these retained liabilities and obligations as the “Retained Liabilities.”

Closing

Closing of the Sale Transaction will occur on the first business day of the month following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated thereby, including the approval of the Sale Transaction by the holders of a majority of the outstanding shares of our common stock at a duly called meeting of our stockholders.

Background of the Sale Transaction

Since the Company’s merger with CoolBrands International Inc. in November 2010, the Board of Directors and management have regularly evaluated our business and operations, our long-term strategic goals and alternatives and the risks to our continuing operations with a goal of maximizing stockholder value. We have regularly assessed trends and conditions impacting the Company, its operations and its industry, changes in the marketplace and applicable law, the competitive environment and the risks to our continuing operations. As part of these ongoing reviews, the Board of Directors regularly considered the strategic alternatives available to the Company.  In connection with these reviews, the Board of Directors has reviewed our history of significant operating losses and uncertainty regarding our future revenue and operating profitability and our ability to obtain additional capital to execute our business strategy.

While the Board of Directors felt it was in the best interests of the stockholders of the Company to explore all strategic alternatives, including a potential equity transaction, the Board of Directors directed the management of the Company to focus on continuing operations and business plan execution while the transaction is negotiated and closes.  When the Board of Directors determined in late summer 2015 that a sale of the Company was likely to occur, they again directed management to continue focusing on operations and business plan execution while the transaction was negotiated.

As part of this review process, during 2013, the Company engaged Baird & Co to review various strategic alternatives for the Company.  The work performed by Baird led to discussions with various parties, but at the time, the Company declined to pursue discussions more fully, and the engagement with Baird lapsed.

At a meeting of the Board of Directors on November 21, 2014, following a review of the Company’s current financial position and operations of the Company’s corporate headquarters, Mr. Handley and Mr. Pierce advised the Board of Directors that they were scheduled to meet with representatives of Baird during the week of December 3rd to discuss strategic alternatives for the Company.  The Board of Directors authorized Mr. Handley to re-engage Baird to assist in the review and consideration of strategic alternatives, and requested that Mr. Handley update the Board of Directors on such matters.

During the remainder of the year and into early January, Baird contacted companies that had previously expressed interest in meeting with the Company and its senior management to discuss a possible relationship with the Company.  One such company, Company A, indicated a strong interest in meeting with the Company’s current management to explore a possible transaction.  On January 14, 2015, the parties executed a confidentiality agreement in anticipation of sharing information during an upcoming meeting.

On January 22, 2015, Messrs. Handley, Pierce and Thompson met for several hours with representatives from Company A.  At that meeting, the Company’s representatives discussed the current structure of the Company and its business, restructuring that had occurred during the past year, management’s general plans and projections for the coming year, and potential opportunities that a combination of the two companies could present.  Following the meeting, Company A expressed a serious interest in continuing the discussions and indicated they would prepare a follow up information request.  On February 2, 2015, the Company received Company A’s information request targeting a response for February 9, 2015.

Also during mid-January 2015, Mr. Handley received a call from an investment banker with whom he was acquainted indicating that certain individual investors with significant history and experience in the Company’s industry were interested in making a capital investment in the Company.  On January 28, 2015, Messrs. Handley and Pierce met with the investment banker and the identified individuals and discussed generally the size of the investment, the ownership position the investors expected in return and the management role the investors might take.  During this conversation, one of the investors, Party A, who had prior experience as a Chief Executive Officer in the Company’s industry, indicated he was interested in a limited advisory role.

On February 2, 2015, Mr. Handley received a call from Michael Hickey, Executive Vice President and President of Global Institutional of Ecolab, suggesting that it might be productive for representatives of Ecolab and the Company to meet and discuss a possible transaction. Mr. Handley agreed and after checking availability, the parties agreed to meet in Fort Lauderdale, Florida for dinner on February 12, 2015.

On February 6, 2015, the Board of Directors informally met to discuss the Company’s cash position, the potential sale of Gulf Coast Laundry Services (“Gulf Coast”), meetings with Company A and Party A and the planned meeting for February 12, 2015 with Ecolab.

On February 12, 2015, Messrs. Handley and Pierce had dinner with Mr. Hickey of Ecolab and Rick Johns, Executive Vice President and General Manager Institutional North America of Ecolab, to discuss a possible business combination between Ecolab and the Company, and the next steps the parties would take.

On February 13, 2015, Party A called Mr. Handley and both concluded that the size of the investment that Party A was interested in making and the ownership and control interest that Party A would require made further discussions unnecessary.

On February 13, 2015, the Board of Directors informally met to review discussions with Company A and Ecolab.  It was noted that Ecolab was interested in a transaction and that they had started conducting preliminary due diligence based on the Company’s public filings.  Also, Mr. Handley informed the Board of Directors that Party A would not be continuing discussions with the Company.  The Board of Directors also discussed the possible sale of Gulf Coast and the Company’s assets in Canada.

On February 16, 2015, the Company and Ecolab entered into a Confidentiality Agreement and Ecolab submitted an initial due diligence request.  Also, on February 16, 2015, Mr. Thompson spoke with Company A regarding a diligence meeting scheduled for the following day.

On February 17, 2015, Mr. Thompson met with a representative of Company A to continue Company A’s diligence on the Company.

On February 18, 2015, the Company responded to Ecolab’s initial due diligence request by posting documents on a secure website and giving Ecolab representatives access to the site.

On February 20, 2015, Messrs. Handley, Pierce, and Thompson met for several hours in Dallas, Texas with representatives of Ecolab to review due diligence materials provided and to answer related follow up questions.

On February 21, 2015, the Board of Directors informally met to review discussions with Company A and Ecolab.  Mr. Handley advised the Board of Directors of his meeting with Ecolab regarding due diligence matters and Mr. Thompson’s meeting with Company A.  To address liquidity concerns, the Board of Directors also discussed the possible sale of Gulf Coast and the Company’s assets in Canada. Following that meeting Mr. Handley also spoke with Baird representatives to discuss the status of Company A’s continuing interest in the Company.

On February 23, 2015, Mr. Handley had a telephone call from Mr. Hickey of Ecolab to discuss the meeting held on February 20, 2015.  During that call, Mr. Hickey expressed Ecolab’s continuing interest in the Company, given the due diligence conducted to date.

On February 26, 2015, Mr. Thompson spoke with a representative of Company A who requested additional detailed information on the Company’s structure, headcount and operations.

On February 27, 2015, the Company provided additional information to Company A in response to information requests received the previous day.

On February 28, 2015, the Board of Directors informally met to review discussions with Company A and Ecolab, the terms being negotiated in sale of Gulf Coast, and further instructed Mr. Handley to explore the possibility of selling the Company’s Canadian operations.

Also, during February 2015, the Company had preliminary discussions with another interested party; however, these discussions did not progress into material discussions.

On March 2, 2015, as part of Ecolab’s diligence process, Mr. Handley spoke with Ecolab’s counsel regarding the status of the ongoing investigation by the U.S. Attorney’s Office and the Securities and Exchange Commission relating to accounting issues that led to the Company’s restatement of its 2011 quarterly filings with the Securities and Exchange Commission.  On March 4, 2015, Mr. Handley had further conversations on this subject with Ecolab’s counsel, and responded to questions regarding other litigation matters.

On March 6, 2015, Mr. Handley had a telephone call with Mr. Hickey of Ecolab who indicated that Ecolab had concluded its initial due diligence, and that they were reviewing matters internally.  Mr. Hickey commented generally that Ecolab had learned a great deal about the Company and he thought there was an opportunity for a transaction.  During this call he mentioned that the legal review had raised some issues that included the pending investigation by the U.S. Attorney’s Office and the Securities and Exchange Commission, as well as other pending litigation.

On March 7, 2015, the Board of Directors informally met to review discussions with Company A and the status of the Ecolab discussions.  The Board of Directors was also advised that management continued to negotiate the potential sale of Gulf Coast and that the Board of Directors continued to discuss a possible sale of the Company’s assets in Canada.

On March 13, 2015, the Board of Directors held a meeting to discuss the filing of its Annual Report on Form 10-K for the year ended December 31, 2014.  At this meeting, Mr. Handley discussed possible strategic alternatives with the Board of Directors, including discussions with Company A and Ecolab.

On March 17, 2015, Mr. Handley received a call from Mr. Hickey who continued to express interest in a transaction between Ecolab and the Company, but again raised concerns about legal issues previously discussed.

On March 20, 2015, the Board of Directors executed a written consent approving the sale of Gulf Coast.

On March 24, 2015, Mr. Handley had a telephone call with Ecolab’s counsel who expanded on Ecolab’s legal concerns and possible ways of addressing them, including structuring the transaction as a sale of assets.

On March 26, 2015, Mr. Handley received a telephone call from Mr. Hickey of Ecolab who indicated that Ecolab was still very interested in a transaction, but that Ecolab was waiting until the Company had released its 2014 audited financials before proceeding further.

On March 28, 2015, the Board of Directors informally met to review Form 10-K matters, the potential sale of Gulf Coast and the Company’s potential sale of its operations in Canada, and discussions with Ecolab and Company A.

On April 6, 2015, Mr. Handley received a telephone call from Mr. Hickey of Ecolab who indicated a range of interest in the Company, but also expressed concern regarding legal matters previously discussed.  Mr. Handley discussed the value to Ecolab of the Company’s business, not otherwise reflected in the Company’s stock price.

On April 7, 2015, the Board of Directors held a meeting to discuss the previous day’s call between Mr. Handley and Mr. Hickey, and discussed the Company’s response.  Also, Mr. Pierce updated the Board of Directors on the status of the sale of the assets of Gulf Coast and there was general discussion regarding a potential sale of the Company’s assets located in Canada.

On April 9, 2015 the Company was advised that Company A had expressed an interest in certain assets of the Company’s business, but had concluded against a transaction involving the entire company.  Also on April 9, 2015 Mr. Hickey and Mr. Handley scheduled a call for April 13, 2015.

On April 13, 2013, Mr. Handley and Mr. Hickey spoke by telephone as scheduled.  Mr. Handley again expressed the value of the Company not reflected in the current stock price, and also discussed the importance of certainty to any transaction, once announced.  No understanding of structure or pricing was determined at that time, but the parties agreed to continue to discuss the possible transaction.  Following the conversation with Mr. Hickey, the Board of Directors held an informal meeting to discuss the status of the Ecolab discussions, discussions with Company A and the sale of Gulf Coast and the Company’s Canadian operations to one of several investors who had expressed interest.

On April 13, 2015, the Company entered into a definitive agreement to sell Gulf Coast.

On April 16, April 17 and April 18, 2015, Mr. Handley had telephone calls with Angela Busch, Senior Vice President of Corporate Development of Ecolab, to continue discussions regarding a possible business combination between the Company and Ecolab, Ecolab’s interest in a portion of the Company’s Canadian business, and possible structuring scenarios for a transaction.  Ms. Busch led the Ecolab team in discussions with the Company.

On April 23, 2015, Baird called Mr. Handley to indicate that Company A had concluded it was interested in acquiring only the Company’s hygiene business.

Also on April 23, 2015, Mr. Pierce received a call from an investment banking firm representing Company B, expressing Company B’s interest in acquiring the Company.  After discussions with Baird and informal discussions with the Board of Directors regarding Company B’s interest in the Company, their participation in the Company’s industry, their general reputation and their financial ability, the Company agreed to meet with representatives of Company B.

Also, during April 2015, the Company had preliminary discussions with another interested party; however, these discussions did not progress into material discussions.

In late April 2015, Mr. Handley informed Baird that at this time a sale of only the Company’s hygiene business was not in the best interest of the Company.  Baird relayed this message to Company A.

On April 29, 2015, the Company and Company B entered into a Confidentiality Agreement and Company B submitted a preliminary due diligence request.  The Company began responding to Company B’s request promptly following receipt.

On May 6, 2015, the Board of Directors held a meeting to review the Company’s Form 10-Q for the quarter ended March 31, 2015 and the status of the sale of Gulf Coast.

On May 12, 2015, the Company closed on the sale of Gulf Coast for $4.0 million in cash plus purchased accounts receivable.

On May 12, 2015, Company B made an additional due diligence request.

On May 13, 2015, Mr. Handley had a telephone call with Ms. Busch of Ecolab to continue discussions regarding a possible business combination between the Company and Ecolab.  During that conversation Ms. Busch continued to express concern regarding legal issues previously discussed and Ecolab’s preference for an asset transaction on a ‘cash free/debt free’ basis.

On May 14, 2015, Messrs. Handley, Pierce and Thompson met with representatives of Company B to discuss diligence materials submitted and reviewed, Company B’s interest in a transaction and generally to meet with key individuals at Company B who were involved in reviewing the transaction.  Also at that meeting, as an advisor to Company B, was Party A, with whom Messrs. Handley and Pierce had previously met in connection with a potential capital investment in the Company.  Following the meeting with Company B, the Company provided additional diligence materials to Company B.

On May 18, 2015, Baird called Mr. Handley to indicate that Company B, while very interested in the Company, concluded it could not pursue a transaction at this time.  Despite this initial conclusion, Company B and the Company continued to have discussions regarding a possible transaction and on May 29, 2015 representatives of Company B met with Messrs. Pierce and Thompson to review additional diligence materials provided Company B.  Following further review and discussions, on or about June 1, 2015, the Company was again advised that Company B was not in a position to pursue a possible transaction at this time.

During June 2015, the Company continued to respond to due diligence requests from Ecolab, and continued discussions regarding structure, the Company’s potential sale of its Canadian operations and deferred diligence items.  On June 19, 2015, Mr. Handley updated Ms. Busch of Ecolab on the status of diligence items and Ms. Busch indicated that Ecolab would be prepared to provide the Company with a term sheet on June 30, 2015 and a proposed timetable for a potential transaction.

On June 23, 2015, representatives of the Company and Ecolab had a conference call to discuss environmental due diligence matters.

On June 29, 2015, Mr. Handley had a telephone call with Ms. Busch of Ecolab regarding the proposed structure and general terms to be set forth in a non-binding Indication of Interest that would be delivered the following day.

On June 30, 2015, Ecolab presented Mr. Handley a non-binding Indication of Interest for a possible acquisition of all or substantially all of the Company’s non-Canadian business and operations for $40 million (“Initial Indication of Interest”).  The structure presented was that Ecolab would acquire 100% of the stock of Swisher International, Inc., a wholly owned subsidiary of the Company, along with any assets held by the Company that are used in or required to continue the Company’s non-Canadian operations in accordance with past practice.  The proposed purchase price was to be on a cash free/debt free basis and subject to working capital adjustments.  The Initial Indication of Interest indicated that Ecolab would require a voluntary notification of the antitrust authorities (the “Voluntary Antitrust Notice”) at the Federal Trade Commission (“FTC”) and/or Department of Justice (“DOJ”).

On July 2, 2015, the Board of Directors held a meeting to discuss the Initial Indication of Interest.  Mr. Handley reviewed with the Board of Directors the Initial Indication of Interest and the due diligence process. It was noted that if a non-binding Indication of Interest was agreed to between the Company and Ecolab, the Company would engage an advisor to provide a fairness opinion.  The Board of Directors provided Mr. Handley the authority to continue discussions with Ecolab.  Also, Mr. Handley provided the Board of Directors an update on the potential sale of the Company’s assets located in Canada.

On July 6, 2015, Mr. Handley called Ms. Busch of Ecolab to advise that the Company would provide a response to the Initial Indication of Interest.

On July 7, 2015, on behalf of the Company, Mr. Handley provided Ecolab a response to the Initial Indication of Interest, which primarily requested that Ecolab reconsider the transaction structure as an acquisition of all the outstanding shares of the Company at the parent level, rather than at the subsidiary level, and requested a termination fee payable to the Company if Ecolab determines to terminate the transaction as a result of action by either the FTC or DOJ following the Voluntary Antitrust Notice.  The response also clarified that the transaction would need to be approved by the Board of Directors and stockholders of the Company and, subject to the Board of Director’s fiduciary duty to consider unsolicited offers, the officers and directors of the Company will approve, recommend and vote in favor of the proposed transaction.

On July 10, 2015, Ecolab provided Mr. Handley a revised Indication of Interest (“Final Indication of Interest”).  The structure presented excluded specific liabilities and potential liabilities and continued to be a structure at the subsidiary level in which Ecolab would acquire 100% of Swisher International, along with any assets held by the Company that are used in or required to continue non-Canadian operations in accordance with past practices, and the consideration continued to be $40 million. The proposed purchase price was on a cash free/debt free basis and continued to be subject to working capital adjustments.  The Final Indication of Interest included a termination fee payable to the Company if Ecolab terminates the transaction due to an antitrust authority (i) raising an inquiry or challenge to the transaction that delays the closing, (ii) making a material production request or (iii) seeking to modify the proposed transaction.  Additionally, the Final Indication of Interest included a termination fee payable to Ecolab if the Company terminates the transaction in the event that the Company receives an unsolicited offer that the Board of Directors determines in the exercise of its fiduciary duty it is bound to recommend.  The Final Indication of Interests also clarified that the transaction would need to be approved by the Board of Directors and stockholders of the Company and that it would be expected that the transaction would become a binding obligation of both parties upon signing and prior to public announcement, subject only to termination rights.

On July 11, 2015, the Board of Directors held a meeting to discuss the Final Indication of Interest.  Mr. Handley reviewed the Final Indication of Interest.  The Board of Directors authorized Mr. Handley and the Company’s executive management to prepare a definitive agreement based on the terms set forth in the Final Indication of Interest.

On July 14, 2015, the representatives of the Company and Ecolab had an organizational meeting to discuss final diligence steps, agreements to be drafted and transaction timetable.  The parties also established a weekly conference call for addressing outstanding transaction issues.

Also during the week of July 13, 2015, Mr. Handley interviewed financial advisory firms for purposes of obtaining an opinion addressed to the Board of Directors, as to the fairness, from a financial point of view, to the Company of the consideration to be received by it in a potential transaction with Ecolab, and on July 25, 2015 retained Cassel Salpeter for that purpose.

On July 24, 2015, representatives of the Company and Ecolab met to review and discuss due diligence matters, including operational and integration matters.  Also on that day, Ecolab’s legal counsel sent an initial draft of the purchase agreement to the Company’s legal counsel.

On July 27, 2015, the Board of Directors held a meeting and the Company’s legal counsel reviewed the liquidation and dissolution process in Delaware.

On July 30, 2015, representatives of the Company and Ecolab met to review financial due diligence matters.

On July 30, 2015, the Board of Directors held a meeting to discuss and approve the sale of the Company’s assets in Canada.

Over the following days, due diligence and the negotiation of the definitive purchase agreement continued with Ecolab.

On August 4, 2015, the Company entered into and closed a definitive agreement to sell the Company’s assets in Canada.

On August 11, 2015, the Board of Directors met to consider the proposed Sale Transaction.  Representatives of Akerman LLP, Richards, Layton & Finger, P.A. and Cassel Salpeter attended the meeting at the request of the Board of Directors. Representatives of Akerman reviewed the status of negotiations, the resolution of the outstanding issues and the fiduciary duties of the Board of Directors in connection with its evaluation of the proposed Sale Transaction. Representatives of Cassel Salpeter then reviewed and discussed its financial analyses with respect to the Company and the proposed Sale Transaction. Thereafter, at the request of the Board of Directors, Cassel Salpeter delivered its oral opinion, which opinion was confirmed by delivery of a written opinion dated August 11, 2015, to the effect that, as of that date and based on and subject to various assumptions, matters considered, qualifications and limitation described in the opinion, the consideration to be received by the Company for the Business being acquired by Ecolab in the Sale Transaction pursuant to the Purchase Agreement was fair to the Company from a financial point of view. The meeting concluded with the passing of resolutions by the Board of Directors approving the transaction and adopting the definitive agreement with Ecolab, and approving certain related matters.

At the August 11, 2015 meeting, the Board of Directors also considered strategic alternatives for Swisher Hygiene in the event the Sale Transition was approved and completed.  Recognizing the Company would have no operating assets following the Sale Transaction, the Board of Directors believed it should ask stockholders to approve a plan of dissolution but provide the Board of Directors the discretion to decide when to implement the plan in the event other alternatives, such as merging with an operating company, came available after completing the Sale Transaction.  The Board of Directors determined it would be in the best interests of the Company and its stockholders to approve a plan of dissolution but provide the Board of Directors discretion for twelve months following such approval to determine when and if to implement such a plan, and to provide further discretion to abandon or amend such a plan.

Following the meeting, on August 12, 2015, the Company and Ecolab signed the definitive agreement.

On August 13, 2015, the Company issued a press release announcing the execution of the definitive agreement with Ecolab.

On August 24, 2015, the Company filed a preliminary proxy statement with the Securities Exchange Commission with respect to the proposed transaction and plan of dissolution.

Reasons for the Sale Transaction

In determining to sell the Business in the Sale Transaction, our Board of Directors considered a number of key factors including:

●	Our history of significant operating losses and uncertainty regarding our future revenue and operating profitability. Our Board of Directors considered the significant operating losses we have incurred and the possibility that we could continue to incur substantial losses in the foreseeable future.

●	The risks to continuing to operate the Business. Our Board of Directors considered, among other things, the historical, current and projected information concerning the Business, current industry, economic and market conditions relating to the Business and the possibility that the prospects of the Business could continue to decline. Our Board of Directors also considered the conditions of our customers and vendors and their potential impact on the Business.

●	Our ability to access additional capital to execute our business strategy. Our Board of Directors considered our ability to execute our business strategy based on our ability to access additional capital.

●	Other opportunities and alternatives for maintaining and creating stockholder value. Our Board of Directors considered previous discussions with our senior management and the various transaction candidates regarding potential opportunities to maximize stockholder value. Our Board of Directors considered the potential benefits and effects of each of the various opportunities to maximize stockholder value and determined the Sale Transaction was in the best interest of the Company and its stockholders for the following reasons:

● The form of consideration. The aggregate purchase price of $40.0 million will include a cash payment to Swisher Hygiene, subject to debt, cash and working capital adjustments. Our Board of Directors considered the value and the form of consideration that will be paid to us in the Sale Transaction and the certainty of the value of such cash consideration compared to stock or other forms of consideration.

●
The business reputation of Ecolab. Our Board of Directors considered the business reputation of Ecolab and its management and the financial resources of Ecolab, which our Board of Directors believed supported the conclusion that a transaction with Ecolab could be completed relatively quickly and in an orderly manner. Our Board of Directors also considered the potential impacts of the Sale Transaction on our employees, business partners, and customers.

●	The Purchase Agreement. Our Board of Directors considered the provisions of the Purchase Agreement, including the respective representations, warranties and covenants, and termination rights of the parties and the termination fee payable. These provisions included:

o
Termination fee. Our Board of Directors was of the view that the negotiated termination fee payable by us to Ecolab, if the Purchase Agreement is terminated for the reasons discussed in the Purchase Agreement, was comparable to termination fees in transactions of a similar size, was reasonable, would not likely deter competing bids and would not likely be required to be paid unless our Board entered into or intended to enter into a more favorable transaction;

	o	Conditions to the consummation of the Sale Transaction. Our Board of Directors considered the reasonable likelihood of the consummation of the Sale Transaction in light of the conditions to Ecolab's obligations to consummate the Sale Transaction, including that the consummation of the Sale Transaction was not contingent on Ecolab's ability to secure financing; and

	o	Ability to respond to certain unsolicited takeover proposals. Our Board of Directors considered the fact that the Purchase Agreement affords our Board of Directors flexibility to consider, evaluate and accept superior proposals upon notice to Ecolab in the period after signing and prior to the adoption and approval of the Sale Transaction by our stockholders.

●
Opinion of Our Financial Advisor. Our Board of Directors also considered the financial analysis reviewed by Cassel Salpeter with our Board of Directors as well as the oral opinion of Cassel Salpeter rendered to our Board of Directors on August 11, 2015 (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date), as to, as of August 11, 2015, the fairness, from a financial point of view, to Swisher Hygiene of the consideration to be received by Swisher Hygiene for the Purchased Assets being acquired by Ecolab and the Assumed Liabilites being assumed by Ecolab in the Sale Transaction pursuant to the Purchase Agreement.

●
The risks of the Sale Transaction. Our Board of Directors considered a variety of risks and other factors concerning the Purchase Agreement and the Sale Transaction. The material factors considered by our Board of Directors were:

	o	the risk that the Sale Transaction might not be completed in a timely manner or at all;

o
the restrictions on the conduct of our business prior to the completion of the Sale Transaction, requiring us to conduct our business only in the ordinary course, subject to specific limitations or Ecolab's consent, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Sale Transaction;

	o	the restrictions on our Board of Director's ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions, and the requirement that we pay Ecolab a termination fee in certain cases in the event of a termination of the Purchase Agreement;

o
the possibility that the transactions contemplated by the Purchase Agreement, including the Sale Transaction, might not be consummated, and the fact that if the Sale Transaction is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, we will have incurred significant transaction costs, and the perception of our continuing business could potentially result in a loss of customers, business partners, vendors and employees;

o
the effect of the public announcement of the Sale Transaction and Purchase Agreement, including effects on our sales, customer and vendor relationships, operating results, stock price, and our ability to attract and retain key management and sales and marketing personnel; and

o	the impact of the Sale Transaction on our non-executive employees.

In evaluating the Purchase Agreement specifically and the transactions contemplated thereby, including the Sale Transaction, and recommending that our stockholders approve the Sale Transaction, our Board of Directors consulted with our senior management, outside legal counsel, Baird & Co., our investment banking advisor, and Cassel Salpeter, our financial advisor. Our Board of Directors also consulted with outside legal counsel regarding our Board of Directors' fiduciary duties, legal due diligence matters, and the terms of the Purchase Agreement and related agreements. Based on these consultations and the other factors considered by the Board of Directors described above, our Board of Directors concluded that the Sale Transaction is in the best interests of the Company and its stockholders and recommended that our stockholders approve the Sale Transaction.

The foregoing discussion of the factors considered by the Board of Directors is not intended to be exhaustive, but rather includes the material factors considered by the directors. In reaching its decision and recommendation to our stockholders, the Board of Directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors.

Opinion of Swisher Hygiene's Financial Advisor

On August 11, 2015, Cassel Salpeter rendered its oral opinion to the Swisher Hygiene Board of Directors (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date), as to, as of August 11, 2015, the fairness, from a financial point of view, to Swisher Hygiene of the consideration to be received by Swisher Hygiene for the Purchased Assets being acquired by Ecolab and the Assumed Liabilites being assumed by Ecolab  in the Sale Transaction pursuant to the Purchase Agreement. The summary of the opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. In this section, terms not otherwise defined in this proxy statement have the meanings ascribed to them in the Purchase Agreement.

The opinion was addressed to the Board of Directors for the use and benefit of the members of the Board of Directors (in their capacities as such) in connection with the Board of Directors’ evaluation of the Sale Transaction.  Neither the opinion nor the summary of the opinion and related analyses set forth in this proxy statement is intended to and they do not constitute advice or a recommendation to any of the shareholders of Swisher Hygiene or any other security holders as to how such holder should vote or act with respect to any matter relating to the Sale Transaction or otherwise. Cassel Salpeter’s opinion should not be construed as creating any fiduciary duty on Cassel Salpeter’s part to Swisher Hygiene, any other party to the Purchase Agreement, any security holder of Swisher Hygiene or such other party, any creditor of Swisher Hygiene or such other party, or any other person. Cassel Salpeter’s opinion was just one of the several factors the Board of Directors took into account in making its determination to approve the Sale Transaction.

Cassel Salpeter’s opinion only addressed whether, as of the date of the opinion, the consideration to be received by Swisher Hygiene for the Purchased Assets being acquired by Ecolab and the Assumed Liabilites being assumed by Ecolab in the Sale Transaction pursuant to the Purchase Agreement was fair, from a financial point of view, to Swisher Hygiene and did not address any other terms, aspects, or implications of the Sale Transaction or the Purchase Agreement, including, without limitation, any term or aspect of the Sale Transaction that was not susceptible to financial analyses, the fairness of the Sale Transaction or all or any portion of the purchase price, to any security holders of Swisher Hygiene or any other person or any creditors or other constituencies of Swisher Hygiene or any other person, nor the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Sale Transaction, or any class of such persons, relative to the consideration to be received by Swisher Hygiene in the Sale Transaction pursuant to the Purchase Agreement, or otherwise.

The opinion did not address the relative merits of the Sale Transaction as compared to any alternative transaction or business strategy that may have existed for Swisher Hygiene, or the merits of the underlying decision by the Board of Directors to engage in or consummate the Sale Transaction.  The financial and other terms of the Sale Transaction were determined pursuant to negotiations between the parties to the Purchase Agreement and were not determined by or pursuant to any recommendation from Cassel Salpeter. In addition, Cassel Salpeter was not authorized to, and it did not, solicit indications of interest from third parties regarding a potential transaction involving Swisher Hygiene or the Business.

Cassel Salpeter’s analysis and opinion were necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of the opinion.  Accordingly, although subsequent developments could arise that would otherwise affect its opinion, Cassel Salpeter did not assume any obligation to update, review, or reaffirm the opinion to Swisher Hygiene or any other person or otherwise to comment on or consider events occurring or coming to Cassel Salpeter’s attention after the date of its opinion.

In arriving at its opinion, Cassel Salpeter made such reviews, analyses, and inquiries as Cassel Salpeter deemed necessary and appropriate under the circumstances.  Among other things, Cassel Salpeter:

●	Reviewed a draft, dated August 10, 2015, of the Purchase Agreement.

●	Reviewed certain publicly available financial information and other data with respect to Swisher Hygiene and the Business that Cassel Salpeter deemed relevant.

●
Reviewed certain other information and data with respect to Swisher Hygiene and the Business made available to Cassel Salpeter by Swisher Hygiene, including financial projections with respect to the future financial performance of the Business for the three years ending December 31, 2017, prepared by management of Swisher Hygiene (the “Projections”) and other internal financial information furnished to Cassel Salpeter by or on behalf of Swisher Hygiene.

●
Reviewed estimates prepared by management of Swisher Hygiene of Swisher Hygiene’s net operating loss tax carryforwards (“NOLs”) and estimates prepared based on the NOLs, the Projections and discussions with management of Swisher Hygiene of Swisher Hygiene’s ability to utilize the NOLs to achieve future tax savings on a standalone basis (the “Estimated NOL Tax Savings”).

●	Considered and compared the financial and operating performance of the Business with that of companies with publicly traded equity securities that Cassel Salpeter deemed relevant.

●	Considered the publicly available financial terms of certain transactions that Cassel Salpeter deemed relevant.

●	Discussed the business, operations, and prospects of the Business and the proposed Sale Transaction with Swisher Hygiene’s management and certain of Swisher Hygiene’s representatives.

●	Conducted such other analyses and inquiries, and considered such other information and factors, as Cassel Salpeter deemed appropriate.

In arriving at its opinion, Cassel Salpeter, with Swisher Hygiene’s consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to it or available from public sources, and Cassel Salpeter further relied upon the assurances of Swisher Hygiene’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading.  Cassel Salpeter is not a legal, tax, accounting, environmental, or regulatory advisor and, Cassel Salpeter did not express any views or opinions as to any legal, tax, accounting, environmental, or regulatory matters relating to Swisher Hygiene, the Business, the Sale Transaction, or otherwise.  Cassel Salpeter understood and assumed that Swisher Hygiene had obtained or would obtain such advice as it deemed necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals.

For purposes of its analyses and opinion, Cassel Salpeter, with Swisher Hygiene’s agreement, assumed that the Purchased Assets included all of the assets or rights necessary and sufficient to achieve the Projections subject to the Assumed Liabilities in the amounts and at the times contemplated thereby and did not include any assets or rights that Swisher Hygiene or any of its affiliates required to own or operate any other businesses or operations, and Cassel Salpeter with Swisher Hygiene's agreement also assumed that neither Swisher Hygiene nor any of its affiliates would retain or otherwise be responsible for the Assumed Liabilities or any other liabilites of the Business.

Management of Swisher Hygiene advised Cassel Salpeter that (i) Swisher Hygiene’s consolidated financial statements had been prepared assuming it would continue as a going concern, (ii) Swisher Hygiene had experienced recurring losses from operations, (iii) there was substantial doubt about Swisher Hygiene’s ability to continue as a going concern, (iv) Swisher Hygiene anticipated that it would continue to incur losses in future periods until it was successful in significantly increasing its revenues and/or reducing its operating expenses, (v) there were no assurances that Swisher Hygiene would be able to raise its revenues to a level which supports profitable operations and provides sufficient funds to pay its obligations, and (vi) Swisher Hygiene had been and currently was experiencing liquidity issues.

Swisher Hygiene also advised Cassel Salpeter, and Cassel Salpeter assumed, that (i) the Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of Swisher Hygiene with respect to the future financial performance of the Business, (ii) the NOLs and the Estimated NOL Tax Savings were reasonably prepared and reflected the best currently available estimates and judgments of management of Swisher Hygiene with respect to the NOLs and the Estimated NOL Tax Savings, and (iii) the Projections, the NOLs and the Estimated NOL Tax Savings provided a reasonable basis upon which to analyze and evaluate the Business, the Purchased Assets and the Assumed Liabilities and form an opinion.  Cassel Salpeter expressed no view with respect to the Projections, the NOLs, the Estimated NOL Tax Savings or the assumptions on which they were based. Cassel Salpeter did not evaluate the solvency or creditworthiness of Swisher Hygiene, Ecolab or any other party to the Sale Transaction, the fair value of the Purchased Assets, the Assumed Liabilities, Swisher Hygiene or any of its other assets or liabilities, or whether Swisher Hygiene or Ecolab or any other party to the Sale Transaction is paying or receiving reasonably equivalent value in the Sale Transaction under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor did Cassel Salpeter evaluate, in any way, the ability of Swisher Hygiene, Ecolab or any other party to the Sale Transaction to pay its obligations when they come due.  Cassel Salpeter did not physically inspect Swisher Hygiene’s or any of its affiliates’ properties or facilities and did not make or obtain any evaluations or appraisals of Swisher Hygiene’s or any of its affiliates’ assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities).  Cassel Salpeter did not attempt to confirm whether Swisher Hygiene or any of its affiliates had good title to their respective assets.  Cassel Salpeter’s role in reviewing any information was limited solely to performing such reviews as it deemed necessary to support its own advice and analysis and was not on behalf of the Board of Directors, Swisher Hygiene, or any other party.

Cassel Salpeter assumed, with Swisher Hygiene’s consent, that the Sale Transaction would be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Sale Transaction, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on Swisher Hygiene, the Business or the Sale Transaction. Cassel Salpeter also assumed, with Swisher Hygiene’s consent, that the final executed form of the Purchase Agreement would not differ in any material respect from the draft Cassel Salpeter reviewed and that the Sale Transaction would be consummated on the terms set forth in the Purchase Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof material to Cassel Salpeter’s analyses or opinion. Without limitation to the foregoing, with Swisher Hygiene’s consent, Cassel Salpeter further assumed that any adjustments to the purchase price in accordance with the Purchase Agreement or otherwise would not be material to its analyses or opinion.  Cassel Salpeter also assumed that the representations and warranties of the parties to the Purchase Agreement contained therein were true and correct and that each such party would perform all of the covenants and agreements to be performed by it under the Purchase Agreement.  Cassel Salpeter offered no opinion as to the contractual terms of the Purchase Agreement or the likelihood that the conditions to the consummation of the Sale Transaction set forth in the Purchase Agreement would be satisfied.

In connection with preparing its opinion, Cassel Salpeter performed a variety of financial analyses.  The following is a summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion.  It is not a complete description of all analyses underlying such opinion.  The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.  As a consequence, neither Cassel Salpeter’s opinion nor the respective analyses underlying its opinion is readily susceptible to partial analysis or summary description.  In arriving at its opinion, Cassel Salpeter assessed as a whole the results of all analyses undertaken by it with respect to the opinion.  While it took into account the results of each analysis in reaching its overall conclusions, Cassel Salpeter did not make separate or quantifiable judgments regarding individual analyses and did not draw, in isolation, conclusions from or with regard to any individual analysis or factor.  Therefore, Cassel Salpeter believes that the analyses underlying the opinion must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors underlying the opinion collectively, could create a misleading or incomplete view of the analyses performed by Cassel Salpeter in preparing the opinion.

The implied multiple ranges and implied value reference ranges indicated by Cassel Salpeter’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses.  Much of the information used in, and accordingly the results of, Cassel Salpeter’s analyses are inherently subject to substantial uncertainty.

The following summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion includes information presented in tabular format. The tables alone do not constitute a complete description of these analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses Cassel Salpeter performed.

For purposes of its analyses, Cassel Salpeter reviewed a number of financial metrics, including the following:

EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and minority interests less the amount of cash on its balance sheet).

Unless the context indicates otherwise, (1) share prices for the selected companies used in the selected companies analysis described below were as of August 10, 2015, (2) the relevant values for the selected transactions analysis described below were calculated on an enterprise value basis based on the consideration proposed to be paid in the selected transactions, (3) estimates of future financial performance of Swisher Hygiene were based on the Projections, and (4) estimates of financial performance for the selected companies listed below were based on publicly available research analyst estimates for those companies.

Discounted Cash Flow Analysis

Cassel Salpeter performed a discounted cash flow analysis of the Business taking into account the NOLs (assuming operation of the Business on a standalone basis) using the Projections and the Estimated NOL Tax Savings. In performing this analysis, Cassel Salpeter applied discount rates ranging from 14.5% to 13.5% and perpetual growth rates ranging from 2.25% to 2.75%.  This analysis resulted in an implied enterprise value reference range of the Business of $36,600,000 to $40,400,000, as compared to the purchase price of $40,000,000 in the transaction pursuant to the Purchase Agreement.

Selected Companies Analysis

Cassel Salpeter considered certain financial data for selected companies with publicly traded equity securities Cassel Salpeter deemed relevant. The financial data reviewed included enterprise value as a multiple of the relevant company’s revenue for the latest twelve months for which financial data was publicly available, or “LTM Revenue,” and enterprise value as a multiple of estimated EBITDA for the year ended December 31, 2016, or “2016 E EBITDA.” The selected companies with publicly traded equity securities and corresponding multiples were:

	Enterprise Value /
	LTM Revenue		2016 E EBITDA
Ecolab Inc.	2.95	x	12.7	x
Sealed Air Corporation	2.04	x	12.3	x
Cintas Corporation	2.29	x	10.3	x
Aramark	0.89	x	9.7	x
UniFirst Corporation	1.44	x	NA
ABM Industrials Incorporated	0.43	x	8.5	x
G&K Services Inc.	1.69	x	NA
GDI Integrated Facility Services Inc.	0.85	x	10.5	x
________________
NA refers to not available.

Cassel Salpeter calculated the following multiples with respect to the selected companies:

	High		Mean		Median		Low
Enterprise Value/ LTM Revenue	2.95	x	1.57	x	1.56	x	0.43	x
Enterprise Value/ 2016 E EBITDA	12.7	x	10.7	x	10.4	x	8.5	x

Taking into account the results of the selected companies analysis, Cassel Salpeter applied multiple ranges of 0.20x to 0.25x to the Business’s LTM revenue and 5.0x to 6.0x to the Business’s projected EBITDA for the year ended December 31, 2016.  The selected companies analysis indicated an implied enterprise value reference range of the Business of $36,300,000 to $44,400,000, as compared to the purchase price of $40,000,000 in the transaction pursuant to the Purchase Agreement.

None of the selected companies have characteristics identical to the Business. An analysis of selected publicly traded companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed.

Selected Transactions Analysis

Cassel Salpeter considered certain financial data and the financial terms of the following business transactions Cassel Salpeter deemed relevant.  The financial data reviewed included the enterprise value (calculated based on the consideration to be paid in the relevant transaction) as a multiple of revenue for the twelve months trailing the announcement or consummation, as applicable, of the selected transaction for which information was publicly available, or “TTM revenue,” and as a multiple of EBITDA for the twelve months trailing the announcement or consummation, as applicable, of the selected transaction for which information was publicly available, or “TTM EBITDA.”  The selected transactions and corresponding multiples were:

		Enterprise Value /
Target	Acquiror	TTM Revenue		TTM EBITDA
Zep Inc.	New Mountain Capital, LLC	1.00	x	14.9	x
Quimiproductos, S. de R.L. de C.V.	Ecolab Inc.	1.00	x	NA
Diversey Co., Ltd.	The Carlyle Group; Carlyle Japan Partners II, L.P.	1.01	x	NA
Certain Assets of Glit/Disco Inc.	Cellucap Manufacturing Co.	1.51	x	NA
Diversey Holdings, Inc.	Sealed Air Corporation	1.32	x	11.3	x
Mt. Hood Solutions Inc.	Swisher Hygiene Inc.	1.44	x	18.5	x
Northern Colorado Paper, Inc.	Interline Brands, Inc.	0.25	x	NA
Cleantec Business of Campbell Brothers Ltd.	Ecolab Pty Ltd.	0.78	x	NA
CleanSource, Inc.	Interline Brands, Inc.	0.52	x	NA
Diversco Integrated Services, Inc.	ABM Janitorial Services, Inc.	0.35	x	NA
Dawn Chemical Corporation	Zep Inc.	0.52	x	13.5	x
________________
NA refers to not available or not meaningful.

Cassel Salpeter calculated the following multiples with respect to the selected transactions:

	High		Mean		Median		Low
Enterprise Value/ TTM Revenue	1.51	x	0.88	x	1.00	x	0.25	x
Enterprise Value/ TTM EBITDA	18.5	x	14.6	x	14.2	x	11.3	x

Taking into account the results of the selected transactions analysis, Cassel Salpeter applied a multiple range of 5.5x to 6.5x to the Business’s projected EBITDA for the year ended December 31, 2016 and discounted the implied value reference range to present value at a discount rate of 14.00% and a multiple range of 0.20x to 0.25x to the Business’s LTM Revenue. The selected transactions analysis indicated an implied enterprise value reference range of the Business of $35,600,000 to $43,300,000, as compared to the purchase price of $40,000,000 in the transaction pursuant to the Purchase Agreement.

None of the target companies or transactions in the selected transactions have characteristics identical to the Business, Swisher Hygiene or the proposed Sale Transaction. Accordingly, an analysis of selected business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the selected transactions and other factors that could affect the respective acquisition values of the transactions reviewed.

Other Matters Relating to Cassel Salpeter’s Opinion

As part of its investment banking business, Cassel Salpeter regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements and other purposes. Cassel Salpeter is a recognized investment banking firm that has substantial experience in providing financial advice in connection with proposed mergers, acquisitions, sales of companies, businesses and other assets and other transactions.

Cassel Salpeter received a fee of $100,000 for rendering its opinion, no portion of which was contingent upon the completion of the Sale Transaction.  In addition, Swisher Hygiene agreed to reimburse Cassel Salpeter for certain expenses incurred by it in connection with its engagement and to indemnify Cassel Salpeter and its related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion.  In accordance with Cassel Salpeter’s policies and procedures, a fairness committee was not required to, and did not, approve the issuance of the opinion.

Certain Swisher Hygiene Forecasts

Swisher Hygiene does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results and we are especially cautious of making financial forecasts for extended periods due to unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving Swisher Hygiene, our management team prepared and provided to our Board of Directors and its legal and financial advisors certain non-public financial forecasts that were not prepared with a view toward public disclosure.

The summary of these financial forecasts presented below is included in this proxy statement because these financial forecasts were made available to our Board of Directors and its legal and financial advisors and not to influence your decision whether to vote for or against the proposal to approve the Sale Transaction. The inclusion of this information should not be regarded as an indication that our Board of Directors, legal or financial advisors, or any other person considered, or now considers, such financial forecasts to be material or to be a reliable prediction of actual future results. While the financial forecasts were prepared in good faith, they are subjective in many respects and no assurance can be given that the financial forecasts will be realized or that actual results will not be significantly higher or lower than those results presented in the financial forecasts. The financial forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. As a result, the inclusion of the financial forecasts in this proxy statement should not be relied on in any manner or by any person as predictive of actual future events.

In addition, the financial forecasts were prepared solely for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”) the published guidelines of the SEC regarding projections and the use of non-GAAP measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial forecasts included below were prepared by, and are the responsibility of, our management. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm included in Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended, which accompanies this proxy statement, relates to the Swisher Hygiene’s historical financial information. It does not extend to the financial forecasts and should not be read to do so.

These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Swisher Hygiene. Important factors that may affect actual results and cause these financial forecasts not to be achieved include risks and uncertainties relating to the Swisher Hygiene’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors described under the Risk Factor section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended, which accompanies this proxy statement. In addition, the financial forecasts do not reflect revised prospects for Swisher Hygiene’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that Swisher Hygiene’s future financial results will not materially vary from these financial forecasts.

No one has made or makes any representation to any stockholder or anyone else regarding the information included in the financial forecasts set forth below. Readers of this proxy statement are cautioned not to rely on the forecasted financial information. We have not updated and do not intend to update, or otherwise revise the financial forecasts to reflect circumstances existing after the date when these financial forecasts were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Swisher Hygiene has made no representation to any person, concerning these financial forecasts.

The financial forecasts are forward-looking statements. For information on factors that may cause the Swisher Hygiene’s future financial results to materially vary, see the Risk Factor section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended, which accompanies this proxy statement.

The following is a summary of the financial forecasts prepared by management of the Swisher Hygiene and given to our Board of Directors and its legal and financial advisors except as set forth in the table below:

Forecast Financial Data

($ in thousands)	Six months ending December 31, 2015	Year ending Demeber 31, 2016	Year ending December 31, 2017
Product	$77,267	$155,275	$159,933
Service	7,161	14,725	15,166
Other	543	1,082	1,114
Business Revenue	84,971	171,081	176,214

Business Profit after Cost of Sales & Route Expenses	22,874	54,719	58,801

EBITDA	(3,909)	3,736	8,158
Business EBITDA	(1,845)	7,726	12,148
Business EBIT	(9,966)	(7,689)	(2,106)
Business Unlevered Free Cash Flows1	(5,473)	(3,703)	2,103
_______________
1.	Business Unlevered Free Cash Flows equals Business EBIT, plus depreciation and amortization, plus changes in net working capital, and less capital expenditures.

In preparing the summary financial forecasts, Swisher Hygiene made the following assumptions for the periods presented:

●
Substantial Completion by the first quarter of 2016 of current restructuring and efficiency measures from plant consolidation, SKU rationalization, cost of freight improvements, route optimization, sales force restructuring, and reduced capital expenditures.

●
Additional restructuring implemented by the first quarter of 2016 based on consolidation of route network to reflect lower current growth expectations and sales force reorganization to rationalize cost to revenue generation based on current growth expectations.

●	An assumed year-over-year reduction in revenue declines beginning in the fourth quarter of 2015.

●
Growth rate of 2% for 2016 and 3% for 2017, based on 2-3% price increases, larger new customer revenue contracts, and additional revenue generated with existing customers, partially offset by customer attrition.

Proceeds from the Sale Transaction

It is the current intent of the Board of Directors, assuming approval of the Sale Transaction and the Dissolution, that proceeds from the Sale Transaction will be used to pay off Swisher Hygiene's outstanding debts and liabilities, including the Retained Liabilities, outstanding service provider and vendor bills, and outstanding professional fees relating to the costs of being a public company.

The balance of the proceeds will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of our outstanding litigation matters, any fines or penalties and other costs and expenses relating to or arising out of the USAO/SEC Inquiries, and potential liabilities relating to our indemnification obligations, if any, to Ecolab or to current and former officers and directors.

The remaining amounts, if any, would be distributed to our stockholders upon completion of the proposed Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide an estimate as to the amount to be paid to stockholders in any such distribution, if one is made. However, we expect the amount of any such distribution, if one is made, to be significantly and materially less, in the aggregate, than the consideration received in the Sale Transaction.

Activities of Swisher Hygiene Following the Sale Transaction

If the Sale Transaction is completed, Swisher Hygiene will have no significant operating assets remaining and no material revenue producing business or operations. As such, it is important that we take immediate steps to reduce costs and expenses in order to preserve cash. The failure of Swisher Hygiene to take such steps promptly could result in a reduction in the amount of cash remaining for distribution to stockholders in connection with the proposed Dissolution.

The balance of the proceeds will be retained to pay the ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of our outstanding litigation matters, any fines or penalties and other costs and expenses relating to or arising out of the ongoing USAO/SEC Inquiries, and potential liabilities relating to our indemnification obligations, if any, to Ecolab or to current and former officers and directors. The remaining amounts, if any, would be distributed to our stockholders upon completion of the proposed Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide an estimate as to the amount to be paid to stockholders in any such distribution, if one is made.  However, we expect the amount of any such distribution, if one is made, to be significantly and materially less, in the aggregate, than the consideration to be received in the Sale Transaction.

Swisher Hygiene would take immediate steps to, among other things, terminate contracts that are terminable and negotiate releases from remaining contractual arrangements. The failure of Swisher Hygiene to take such steps promptly could result in a reduction in the amount of cash remaining for distribution to stockholders.

After the Sale Transaction, we will continue to have an obligation to comply with the applicable rules and regulations of NASDAQ and the SEC, including reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Sale Transaction is completed, our Board of Directors will consider options to reduce or eliminate such costs by de-listing our common stock from NASDAQ and de-registering as an Exchange Act reporting company by way of a reverse stock split or otherwise in an effort to reduce expenses and retain cash that may be available for future distributions to our stockholders, if any distributions are made. We can provide no assurance that any such actions will be taken or, if taken, will have the intended effect.

Accounting Treatment of the Sale Transaction

The Sale Transaction will be accounted for as a “sale” by Swisher Hygiene, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Government Approvals

The notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, do not apply to the proposed transaction and we will not be required to make any filings with the Department of Justice's Antitrust Division or the Federal Trade Commission (“FTC”). However, the FTC and the Antitrust Division frequently scrutinize the competitive implications of transactions such as the proposed Sale Transaction. At any time before or after the consummation of the Sale Transaction, both the FTC and the Antitrust Division have authority and either could initiate a review or take such other action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of substantial assets of Swisher Hygiene. Private parties, state attorneys general or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. We can provide no assurance that a challenge to the transaction on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

We believe we are not required to make any other filings or obtain any material governmental consents or approvals before the consummation of the Sale Transaction. If any approvals, consents or filings are required to consummate the Sale Transaction, we will seek or make such consents, approvals or filings as promptly as possible.

No Appraisal Rights

None of Delaware law, our certificate of incorporation or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Sale Transaction, and we do not intend to independently provide stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Sale Transaction.

PURCHASE AGREEMENT

The following is a summary of the material terms of the Purchase Agreement. This summary does not purport to describe all the terms of the Purchase Agreement and is qualified by reference to the complete Purchase Agreement, which is attached as Annex A to this proxy statement. We urge you to read the Purchase Agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the Sale Transaction. In this section, terms not otherwise defined have the definition set forth in the Purchase Agreement.

The terms of the Purchase Agreement are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Sale Transaction. The Purchase Agreement contains representations and warranties that Swisher Hygiene, on the one hand, and Ecolab, on the other hand, made to each other as of the date of the Purchase Agreement (or otherwise, as may be provided for in the Purchase Agreement). The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the Sale Transaction and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

In addition, such representations and warranties are qualified by information in confidential disclosure schedules that Swisher Hygiene has provided Ecolab in connection with signing the Purchase Agreement. While Swisher Hygiene does not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General

Under the terms of the Purchase Agreement, Ecolab has agreed to purchase the Business for an aggregate purchase price of $40.0 million. No later than five business days prior to the closing date of the Sale Transaction, Swisher Hygiene will prepare an estimated calculation of the working capital, cash amounts and debt of the Business as of immediately prior to the closing of the Sale Transaction. If the estimated working capital as of the closing is not at or above the target amount set out in the Purchase Agreement, the aggregate $40.0 million purchase price will be decreased to the extent working capital is below the target amount. In addition, the aggregate $40.0 million purchase price will be increased or decreased, as applicable, to the extent of the estimated cash and debt amounts of the Business as of the closing date. Pursuant to the terms of the Purchase Agreement, at the closing of the Sale Transaction, Ecolab will make a cash payment to Swisher Hygiene equal to the adjusted purchase price (the “Closing Purchase Price”), less $2.0 million to be retained by Ecolab as a holdback to address any further working capital, cash and debt adjustments as described below.

Within 60 days after the closing date of the Sale Transaction, Ecolab will prepare a calculation of the working capital, cash amounts and debt of the Business as of 12:01 a.m. Eastern on the closing date of the Sale Transaction. If Swisher Hygiene disagrees in good faith with Ecolab's calculation of the Final Purchase Price, Swisher Hygiene and Ecolab shall negotiate in good faith to reach agreement on the disputed items. If Swisher Hygiene and Ecolab are unable to reach agreement on such disputed items within 30 days after Swisher Hygiene notifies Ecolab of such disagreement, the parties shall retain Ernst & Young to resolve the dispute or, if Ernst & Young is unavailable, another nationally recognized accounting firm to resolve the dispute. If the Final Purchase Price, as finally determined pursuant to the Purchase Agreement, exceeds the Closing Purchase Price, then Ecolab will release the Holdback and wire additional funds to Swisher Hygiene in the amount of the excess. If the Final Purchase Price is less than the Closing Purchase Price, then Ecolab will retain the portion of the Holdback equal to such deficiency and wire the balance of the holdback funds, if any, to Swisher Hygiene; provided, however, if the amount of such deficiency exceeds the amount of the Holdback, Swisher Hygiene will pay the difference directly to Ecolab.

In the Sale Transaction, Ecolab will acquire all right, title and interest in and to (a) the equity interest of Swisher International, Inc., free and clear of all liens, (b) any and all of the assets, rights and properties, whether tangible or intangible or real, personal or mixed, primarily used in or held for use in the operation of the Business (other than the excluded assets discussed below), free and clear of all liens other than permitted liens set forth in the Purchase Agreement and (c) any of the assets set forth in the disclosure schedule to the Purchase Agreement, including the Swisher Hygiene 401(k) Plan, free and clear of all liens other than permitted liens set forth in the Purchase Agreement.  Notwithstanding the foregoing, Ecolab will not acquire or assume the following assets of Swisher Hygiene:

●	Loans and advances, if any, by Swisher Hygiene to any of its affiliates or otherwise to the Business;

●
Certain contracts set forth in the disclosure schedule to the Purchase Agreement, which contacts include engagement letters and agreements with financial advisors, accountants and similar service providers;

●	Assets and rights (other than certain intellectual property rights) primarily used with respect to Swisher Hygiene's recently sold Canadian business operations;

●
Tax returns and other books and records related to taxes paid or payable by Swisher Hygiene or its affiliates (other than returns of Swisher International and its subsidiaries and other returns related to the assets to be acquired by Ecolab in the Sale Transaction);

●
Refunds or credits of or against any income, franchise, branch profits or capital gain taxes of Swisher Hygiene, including as a consolidated group with Swisher International or any of its subsidiaries that relate to any time period prior to the closing date of the Sale Transaction;

●	Cash amounts (other than cash amounts of Swisher International and its subsidiaries as of immediately prior to the closing of the Sale Transaction);

●	Certain insurance policies of Swisher Hygiene;

●	All rights with respect to any liabilities that are retained by Swisher Hygiene following the closing of the Sale Transaction (as described in greater detail below);

●	Any equity interest in any subsidiary of Swisher Hygiene other than Swisher International and its subsidiaries, if any; and

●	Privileged communications between Swisher Hygiene and its affiliates, on the one hand, and their attorneys and financial advisors, on the other.

From and after the closing of the Sale Transaction, Swisher Hygiene will remain responsible for and retain certain liabilities, including but not limited to the following:

●
Any liabilities that relate to, or arise out of Swisher Hygiene's (or any of its affiliates') operation of any business or division other than the Business, and any sale, divestiture or other disposition of any such business or division, including the Canada business, and any taxes associated therewith;

●	Any liabilities to the extent arising out of or related to the excluded assets set forth above;

●
Any liabilities for income, franchise, branch profits or capital gain taxes of Swisher Hygiene, including as a consolidated group with Swisher International or any of its subsidiaries that relate to any time period prior to the closing date of the Sale Transaction;

●	Any liabilities of any subsidiary of Swisher Hygiene other than Swisher International or any subsidiary thereof;

●
Any fees and expenses of brokers, finders, counsel, financial advisors, accountants, consultants and other professional advisors incurred by Swisher Hygiene or any of its affiliates in connection with any auction or other sale process to sell the Business, the Canada business or any other line of business of Swisher Hygiene or any of its affiliates, including the negotiation and execution of the Purchase Agreement;

●
Any liabilities related to ongoing or pending matters involving Swisher Hygiene and/or its affiliates, including any securities matters, shareholder claims and disputes with current or former Swisher Hygiene service providers;

●	Any liabilities in respect of Retained Employees (as defined in the Employee and Benefit Matters section of this Purchase Agreement summary, below); and

●
Any liabilities in respect of the stockholders of Swisher Hygiene, including any such liabilities associated with the issuance, sale, redemption or other disposition of any shares of stock or other securities, or any such liabilities related to the breach of, or non-compliance with, (i) any rule of any governmental authority (including the SEC or NASDAQ) which relates to reporting, disclosure or other securities-related obligations of Swisher Hygiene or (ii) any applicable fiduciary duties owed to the stockholders of Swisher Hygiene or otherwise arising under the DGCL.

Closing

Closing of the Sale Transaction under the Purchase Agreement will occur on the first business day of the month following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated thereby, including the approval of the Sale Transaction by the holders of a majority of our common stock at a duly called meeting of our stockholders.

Representations and Warranties

The Purchase Agreement contains a number of customary representations and warranties applicable to Swisher Hygiene, subject in some cases to customary qualifications, relating to, among other things, the following:

●	valid existence and good standing, and other corporate matters of Swisher Hygiene;

●	authorization, valid execution and delivery, and enforceability of the Purchase Agreement;

●	conflicts or violations under charter documents, contracts and instruments or law;

●	delivery and accuracy of financial statements related to the Business;

●	absence of certain changes related to the Business;

●	brokers' or finders' fees, and other fees with respect to the Sale Transaction;

●	pending or threatened material litigation related to the Business;

●	filing and accuracy of SEC reports;

●	internal controls and procedures in connection with financial reporting;

●	compliance with laws and reporting requirements;

●	absence of undisclosed liabilities;

●	title, condition and sufficiency of the assets of the Business;

●	taxes;

●	matters related to employee benefits related to the Business;

●	labor and employment matters related to the Business;

●	material contracts related to the Business;

●	real estate related to the Business;

●	environmental liability matters related to the Business;

●	regulatory matters related to the Business;

●	intellectual property matters related to the Business;

●	information contained in this proxy statement;

●	illegal payments or activities;

●	matters related to product warranties related to the Business;

●	insurance coverage;

●	privacy of customer information;

●	suppliers related to the Business;

●	inventories related to the Business;

●	receivables related to the Business;

●	customers related to the Business;

●	import and export controls related to the Business;

●	related party transactions; and

●	foreign assets control regulations related to the Business.

The representations and warranties of Swisher Hygiene expire at the closing date, except that the representations and warranties regarding (a) the valid existence and good standing, and other corporate matters of Swisher Hygiene, (b) the authorization, valid execution and delivery, and enforceability of the Purchase Agreement and (c) the applicability of brokers' or finders' fees and other fees with respect to the Sale Transaction shall survive the closing date of the Sale Transaction for a period of twelve (12) months (collectively, the "Fundamental Representations").

Certain representations and warranties in the Purchase Agreement provide exceptions for items that are not reasonably likely to have a "Material Adverse Effect." For purposes of the Purchase Agreement, a "Material Adverse Effect" means: (i) if aggregate revenue of the Business during the three (3) month period ending on the last day of the month preceding the last full month prior to the closing date of the Sale Transaction (including any revenue received by Ecolab after execution of the Purchase Agreement from customers of Swisher Hygiene who become customers of Ecolab after execution of the Purchase Agreement) is less than fifty percent (50%) of aggregate revenue of the Business during the three (3) month period ending on December 31, 2014 or (ii) a fact, circumstance, event, violation, development, change or effect that, individually or in the aggregate with all such other facts, circumstances, events, developments, changes or effects, has a material adverse effect on the business, condition, assets, liabilities or results of operations of the Business or the assets purchased pursuant to the Sale Transaction, other than a fact, circumstance, event, violation, development, change or effect resulting or arising from:

●
general conditions in the industries in which the Business operates, provided that such conditions or trends do not have a disproportionate effect on the Business or the assets purchased pursuant to the Sale Transaction, in the aggregate, relative to similarly situated businesses in the industries in which the Business operates;

●
general financial or capital or credit market conditions or trends (including interest rates), provided that such conditions or trends do not have a disproportionate effect on the Business or the assets purchased pursuant to the Sale Transaction, in the aggregate, relative to similarly situated businesses in the industries in which the Business operates;

●
changes in global or national political conditions or trends, provided that such changes do not have a disproportionate effect on the Business or the assets purchased pursuant to the Sale Transaction, in the aggregate, relative to similarly situated businesses in the industries in which the Business operates;

●
any act of civil unrest, war or terrorism (including by cyberattack or otherwise), including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war, provided that such acts do not have a disproportionate effect on the Business or the assets purchased pursuant to the Sale Transaction, in the aggregate, relative to similarly situated businesses in the industries in which the Business operates;

●	changes or proposed changes in generally accepted accounting principles;

●	the announcement of the Purchase Agreement or the transactions contemplated thereby;

●	actions or omissions of Swisher Hygiene taken with the consent of Ecolab in furtherance of the Sale Transaction or actions of Swisher Hygiene in accordance with the Purchase Agreement;

●	the failure by Swisher Hygiene to take any action that is prohibited by the Purchase Agreement; or

●	any failure of Swisher Hygiene to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position.

The Purchase Agreement also contains a number of customary representations and warranties applicable to Ecolab, subject in some cases to customary qualifications, relating to, among other things, the following:

●	valid existence and good standing, and other corporate matters of Ecolab;

●	authorization, valid execution and delivery, and enforceability of the Purchase Agreement;

●	conflicts or violations under charter documents, contracts and instruments or law;

●	financial ability to perform Ecolab's obligations under the Purchase Agreement; and

●	information contained in this proxy statement.

Indemnification; Survival of Indemnification Obligations

After closing of the Sale Transaction, we have agreed to indemnify and hold Ecolab and its affiliates harmless from any loss arising out of (i) breaches by us of any Fundamental Representations, covenants or agreements made or to be performed by us under the Purchase Agreement, (ii) any retained liabilities under the Purchase Agreement, (iii) any liabilities that are not retained liabilities that (a) relate to or arise out of Swisher Hygiene's direct or indirect operation of any business or division (including any business or division previously sold or discontinued) other than the Business, and any sale, divestiture or other disposition of any such business or division, and any taxes associated therewith to the extent amounts in respect of such liabilities are not recovered under insurance policies, (b) arise out of any failure to comply with environmental laws solely with respect to any discontinued activities or operations of any formerly owned, leased or operated properties associated with the Business or (c) are liabilities of Swisher International and/or any of its subsidiaries in respect of any Swisher Hygiene benefit plan other than the Swisher Hygiene benefit plan transferred pursuant to the Purchase Agreement.  The foregoing indemnification obligations of Swisher Hygiene are the sole and exclusive remedy for Ecolab under the Purchase Agreement (except for specific performance and claims for willful breach or fraud), and any indemnification claim must be made within three (3) years of the closing.

After closing of the Sale Transaction, Ecolab has agreed to indemnify and hold us and our affiliates harmless from any loss arising out of (i) breaches by Ecolab of any of their fundamental representations, covenants or agreements made or to be performed by it under the Purchase Agreement, or (ii) any liability assumed by Ecolab under the Purchase Agreement.

Claims for indemnification under the Purchase Agreement are not subject to any minimum threshold amount or limitation other than the limitation that no party shall be liable for punitive damages, except to the extent such damages were reasonably foreseeable or were awarded in connection with a third-party claim.

Covenants and Agreements

Under the Purchase Agreement, we have agreed to abide by certain customary covenants prior to the closing of the Sale Transaction. Among others, these covenants include an agreement to not take any of the following actions related to the Business without the written consent of Ecolab:

●
hire or terminate the employment of any Current Business Employee or Service Provider, or transfer the employment or engagement of any Current Business Employee or Service Provider to a different employer or engager except in the ordinary course of business and with notice to Ecolab, as commercially reasonable to maintain the Business;

●	materially amend or terminate any Swisher International benefit plan or materially amend or terminate any other benefit plan in respect of Business Employees;

●
except in the ordinary course of business, in respect of any Business Employee or Service Provider, increase any compensation or benefits, establish any new compensation or benefit programs or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case as may be required by a benefit plan;

●	adopt or enter into any new benefit plan;

●	enter into or amend any collective bargaining agreement or other agreement with a labor union, works council or similar organization covering any Business Employee or Service Provider;

●
sell, lease, license or dispose of any of the assets to be sold or stock in certain Company subsidiaries, or mortgage, pledge or encumber the assets to be sold, other than in the ordinary course of business consistent with past practice;

●	change the general level of pricing of services and products of the Business other than in the ordinary course of business consistent with past practice;

●
except as required by law, make any material change in accounting practices, billing or cash management practices (including with respect to the timing and frequency of collection of receivables and paying of payables);

●	waive any rights under the confidentiality, restrictive covenant provisions of any contracts relating to the Business, any Business Employee or Service Provider;

●	terminate, suspend, amend or modify in any material respect, any permit, except in the ordinary course of business consistent with past practice;

●
except for ordinary course contracts with customers of the Business, enter into or terminate or amend any material contract, other than in the ordinary course of business consistent with past practice;

●	authorize or effect any amendment to or change the organizational documents of Swisher International or its subsidiaries;

●
issue, authorize the issuance of or consent to the issuance of any equity interests or grant any options, warrants, or other rights to purchase or obtain any equity securities or issue, sell or otherwise dispose of any of the equity securities of Swisher International or any of its subsidiaries, or redeem, repurchase or otherwise acquire any securities of Swisher International or any of its subsidiaries;

●
except for transactions among Swisher Hygiene, Swisher International and their respective affiliates in the ordinary course, (A) incur any indebtedness other than in the ordinary course of business or for amounts not exceeding $5,000,000, (B) make any acquisition of any assets or businesses if such acquisition is not in the ordinary course of business, (C) sell, pledge, dispose of or encumber any material assets or businesses other than in the ordinary course of business, or (D) enter into any binding contract with respect to any of the foregoing;

●	enter into any contract in relation to the Business for the purchase of real property;

●
except in the ordinary course of business, enter into any contract in relation to the Business for the lease, sublease, license, use or other occupancy of real property which obligates Swisher International or any subsidiary thereof for more than one (1) year or amounts in excess of $15,000;

●	exercise any option to extend any agreement related to leased real property other than extensions of one (1) year or less necessary to maintain current operations;

●	terminate a real property lease;

●
settle any proceeding other than (A) in the ordinary course of business consistent with past practice involving solely money damages or (B) any proceeding previously disclosed to Ecolab, so long as any such settlement imposes no liability and creates no restriction or obligation on the Business, Swisher International or any subsidiary thereof;

●	change any tax accounting methods, policies or practices, other than any such changes as are required by a change in generally accepted accounting principles or applicable law;

●	make, revoke or amend any tax election;

●	file any amended tax return or claim for refund except in the ordinary course of business;

●	enter into any agreement affecting any tax liability or refund or settle or compromise any tax liability or refund;

●	extend or waive the application of any statute of limitations regarding the assessment or collection of any tax;

●
take, or cause or permit any other person to take, any action which could (A) increase Ecolab’s (or any of its affiliates’) liability for taxes or (B) result in, or change the character of, any income or gain (including any subpart F income) that Ecolab (or any of its affiliates) must report on any tax return;

●
except as necessary in the ordinary course of business consistent with past practice, or except to the extent exclusively related to Swisher Hygiene's business in Canada, grant to or acquire from any person, or dispose of or permit to lapse any rights to any material intellectual property, or disclose to any person, other than representatives of Ecolab, any material trade secret;

●	authorize any of, or commit or agree to take, whether in writing or otherwise, or do any of, the foregoing actions.

No Solicitation / Superior Proposal

The Purchase Agreement provides that, except as specifically provided for in the Purchase Agreement, Swisher Hygiene shall not, nor shall it permit any of its subsidiaries or representatives to, directly or indirectly, take any action to:

●	initiate, solicit, encourage, or take any action to knowingly facilitate the submission of any takeover proposal (as described below);

●
participate in any discussions or negotiations regarding, furnish any information to any third party in connection with, or otherwise cooperate with respect to, a takeover proposal or a proposal that requires Swisher Hygiene to abandon the Sale Transaction;

●	enter into any letter of intent or similar agreement with respect to any takeover proposal; or

●	submit to the stockholders of Swisher Hygiene for their approval any takeover proposal.

Upon notice to Ecolab, at any time prior to the adoption and approval of the Sale Transaction and the Purchase Agreement by our stockholders:

●
subject to compliance with the Purchase Agreement, we may, in response to a bona fide written takeover proposal obtained from a third party and not obtained in violation of the restrictions set out above, furnish information to such third party pursuant to a confidentiality agreement and participate in any discussions or negotiations with such third party, if (A) our Board of Directors determines in good faith that such takeover proposal constitutes a superior proposal or (B) our Board of Directors determines in good faith after consultation with its outside financial and legal advisors that such takeover proposal is reasonably expected to lead to a superior proposal;

●
subject to compliance with the Purchase Agreement, our Board of Directors is permitted to change its recommendation to stockholders with respect to the Sale Transaction and enter into an alternative transaction that is a superior proposal, conditioned upon the payment to Ecolab of a $1,500,000 termination fee;

●
subject to compliance with the Purchase Agreement, our Board of Directors is permitted to change its recommendation to stockholders, if it determines that doing so is consistent with its fiduciary duties to our stockholders under applicable law, conditioned upon the payment to Ecolab of a $1,500,000 termination fee if Buyer terminates; and

●
subject to compliance with the Purchase Agreement, our Board of Directors is permitted to take and disclose to our stockholders a position with respect to any tender offer or exchange offer by a third party or amend or withdraw such a position in accordance with applicable law.

The term "takeover proposal" means any proposal or offer relating to (i) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of any assets (including equity interests in our subsidiaries) or Swisher Hygiene that constitute 15% or more of the consolidated revenues, net income or assets (including equity interests in our subsidiaries) of Swisher Hygiene, or 15% or more of any class of our securities, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of our securities, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Swisher Hygiene pursuant to which any person or the stockholders of any person would acquire 15% or more of any class of our securities or (iv) any combination of the foregoing.

The term "superior proposal" means any bona fide takeover proposal that did not result from a breach of the Purchase Agreement, made by a third party that our Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, to be more favorable to Swisher Hygiene than the transactions contemplated by the Purchase Agreement, taking into account all financial, regulatory, legal and other aspects of such takeover proposal including, without limitation, the likelihood of consummation. If we enter into an agreement with any third party with respect to a superior proposal, we will be required to pay the termination fee of $1,500,000.

Non-Solicitation

Subject to certain exceptions, for a period of two (2) years from the closing date of the Sale Transaction, neither Swisher Hygiene nor any affiliate thereof will, without the prior written consent of Ecolab, solicit for employment or engagement any Business Employee or Service Provider (other than those Business Employees and/or Service Providers identified in the schedules to the Purchase Agreement) that (i) becomes employed or engaged by Ecolab or an affiliate thereof on the closing date of the Sale Transaction, (ii) is offered employment or engagement by Ecolab or (iii) has been terminated by Swisher Hygiene or any affiliate on or after the date of the Purchase Agreement and prior to the closing of the Sale Transaction.

Non-Competition

For a period of five (5) years from the closing date of the Sale Transaction, neither Swisher Hygiene nor any of its subsidiaries may engage in the Business, subject to an exception for the ownership of three percent (3%) of the securities of a public company engaged in the Business.

Employee & Benefits Matters

Immediately prior to the closing, Swisher Hygiene shall cause Swisher International and each subsidiary thereof to transfer the employment of the chief executive officer and chief financial officer of the Business (the “Retained Employees”) to an affiliate of Swisher Hygiene other than Swisher International or any subsidiary thereof. The employment of each other employee of Swisher International will not change as a result of the closing of the Sale Transaction.

No later than the closing date of the Sale Transaction, Swisher Hygiene shall cause the Swisher Hygiene 401(k) Plan (the "Benefit Plan") to be a benefit plan maintained by Swisher International.  No later than October 15, 2015, Swisher Hygiene shall have caused Swisher International to contribute to the Benefit Plan the matching contribution under such Benefit Plan in respect of the 2014 calendar year.

Conditions to Completion of the Sale Transaction

The obligations of Swisher Hygiene and Ecolab to complete the Sale Transaction are subject to the satisfaction or waiver of the following conditions:

●	the receipt of our stockholder approval;

●
the absence of any statute, rule, regulation, order, injunction, judgment, decree or other determination that has been issued, enacted, entered, promulgated or enforced by any governmental authority which makes the Purchase Agreement illegal or otherwise restrains or prohibits the closing of the Sale Transaction;

In addition, the obligations of Ecolab to complete the Sale Transaction are subject to the satisfaction by Swisher Hygiene or waiver by Ecolab of conditions, including the following:

●
certain of our fundamental representations and warranties shall be true and correct as of the date of the Purchase Agreement and the date of the closing of the Sale Transaction (except any such representations and warranties made only as of a particular date need only be true and correct as of such date), and our other representations and warranties shall be true and correct as of the date of the Purchase Agreement and the date of the closing of the Sale Transaction (except any such representations and warranties made only as of a particular date need only be true and correct as of such date) except to the extent the failure of such representations and warranties to be true and correct has not and would not reasonably be expected to have a Material Adverse Effect,

●	Swisher Hygiene shall have performed and complied in all material respects with each of the covenants, agreements and obligations Swisher Hygiene is required to perform under the Purchase Agreement;

●	all approvals of certain third parties set forth in the disclosure schedule to the Purchase Agreement shall have been obtained; and

●
that certain inquiry involving the Securities and Exchange Commission and the Office of the United States Attorney for the Western District of North Carolina shall have been settled upon terms and conditions set forth in the Purchase Agreement.

In addition, the obligations of Swisher Hygiene to complete the Sale Transaction are subject to the satisfaction by Ecolab or waiver by Swisher Hygiene of conditions, including the following:

●
Ecolab's representations and warranties shall be true and correct as of the date of the Purchase Agreement and the date of the closing of the Sale Transaction, except those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, and except those changes that would not be reasonably expected to cause a material adverse effect; and

●	Ecolab shall have performed and complied in all material respects with each of the covenants, agreements and obligations Ecolab is required to perform under the Purchase Agreement.

Termination

We and Ecolab may by mutual written consent terminate the Purchase Agreement at any time prior to the completion of the Sale Transaction.

In addition, either we or Ecolab may, in writing, terminate the Purchase Agreement at any time prior to the effective time of the Sale Transaction:

●
if the Sale Transaction is not completed on or before December 1, 2015 (or, if either we or Ecolab receive a material production request from a governmental authority, and either party elects to extend the date, December 31, 2015 (with December 1, 2015, or, following the foregoing extension, December 31, 2015, being hereinafter referred to as the “Outside Date”), so long as the failure to complete the Sale Transaction by such date is not the result of the failure of the terminating party to perform any of its obligations under the Purchase Agreement;

●
if any governmental authority has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, order, injunction, judgment, decree or other determination which makes the Purchase Agreement illegal or otherwise restrains or prohibits the closing of the Sale Transaction; or

●	if the adoption and approval of the Purchase Agreement by our stockholders is not obtained at Swisher Hygiene's Annual Meeting (or any adjournment thereof).

We may terminate, in writing, the Purchase Agreement at any time prior to the completion of the Sale Transaction:

●
if a breach of any representation, warranty, covenant or other agreement in the Purchase Agreement has been committed by Ecolab which has had a material adverse effect, and such breach has not been waived or cured before the earlier of (i) ten (10) days after we have notified Ecolab and (ii) the Outside Date, and provided that we are not ourselves in breach of any representation, warranty or covenant in the Purchase Agreement; or

●
if, prior to receipt of our stockholders' approval of the Sale Transaction, our Board of Directors has determined to accept a superior proposal, provided that we have complied in all material respects with the terms of the Purchase Agreement and pay to Ecolab the termination fee of $1,500,000.

Ecolab may terminate, in writing, the Purchase Agreement at any time prior to the completion of the Sale Transaction:

●
if we have committed a breach of certain fundamental representations in the Purchase Agreement, or if we have committed a breach of any other representation, warranty, covenant or other agreement in the Purchase Agreement which has had a material adverse effect, and any such breach has not been waived or cured before the earlier of (i) ten (10) days after Ecolab has notified us and (ii) the Outside Date, and provided that Ecolab is not itself in breach of any representation, warranty or covenant in the Purchase Agreement; or

●
if our Board of Directors (or any committee thereof) (i) withdraws (or modifies or qualifies in any manner adverse to Ecolab), or resolves to or publicly proposes to withdraw (or modify or qualify in a manner adverse to Ecolab), its recommendation of the Purchase Agreement or otherwise takes any action or makes any public statement in connection with the transactions contemplated by the Purchase Agreement that is inconsistent with the recommendation of the Purchase Agreement or (ii) adopts, approves, endorses or recommends, or resolves to or publicly propose to adopt, approve, endorse or recommend, any alternative takeover proposal (any such action, a “Change in Recommendation”);

●
if our Board of Directors fails to publicly reaffirm its recommendation of the Purchase Agreement within five (5) business days after receipt of a written request from Ecolab to provide such reaffirmation following an alternative takeover proposal being publicly announced or otherwise becoming publicly known; or

●	if either party receives a material production request from a governmental authority, provided that concurrently with such termination, Ecolab pays Swisher Hygiene a termination fee of $3,000,000.

Termination Fee

We will be obligated to pay Ecolab a fee of $1,500,000 in connection with the termination of the Purchase Agreement in the event that:

●
Ecolab terminates the Purchase Agreement and either (i) prior to the receipt of requisite stockholder approval, our Board of Directors (or any committee thereof) effects a Change in Recommendation or (ii) our Board of Directors fails to publicly reaffirm its recommendation of the Purchase Agreement within five (5) business days after receipt of a written request from Ecolab to provide such reaffirmation following an alternative takeover proposal being publicly announced or otherwise becoming publicly known;

●
Ecolab or Swisher Hygiene terminates the Purchase Agreement as a result of our stockholders failing to approve the Sale Transaction at the Annual Meeting or otherwise prior to the Outside Date and at either of such times a takeover proposal has been publicly announced or otherwise made publicly known prior to such failure, and within 12 months of such termination, we enter into a definitive agreement with respect to, or consummate the transaction contemplated by, such takeover proposal; or

●	Swisher Hygiene terminates the Purchase Agreement after our Board of Directors has determined to accept a superior proposal.

Ecolab will be obligated to pay us a fee of $3,000,000 in the event that Ecolab terminates the Purchase Agreement solely as a result of either party receiving a material production request from a governmental authority; however, Ecolab will not be obligated to pay us this $3,000,000 fee in the event that Ecolab terminates the Purchase Agreement for a different reason, even if a party has received a material production request from a governmental authority at the time of such termination.  In addition, if either party receives a material production request, then Ecolab must pay us $3,000,000, less Ecolab’s and Swisher Hygiene’s reasonable and documented out-of-pocket expenses incurred in connection with cooperating with such request or any other notice or request relating to antitrust laws, in the event either (a) Ecolab terminates the Purchase Agreement as a result of the failure of the Sale Transaction to close by the Outside Date and such failure is due solely to a pending action by a governmental entity reviewing the Sale Transaction or (b) Ecolab or Swisher Hygiene terminates the Purchase Agreement as a result of a governmental entity issuing a judgment under any antitrust law which makes the Purchase Agreement illegal or otherwise restrains or prohibits the closing of the Sale Transaction.

Expenses

Except as otherwise provided therein, the Purchase Agreement provides that all costs and expenses incurred in connection with the Purchase Agreement and the transactions contemplated by the Purchase Agreement will be paid by the party incurring the expenses.

Amendment

The Purchase Agreement may be amended, supplemented, or otherwise modified by the parties only in writing.

Specific Performance

Swisher Hygiene and Ecolab are entitled to seek an injunction to prevent breaches of the Purchase Agreement by the other party and to enforce specifically the terms of the Purchase Agreement.

Vote Required and Recommendation

The Board recommends that you vote FOR the Sale Transaction Proposal. The vote required to approve the Sale Transaction Proposal is the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the Record Date.

Related Agreements

Support Agreement

Certain stockholders, including our directors and executive officers, have executed a Support Agreement (the “Support Agreement”) providing that each such person will vote any shares of our common stock held by such person in favor of the Sale Transaction. In the aggregate 2,680,970 shares, representing approximately 15.2% of the shares of our outstanding common stock entitled to vote at the Annual Meeting, are subject to the Support Agreement and will be voted to approve the Sale Transaction.

Transitional Services Agreement

Pursuant to the Purchase Agreement, before closing of the Sale Transaction, the parties expect to enter into a Transitional Services Agreement providing for certain corporate and administrative services provided by Ecolab to the Company in exchange for a service fee commensurate with the services to be provided.

Version 5

SELECTED FINANCIAL INFORMATION
(In thousands)

The following selected financial data for the six months ended June 30, 2015 and the years ended December 31, 2014, 2013, 2012, 2011 and 2010 should be read in conjunction with our unaudited financial statements of Swisher International, Inc. as of June 30, 2015 and for the three and six months ended June 30, 2015, and as of and for the years ended December 31, 2014, and 2013.

	Six months ended	Year Ended December 31,
	June 30, 2015	2014	2013	2012	2011	2010
Selected Income Statement Data:

Revenue	$82,756	$177,475	$191,988	$209,009	$149,541	$61,969

Net Loss from operations	$(15,581)	$(36,234)	$(136,149)	$(59,318)	$(34,917)	$(17,546)

Selected Balance Sheet Data:

Total Assets	$91,524	$106,911	$146,336	$297,306	$324,603	$100,257

Swisher International Inc Stockholder's Equity	$66,788	$78,934	$115,597	$254,188	$221,329	$46,316

Long-term debt and obligations	$931	$1,110	$1,048	$2,958	$44,775	$39,200

During 2014 and 2013, Swisher International, Inc. recorded a non-cash goodwill impairment charge of $2.5 million and $93.2 million, respectively.  Refer to Note 2, “Goodwill and Other Intangible Assets”, for additional information related to this impairment charge.

UNAUDITED HISTORICAL FINANCIAL INFORMATION

SWISHER INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS AS OF JUNE 30, 2015 and DECEMBER 31, 2014
(Unaudited)
(In thousands)

	June 30,	December 31,
	2015	2014
Current assets
Cash and cash equivalents	$1,555	$6,870
Restricted cash	231	231
Accounts receivable	15,155	17,551
Inventory, net	13,161	15,063
Deferred income taxes	497	534
Other assets	3,185	2,481
Total current assets	33,784	42,730
Property and equipment, net	31,389	34,329
Other intangibles, net	5,471	6,424
Customer relationships and contracts, net	19,356	21,651
Other noncurrent assets	1,524	1,777
Total assets	$91,524	$106,911

Current liabilities
Accounts payable	$10,451	$13,407
Accrued payroll and benefits	2,664	3,427
Accrued expense	6,854	6,867
Long-term debt and obligations due within one year	1,935	1,884
Line of credit	611	-
Total current liabilities	22,515	25,585
Long-term debt and obligations	931	1,110
Deferred income taxes	558	558
Other long-term liabilities	732	724
Total noncurrent liabilities	2,221	2,392

Stockholder's equity	66,788	78,934

Total liabilities and equity	$91,524	$106,911

See Notes to Condensed Financial Statements

SWISHER INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015
(Unaudited)
(In thousands)

	Three months	Six Months
	Ended June 30,	Ended June 30,
	2015	2015
Revenue
Products	$38,221	$74,964
Services	3,657	7,274
Franchise and other	269	518
Total revenue	42,147	82,756

Costs and expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	19,968	39,299
Route expenses	10,758	21,636
Selling, general, and administrative expenses	13,922	28,701
Depreciation and amortization	4,251	8,535
Impairment loss on goodwill and intangibles	166	166
Total costs and expenses	49,065	98,337
Loss from operations	(6,918)	(15,581)

Other (expense), net	(537)	(697)
Net loss before income taxes	(7,455)	(16,278)
Income tax expense	(26)	(54)
Net loss	$(7,481)	$(16,332)

See Notes to Condensed Financial Statements

SWISHER INTERNATIONAL, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

Six Months
Ended June 30,
2015
Operating activities
Net loss	$(16,332)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	8,535
Provision for doubtful accounts	582
Stock based compensation	208
Deferred income taxes	37
Impairment loss on intangible assets	166
Gain on sale of assets	340
Changes in operating assets and liabilities:
Accounts receivable	1,638
Inventory	1,902
Accounts payable, accrued expense and other current liabilities	(3,673)
Other assets and non-current assets	(451)
Cash used in operating activities	(7,048)
Investing activities
Purchases of property and equipment	(2,718)
Cash received on sale of property and equipment	41
Cash used in investing activities	(2,677)
Financing activities
Net proceeds from line of credit, net of issuance costs	611
Net payments on long-term debt	(179)
Net contributions from parent	3,978
Cash provided by financing activities	4,410
Net decrease in cash and cash equivalents	(5,315)
Cash and cash equivalents at the beginning of the period	6,870
Cash and cash equivalents at the end of the period	$1,555

See Notes to Condensed Financial Statements

SWISHER INTERNATIONAL, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION

         On August 12, 2015, Swisher Hygiene Inc. (“Swisher”) entered into a Purchase Agreement (the “Agreement”) with Ecolab Inc. (“Ecolab”).  Pursuant to the Agreement, Ecolab will purchase from the Company its wholly-owned subsidiary Swisher International, Inc. (“Swisher International” or the “Company”) and other assets used in the Company’s U.S. operations on a debt free, cash-free basis, in exchange for a purchase price of $40.0 million in cash, subject to a working capital adjustment (the “Sale Transaction”).  Upon closing of the Sale Transaction, Ecolab will pay a portion of the purchase price to certain lenders of the Company to repay outstanding debt, with the remainder being paid to the Company, less a $2.0 million holdback to address any working capital adjustments and adjustments related to any debt and cash of Swisher International that will remain with Swisher International after closing.  Swisher Hygiene will retain certain assets, debts and liabilities at closing.

The accompanying unaudited Condensed Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and rules promulgated by the Securities and Exchange Commission (“SEC”) and therefore do not contain all of the information and footnotes required by GAAP and the SEC for annual financial statements. Swisher International's Condensed Financial Statements reflect all adjustments that management believes are necessary for the fair presentation of the financial position, results of operations, and cash flows for the periods presented of this business to be disposed.  These financial statements should be read in conjunction with the unaudited financial statements of Swisher International for the years ended December 31, 2014 and 2013.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of the Condensed Financial Statements. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

The Company's significant accounting policies are discussed in Note 1 of the Notes to Financial Statements in our financial statements of Swisher International, Inc. as of and for the years ended December 31, 2014 and 2013. There have been no significant changes to those policies.

Going Concern

Our Condensed Financial Statements were prepared on a going concern basis in accordance with U.S. GAAP. The going concern basis of presentation assumes that we will continue in operation for the next twelve months and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern. The Company has suffered recurring losses from operations and has not generated positive cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In order for us to continue operations beyond the next twelve months and be able to discharge our liabilities and commitments in the normal course of business, we must do, but not limited to, some or all of the following: (i) improve operating results through improved customer retention, profitable organic revenue growth, and continued improvements in cost efficiencies; (ii) sell additional assets; (iii) raise additional equity; and/or (iv) obtain additional financing through debt. There can be no assurance that we will be able to improve operating results or obtain additional funds by selling additional assets, raising additional equity or obtaining additional financing when needed or that such funds, if available, will be obtainable on terms satisfactory to us.

If we are not able to improve operating results or obtain additional funds by selling additional assets, continued improvements in cost efficiencies, raising additional equity or obtaining additional financing, material adverse events may occur including, but not limited to: 1) a reduction in the nature and scope of our operations, 2) our inability to fully implement our current business plan, and 3) defaults under the Credit Facility (as defined below). There can be no assurances that we will be able to successfully improve our liquidity position. Our condensed financial statements do not reflect any adjustments that might result from the adverse outcome relating to this uncertainty.

Newly Issued Accounting Pronouncements

In April, 2014, the Financial Accounting Standards Board issued Accounting Standards Update ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this accounting standard raise the threshold for a disposal to qualify as a discontinued operation and require new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. This accounting standard update is effective for annual periods beginning on or after December 15, 2014 and related interim periods, with early adoption allowed. The adoption of this standard did not have a material impact on the Company’s financial results.

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update ASU No. 2014-09, Revenue from Contracts with Customers. This ASU is intended to clarify the principles for recognizing revenue by providing a more robust framework for addressing revenue issues; improving comparability of revenue recognition practices; and providing more useful information to users of financial statements through improved revenue disclosure requirements. The provisions of this ASU are effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this standard and has elected to not adopt the standard early.

In August 2014, the Financial Accounting Standards Board issued ASU Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU provides guidance related to management’s responsibility to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and to provide related footnote disclosures. The new requirements are effective for the annual periods ending after December 15, 2016, and for interim periods and annual periods thereafter. Early adoption is permitted. The Company is currently evaluating the impact of this standard and has elected to not adopt the standard early.

NOTE 2 — GOODWILL AND OTHER INTANGIBLE ASSETS

The Company’s accounting policy is to perform an annual impairment test in the fourth quarter or more frequently whenever events or circumstances indicate that the carrying value of intangible assets may not be recoverable. On a quarterly basis, we monitor the key drivers of fair value to detect the existence of indicators or changes that would warrant an interim impairment test for our intangible assets. Goodwill was fully impaired as of the year ended December 31, 2014. The Company performed an assessment of its proprietary chemical formulas in the quarter ended June 30, 2015 because of initiatives throughout the organization to reduce the number of active stock keeping units (“SKUs”). Upon completion of the assessment and impairment testing, it was determined that the fair value of formulas was lower than the net book value, resulting in an impairment charge of $0.2 million.

Amortization expense on finite lived intangible assets for the three and six months ended June 30, 2015 was $1.5 million and $3.1 million, respectively.

NOTE 3 — INVENTORY

Inventory, net of reserves, as of June 30, 2015 and December 31, 2014 consisted of the following:

	June 30,	December 31,
	2015	2014
Finished goods	$10,153	$11,923
Raw materials	2,573	2,780
Work in process	435	360
Total	$13,161	$15,063

NOTE 4 — EQUITY

Changes in equity for the six months ended June 30, 2015 consisted of the following:

Balance at December 31, 2014	$78,934
Stock based compensation	208
Net contributions from parent	3,978
Net loss	(16,332)
Balance at June 30, 2015	$66,788

NOTE 5 — LONG-TERM DEBT AND OBLIGATIONS

	June 30,	December 31,
	2015	2014
Notes payable	$1,058	$1,193
Convertible promissory notes, 4.0%: maturing at various dates through 2016	486	757
Capitalized lease obligations and other financing	1,322	1,044
Total debt and obligations	2,866	2,994
Long-term debt and obligations due within one year	(1,935)	(1,884)
Long-term debt and obligations	$931	$1,110

Interest on notes payable range between 3.7% and 4.0% and mature at various dates through 2019. At the Company’s election, the Company may settle, at any time prior to and including the maturity date, any portion of the outstanding convertible promissory notes’ principal balance of $0.5 million, plus accrued interest, in a combination of cash and shares of common stock. To the extent that the Company’s common stock is part of such settlement, the settlement price is the most recent closing price of the Company’s common stock on the trading day prior to the date of settlement. Although none of these notes have been settled to date with shares, if all notes outstanding at June 30, 2015 were to be settled with shares, Swisher would issue 462,700 shares of common stock based on the per share value at June 30, 2015.

On August 29, 2014, the Company entered into a $20.0 million revolving credit facility, through the execution of a Loan and Security Agreement, by and among the Company, as Guarantor, and certain subsidiaries of the Company and collectively, as Borrower, and Siena Lending Group LLC, as Lender (the “Credit Facility”). The Credit Facility matures on August 29, 2017.

Interest on borrowings under the Credit Facility will accrue at the Base Rate plus 2.00% and will be payable monthly. Base Rate is defined as the greater of (1) the Prime Rate, (2) the Federal Funds Rate plus 0.50%, or (3) 3.25%.

Borrowings and availability under the Credit Facility are subject to a borrowing base and limitations, and compliance with other terms specified in the agreement. Borrowings under the Credit Facility are secured by a first priority lien on certain of the Company’s and its subsidiaries’ assets. The calculated borrowing base as of June 30, 2015 was $11.0 million, of which $4.1 million was outstanding under letters of credit, $0.6 million was outstanding under borrowings and $6.3 million was unused.

The Credit Facility contains certain customary representations and warranties, and certain customary covenants on the Company’s ability to, among other things, incur additional indebtedness, create liens or other encumbrances, sell or otherwise dispose of assets, and merge or consolidate with other entities or enter into a change of control transaction. The Credit Facility contains various events of default and certain cash management and reporting requirements. The Company has met all required covenants under the Credit Facility as of June 30, 2015.

The Company has entered into capitalized lease obligations with third party finance companies to finance the cost of certain equipment. At June 30, 2015, these obligations bore interest at rates ranging between 4.0% and 18.4% and at December 31, 2014, interest ranged between 4.0% and 18.4%.

The fair value of the Company's debt is estimated based on the current borrowing rates available to the Company for bank loans with similar terms and maturities, and approximates the carrying value of these liabilities.

NOTE 6 — OTHER INCOME (EXPENSE), NET

	Three Months	Six Months
	Ended June 30,	Ended June 30,
	2015	2015
Interest expense	$(102)	$(195)
Foreign currency	(91)	(151)
Other	(344)	(351)
Total other income (expense), net	$(537)	$(697)
Other consists primarily of losses of assets sold of $0.3 million during the three and six months ended June 30, 2015.

NOTE 7 — SUPPLEMENTAL CASH FLOW INFORMATION

Six Months
Ended June 30,
2015
Cash paid for income taxes	$33

Cash paid for interest	$196

NOTE 8 — INCOME TAXES

In projecting the Company’s income tax expense for 2015, management has concluded that it is not more likely than not that the Company will realize the benefit of its deferred tax assets and as a result a full valuation allowance will be required as of December 31, 2015. Therefore, the Company has not recognized a tax benefit as it relates to the current loss for the period ended June 30, 2015.

For the three and six months ended June 30, 2015, the Company has recorded an estimate for income taxes based on the Company’s projected income tax expense for the twelve month period ending December 31, 2015. The Company’s tax provision has an unusual relationship to pretax loss mainly because of the existence of a full deferred tax asset valuation allowance. This circumstance generally results in a zero net tax provision since the income tax expense or benefit that would otherwise be recognized is offset by the change to the valuation allowance. However, tax expense recorded in the first and second quarter of 2015 included the accrual of income tax expense related to an additional valuation allowance in connection with the tax amortization of the Company’s indefinite-lived intangible assets that was not available to offset existing deferred tax assets (termed a “naked credit”). Specifically, the Company does not consider the deferred tax liabilities related to indefinite lived intangible assets when determining the need for a valuation allowance.

NOTE 9— RELATED PARTY TRANSACTIONS

The Company paid fees for training course development and utilization of the delivery platform from a company, the majority of which is owned by a partnership in which a significant shareholder, former director and three former executives of the Company have a controlling interest. Fees paid during the three and six months ended June 30, 2015 were less than $0.1 million.

As discussed further below in Note 10, “Commitments and Contingencies,” the Company entered into a Manufacturing and Supply Agreement (the “Cavalier Agreement”) with a plant in connection with its acquisition of Sanolite in July 2011.  The Cavalier Agreement was terminated in September 2014, pursuant to the terms of the agreement. In connection with the acquisition in 2011, two of the owners of both Sanolite and the manufacturing plant became Company employees.  There were no purchases, pursuant to the Cavalier Agreement, for the three and six months ended June 30, 2015 and $1.6 million and $3.1 million for the three and six months ending June 30, 2014, respectively. At June 30, 2015, there were no balances included in accounts payable due to this entity, and at December 31, 2014, the Company had $0.3 million included in accounts payable due to this entity. As described below, the transactions pursuant to the Cavalier Agreement were considered to be conducted at the going market prices for such products.

The Company is obligated to make lease payments pursuant to certain real property and equipment lease agreements with employees that were former owners of acquired companies. Such lease payments made were $0.2 million during the three months ended June 30, 2015 and 2014, and were $0.4 million during the six months ended June 30, 2015 and 2014.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Guarantees

In connection with a distribution agreement entered into in December 2010, the Company provided a guarantee that the distributor’s operating cash flows associated with the agreement would not fall below certain agreed-to minimums, subject to certain pre-defined conditions, over the ten year term of the distribution agreement. If the distributor’s annual operating cash flow does fall below the agreed-to annual minimums, the Company will reimburse the distributor for any such short fall up to a pre-designated amount. No value was assigned to the fair value of the guarantee at June 30, 2015 and December 31, 2014, based on a probability assessment of the projected cash flows. Management currently does not believe that it is probable that any amounts will be paid under this agreement and thus there is no amount accrued for the guarantee in the Condensed Financial Statements. This liability would be considered a Level 3 financial instrument given the unobservable inputs used in the projected cash flow model.

As discussed above in Note 9, “Related Party Transactions,” the Company entered into the Cavalier Agreement. The agreement, which was scheduled to expire on December 31, 2012, was extended for an additional two year period with an automatic 18-month renewal term and a six month termination provision. The agreement provides for pricing adjustments, up or down, on the first of each month based on the vendor’s actual average product costs incurred during the prior month. Additional product payments made by the Company due to the vendors pricing adjustment as a result of this agreement have not been significant and have not represented costs materially above the going market price for such product. The Cavalier Agreement was terminated in September 2014 pursuant to the terms of the agreement.

Legal Matters

We may be involved in litigation from time to time in the ordinary course of business. We do not believe that the ultimate resolution of these matters will have a material adverse effect on our business, financial condition or results of operations. However, the results of these matters cannot be predicted with certainty and no assurance can be given that the ultimate resolution of any legal or administrative proceedings or disputes will not have a material adverse effect on our business, financial condition and results of operations.

SWISHER INTERNATIONAL, INC.
BALANCE SHEETS
December 31, 2014 and 2013
(In thousands)

	Unaudited 2014	Unaudited 2013
ASSETS
Current assets
Cash and cash equivalents	$6,870	$20,458
Restricted cash	231	5,675
Accounts receivable, net	17,551	19,516
Inventory, net	15,063	13,670
Deferred income taxes	534	1,800
Other assets	2,481	5,671
Total current assets	42,730	66,790
Property and equipment, net	34,329	40,958
Goodwill	-	2,497
Other intangibles, net	6,323	7,869
Customer relationships and contracts, net	21,752	26,924
Other noncurrent assets	1,777	1,298
Total assets	$106,911	$146,336

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$13,407	$9,608
Accrued payroll and benefits	3,427	3,653
Accrued expense	6,867	8,743
Long-term debt and obligations due within one year	1,884	5,251
Total current liabilities	25,585	27,255
Long-term debt and obligations	1,110	1,048
Deferred income taxes	558	1,811
Other long-term liabilities	724	625
Total noncurrent liabilities	2,392	3,484

Commitments and contingencies

Stockholder’s Equity	78,934	115,597
Total liabilities and equity	$106,911	$146,336

See Notes to Financial Statements

SWISHER INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Years Ended December 31, 2014 and 2013
(In thousands)

	Unaudited	Unaudited
	2014	2013
Revenue
Products	$160,765	$172,776
Services	15,359	17,918
Franchise and other	1,351	1,294
Total revenue	177,475	191,988

Costs and expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	86,442	92,269
Route expense	46,948	50,060
Selling, general, and administrative expenses	58,351	72,424
Depreciation and amortization	19,438	19,589
Impairment loss on goodwill and other intangibles	2,530	93,795
Total costs and expenses	213,709	328,137
Loss from operations	(36,234)	(136,149)

Other expense, net	(875)	(19)
Net loss from operations before income taxes	(37,109)	(136,168)
Income tax benefit (expense)	(44)	2,637
Net loss	(37,153)	(133,531)

Equity - beginning balance	115,597	254,187

Net contributions from (distributions to) parent	490	(5,059)

Equity - ending balance	$78,934	$115,597

See Notes to Financial Statements

SWISHER INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 and 2013
(In thousands)

	Unaudited	Unaudited
	2014	2013
Operating activities
Net loss	$(37,153)	$(133,531)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	19,438	19,589
Provision for doubtful accounts	148	894
Stock based compensation	1,740	2,916
Deferred income taxes	13	(2,596)
Impairment loss on goodwill and other intangibles	2,530	93,795
Loss on disposal of property and equipment	323	33
Changes in operating assets and liabilities:
Accounts receivable	1,816	(1,373)
Inventory	(247)	1,401
Accounts payable, accrued expense and other current liabilities	(1,571)	(8,727)
Other assets and non-current assets	2,711	12,524
Cash used in operating activities	(10,252)	(15,075)
Investing activities
Purchases of property and equipment	(7,685)	(16,003)
Restricted cash	5,444	(285)
Cash received on sale of property and equipment	92	329
Cash (used in) provided by investing activities	(2,149)	(15,959)
Financing activities
Proceeds from notes payable	62	-
Principal payments on debt and capital leases	-	(1,910)
Net cash distributions to parent	(1,249)	(7,975)
Cash used in financing activities	(1,187)	(9,885)
Net decrease in cash and cash equivalents	(13,588)	(40,919)
Cash and cash equivalents at the beginning of the period	20,458	61,377
Cash and cash equivalents at the end of the period	$6,870	$20,458
Supplemental Cash Flow Information
Cash paid for interest	$128	$302
Cash received for interest	$9	$41
Cash paid for income taxes	$(36)	$316
Note payable related to insurance financing	$1,097	$2,634

See Notes to Financial Statements

SWISHER INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Basis of Presentation

Swisher International Inc. and its wholly-owned subsidiaries ("Swisher International" or the “Company” or “we” or “our”) provide essential hygiene and sanitizing solutions that include cleaning and sanitizing chemicals, restroom hygiene programs and a full range of related products and services.   We sell consumable products such as detergents, cleaning chemicals, soap, paper, water filters and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products as well as additional services such as the cleaning of facilities.  We serve customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail, and healthcare industries.

Our principal executive offices are located at 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina, 28210.  As of December 31, 2014, we have company owned operations and one remaining franchise operation located throughout North America and we have entered into nine Master License Agreements covering the United Kingdom, Portugal, the Netherlands, Singapore, the Philippines, Taiwan, Korea, Hong Kong/Macau/China, and Mexico.  The financial information about our geographical areas is included in Note 18, “Geographic Information” to the Notes to the Consolidated Financial Statements.

On August 12, 2015, Swisher Hygiene Inc. (“Swisher”) entered into a Purchase Agreement (the “Agreement”) with Ecolab Inc. (“Ecolab”).  Pursuant to the Agreement, Ecolab will purchase from the Company its wholly-owned subsidiary Swisher International and other assets used in the Company’s U.S. operations on a debt free, cash-free basis, in exchange for a purchase price of $40.0 million in cash, subject to a working capital adjustment (the “Sale Transaction”).  Upon closing of the Sale Transaction, Ecolab will pay a portion of the purchase price to certain lenders of the Company to repay outstanding debt, with the remainder being paid to the Company, less a $2.0 million holdback to address any working capital adjustments and adjustments related to any debt and cash of Swisher International that will remain with Swisher International after closing.  Swisher Hygiene will retain certain assets, debts and liabilities at closing.

The accompanying unaudited Condensed Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and rules promulgated by the Securities and Exchange Commission (“SEC”) and therefore do not contain all of the information and footnotes required by GAAP and the SEC for annual financial statements. Swisher International's Condensed Financial Statements reflect all adjustments that management believes are necessary for the fair presentation of the financial position, results of operations, comprehensive loss and cash flows for the periods presented of this business to be disposed.  These financial statements should be read in conjunction with the financial statements for the years ended December 31, 2014 and 2013.

Merger

On August 17, 2010, Swisher International entered into a merger agreement under which all of the outstanding common shares of Swisher International were exchanged for common shares of CoolBrands International Inc. (“CoolBrands”), and Swisher International became a wholly-owned subsidiary of CoolBrands (the “Merger”). Immediately before the Merger, CoolBrands completed its redomestication to Delaware from Ontario, Canada and became Swisher Hygiene Inc.  The Merger was completed on November 2, 2010.  After the Merger, the shareholders of CoolBrands held shares of Swisher Hygiene Inc. common stock.

Going Concern

Our consolidated financial statements were prepared on a going concern basis in accordance with U.S. GAAP. The going concern basis of presentation assumes that we will continue in operation for the next twelve months and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern. The Company has suffered recurring losses from operations and has not generated positive cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. In order for us to continue operations beyond the next twelve months and be able to discharge our liabilities and commitments in the normal course of business, we must do some or all of the following: (i) improve operating results through improved customer retention, profitable organic revenue growth, and continued improvements in cost efficiencies; (ii) sell additional non-core or non-essential assets; (iii) raise additional equity; or (iv) obtain additional financing through debt. There can be no assurance that we will be able to improve operating results or obtain additional funds by selling additional non-core or non-essential assets, raising additional equity or obtaining additional financing when needed or that such funds, if available, will be obtainable on terms satisfactory to us.

If we are not able to improve operating results or obtain additional funds by selling additional non-core or non-essential assets, raising additional equity or obtaining additional financing, material adverse events may occur including, but not limited to: 1) a reduction in the nature and scope of our operations, 2) our inability to fully implement our current business plan and 3) defaults under the Credit Facility. There can be no assurances that we will be able to successfully improve our liquidity position. Our consolidated financial statements do not reflect any adjustments that might result from the adverse outcome relating to this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

Cash Equivalents

The Company considers all cash accounts and all highly liquid short term investments purchased with an original maturity of three months or less at date of purchase to be cash equivalents. As of December 31, 2014 and 2013, the Company did not have any investments with maturities greater than three months.

Restricted Cash

Restricted cash at December 31, 2014 consists of amounts held in a collateral account to secure purchase card balances and electronic cash transfers.

Accounts Receivable

Accounts receivable principally consist of amounts due from customers for product sales and services.  Accounts receivable are reported net of an allowance for doubtful accounts (“allowance”) and interest is generally not charged to customers on delinquent balances. The allowance is management’s best estimate of uncollectible amounts and is based on a number of factors, including overall credit quality of customers, the age of outstanding customer balances, historical write-off experience and specific customer account analysis that projects the ultimate collectability of the outstanding balances. When accounts receivable amounts are considered uncollectible, the amounts are written-off against the allowance for doubtful accounts. The allowance was $0.9 million and $1.8 million at December 31, 2014 and 2013, respectively.

Inventory

Inventory consists of purchased items, materials, direct labor, and other manufacturing related overhead and is stated at the lower of cost or market determined using the first in-first out costing method. The Company routinely reviews inventory for excess and slow moving items as well as for damaged or otherwise obsolete items and for items selling at negative margins. When such items are identified, a reserve is recorded to adjust their carrying value to their estimated net realizable value. The reserve was $0.8 million and $0.9 million at December 31, 2014 and 2013, respectively.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of individual assets or classes of assets as follows:

Years
Items in service	2 – 7
Equipment and furniture	3 - 20
Vehicles	5
Computer equipment	3
Computer software	3 - 7
Building and leasehold improvements	1 - 40

Items in service consist of various systems that dispense the Company’s cleaning and sanitizing products and dish machines. Included in the capitalized cost of items in service are costs incurred to install certain equipment for customer locations under long-term contracts. These costs include labor, parts and supplies. Costs of significant additions, renewals and betterments, are capitalized and depreciated. Maintenance and repairs are charged to expense when incurred.

The Company capitalizes certain costs incurred during the application development stage associated with the development of new software products for internal use. Research and development costs in the preliminary project stage are expensed. Internal and external training costs and maintenance costs in the post-implementation operation stage are also expensed. Capitalized software costs are amortized over the estimated useful lives of the software commencing upon operational use.

Purchase Accounting for Business Combinations

The Company accounts for acquisitions by allocating the fair value of the consideration transferred to the fair value of the assets acquired and liabilities assumed on the date of the acquisition and any remaining difference is recorded as goodwill. Adjustments may be made to the preliminary purchase price allocation when facts and circumstances that existed on the date of the acquisition surface during the allocation period subsequent to the preliminary purchase price allocation, not to exceed one year from the date of acquisition. Contingent consideration is recorded at fair value based on the facts and circumstances on the date of the acquisition and any subsequent changes in the fair value are recorded through earnings each reporting period. Transactions that occur in conjunction with or subsequent to the closing date of the acquisition are evaluated and accounted for based on the facts and substance of the transactions.

Goodwill

Goodwill is not amortized but rather tested for impairment at least annually. The Company tests goodwill for impairment annually during the fourth quarter of each fiscal year. Goodwill is also tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.  Impairment testing for goodwill is done at the reporting unit level. A reporting unit is an operating segment or one level below an operating segment (also known as a component). A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available, and segment management regularly reviews the operating results of that component.  The Company has concluded that it has one reporting unit.

When testing goodwill for impairment, the Company may assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the Company’s fair value is less than its carrying amount, including goodwill. Alternatively, the Company may bypass this qualitative assessment and perform step 1 of the two-step goodwill impairment test. This step requires the determination of the fair value of the reporting unit. If we perform step 1 and the carrying amount of the reporting unit exceeds its fair value, we would perform step 2 to measure such impairment.

Determining fair value includes the use of significant estimates and assumptions.  Management utilizes an income approach, specifically the discounted cash flow technique as a means for estimating fair value. This discounted cash flow analysis requires various assumptions including those about future cash flows, customer growth rates and discount rates. Expected cash flows are based on historical customer growth, including attrition, future strategic initiatives and continued long-term growth of the business. The discount rates used for the analysis reflect a weighted average cost of capital based on industry and capital structure adjusted for equity risk and size risk premiums. These estimates can be affected by factors such as customer growth, pricing, and economic conditions that can be difficult to predict. During the second quarter of 2014 and the fourth quarter of 2013, in conjunction with its impairment test, the Company recorded a goodwill impairment charge of $2.5 million and $93.2 million, respectively, as further discussed in Note 2, “Goodwill and Other Intangible Assets”.

Other Intangible Assets

Identifiable intangible assets include customer relationships, non-compete agreements, trade names and trademarks, and formulas. The fair value of these intangible assets at the time of acquisition is estimated based upon various valuation techniques including replacement cost and discounted future cash flow projections.  Customer relationships are amortized on a straight-line basis over the expected average life of the acquired accounts, which is typically five to ten years based upon a number of factors, including historical longevity of customers and contracts acquired and historical retention rates. The non-compete agreements are amortized on a straight-line basis over the term of the agreements, typically not exceeding five years. Formulas are amortized on a straight-line basis over their estimated useful life of twenty years. The Company reviews the recoverability of these assets if events or circumstances indicate that the assets may be impaired and periodically reevaluates the estimated remaining lives of these assets.

Trade names and trademarks are considered to be indefinite lived intangible assets unless specific evidence exists that a shorter life is more appropriate.   Indefinite lived intangible assets are tested, at a minimum, on an annual basis, using a discounted cash flow approach, or sooner whenever events or changes in circumstances indicate that an asset may be impaired.

Long-Lived Assets

Fixed assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset.  If such assets or asset groups are considered to be impaired the impairment to be recognized is measured by the amount by which the carrying amount of the assets or asset groups exceeds the related fair values.  The Company also performs a periodic assessment of the useful lives assigned to the long-lived assets, as previously discussed.

Financial Instruments

The Company’s financial instruments, which may expose the Company to concentrations of credit risk, include cash and cash equivalents and accounts receivables.  The Company maintains cash deposits with major banks, which from time to time may exceed insured limits. The possibility of loss related to the financial condition of major banks is considered minimal.   The Company’s accounts receivable balance is composed of numerous customers of varying sizes in diverse industries and geographies.  This fact, as well as the practice of establishing reasonable credit limits mitigates credit risk. Based on historical trends and experiences, the allowance for doubtful accounts is adequate to cover potential credit risk losses.

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short maturity of these instruments. The fair value of the Company’s debt is estimated based on the current borrowing rates available to the Company for bank loans with similar terms and maturities and approximates the carrying value of these liabilities. Certain convertible promissory notes are recorded at fair value during 2014 and 2013 as further described in Note 6, "Fair Value Measurements.”

Revenue Recognition

Revenue from product sales and service is recognized when the product is delivered to the customer or when services are performed, including product and service sales made under multiple deliverable agreements, which outline the pricing of products and the preferred frequency of delivery. Deliverables under these pricing arrangements are considered to be separate units of accounting, as defined by ASC 605-25, Revenue Recognition – Multiple-Element Arrangement, and due to the nature of the Company’s business, the timing of the delivery of products and performance of service is concurrent and ongoing and there are no contingent deliverables.  Franchise and other revenue include product sales, royalties and other fees charged to franchisees in accordance with the terms of their franchise agreements.   Royalties and fees are recognized when earned and product sales are recognized as the product is delivered.

The Company’s sales policies provide for limited rights of return and, during the fiscal years 2014 and 2013, product returns were insignificant. The Company records estimated reductions to revenue for sales returns and for customer programs and incentive offerings, including pricing arrangements, rebates, promotions and other volume-based incentives at the time the sale is recorded.

Stock Based Compensation

The Company measures and recognizes all stock based compensation at fair value at the date of grant and recognizes compensation expense over the service period for awards expected to vest. Determining the fair value of stock based awards at the grant dates requires judgment, including estimating the share volatility, the expected term the award will be outstanding, and the amount of the awards that are expected to be forfeited. The Company utilizes the Black-Scholes option pricing model to determine the fair value for stock options on the date of grant.

Freight Costs

Shipping and handling costs for freight expense on goods shipped are included in cost of sales.  Shipping and handling costs for freight expense on goods received are capitalized to inventory where they are relieved to cost of sales when the product is sold.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that deferred tax assets will not be realized.

The Company’s policy is to evaluate uncertain tax positions under ASC 740-10, Income Taxes.  As of December 31, 2014 and 2013, and for the two years ended December 31, 2014, the Company has not identified any uncertain tax positions requiring recognition in the accompanying consolidated financial statements. The Company includes interest and penalties accrued in the consolidated financial statements as a component of interest expense.  No significant amounts were required to be recorded for the two year period ended December 31, 2014.

Fair Value Measurements

The Company determines the fair value of certain assets and liabilities based on assumptions that market participants would use in pricing the assets or liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or the “exit price.” The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value and gives precedence to observable inputs in determining fair value. An instrument’s level within the hierarchy is based on the lowest level of any significant input to the fair value measurement. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The following is a discussion of the levels established for each input.

Level 1:  Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Instruments classified as Level 1 consist of financial instruments such as listed equities and fixed income securities.

Level 2:  Inputs other than quoted prices, included in Level 1, that are observable for the asset or liability, either directly or indirectly.

Level 3:  Unobservable inputs for the asset or liability. These are inputs for which there is no market data available or observable inputs that are adjusted using Level 3 assumptions.

Newly Issued Accounting Pronouncements

On April 10, 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this accounting standard raise the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. This accounting standard update is effective for annual periods beginning on or after December 15, 2014, and related interim periods with early adoption allowed. The Company is currently evaluating the impact of this standard and plans to adopt this standard on the stated effective date in fiscal year 2015.

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. This accounting standard creates common revenue recognition guidance for U.S. GAAP and IFRS. The guidance also requires improved disclosures to help users of the financial statements better understand the nature, amount, timing and uncertainty of revenue that is recognized. This accounting standard update is effective for annual reporting periods beginning after December 15, 2016, and related interim periods. Early adoption is not permitted. The Company is currently evaluating the impact of this standard.

In August 2014, the FASB issued ASU Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) (Topic 718), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.  ASU Update No. 2014-15 provides guidance related to management’s responsibility to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and to provide related footnote disclosures.  The new requirements are effective for the annual periods ending after December 15, 2016, and for interim periods and annual periods thereafter.  Early adoption is permitted.  The Company is currently evaluating the impact of this standard and has elected to not adopt the standard early.

NOTE 2 — GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets have been recognized in connection with the Company’s acquisitions and substantially all of the balance is expected to be fully deductible for income tax purposes over 15 years.  Changes in the carrying amount of goodwill during the years ended December 31, 2014 and 2013 were as follows:

	2014	2013
Balance - beginning	$2,497	$95,691
Impairment loss	(2,497)	(93,194)
Net balance – ending	$-	$2,497

The Company’s accounting policy was to perform an annual goodwill impairment test in the fourth quarter or more frequently whenever events or circumstances indicate that goodwill or the carrying value of intangible assets may not be recoverable.  On a quarterly basis, we monitor the key drivers of fair value to detect the existence of indicators or changes that would warrant an interim impairment test for our goodwill and intangible assets.   Due to a shortfall in sales compared to expectations in the quarter ended June 30, 2014, the Company elected to bypass the qualitative analysis step and proceed directly to step 1 of the goodwill impairment test.  Step 1 of the goodwill impairment test was performed with the assistance of an independent valuation specialist using the discounted cash flow method (“DCF”.)  Based on this analysis, it was determined that the Company’s net book value exceeded its fair value thereby necessitating the performance of step 2 of the goodwill impairment test.  The decrease in estimated fair value was driven by lower actual revenue compared to 2014 projections.  The growth rates for the second half of 2014 and the first half of 2015 were revised to reflect the lower revenue during the six months ended June 30, 2014.  The effect of these revisions resulted in a loss of estimated fair value resulting in a write-off of the remaining goodwill balance with a non-cash impairment charge of $2.5 million during 2014.

In connection with its 2013 fourth quarter evaluation of goodwill, the Company elected to bypass the qualitative analysis step and proceed directly to step 1 of the goodwill impairment test.  This decision was based largely on the results of the 2013 third quarter interim impairment test that indicated the Company’s goodwill was at high risk of impairment given the narrow difference identified between fair value and book value.  It was determined that the Company’s net book value exceeded its fair value thereby necessitating the performance of step 2 of the goodwill impairment test.  In performing Step 2 of the impairment test, with the assistance of valuation specialists, we compared the implied fair value of the reporting unit’s goodwill to its carrying value.  This test resulted in a non-cash impairment charge of $93.2 million in 2013.  The goodwill impairment can be attributed to the Company’s history of operating losses and continued deterioration of its stock price.

We believe the cash flow projections and valuation assumptions used were reasonable and consistent with market participants. The key variables that drive our cash flows are customer growth and attrition and operational efficiencies.  The terminal value growth rate assumption as well as the WACC rate both represent additional key variables in the DCF model.  The estimates and assumptions used are subject to uncertainty.

Other Intangible Assets

	Weighted-average Amortization Period (Years)		Carrying Amount	Accumulated Amortization	Net
At December 31, 2014
Customer relationships	8.9		$46,668	$(24,916)	$21,752
Non-compete agreements	4		7,960	(6,895)	1,065
Formulas	20		4,544	(767)	3,777
Trademarks/ Trade names	(A	)	1,821	(340)	1,481
Total			$60,993	$(32,918)	$28,075

At December 31, 2013
Customer relationships	8.9		$46,782	$(19,858)	$26,924
Non-compete agreements	4		7,960	(5,479)	2,481
Formulas	20		4,544	(545)	3,999
Trademarks/ Trade names	(A	)	1,729	(340)	1,389
Total			$61,015	$(26,222)	$34,793

(A) Consist of indefinite lived and finite lived intangible assets.

The fair value of the customer relationships acquired is based on future discounted cash flows expected to be generated from those customers. These customer relationships will be amortized on a straight-line basis over five to ten years, which is primarily based on historical customer attrition rates.  The fair value of the non-compete agreements will be amortized on a straight-line basis over the length of the agreements, typically with terms of five years or less.  The fair value of formulas is amortized on a straight-line basis over twenty years.

Amortization expense was $6.7 million and $7.0 million for the years ended December 31, 2014 and 2013, respectively. At December 31, 2014, estimated future amortization of separately identifiable intangibles for each of the next five years and thereafter is: 2015 -$5.7 million, 2016 - $4.1 million, 2017 - $3.4 million, 2018 - $3.4 million, 2019 - $3.4 million and thereafter - $6.5 million.

NOTE 3 — INVENTORY

Inventory is comprised of the following components at December 31, 2014 and 2013:

	December 31,
	2014	2013
Finished goods	$11,922	$11,225
Raw materials	2,781	2,042
Work in process	360	403
Total	$15,063	$13,670

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment, net as of December 31, 2014 and 2013 consist of the following:

	December 31,
	2014	2013
Items in service	$47,394	$46,755
Equipment and furniture	7,345	6,578
Vehicles	2,188	2,603
Computer equipment	2,310	2,474
Computer software	7,378	7,236
Building and leasehold improvements	5,662	5,604
	72,277	71,250
Less accumulated depreciation and amortization	(37,948)	(30,292)
Property and equipment, net	$34,329	$40,958

                Depreciation and amortization expense on property and equipment for the years ended December 2014 and 2013 was $12.8 million and $12.6 million, respectively. The cost and accumulated depreciation of fully depreciated assets are removed from the accounts when assets are disposed.

As of December 31, 2014 and 2013, computer software includes costs of $6.3 million and $6.1 million, respectively, for upgrades to our enterprise reporting management system and the development of our technology platform for field service operations, accounting, billing and collections. The accumulated depreciation was $5.0 million and $4.1 million as of December 31, 2014 and 2013, respectively. The weighted average amortization period for capitalized software costs is 7 years. Depreciation and amortization expense for capitalized computer software costs was $0.9 million for each of the years ended December 31, 2014 and 2013. At December 31, 2014, estimated amortization of computer software costs for each of the next five years is: 2015 - $0.4 million, 2016 - $0.3 million, 2017 - $0.3 million, 2018 - $0.2 million, and $0.1 million thereafter.

As of December 31, 2014, property and equipment includes $0.4 million in recorded capital leases with $0.2 million in accumulated depreciation. The gross amount of property and equipment recorded under capital leases consists of $0.2 million in computers and $0.2 million in machinery and equipment.  As of December 31, 2013, property and equipment includes $0.9 million recorded in capital leases with $0.4 million in accumulated depreciation. The gross amount of property and equipment recorded under capital leases consists of $0.2 million in computers, $0.1 million in machinery and equipment and $0.6 million in dish machines.

NOTE 5 — LONG-TERM DEBT AND OBLIGATIONS

The major components of debt as of December 31, 2014 and 2013 consist of the following:

	December 31,
	2014	2013
Notes payable	$1,193	$1,721
Convertible promissory notes, 4.0%: maturing at various dates through 2016	757	1,725
Capitalized lease obligations and other financing	1,044	2,853
Total debt and obligations	2,994	6,299
Long-term debt and obligations due within one year	(1,884)	(5,251)
Long-term debt and obligations	$1,110	$1,048

At December 31, 2014, principal debt payments due for each of the next five years and thereafter are: 2015 - $1.8 million, 2016 - $0.5 million, 2017 - $0.3 million, 2018 - $0.3 million, and thereafter – $0.1 million.

Acquisition Related Notes Payable

In connection with certain acquisitions, the Company incurred or assumed notes payable as part of the purchase price. Two of the seller notes payable totaling $1.2 million as of December 31, 2014 are secured by letters of credit and the remaining notes payable are secured by the Company. At December 31, 2014 and 2013, these obligations bore interest at rates ranging between 3.7% and 4.0%.

Capital lease obligations and Other Financing

The Company has entered into capitalized lease obligations with third party finance companies to finance the cost of certain dish machines. At December 31, 2014 and 2013, these obligations bore interest at rates ranging between 4.0% and 18.4%.  The Company has also entered into notes payables with third party finance companies to pay various insurance premiums.  At December 31, 2014 and 2013, these obligations bore interest at rates ranging between 2.3% and 2.8%.

Convertible promissory notes

During 2012 and 2011, the Company issued eighteen convertible promissory notes with an aggregate principal value of $10.9 million as part of total consideration paid for acquisitions that were recorded at fair value on the date of issuance. The Company makes quarterly cash payments through each note’s maturity date. The ability to settle these notes with shares exist at the Company’s election into a maximum of 2,823,853 shares of common stock. The Company may settle these notes at any time prior to and including the maturity date any portion of the outstanding principal amount, plus accrued interest in a combination of cash and shares of common stock. To the extent that the Company’s common stock is part of such settlement, the settlement price is the most recent closing price of the Company’s common stock on the trading day prior to the date of settlement.  Although none of these notes have been settled to date with shares, if all notes outstanding at December 31, 2014 were to be settled with shares, Swisher would issue approximately 444,886 shares of common stock. These notes do not require remeasurement to fair value after the business combination dates.

During 2011, the Company issued two convertible promissory notes with an aggregate principal value of $3.4 million as part of total consideration paid for acquisitions and were recorded at fair value on the date of issuance, maturing in 2012 and 2013. The holder was able to convert all or a portion of the principal and interest into shares of the Company’s common stock at any time, but not later than the maturity date at a fixed conversion rate of $5.00 per share. In addition, the Company had the option to deliver at any time prior to and including the maturity date any portion of the outstanding principal and accrued interest in shares of common stock. The conversion price at which the principal and accrued interest subject to settlement would be converted to common stock is the lesser of (i) the volume weighted average price for the five trading days on NASDAQ immediately prior to the date of conversion, and (ii) the fixed conversion rate; provided, however, that the closing price per share of common stock as reported on NASDAQ on the trading day immediately preceding the date of conversion was not less than $5.00. The notes were convertible by the holder into a maximum 675,040 shares of the Company’s common stock although conversion never occurred. The Company made the last required cash payment on these notes during the fourth quarter of 2012.  These notes were carried at fair value and the Company adjusted their carrying value to fair value through operating results as described further in Note 6, “Fair Value Measurements."

2014 Revolving Credit Facility

On August 29, 2014, the Company entered into a $20.0 million revolving credit facility, through the execution of a Loan and Security Agreement, by and among the Company, as Guarantor, and certain subsidiaries of the Company, collectively, as Borrower, and Siena Lending Group LLC, as Lender (the “Credit Facility”).  The Credit Facility matures on August 29, 2017.  Interest on borrowings under the Credit Facility will accrue at the Base Rate plus 2.00% and will be payable monthly.  Base Rate is defined as the greater of (1) the Prime Rate, (2) the Federal Funds Rate plus 0.50%, or (3) 3.25%.  Borrowings and availability under the Credit Facility are subject to a borrowing base and limitations, and compliance with other terms specified in the agreement.  Borrowings under the Credit Facility are secured by a first priority lien on certain of the Company’s and its subsidiaries’ assets.  The calculated borrowing base as of December 31, 2014 was $13.3 million, of which $4.4 million was outstanding under letters of credit and $8.9 million was unused.  The Credit Facility contains certain customary representations and warranties, and certain customary covenants on the Company’s ability to, among other things, incur additional indebtedness, create liens or other encumbrances, sell or otherwise dispose of assets, pay dividends, and merge or consolidate with other entities or enter into a change of control transaction. The Credit Facility contains various events of default.  The Company was not in default with covenants under the Credit Facility as of December 31, 2014. As of March 30, 2015, the balance on the Credit Facility is $3.2 million.

NOTE 6 — FAIR VALUE MEASUREMENTS

The fair value of the above convertible promissory notes issued as part of acquisitions is based primarily on a Black-Scholes pricing model. The significant management assumptions and estimates used in determining the fair value include the expected term and volatility of the Company’s common stock. The expected volatility is based on an analysis of industry peer's historical stock price over the term of the note, which is estimated at approximately 25.0%. The Company believes that using a peer group stock volatility rate is appropriate given the Company’s relatively short history as a public company, which involved a high growth phase and the audit committee investigation, discussed further in Note 9 “Commitments and Contingencies,” which resulted in the delinquent filings of certain of the Company's financial statement filings with the SEC related to 2011 and 2012. The convertible promissory notes are Level 3 financial instruments since they are not traded on an active market and there are unobservable inputs, such as expected volatility used to determine the fair value of these instruments.

In addition, during 2011, the Company issued an earn-out that was to be settled in up to 90,909 shares of common stock held in escrow within one year from the date of acquisition or once the acquired business’s revenue achieves an agreed upon level. In 2012, the Company released from escrow all 90,909 shares of common stock to the sellers. The following table is a reconciliation of changes in fair value of the notes and contingent earn-outs that are required to be marked to market each subsequent reporting period under generally acceptable accounting principles, and have been classified as Level 3 in the fair value hierarchy for the years ended December 31, 2014 and 2013:

	2014	2013

Balance at beginning of period	$-	$886
Settlement/conversion of convertible promissory notes	-	(886)
Balance at end of period	$-	$-

In connection with a distribution agreement entered into in December 2010, the Company provided a guarantee that the distributor's operating cash flows associated with the agreement would not fall below certain agreed-to minimums, subject to certain pre-defined conditions, over the ten year term of the distribution agreement.  If the distributor's annual operating cash flow does fall below the agreed-to annual minimums, the Company will reimburse the distributor for any such short fall up to a pre-designated amount. No value was assigned to the fair value of the guarantee at December 31, 2014 and December 31, 2013 based on a probability assessment of the projected cash flows. This liability would be considered a Level 3 financial instrument given the unobservable inputs used in the projected cash flow model.  There have been no transfers between Level 1, 2, and 3 financial instruments during the three years ended December 31, 2014.

NOTE 7 —OTHER RELATED PARTY TRANSACTIONS

The Company paid fees for training course development and utilization of the delivery platform from a company, the majority of which is owned by a partnership in which a former director and two former executives of the Company have a controlling interest.  Fees paid during fiscal years 2014 and 2013 were $0.1 million in each of the two years.

 The Company purchased chemical products from an entity owned, in full or in part, by a Company employee.  Purchases were $5.4 million and $7.2 million for the fiscal years ended 2014 and 2013, respectively.  At December 31, 2014 and 2013, the Company has $0.3 million and $0.6 million included in accounts payable to these entities, respectively.

During the year ended December 31, 2014, the Company was obligated to make lease payments pursuant to certain real property and equipment lease agreements with employees that were former owners of acquired companies. During 2014 and 2013,  the Company paid $0.9 million and $1.2 million, respectively, related to these leases.

NOTE 8 — INCOME TAXES

Net loss from continuing operations before income taxes for the years ended December 31, 2014 and 2013 includes:

	2014	2013
Net loss from operations before income taxes	$(37,109)	$(136,168)

The components of the income tax (benefit) expense on operations for the years ended December 31, 2014 and 2013 includes:

	2014	2013
Current Federal and state	$31	$(41)
Deferred:
Federal and state	13	(2,596)
Total income tax (benefit) expense	$44	$(2,637)

A reconciliation of the statutory U.S. Federal income tax rate to the Company’s effective income tax rate applicable to continuing operations for the years ended December 31, 2014 and 2013 is as follows:

	2014	2013

U.S. Federal statutory rate	35%	35%
State and local taxes, net of Federal benefit	3	3
Goodwill impairment	(1)	(3)
Other permanent expenses	(1)	-
Change in valuation allowance	(36)	(33)
Effective income tax rate	-%	2%

Deferred income taxes reflect the net tax effect of temporary differences between amounts recorded for financial reporting purposes and amounts used for tax purposes. The major components of deferred tax assets and liabilities from continuing operations are as follows:

	2014	2013
Deferred tax assets
Basis difference in goodwill	$25,833	$29,148
Net operating loss carryforward	55,767	39,698
Basis difference in other intangible assets	3,116	2,680
Stock based compensation	3,498	3,382
Allowance for uncollectible receivables	1,155	873
State basis difference in property and equipment	890	916
Inventory	550	1,559
Accrued liabilities	1,827	2,205
Other	127	127
Total deferred income tax assets	92,763	80,588
Valuation allowance	(85,569)	(71,097)
Net deferred tax assets	7,194	9,491

Deferred tax liabilities
Basis difference in property and equipment	7,218	9,502
Total deferred tax liabilities	7,218	9,502

Total net deferred income tax liabilities	$24	$11

The net deferred income tax liability of $0.0 million as of December 31, 2014 consists of the current asset of $0.5 million and non-current liability of $0.6 million.  The net deferred income tax liability of $0.0 million as of December 31, 2013 consists of the current asset of $1.8 million and non-current liability of $1.8 million.

The Company has incurred significant net losses for financial reporting purposes. Recognition of deferred tax assets will require generation of future taxable income. A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. During the twelve month period ended December 31, 2014, the Company concluded that the likelihood of realization of the benefits associated with its U.S. deferred tax assets does not reach the level of more likely than not.  As a result, the Company continues to recognize a full valuation allowance on all U.S. deferred tax assets as of at December 31, 2014.   As of each reporting date, the Company will consider new evidence, both positive and negative, that could impact its view with regard to future realization of deferred tax assets.  The Company does not consider the deferred tax liabilities related to indefinite lived intangible assets when determining the need for a valuation allowance.

At December 31, 2014 and 2013, net operating loss (“NOL”) carryforwards for federal income tax purposes were $145.5 million and $104.1 million. The Federal NOL’s will begin to expire in 2030 and the various state NOL’s will begin to expire between the years 2025 and 2030.

We have no recorded uncertain tax positions, therefore, there would be no impact to the effective tax rate. The Company includes interest and penalties accrued in the consolidated financial statements as a component of interest expense. No significant amounts were required to be recorded as of December 31, 2014 and 2013 or during the three year period ended December 31, 2014. The tax years ended December 31, 2011 through December 31, 2014 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions. We do not expect the unrecognized tax benefits to change significantly over the next 12 months.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

We may be involved in litigation from time to time in the ordinary course of business. We do not believe that the ultimate resolution of these matters will have a material adverse effect on our business, financial condition or results of operations. However, the results of these matters cannot be predicted with certainty and we cannot assure you that the ultimate resolution of any legal or administrative proceedings or disputes will not have a material adverse effect on our business, financial condition and results of operations.

Purchase Obligations and Leases

In connection with a distribution agreement entered into in December 2010, the Company provided a guarantee that the distributor's operating cash flows associated with the agreement would not fall below certain agreed-to minimums, subject to certain pre-defined conditions, over the ten year term of the distribution agreement. If the distributor's annual operating cash flow does fall below the agreed-to annual minimums, the Company will reimburse the distributor for any such short fall up to a pre-designated amount. As discussed in Note 6 “Fair Value Measurements” no value was assigned to the fair value of the guarantee at December 31, 2014 and December 31, 2013 based on a probability assessment of the projected cash flows. Management currently does not believe that it is probable that any amounts will be paid under this agreement and thus there is no amount accrued for the guarantee in the Consolidated Financial Statements.

The Company entered into a Manufacturing and Supply Agreement (the "Cavalier Agreement") with another plant in conjunction with its acquisition of Sanolite in July of 2011.  The Cavalier Agreement, which was scheduled to expire on December 31, 2012, was extended for an additional two year period with an automatic 18-month renewal term and a 6-month termination option.  The Cavalier Agreement provides for pricing adjustments, up or down, on the first of each month based on the vendor's actual average product costs incurred during the prior month. Additional product payments made by the Company due to pricing adjustments under the Cavalier Agreement have not been significant and have not represented costs materially above the market price for such products. The Cavalier Agreement was terminated in September 2014 pursuant to the terms of the agreement.

 The Company leases its headquarters and other facilities, equipment and vehicles under operating leases that expire at varying times through 2024. Future minimum lease payments for operating leases that had initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2014 are:  2015 - $5.2 million, 2016 - $4.4 million , 2017 - $3.4 million, 2018 - $2.5 million, 2019 - $2.3 million, and thereafter - $2.3 million.

Total rent expense for operating leases, including those with terms of less than one year was $5.9 million and $5.7 million for the years ended December 31, 2014 and 2013, respectively.

NOTE 10 — OTHER EXPENSE, NET

Other expense consists of the following for the years ended December 31, 2014 and 2013:

	2014	2013

Interest Income	$-	$-
Interest Expense	(362)	(415)
Foreign Currency	(143)	15
Other	(370)	381
Total other expenses	$(875)	$(19)

NOTE 11 – SUBSEQUENT EVENT

On March 26, 2015, the Company entered into a letter agreement, dated as of March 25, 2015 ("Letter Agreement"), with its lender, Siena Lending Group LLC, in respect of the occurrence of a Springing DACA Event, as such term is defined in the Credit Facility.  The Letter Agreement temporarily waives, until April 10, 2015, certain cash management requirements and certain enhanced reporting requirements that would otherwise go into effect upon the occurrence of a Springing DACA Event.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information, which is based upon estimates by our management, is presented for informational purposes only. It is not intended to be indicative of the actual consolidated results of operations or the actual consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the dates indicated below, and it does not purport to indicate results that may be attained in the future.

SWISHER HYGIENE INC. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2015

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2012

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2015

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2014

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2013

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2012

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2015

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2014

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2013

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2012

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 12, 2015, Swisher Hygiene Inc. (“Swisher” or the “Company”) entered into a Purchase Agreement (the “Agreement”) with Ecolab Inc. (“Ecolab”).  Pursuant to the Agreement, Ecolab will purchase from the Company its wholly-owned subsidiary Swisher International, Inc. (“Swisher International”) and other assets used in the Company’s U.S. operations on a debt free, cash-free basis, in exchange for a purchase price of $40.0 million in cash, subject to a working capital adjustment (the “Sale Transaction”).  Upon closing of the Sale Transaction, Ecolab will pay a portion of the purchase price to certain lenders of the Company to repay outstanding debt, with the remainder being paid to the Company, less a $2.0 million holdback to address any working capital adjustments and adjustments related to any debt and cash of Swisher International that will remain with Swisher International after closing.  Swisher Hygiene will retain certain assets, debts and liabilities at closing.

On August 4, 2015, Swisher completed the sale of its Canadian operations (the “Canadian Sale”) during the third quarter 2015 for a purchase price of $2.600 million in cash plus $0.169 million of payable items, for total proceeds of $2.769 million.

The following presents our unaudited pro forma condensed consolidated statements of operations for the years ending December 31, 2014, 2013 and 2012 and for the three and six months ended June 30, 2015, 2014, 2013 and 2012 and are based on the historical consolidated financial statements of Swisher after giving effect to (i) the Company’s Sale Transaction with Ecolab; (ii) the Canadian Sale on August 4, 2015; and (iii) and the effect of the sales of various non-core businesses.  The pro forma statements of operations give effect that the Sale Transaction and the Canadian Sale had occurred at the beginning of each period presented.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 has been prepared as if the Sale Transaction and Canadian Sale had occurred on that date.  The net proceeds are expected to be as described in item 4 and 5 in the notes to the pro forma condensed consolidated balance sheet as of June 30, 2015.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.  The information below should be read in conjunction with Swisher’s consolidated financial statements as of and for the three and six months ended June 30, 2015, 2014, 2013, and 2012 and as of and for the years ended December 31, 2014, 2013, and 2012, and the Purchase Agreement included in Swisher’s Form 8-K filed on August 13, 2015.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2015
 (expressed in thousands)

	Company Historical	Ecolab Pro Forma Adjustments	Canada Pro Forma Adjustments	Condensed Consolidated Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$1,672	$33,220	$2,769	$37,661
Restricted cash	231	(231)	-	-
Accounts receivable, net	16,024	(15,126)	(867)	31
Inventory, net	13,592	(13,161)	(431)	-
Deferred income taxes	497	-	-	497
Other assets	3,367	(760)	(31)	2,576

Total current assets	35,383	3,942	1,440	40,765

Property and equipment, net	32,162	(31,388)	(774)	-

Other assets
Other intangible assets, net	25,056	(24,827)	(229)	-
Other noncurrent assets	1,725	(1,525)	(18)	182

Total other assets	26,781	(26,352)	(247)	182

	$94,326	$(53,798)	$419	$40,947

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,310	$(19,298)	$(561)	$1,451
Long-term debt and obligations due within one year	1,935	(1,727)	-	208
Line of credit	611	(611)	-	-

Total current liabilities	23,856	(21,636)	(561)	1,659

Long term debt and obligations	931	(931)	-	-
Deferred income tax liabilities	558	-	-	558
Other long-term liabilities	4,028	(732)	-	3,296

Total noncurrent liabilities	5,517	(1,663)	-	3,854

Commitments and contingencies	-	-	-	-
Equity	64,953	(30,499)	980	35,434

	$94,326	$(53,798)	$419	$40,947

See notes to unaudited pro forma condensed consolidated financial statements

Table of Contents

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2015

(1)
The balance sheet of Swisher as of June 30, 2015 reflected the assets and liabilities of Swisher Hygiene Inc. and its subsidiaries.  Upon completion of the Sale Transaction, the Canadian Sale, and previous sales of non-core business, substantially all of these assets and liabilities would be eliminated, except for those retained assets and liabilities described under the Purchase Agreement. Included in the Ecolab Pro Forma Adjustments column are the sold assets and liabilities, the liabilities to be paid at closing plus the cash proceeds from the sale as described in Note 4 below.

(2)	Retained assets consist of cash and certain accounts receivable and prepaid insurance.

(3)
Retained liabilities consist of professional fees related to the Sale Transaction, amounts due to board members, certain accrued payroll, accrued contingent litigation fees, accrued interest and defined benefit pension plan.  Additionally, the Company may incur fees related to ongoing litigation, although we cannot estimate any potential liability at this time as disclosed in the Company’s Form 10-K. Ongoing litigation includes:

a.	Miller, et al.v. Swisher Hygiene Inc., et al.

b.	Arsenault v. Berrard, et al., lilz-cv-4028

c.	Investigation by the SEC and U.S. Attorney's Office.

(4)	Reconciliation of net cash received from the Sale Transaction with Ecolab is as follows (in thousands):

Gross cash proceeds	$40,000
Less: Assumed indebtedness	(1,112)
Less: Working capital adjustment	(492)
Less: Holdback	(2,000)
Less: Payoff of Debt	(2,157)
Less: Payoff of certain transaction fees	(1,250)
Net cash received	$32,989

(5)	Reconciliation of net cash received from the Canadian Sale is as follows (in thousands):

Gross cash proceeds	$2,600
Plus: Accounts Payable	169
Net cash received	$2,769

(6)	We have assumed that no taxes will be incurred as a result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$193,757	$(177,475)	$(16,282)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	89,101	(86,443)	(2,658)	—
Route expenses	50,595	(46,949)	(3,646)	—
Selling, general and administrative	69,269	(55,208)	(10,080)	3,981
Depreciation and amortization	21,216	(19,524)	(1,692)	—
Impairment loss on assets held for sale	2,989	—	(2,989)	—
Impairment loss on goodwill and intangible assets	5,821	(2,530)	(3,291)	—
Total costs and expenses	238,991	(210,654)	(24,356)	3,981
(Loss) Income from Continuing Operations	(45,234)	33,179	8,074	(3,981)

Other Income (Expense), net	(1,663)	1,620	33	(10)
Net (Loss) Income From Continuing Operations Before Income Tax	(46,897)	34,799	8,107	(3,991)
Income Tax Expense (Benefit)	89	44	(133)	—

Net Loss (Income)	(46,808)	34,843	7,974	(3,991)

Comprehensive (Loss) Income
Employee benefit plan adjustment, net of tax	(747)	—	—	(747)
Foreign currency translation adjustment	(31)	—	31	—
Comprehensive (Loss) Income	(47,586)	34,843	8,005	$(4,738)

Loss per Share (1)
Basic and diluted (continuing operations)	$(2.64)	$(0.23)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,723,866	17,723,866

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014

(1)
The statement of operations for the year ended December 31, 2014 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$213,688	$(191,988)	$(21,700)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	95,585	(92,269)	(3,316)	—
Route expenses	54,227	(50,060)	(4,167)	—
Selling, general and administrative	94,619	(69,186)	(14,846)	10,587
Depreciation and amortization	22,113	(19,589)	(2,524)	—
Acquisition and merger expenses	—	—	—	—
Impairment loss on assets held for sale	6,422	—	(6,422)	—
Impairment loss on goodwill and intangible assets	93,194	(93,194)	—	—
Total costs and expenses	366,160	(324,298)	(31,275)	10,587
(Loss) Income from Continuing Operations	(152,472)	132,310	9,575	(10,587)

Other Income (Expense), net	(654)	608	35	(11)
Net (Loss) Income From Continuing Operations Before Income Tax	(153,126)	132,918	9,610	(10,598)
Income Tax Expense (Benefit)	2,594	(2,636)	42	—
Net (Loss) Income from Continuing Operations	(150,532)	130,282	9,652	(10,598)

Loss from Discontinued Operations, net of tax	(2,516)	—	2,516	—
Net Loss	(153,048)	130,282	12,168	(10,598)

Comprehensive (Loss) Income
Employee benefit plan adjustment, net of tax	503	—	—	503
Foreign currency translation adjustment	(33)	—	33	—
Comprehensive (Loss) Income	(152,578)	$130,282	12,201	$(10,095)

Loss per Share (1)
Basic and diluted (continuing operations)	$(8.55)			$(0.60)
Basic and diluted (discontinued operations)	$(0.14)			$(0.00)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,599,535			17,599,535

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013

(1)
The statement of operations for the year ended December 31, 2013 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$230,521	$(209,009)	$(21,512)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	101,914	(98,763)	(3,151)	—
Route expenses	54,988	(51,451)	(3,537)	—
Selling, general and administrative	110,975	(74,576)	(13,402)	22,997
Depreciation and amortization	20,991	(18,664)	(2,327)	—
Acquisition and merger expenses	582	(582)	—	—
Total costs and expenses	289,450	(244,036)	(22,417)	22,997
(Loss) Income from Continuing Operations	(58,929)	35,027	905	(22,997)

Other Income (Expense), net	(3,093)	2,340	746	(7)
Net (Loss) Income From Continuing Operations Before Income Tax	(62,022)	37,367	1,651	(23,004)
Income Tax (Expense) Benefit	(18,753)	(22,527)	(166)	(41,446)
Net (Loss) Income from Continuing Operations	(80,775)	14,840	1,485	(64,450)

Discontinued Operations, net of tax
Net loss from operations through disposal	(6,245)	—	6,245	—
Gain on disposal	13,844	—	(13,844)	—
(Loss) Income from Discontinued Operations, net of tax	7,599	—	(7,599)	—
Net (Loss) Income	(73,176)	14,840	(6,114)	(64,450)

Comprehensive (Loss) Income
Employee benefit plan adjustment, net of tax	(161)	—	—	(161)
Foreign currency translation adjustment	(3)	—	3	—
Comprehensive (Loss) Income	$(73,340)	$14,840	$(6,111)	$(64,611)

Loss per Share (1)
Basic and diluted (continuing operations)	$(4.62)			$(3.68)
Basic and diluted (discontinued operations)	$0.43			$0.00

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,500,956			17,500,956

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2012

(1)
The statement of operations for the year ended December 31, 2012 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2015
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$44,834	$(42,146)	$(2,688)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	20,706	(19,969)	(737)	—
Route expenses	11,630	(10,759)	(871)	—
Selling, general and administrative	15,858	(12,097)	(1,688)	2,073
Depreciation and amortization	4,530	(4,251)	(279)	—
Impairment loss on goodwill and intangible assets	166	(166)	—	—
Total costs and expenses	52,890	(47,242)	(3,575)	2,073
(Loss) Income from Continuing Operations	(8,056)	5,096	887	(2,073)

Other Income (Expense), net	357	534	(894)	(3)
Net (Loss) Income From Continuing Operations Before Income Tax	(7,699)	5,630	(7)	(2,076)
Income Tax Expense (Benefit)	5	26	(31)	—

Net (Loss) Income	(7,694)	5,656	(38)	(2,076)

Comprehensive (Loss) Income
Foreign currency translation adjustment	8	—	(8)	—
Comprehensive (Loss) Income	$(7,686)	$5,656	$(46)	$(2,076)

Loss per Share (1)
Basic and diluted (continuing operations)	$(0.43)	$(0.12)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,753,691	17,753,691

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2015

(1)
The statement of operations for the three months ended June 30, 2015 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2014
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$49,955	$(45,665)	$(4,290)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	22,973	(22,316)	(657)	—
Route expenses	12,598	(11,700)	(898)	—
Selling, general and administrative	17,134	(13,673)	(2,636)	825
Depreciation and amortization	5,175	(4,733)	(442)	—
Acquisition and merger expenses	—	—	—	—
Impairment loss on assets held for sale	960	—	(960)	—
Impairment loss on goodwill and intangible assets	5,821	(2,530)	(3,291)	—
Total costs and expenses	64,661	(54,952)	(8,884)	825
(Loss) Income from Continuing Operations	(14,706)	9,287	4,594	(825)

Other Income (Expense), net	(501)	530	(31)	(2)
Net (Loss) Income From Continuing Operations Before Income Tax	(15,207)	9,817	4,563	(827)
Income Tax Expense (Benefit)	60	36	(96)	—

Net (Loss) Income	(15,147)	9,853	4,467	(827)

Comprehensive (Loss) Income
Foreign currency translation adjustment	16	—	(16)	—
Comprehensive (Loss) Income	$(15,131)	$9,853	$4,451	$(827)

Loss per Share (1)
Basic and diluted (continuing operations)	$(0.86)	$(0.05)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,703,886	17,703,886

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2014

(1)
The statement of operations for the three months ended June 30, 2014 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2013
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$55,386	$(49,695)	$(5,691)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	24,399	(23,573)	(826)	—
Route expenses	14,196	(13,192)	(1,004)	—
Selling, general and administrative	24,106	(15,571)	(3,755)	4,780
Depreciation and amortization	5,503	(4,639)	(864)	—
Impairment loss on assets held for sale	1,638	—	(1,638)	—
Total costs and expenses	69,842	(56,975)	(8,087)	4,780
(Loss) Income from Continuing Operations	(14,456)	7,280	2,396	(4,780)

Other Income (Expense), net	(88)	60	25	(3)
Net (Loss) Income From Continuing Operations Before Income Tax	(14,544)	7,340	2,421	(4,783)
Income Tax Expense (Benefit)	(341)	379	(38)	—
Net (Loss) Income from Continuing Operations	(14,885)	7,719	2,383	(4,783)

(Loss) Income from Discontinued Operations, net of tax	(499)	—	499	—
Net (Loss) Income	(15,384)	7,719	2,882	(4,783)

Comprehensive (Loss) Income
Employee benefit plan adjustment, net of tax	3	—	—	3
Foreign currency translation adjustment	(55)	—	55	—
Comprehensive (Loss) Income	$(15,436)	$7,719	$2,937	$(4,780)

Loss per Share (1)
Basic and diluted (continuing operations)	$(0.85)	$(0.27)
Basic and diluted (discontinued operations)	$(0.03)	$(0.00)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,528,886	17,528,886

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2013

(1)
The statement of operations for the three months ended June 30, 2013 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2012
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$60,182	(54,582)	$(5,600)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	26,832	(26,132)	(700)	—
Route expenses	10,171	(9,312)	(859)	—
Selling, general and administrative	35,597	(22,491)	(3,498)	9,608
Depreciation and amortization	5,188	(4,414)	(774)	—
Acquisition and merger expenses	42	(42)	—	—
Total costs and expenses	77,830	(62,391)	(5,831)	9,608
(Loss) Income from Continuing Operations	(17,648)	7,809	231	(9,608)

Other Income (Expense), net	(373)	330	42	(1)
Net (Loss) Income From Continuing Operations Before Income Tax	(18,021)	8,139	273	(9,609)
Income Tax Expense (Benefit)	(8)	53	(45)	—
Net (Loss) Income from Continuing Operations	(18,029)	8,192	228	(9,609)

(Loss) Income from Discontinued Operations, net of tax	(882)	—	882	—
Net (Loss) Income	(18,911)	8,192	1,110	(9,609)

Comprehensive (Loss) Income
Foreign currency translation adjustment	(13)	—	13	—
Comprehensive (Loss) Income	$(18,924)	8,192	$1,123	$(9,609)

Loss per Share (1)
Basic and diluted (continuing operations)	$(1.03)	$(0.55)
Basic and diluted (discontinued operations)	$(0.05)	$0.00

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,499,632	17,499,632

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2012

(3)
The statement of operations for the three months ended June 30, 2012 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(4)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$88,676	$(82,756)	$(5,920)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	40,668	(39,299)	(1,369)	—
Route expenses	23,321	(21,636)	(1,685)	—
Selling, general and administrative	32,370	(24,726)	(3,421)	4,223
Depreciation and amortization	9,120	(8,565)	(555)	—
Impairment loss on goodwill and intangible assets	166	(166)	—	—
Total costs and expenses	105,645	(94,392)	(7,030)	4,223
(Loss) Income from Continuing Operations	(16,969)	11,636	1,110	(4,223)

Other Income (Expense), net	471	689	(1,168)	(8)
Net (Loss) Income From Continuing Operations Before Income Tax	(16,498)	12,325	(58)	(4,231)
Income Tax Expense (Benefit)	(23)	54	(31)	—

Net (Loss) Income	(16,521)	12,379	(89)	(4,231)

Comprehensive (Loss) Income
Foreign currency translation adjustment	(19)	—	19	—
Comprehensive (Loss) Income	$(16,540)	$12,379	$(70)	$(4,231)

Loss per Share (1)
Basic and diluted (continuing operations)	$(0.93)	$(0.24)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,751,962	17,571,962

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2015

(1)
The statement of operations for the six months ended June 30, 2015 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$98,250	$(89,899)	$(8,351)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	44,785	(43,519)	(1,266)	—
Route expenses	24,961	(23,136)	(1,825)	—
Selling, general and administrative	36,904	(29,301)	(5,184)	2,419
Depreciation and amortization	10,533	(9,653)	(880)	—
Acquisition and merger expenses	—	—	—	—
Impairment loss on assets held for sale	2,989	—	(2,989)	—
Impairment loss on goodwill and intangible assets	5,821	(2,530)	(3,291)	—
Total costs and expenses	125,993	(108,139)	(15,435)	2,419
(Loss) Income from Continuing Operations	(27,743)	18,240	7,084	(2,419)

Other Income (Expense), net	(1,219)	1,230	(18)	(7)
Net (Loss) Income From Continuing Operations Before Income Tax	(28,962)	19,470	7,066	(2,426)
Income Tax Expense (Benefit)	23	67	(90)	—

Net (Loss) Income	(28,939)	19,537	6,976	(2,426)

Comprehensive (Loss) Income
Foreign currency translation adjustment	1	—	(1)	—
Comprehensive (Loss) Income	$(28,938)	$19,537	$6,975	$(2,426)

Loss per Share (1)
Basic and diluted (continuing operations)	$(1.64)	$(0.14)

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,696,221	17,696,221

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2014

(1)
The statement of operations for the six months ended June 30, 2014 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$107,409	$(96,384)	$(11,025)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	46,965	(45,290)	(1,675)	—
Route expenses	27,383	(25,449)	(1,934)	—
Selling, general and administrative	51,469	(37,019)	(7,247)	7,203
Depreciation and amortization	11,152	(9,547)	(1,605)	—
Impairment loss on assets held for sale	1,638	—	(1,638)	—
Total costs and expenses	138,607	(117,305)	(14,099)	7,203
(Loss) Income from Continuing Operations	(31,198)	20,921	3,074	(7,203)

Other Income (Expense), net	(159)	147	4	(8)
Net (Loss) Income From Continuing Operations Before Income Tax	(31,357)	21,068	3,078	(7,211)
Income Tax Expense (Benefit)	(767)	842	(75)	—
Net (Loss) Income from Continuing Operations	(32,124)	21,910	3,003	(7,211)

(Loss) Income from Discontinued Operations, net of tax	(499)	—	499	—
Net (Loss) Income	(32,623)	21,910	3,502	(7,211)

Comprehensive (Loss) Income
Employee benefit plan adjustment, net of tax	3	—	—	3
Foreign currency translation adjustment	(53)	—	53	—
Comprehensive (Loss) Income	$(32,673)	$21,910	$3,555	$(7,208)

Loss per Share (1)
Basic and diluted (continuing operations)	$(1.83)	$(0.41)
Basic and diluted (discontinued operations)	$(0.03)	$0.00

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,522,350	17,522,350

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2013

(1)
The statement of operations for the six months ended June 30, 2013 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

SWISHER HYGIENE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2012
 (expressed in thousands, except share and per share data)

		Ecolab	Non-core and Canada	Condensed
	Company	Pro Forma	Pro Forma	Consolidated
	Historical	Adjustments	Adjustments	Pro Forma

Revenue	$118,335	$(107,793)	$(10,542)	$—
Costs and Expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	52,079	(50,679)	(1,400)	—
Route expenses	20,766	(19,101)	(1,665)	—
Selling, general and administrative	65,566	(48,208)	(6,391)	10,967
Depreciation and amortization	10,165	(8,669)	(1,496)	—
Acquisition and merger expenses	162	(162)	—	—
Total costs and expenses	148,738	(126,819)	(10,952)	10,967
(Loss) Income from Continuing Operations	(30,403)	19,026	410	(10,967)

Other Income (Expense), net	(799)	714	81	(4)
Net (Loss) Income From Continuing Operations Before Income Tax	(31,202)	19,740	491	(10,971)
Income Tax Expense (Benefit)	(87)	170	(83)	—
Net (Loss) Income from Continuing Operations	(31,289)	19,910	408	(10,971)

Loss from Discontinued Operations, net of tax	(883)	—	883	—
Net (Loss) Income	(32,172)	19,910	1,291	(10,971)

Comprehensive (Loss) Income
Foreign currency translation adjustment	(17)	—	17	—
Comprehensive (Loss) Income	$(32,189)	$19,910	$1,308	$(10,971)

Loss per Share (1)
Basic and diluted (continuing operations)	$(1.79)	$(0.63)
Basic and diluted (discontinued operations)	$(0.05)	$0.00

Weighted-Average Common Shares Used in the Computation of Loss per Share
Basic and diluted	17,491,326	17,491,326

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2012

(1)
The statement of operations for the six months ended June 30, 2012 reflected the revenue, costs and other income (expenses) of Swisher.  Upon completion of the Sale Transaction with Ecolab, the Canadian Sale, and previous sales of non-core businesses, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities described under the Agreement.

(2)	The Pro Forma Condensed Consolidated Statement of Operations was prepared based on the following assumptions:

●	All revenue, cost of sales, and route expenses will be eliminated with these transactions.

●	All selling, general and administrative expenses will be eliminated with the exception of the following:

o
Professional fees related to retained litigation, audit and review of financial statements, audit committee investigations, financial statement printing, tax preparation, and other costs associated with corporate governance and investor relations.

o	Compensation expense to Chief Financial Officer and Chief Executive Officer

o	Insurance expense related to the Company’s directors and officers insurance policy

●	All other income (expense) items will be eliminated with the exception of the following:

o	Interest expense attributable to the financing of the Company’s directors and officers insurance policy.

●	We have assumed that no taxes will be incurred as result of these sales. However, there are no assurances that the Company will not incur taxes as a result of these sales.

PROPOSAL NO. 2:  THE DISSOLUTION PROPOSAL

General Description of the Dissolution

The Plan of Dissolution provides for our voluntary liquidation, winding up, and dissolution of Swisher Hygiene. The Dissolution and the Plan of Dissolution have been approved by the Board of Directors, subject to stockholder approval. Under Section 275 of the DGCL, the Board of Directors must mail notice of its adoption of a resolution to dissolve the corporation to all stockholders entitled to vote on the adoption of the resolution. This proxy statement serves as such notice.

Our current intention is that, if approved by our stockholders, the Dissolution would take place within one year following stockholder approval of the Dissolution; however, the decision of whether or not to proceed with the Dissolution and when to proceed will be made by the Board of Directors in its sole discretion. No further stockholder approval would be required to effect the Dissolution provided that under the Plan of Dissolution the Certificate of Dissolution must be filed by the one-year anniversary of stockholder approval of the Dissolution. However, if the Board of Directors determines that the Dissolution is not in our best interest and the best interest of our stockholders, the Board of Directors may, in its sole discretion, abandon the Plan of Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval.

If the Dissolution is approved but (i) the Sale Transaction is not authorized by our stockholders or (ii) the Sale Transaction is not consummated, then our Board of Directors, in its sole discretion and in accordance with its fiduciary obligations to our stockholders, may determine to proceed with the Dissolution and take such actions as it deems advisable and in the best interests of our stockholders to maximize stockholder value. No further stockholder approval would be required for dispositions of Swisher Hygiene's assets, including the Business, after the filing of the Certificate of Dissolution. Alternatively, our Board of Directors may determine to abandon the Plan of Dissolution. In either case, any other alternatives our Board of Directors may consider may be less favorable to our stockholders than the Sale Transaction.

If our stockholders do not approve the Dissolution, we will complete the Sale Transaction if it is approved by our stockholders and the other conditions to closing are satisfied or waived. Upon closing of the Sale Transaction, we will have transferred substantially all of our operating assets to Ecolab and will have no operations to generate revenue. We would likely continue to ask the stockholders to approve the Dissolution, either via an adjournment of the Annual Meeting or at a separate special meeting of stockholders called for the purpose of seeking approval of the Dissolution.

In any event, with no assets with which to generate revenue and no Dissolution approved, we would use the cash received from the Sale Transaction to pay ongoing corporate and administrative expenses. We would have no material business or operations after the Sale Transaction and will have retained only those employees required to maintain our corporate existence. We have also agreed not to compete with the Business for a period of five years following the Sale Transaction. These factors would limit the alternatives available to us. Our Board of Directors would have to evaluate our alternatives, including the possibility of investing the cash received from the Sale Transaction in another operating business. These alternatives may be less favorable to our stockholders than the Dissolution.

Principal Provisions of the Plan of Dissolution

The summary set forth below of the material terms and features of the Plan of Dissolution does not purport to be complete and is qualified in its entirety by reference to the Plan of Dissolution. A copy of the Plan of Dissolution is attached as Annex C to this proxy statement. You are urged to read a copy of the Plan of Dissolution in its entirety.

Under the Plan of Dissolution, we will:

●
file the Certificate of Dissolution with the Delaware Secretary of State at such time as the Board of Directors, in its sole and absolute discretion, deems appropriate, but not later than the first anniversary of stockholder approval of the Dissolution;

●	not engage in any business activities, except to the extent necessary to preserve the value of our assets, wind up our business affairs and distribute our assets under the Plan of Dissolution;

●	hire or retain such employees, consultants, and advisors as the Board of Directors deems desirable to supervise or facilitate the dissolution and winding up of the Company;

●	pay or attempt to provide adequately for the payment of all of our known claims and obligations;

●
attempt to convert all of our remaining assets, including the Business if the Sale Transaction is not completed, into cash or cash equivalents in an orderly fashion, with such exceptions as our Board of Directors may approve;

●	determine whether and when to transfer our remaining property and assets to a liquidating trust;

●	if determined to be appropriate, establish a contingency reserve designed to satisfy any additional claims and obligations; and

●	distribute all of our remaining assets, if any, in one or more distributions on a pro rata basis to or for the benefit of our stockholders as of the applicable record date or dates.

Certificate of Dissolution

If so directed by the Board of Directors in their sole discretion, we will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Swisher Hygiene. The Dissolution will become effective, in accordance with the DGCL, upon the filing of the Certificate of Dissolution with the Delaware Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Under the DGCL, Swisher Hygiene will continue to exist for three years after the Dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling Swisher Hygiene gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to the stockholders any remaining assets, but not for the purpose of continuing the business for which Swisher Hygiene was organized.

During the three years following the effectiveness of the Dissolution, or such longer period of continued existence as directed by the Delaware Court of Chancery, Swisher Hygiene may revoke the Dissolution if (i) the Board of Directors adopts a resolution recommending that the Dissolution be revoked, (ii) a majority in voting power of the common stock held of record and entitled to vote on the effective date of the Dissolution vote for the resolution to revoke the Dissolution and (iii) Swisher Hygiene files a certificate of revocation of dissolution with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

Cessation of Business Activities

Assuming the Dissolution is approved at the Annual Meeting and the Board of Directors determines to proceed with the Dissolution, upon filing the Certificate of Dissolution with the Delaware Secretary of State, we will cease conducting normal business operations, except as may be required to wind-up our business and affairs and to proceed with the Dissolution. We will continue our existence solely for the purpose of winding up our affairs and distributing our remaining assets. One or more liquidating distributions of our assets may be conditioned upon setting aside a sufficient amount of assets, including cash, to meet any residual or contingent obligation or liability that we have not otherwise met, as discussed below in “Contingency Reserve.” We will not obtain any further approval of the stockholders to take any actions under the Plan of Dissolution or otherwise relating to the Dissolution. We will attempt to satisfy, or provide for the satisfaction of, all of our legally enforceable claims, liabilities or obligations in an orderly manner, in accordance with the DGCL, the Code and any other applicable law.

We may elect to reduce the size of our Board of Directors after the completion of the Sale Transaction to the extent permitted by the applicable corporate governance requirements. We may also seek to reduce the size of our stockholder base by means of a reverse stock split or otherwise. Reducing the size of our stockholder base may also provide the opportunity to deregister as a U.S. reporting company, resulting in significant cost savings as we seek to wind up our business.

Disposition of the Assets of Swisher Hygiene

The Plan of Dissolution gives to the Board of Directors of Swisher Hygiene the power to direct the sale (or, in certain cases, otherwise dispose of) any remaining assets of Swisher Hygiene, including a sale of the Business and assets relating to the Business if the Sale Transaction is not completed, after the filing of the Certificate of Dissolution, on such terms and in such manner as determined by the Board of Directors. The prices at which we may be able to sell those assets will depend on factors that may be beyond our control and may not be as high as the prices that could be obtained if Swisher Hygiene were not in liquidation. Approval of the Dissolution will constitute approval of any such sales after the filing of the Certificate of Dissolution. We will not be required to obtain any further stockholder approval with respect to specific terms of any such sales of assets approved by the Board of Directors. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law.

Liquidating Trust

If advisable for any reason to complete the liquidation and distribution of our assets to our stockholders, our Board of Directors may at any time transfer to a liquidating trust our remaining assets and obligations. The liquidating trust thereupon will succeed to all of our then remaining assets, including all amounts in the contingency reserve, and any of our remaining liabilities and obligations. We anticipate that the sole purpose of the liquidating trust would be to prosecute and defend suits by or against us, to collect amounts due to us, to settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our stockholders in a manner consistent with the orderly winding up process contemplated by the DGCL. Any distributions made from the liquidating trust will be made in accordance with the provisions of the Plan of Dissolution and the DGCL. Our Board of Directors may appoint one or more of its members to act as trustee or trustees of the liquidating trust and to cause us to enter into a liquidating trust agreement with such trustee or trustees of the liquidating trust on such terms and conditions as the Board of Directors determines are appropriate. Approval and adoption of the Dissolution by the stockholders also will constitute approval by the stockholders of any appointment of a trustee and of a liquidating trust agreement between us and any trustee.

It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. The interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of nontransferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Contingency Reserve

Before making any distributions to our stockholders, we will pay, or as determined by the Board of Directors, make reasonable provision to pay, all our claims and obligations, including all contingent, conditional or unmatured claims known to us. The Board of Directors may determine to establish a reserve for contingencies to enable us to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged as they become due and payable. The amount of any contingency reserve would be based upon an internal review of our estimated expenses and actual and contingent liabilities and obligations. The contingency reserve may not be sufficient to cover such expenses, liabilities and obligations.

After establishing any contingency reserve, we may from time to time distribute to stockholders such portions of the contingency reserve that the Board of Directors deems to be no longer required. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by the Board of Directors to have been satisfied in full, we will distribute to our stockholders any remaining funds in any contingency reserve.

Our Board of Directors may elect to follow the dissolution procedures set forth in Section 280 of the DGCL, which would involve, among other things, petitioning the Delaware Court of Chancery to determine if any contingency reserve will be reasonably likely to be sufficient to satisfy pending claims and claims that have not arisen but might arise, but also retains the ability under the Plan of Dissolution to elect not to do so. Such a determination by the Delaware Court of Chancery (assuming the court's instructions are followed and the Plan of Dissolution is approved by the court) would furnish additional protection for our directors against personal liability to any unpaid claimants for establishing an insufficient contingency reserve. However, this process might significantly extend the period before one or more distributions are made to stockholders.

Under the DGCL in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve (and the assets held by any liquidating trust) be exceeded by the amount ultimately found to be payable in respect of our expenses and liabilities, each stockholder could be held liable for the payment to Swisher Hygiene's creditors of the lesser of (i) such stockholder's pro rata share of such excess or (ii) the amounts received by such stockholder from Swisher Hygiene (and from any liquidating trust). Accordingly, in that event, a stockholder could be required to return some or all of the distributions previously made to the stockholder as a result of the Dissolution. Moreover, in the event a stockholder has paid taxes on amounts received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

Dissolution Process

The Plan of Dissolution provides that the Board of Directors will liquidate our assets in accordance with any applicable provision of the DGCL. Under Delaware law, our Board of Directors may choose between two statutory procedures to effectuate the Dissolution.

The Plan of Dissolution contemplates and the Board of Directors may determine that it is in the best interests of Swisher Hygiene and its stockholders to effectuate the Dissolution in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL. These procedures would require Swisher Hygiene to:

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publish notice of the Dissolution and mail notice of the Dissolution to all persons known to have a claim against us and provide for the acceptance or rejection of any such claims in accordance with Section 280 of the DGCL;

●
offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejects our offer of security in accordance with Section 280 of the DGCL;

●
petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against us and claims that have not been made known to us at the time of dissolution but are likely to arise or become known within five years (or a longer period not to exceed ten years in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

●
pay, or make adequate provision for payment, of all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Dissolution in accordance with Section 280 of the DGCL;

●
post all security offered to claimants holding contingent, conditional or unmatured contractual claims if not rejected by such claimant and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

●	pay, or make adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by us.

Alternatively, the Plan of Dissolution permits and our Board of Directors may determine that it is in the best interests of Swisher Hygiene and its stockholders to effectuate the Dissolution in accordance with the procedures set forth in Section 281(b) of the DGCL, which would require Swisher Hygiene to:

●	pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to Swisher Hygiene;

●
make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against Swisher Hygiene which is the subject of any pending action, suit or proceeding to which Swisher Hygiene is a party; and

●
make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to Swisher Hygiene or that have not arisen but that, based on the facts known to Swisher Hygiene, are likely to arise or to become known within ten years after the date of dissolution.

Subject to the payment, or the provision for payment, of Swisher Hygiene's claims and obligations, the procedures set forth in Section 281(b) of the DGCL allow for Swisher Hygiene to make pro rata distributions from time to time to the holders of its common stock, as determined by the Board of Directors.

Distributions to Stockholders

If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, the Board of Directors will determine, in its sole discretion, the timing of, the amount of, the kind of, and the record dates for all distributions, if any, made to stockholders. Our Board of Directors has not established a timetable for distributions to stockholders or for the amount of any distributions.  However, we expect the amount of any such distribution, if one is made, to be significantly and materially less, in the aggregate, than the consideration to be received in the Sale Transaction if the Sale Transaction is completed. We can provide no assurance as to the ultimate amounts, if any, to be distributed or the timing of any distributions. We expect that our Board of Directors will, subject to uncertainties inherent in the winding up of any business, make such distributions as promptly as practicable.

Amount Available for Distribution to Stockholders

We believe the value of our remaining assets that will ultimately be available for distribution to our stockholders, if any distribution is made, will be significantly and materially less, in the aggregate, than the consideration to be received in the Sale Transaction if the Sale Transaction is completed.  We cannot estimate amounts to be distributed to our stockholders if the Board of Directors proceeds with the Dissolution.

It is the current intent of the Board of Directors, assuming approval of the Sale Transaction and the Dissolution, that proceeds from the Sale Transaction will be used to pay off Swisher Hygiene's outstanding debts and liabilities, including the Retained Liabilities, outstanding service provider and vendor bills, and outstanding professional fees relating to the costs of being a public company.

The balance of the proceeds will be retained to pay ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of our outstanding litigation matters, any settlements, fines, or penalties and other costs and expenses relating to or arising out of the ongoing USAO/SEC Inquiries, and potential liabilities relating to our indemnification obligations, if any, to Ecolab or to current and former officers and directors.

The Board of Directors will determine, in its sole discretion, the timing of the distribution of the remaining amounts, if any, to our stockholders in the Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide an estimate as to the amount to be paid to stockholders in any such distribution, if one is made. However, we expect the amount of any such distribution, if one is made, to be significantly and materially less, in the aggregate, than the consideration received in the Sale Transaction.

Potential Distribution Analysis

The information below sets forth an analysis regarding a potential distribution to our stockholders if the Dissolution is approved and our Board of Directors determines to proceed with the Dissolution after completion of the Sale Transaction. The amounts actually received by stockholders in a distribution, if one is made, may vary significantly and materially from amounts presented in the analysis.

This analysis includes our assumptions, regarding cash outlays and other payments the Company will need to make for corporate and administrative expenses and ongoing costs and expenses in connection with winding down the Company. We have attempted to make reasonable assumptoins, however we make no representation or warranties regarding the accuracy or completeness of these assumptions, and actual amounts expended could be significantly and materially greater than the amounts presented below. If any of such assumptions are inaccurate, the amount we distribute to our stockholders may be substantially and materially less than the amount indicated or may be zero.

The timing and amount of any distribution will depend upon the actual expenses incurred, the timing of the resolution of outstanding litigation and other matters, the amounts to be paid in satisfaction of any other known or unknown contingencies, and the ultimate amount of proceeds realized from the Sale Transaction. The analysis does not include amounts we may pay relating to liabilities and potential liabilities relating to or arising out of our outstanding litigation matters, including costs and professional fees relating to such matters, any fines or penalties and other costs and expenses relating to or arising out of the USAO/SEC Inquiries, or potential liabilities relating to our indemnification obligations, if any, to Ecolab or to current and former officers and directors. We can provide no assurance regarding when any of these matters will be settled or completed and any delays in settlement or completion of these matters could significantly and materially reduce the amount of cash, if any, available for distribution to our stockholders.

For purposes of this analysis we have assumed the Company will close the Sale Transaction on November 2, 2015 and file the Certificate of Dissolution on June 30, 2016. Subject to the establishment of any contingency reserve, the distribution of any remaining cash would occur three years later on June 30, 2019. however the Board of Directors may determine to file the Certificate of Dissolution on a later or earlier date, in its sole discretion, or may elect to amend or abandon the Plan of Dissolution entirely, resulting in potential additional costs and expenses not addressed in these assumptions. Furthermore, the analysis assumes the Company will de-list from the Nasdaq stock market soon after closing the Sale Transaction and will take action significantly reduce its public reporting obligations and related public company costs by de-registration or otherwise by June 30, 2016. We can provide no assurance that the Company will take these actions according to this assumed timetable or that any such actions, if taken, will result in the anticipated cost and expense reductions.

Neither the Company nor any of its affiliates or representatives has made or makes any representation to any stockholder or anyone else regarding the information included in the distribution analysis set forth below. Readers of this proxy statement are cautioned not to rely on the distribution analysis information. While the distribution analysis was prepared in good faith, it is subjective in many respects and no assurance can be given that the distribution analysis will be realized or that actual results will not be significantly higher or lower than those results presented in the distribution analysis. The distribution analysis covers multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. As a result, the inclusion of the distribution analysis in this proxy statement should not be relied on in any manner or by any person as predictive of actual future events. The Company has not updated and does not intent to update, or otherwise revise the distribution analysis to reflect circumstances existing after the date when this analysis was prepared or when this proxy statement was first mailed to stockholders or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Also, the distribution analysis constitutes forward-looking statements. For information on factors that may cause the distribution analysis to materially vary from the information presented below, see the Risk Factor section in the proxy statement.

In thousands of dollars, exept per share and share data

Cash and cash equivalents as of June 30, 2015	$1,903
Net cash outflows/receipts from June 30, 2015 through the closing of the Sale Transaction	(1,653)
Cash balance at close of Sale Transaction	250

Cash received from the Sale Transaction	40,000
Less: Assumed indebtedness	(1,112)
Less: Working capital adjustment	(492)
Less: Holdback	(2,000)
Less: Payoff of Debt	(4,663)
Less: Payoff of certain transaction fees	(1,250)
Net cash received	30,483

Other cash inflows/(outflows) after the closing of Sale Transaction through Dissolution

2015 (Two months)	(2,578)

2016
Professional fees and Compensation	(1,566)
Occupancy	(13)
Other Administrative Contingency	(240)
Public Company Costs	(295)
Other Administrative Costs	(89)
Board Expenses	(120)
Receipt of Holdback	2,000
Interest on net cash received from the Sale Transaction	167
Total 2016	(156)

2017
Professional fees and Compensation	(604)
Other Administrative Costs	(104)
Other Administrative Contingency	(240)
Board Expenses	(120)
Interest on net cash received from the Sale Transaction	167
Total 2017	(901)

2018
Professional fees and Compensation	(604)
Other Administrative Costs	(104)
Other Administrative Contingency	(240)
Board Expenses	(120)
Interest on net cash received from the Sale Transaction	161
Total 2018	(907)

2019 (Half Year)
Professional fees and Compensation	(302)
Other Administrative Costs	(1,388)
Other Administrative Contingency	(120)
Board Expenses	(60)
Interest on net cash received from the Sale Transaction	78
Total 2019 (Half Year)	(1,792)

Maximum amount of cash available for distribution	24,399

Estimated number of shares outstanding	17,622,216
Maximum per share distribution	$1.38

Final Record Date

If the Dissolution is adopted by the stockholders, we will close our transfer books on the date on which Swisher Hygiene files a Certificate of Dissolution with the Delaware Secretary of State in accordance with the DGCL (the “Final Record Date”). After the Final Record Date, we will not record any further transfers of our common stock except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our common stock upon exercise of outstanding options or warrants.

Surrender of Stock Certificates

Subsequent to the Final Record Date, Swisher Hygiene may at its election require stockholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by Swisher Hygiene or a liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Indemnification of Directors and Officers

We anticipate that certain of our current directors and officers will continue to serve in these capacities after the approval of the Dissolution. Under Delaware law, directors remaining in office may owe fiduciary duties to creditors as well as to our stockholders during the dissolution process.

Pursuant to the Plan of Dissolution, we will continue to indemnify our officers, directors, employees, agents and representatives for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of Swisher Hygiene in accordance with our certificate of incorporation, bylaws, directors' and officers' liability insurance policy and applicable law. Swisher Hygiene's obligation to indemnify such persons may also be satisfied out of assets of a liquidating trust, if any. Any claims arising in respect of such indemnification will be satisfied out of the contingency reserve or out of assets transferred to a liquidating trust, if any.

Our Board of Directors has obtained and our Board of Directors and the trustees of any liquidating trust are authorized to obtain and maintain insurance as may be necessary to cover our indemnification obligations.

Certain Compensation Arrangements

Pursuant to the Plan of Dissolution, Swisher Hygiene may, in the absolute discretion of the Board of Directors, pay to Swisher Hygiene's present or former officers, directors, employees, agents and representatives, or any of them, compensation in connection with the implementation of the Plan of Dissolution.

Amendment and Abandonment

If the Board of Directors determines that the Dissolution is not in the best interests of Swisher Hygiene or its stockholders, the Board of Directors may direct that the Dissolution be abandoned. The Board of Directors also may amend or modify the Plan of Dissolution if it determines such action to be in the best interests of Swisher Hygiene or its stockholders, to the extent permitted by Delaware law, without the necessity of further stockholder approval.

Trading of Our Common Stock

If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, we will close our transfer books on the Final Record Date. After the Final Record Date, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased stockholder's will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our common stock upon exercise of outstanding options, warrants or restricted stock units. Distributions, if any, made in connection with the Dissolution will be made pro rata to the stockholders as of the Final Record Date. It is anticipated that no further trading of our common stock will occur after the Final Record Date.

Government Approvals

Except for filing the Certificate of Dissolution and compliance with applicable Delaware law and the rules and regulations of the SEC and the Code, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and the Dissolution.

Absence of Appraisal Rights

None of Delaware law, our certificate of incorporation, or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Dissolution, and we do not intend to independently provide stockholders with any such right.

Vote Required and Recommendation

The Board recommends that you vote FOR the Dissolution Proposal. The vote required to approve the Dissolution Proposal is the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the Record Date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
OF THE SALE TRANSACTION AND THE DISSOLUTION

The following is a summary of the material United States federal income tax consequences of the Sale Transaction and the Dissolution. The summary does not purport to be a complete analysis of all federal income tax consequences of the Sale Transaction and the Dissolution.  This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”),  the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. There can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to such consequences.

This summary deals only with beneficial owners of our shares who hold such shares as “capital assets” within the meaning of Section 1221 of the Code. This summary does not deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or special status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as banks, financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities, insurance companies, broker-dealers, dealers or traders in securities or currencies, certain U.S. expatriates or former long-term residents of the United States, taxpayers subject to the alternative minimum tax, individual retirement accounts or other tax-deferred accounts, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, real estate investment trusts, regulated investment companies, persons that hold our shares as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale” or other integrated investment, or U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar or Non-U.S. holders (as defined below), except to the extent described below. Moreover, it does not discuss the effect of any other U.S. federal tax laws (such as estate and gift tax laws) or applicable state, local or foreign tax laws.

As used herein, a “U.S. Holder,” means a beneficial owner of our shares that is, for United States federal income tax purposes: (1) an individual citizen or resident alien of the United States; (2) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is subject to United States federal income taxation regardless of its source; or (4) a trust if either (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions, or (b) it has a valid election in effect to be treated as a United States person. A “Non-U.S. Holder” means a beneficial owner of our shares that is, for United States federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If an entity that is classified as a partnership for United States federal income tax purposes is a beneficial owner of our shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for United States federal income tax purposes and persons holding our shares through a partnership or other entity classified as a partnership for United States federal income tax purposes are encouraged to consult their own tax advisors.

STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SALE TRANSACTION AND THE DISSOLUTION WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Sale Transaction

The proposed Sale Transaction will be treated as a sale of corporate assets in exchange for cash and the assumption of certain liabilities. The proposed Sale Transaction is a taxable transaction to Swisher Hygiene for U.S. federal income tax purposes. To the extent any gain is recognized in the Sale Transaction, it is anticipated that Swisher Hygiene’s tax attributes may be available to offset all or a portion of Swisher Hygiene’s federal income tax liability resulting from the Sale Transaction. The determination of whether and to what extent Swisher Hygiene’s tax attributes will be available is highly complex and is based in part upon facts that will not be known until the completion of the Sale Transaction. Therefore, it is possible that the proposed Sale Transaction will generate a U.S. tax liability to Swisher Hygiene and, in such case, could reduce the assets available for distribution to our stockholders in the Dissolution.

The proposed Sale Transaction by Swisher Hygiene is entirely a corporate action. Therefore, the Sale Transaction will not be taxable to our stockholders.

Dissolution

U.S. Federal Income Tax Consequences of the Dissolution to Swisher Hygiene

Even if we liquidate, we will continue to be subject to tax on our taxable income, including any gain from the sale of assets remaining in Swisher Hygiene after the Sale Transaction, until the Dissolution is complete (i.e., until all of our remaining assets have been distributed to the stockholders or a liquidating trust).  Swisher Hygiene also will recognize gain or loss upon any liquidating distribution of property to stockholders or to a liquidating trust as if such property were sold to the stockholders or liquidating trust. Ordinarily, corporate gain or loss (unless certain exceptions to loss recognition apply) is recognized in an amount equal to the amount of such gain or loss, which will equal the difference between Swisher Hygiene’s adjusted tax basis for each asset and the asset's fair market value on the date of distribution.  Swisher Hygiene may incur a material U.S. tax liability on the Sale Transaction and any subsequent dispositions of remaining assets, depending upon whether certain tax attributes are available to offset our gain recognized on the Sale Transaction or subsequent dispositions, if any.

U.S. Federal Income Tax Consequences of the Dissolution to Stockholders

The term “complete liquidation” is not defined in the Code. The approval of the Dissolution does not ensure that the liquidating distributions Swisher Hygiene intends to make will be treated as distributions in “complete liquidation” by the IRS. The IRS has a policy of not issuing private letter rulings regarding the tax effect to stockholders of corporate liquidations when the distributions in liquidation are to be made over a period in excess of three years. Swisher Hygiene has not sought a private letter ruling.

The case law on complete liquidations does not require that a complete liquidation be completed within three years. Swisher Hygiene will seek to make all of the liquidating distributions to its stockholders within a three-year period, but there are no assurances it will be able to do so. Either the failure to complete the sale of any remaining assets or to pay, or establish reserves to pay, all of Swisher Hygiene’s creditors or the various requirements of state law could make it impossible to complete the liquidating distributions within a three-year period.

Swisher Hygiene intends to accomplish the Dissolution of Swisher Hygiene in a manner that will qualify it as a “complete liquidation” within the meaning of Section 346(a) of the Code, but there can be no assurance that its efforts to do so will be successful. The remainder of this “Material U.S. Federal Income Tax Consequences of the Dissolution to Stockholders” summary will assume that all the distributions by Swisher Hygiene to its stockholders after a vote of the stockholders approving the complete liquidation of Swisher Hygiene will be treated for U.S. federal income tax purposes as distributions in complete liquidation of Swisher Hygiene.  If distributions do not so qualify, they will be treated as dividends to our stockholders to the extent of our earnings and profits.

Taxation of the Dissolution to U.S. Holders

If we effect the Dissolution and liquidate, a stockholder that is a U.S. Holder will recognize gain or loss equal to the difference between (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such stockholder directly or to a liquidating trust on the stockholder's behalf and (ii) such stockholder's tax basis for his shares of stock. A stockholder's tax basis in his shares generally will equal the stockholder's cost for his shares of stock. The gain or loss generally will be a capital gain or loss. Long-term capital gain realized by a U.S. Holder that is an individual, estate or trust generally is subject to favorable tax rates. A capital gain or loss will be long-term with respect to stock that has been held by a stockholder for more than one year. Capital losses can generally be used to offset only capital gains. The tax basis of any property other than cash received by each stockholder upon the complete liquidation of Swisher Hygiene will be the fair market value of the property at the time of the distribution.

Certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds may also be subject to a 3.8% net investment income tax on capital gains from the sale or other disposition of their stock of Swisher Hygiene, including upon the Dissolution. Please consult your own tax advisor regarding this tax.

If we effect the Dissolution and liquidate, stockholders may receive one or more liquidating distributions, including a deemed distribution of cash and property transferred to a liquidating trust. A stockholder's gain or loss will be computed on a "per share" basis so that gain or loss is calculated separately for blocks of stock acquired at different dates and different prices. Each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. Gain will be recognized in connection with a liquidating distribution only to the extent that the aggregate value of all liquidating distributions received by a stockholder with respect to a share exceeds such stockholder's tax basis for that share. If the amount of the distributions is less than the stockholder's basis in his shares of stock, the stockholder will generally recognize a loss in the year the final distribution is received by the stockholder or by the liquidating trust on behalf of the stockholder.

If Swisher Hygiene effects the Dissolution and liquidates, we will, at the close of the taxable year, provide stockholders and the IRS with a statement of the amount of cash and our best estimates of the fair market value of any property distributed to the stockholders (or transferred to a liquidating trust) during that year as determined by Swisher Hygiene, at such time and in such manner as required by the Treasury Regulations.

If we transfer assets to a liquidating trust in connection with the Dissolution, we intend to structure the liquidating trust so that it will not be treated as an association taxable as a corporation based upon the anticipated activities of the liquidating trust. Accordingly, the liquidating trust itself should not be subject to income tax.

U.S. Holders will be treated for tax purposes as having received a distribution at the time of transfer of their pro rata share of money and the fair market value of property other than money transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed such property to the trust. The distribution will be treated as a distribution in liquidation of the stockholder's stock.

As owners of the trust, the stockholders will be required to take into account for U.S. federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect a stockholder's basis in his stock.

As a result of the transfer of property to a liquidating trust and the ongoing activities of the liquidating trust, stockholders should be aware that they may be subject to tax whether or not they have received any actual distributions from the liquidating trust with which to pay such tax.

We have not obtained any IRS ruling as to the tax status of a liquidating trust, if any, and there is no assurance that the IRS will agree with our conclusion that a liquidating trust should be treated as a liquidating trust for federal income tax purposes. If, contrary to our expectation, it were determined that a liquidating trust should be classified for federal income tax purposes as an association taxable as a corporation, income and losses of the liquidating trust would be reflected on its own tax return rather than being passed through to the stockholders, and the liquidating trust would be required to pay federal income taxes at corporate tax rates. Furthermore, much of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the stockholders from the liquidating trust could be treated as a dividend, rather than a liquidating distribution.

Taxation of the Dissolution to Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to United States federal income tax, including by way of withholding, on gain recognized in the Dissolution unless any one of the following is true:

●
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable tax treaty requires, attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder;

●
the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, exchange or other disposition (or such other period as specified in an applicable income tax treaty) and certain other requirements are met; or

●
assuming our stock is regularly traded on an established securities market, with respect to Non-U.S. Holders holding more than 5% of our stock (directly, indirectly or constructively) within the five-year period preceding the Dissolution, stock of Swisher Hygiene constitutes a United States real property holding corporation ("USRPHC") at any time during the shorter of the period during which such Non-U.S. Holder holds our shares or such 5-year period (unless we and our subsidiaries dispose of all of our United States real property interests in taxable transactions before the Dissolution).

We do not believe we were a USRPHC at any time in the five years preceding the Dissolution.  Further, we intend to sell our assets for cash in one or more taxable transactions before the Dissolution.  Therefore, we do not expect that Non-U.S. Holders would be subject to tax on gain realized in the Dissolution as a result of the rules described in the third bullet, above.

If gain recognized by a Non-U.S. Holder in the Dissolution is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (or, if an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States) then such gain will be exempt from the U.S. federal withholding tax if the Non-U.S. Holder provides a properly completed and executed Internal Revenue Service Form W-8 ECI, but gain generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder. In addition to regular U.S. federal income tax, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.

If we transfer assets to a liquidating trust in connection with the Dissolution, Non-U.S. Holders should consult their tax advisors about the tax consequences to them, in light of their individual circumstances, of holding an interest in the liquidating trust.

Provisions of the Foreign Account Tax Compliance Act, commonly referred to as “FATCA,” impose withholding of 30% on certain payments after December 31, 2016 of proceeds of the Dissolution to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities, including where such institutions or entities receive such payments as intermediaries, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. You should consult your own tax advisor regarding the effects of FATCA on your receipt of proceeds of the Dissolution.

Backup Withholding

Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received under the Dissolution. The back-up withholding tax currently is imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability.

Taxation Generally

The foregoing summary of material U.S. federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Sale Transaction and the Dissolution may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his or her own tax advisor regarding the U.S. federal income tax consequences of the Sale Transaction and the Dissolution, as well as any state, local, foreign or non-income tax consequences of such transactions.

INTERESTS OF CERTAIN PERSON IN THE SALE TRANSACTION AND DISSOLUTION

Members of our Board of Directors and our executive officers may have interests in the Sale Transaction and the Dissolution that are different from, or are in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Sale Transaction and the Plan of Dissolution.

Impact on Equity Awards

Several of our executive officers and directors have received one or more grants of stock options or restricted stock units during their tenure with Swisher Hygiene. Each of the option agreements and restricted stock unit agreements provide for the acceleration of the vesting period of the awards upon a “change of control” (as defined in the agreements). Consummation of the Sale Transaction would constitute a “change of control.” The approval of the Dissolution by our stockholders would also constitute a “change of control.” As of the record date, approximately 211,557 shares of our common stock were issuable pursuant to equity granted under our equity incentive plans to our current executive officers and directors. The following table identifies, as of the Record Date, for each of our directors and executive officers, (i) the aggregate number of shares of our common stock subject to outstanding options and (ii) the exercise price of such options.

Director/Executive Officer	Shares Underlying Restricted Stock Units	Shares Underlying Stock Options (Exercise Price)

Joseph Burke	16,037
Richard L. Handley	16,028
Harris W. Hudson	15,720
William M. Pierce	6,569	30,000 ($4.04)
William M. Pruitt	15,721
David Prussky	15,455
William T. Nanovsky (1)		13,500 ($9.30) 18,000 ($4.04)
Blake Thompson		29,527 ($25.40) 15,000 ($8.10) 20,000 ($4.04)
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(1)	Does not include warrants to purchase 2,000 shares of common stock with an exercise price of $4.04 and 1,500 shares of common stock with an exercise price of $9.30 granted to the SCA Group.

Payment to Executive Officer

If in connection with the Sale Transaction or Dissolution, Mr. Pierce’s employment is terminated by the Company without Cause (as defined in Mr. Pierce’s employment agreement).  Mr. Pierce will be entitled to:

●	continue to receive his then base salary through the term of his employment agreement;

●	any bonus that has been awarded to executive by the Board of Directors but has not yet been paid by the Company; and

●	reimbursement for any unreimbursed expenses.

Indemnification of Officers and Directors

Following the Sale Transaction, whether or not the Board of Directors determines to proceed with the Dissolution, if approved, we will continue to indemnify each of our current and former directors and officers to the extent permitted under Delaware law, our Certificate of Incorporation and our by-laws.

Under the Purchase Agreement, Swisher Hygiene is required to obtain “run off” insurance (covering acts occurring prior to closing) for a period of six (6) years, to be effective at closing. In addition, the Company will continue to purchase directors’ and officers’ insurance covering period following the closing.

PROPOSAL NO. 3: DIRECTOR ELECTION PROPOSAL

Our Board currently has six (6) director positions, all of which are filled. Harris W. Hudson will not be standing for re-election at the Annual Meeting. As a result, on August 11, 2015, the Board determined to decrease the size of the Board from six to five members, effective at the Annual Meeting.

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the following five (5) persons, Joseph Burke, Richard L. Handley, William M. Pierce, William D. Pruitt, and David Prussky to stand for election for a new term expiring at the 2016 Annual Meeting of Stockholders or until their earlier resignation or their successors are duly elected and qualified. Each director nominee is a current director. Each nominee is willing and able to serve as a director of Swisher Hygiene.

Nominee	Age	Current Position with Swisher Hygiene	Director Since

Joseph Burke	57	Director	2014
Richard L. Handley	68	Chairman of the Board	2012
William M. Pierce	64	Director, President and Chief Executive Officer	2013
William D. Pruitt	74	Director	2011
David Prussky	57	Director	2010	(1)
___________
(1)
On November 2, 2010, Swisher International, Inc. completed a merger with Swisher Hygiene (formerly CoolBrands International, Inc. (“CoolBrands”)) (the “Merger”). Mr. Prussky served an initial term as a director of CoolBrands from 1994 to 1998 and rejoined the CoolBrands board of directors in February 2010.

We have set forth below certain information regarding each nominee, including the specific experience, qualifications, attributes, or skills that contributed to the Board of Directors' conclusion that such nominee should serve as a director.

Director Nominees

Joseph Burke

Mr. Burke has served as a director of Swisher Hygiene since May 2014. Mr. Burke has served as a Management Consultant – Finance and Operations for Hudson Capital Group since March 2013. Mr. Burke served as a Management Consultant – Finance and Operations for Boston Finance Group, LLC from February 2011 to May 2012. Mr. Burke served as Chief Executive Officer of Lakeland Construction Finance, LLC from 2005 to 2007 and as Executive Vice President in 2008. Beginning in 1995, Mr. Burke spent ten years with Gateway, Inc. (NYSE: GTW), a worldwide technology pioneer, serving in a number of executive capacities including Chief Executive Officer – Gateway Country (Retail Division), Senior Vice President – Global Business Development, Chief Financial Officer and most recently as Senior Vice President - Business Development. Mr. Burke has been a director of Flagship Community Bank since its founding in 2005 and is the Chairman of the Asset and Liability and Technology Committees. Mr. Burke was a director of Sunair Services Corporation (AMEX: SNR) from 2006 to 2008 and was a member of the Audit Committee. Mr. Burke earned a BA from the University of Florida.

Mr. Burke is an experienced officer and director of public and private companies with the skills necessary to serve as a director. Mr. Burke also has extensive experience in financial matters as a currently licensed certified public accountant, in good standing, and as a former Audit Supervisor of an international accounting firm.

Richard L. Handley

Mr. Handley has served as the Chairman of Swisher Hygiene since June 5, 2013 and as a director of Swisher Hygiene since December 2012. Mr. Handley served as a director of Swisher International, Inc., the Company's predecessor, from 2005 to 2010. Mr. Handley has served as the Senior Vice President, Secretary and General Counsel of Huizenga Holdings, Inc. since May 1997. From May 1997 to December 2004, Mr. Handley also served as Senior Vice President, Secretary, and General Counsel of Boca Resorts, Inc. From October 1995 to May 1997, Mr. Handley served as Senior Vice President and General Counsel of AutoNation Inc. and its predecessor, Republic Industries Inc. Mr. Handley served as a director of Services Acquisition Corp. International from June 2006 to November 2006. Mr. Handley also serves on the board of certain privately held companies and certain not for profit entities. Mr. Handley earned a BA from the University of California, Berkeley, a JD from the University of Utah College of Law, and an LLM from Georgetown University.

Mr. Handley is an experienced officer and director of public and private companies with the skills necessary to serve as a director. As an executive officer and director, Mr. Handley has developed knowledge and experience of financial, operational, and managerial matters. He has helped guide numerous public and private companies from early stage development to significant operating entities.

William M. Pierce

Mr. Pierce has served as President and Chief Executive Officer of Swisher Hygiene since September 2013. He has also served as a director of Swisher Hygiene since June 2013. Mr. Pierce has served as Senior Vice President at Huizenga Holdings, Inc. since 1990, where he has also served as chief operating officer, chief financial officer and as an officer and director of private and public portfolio companies. Mr. Pierce's positions include Director of VAC, a privately held company, President of Frederica Hospitality Group, LLC, and previously five years as Chief Financial Officer and Executive Vice President of Dolphins Enterprises where he was responsible for all non-football business operations of the Miami Dolphins and Sun Life Stadium, and Chief Operating Officer of two route-based businesses, Sparkle, Inc. and Blue Ribbon Water Company. From 1997 to 2002, Mr. Pierce served as the Senior Vice President and Chief Financial Officer of Boca Resorts Inc., an NYSE-traded company, where he was primarily responsible for the day-to-day oversight and the growth of the company, as well as raising equity and debt in the public markets. Prior to Huizenga Holdings, Mr. Pierce spent 11 years as a senior operating executive of Sky Chefs, a wholly owned subsidiary of American Airlines and seven years in senior management positions in the food and beverage industry. He received his B.S. in Accounting from the University of Texas at El Paso. All of Mr. Pierce's day to day professional efforts and focus are concentrated on Swisher; however, he remains a senior vice president of Huizenga Holdings, Inc.

Mr. Pierce is an experienced officer and director of public and private companies with the skills necessary to serve as a director. As an executive officer and director, Mr. Pierce has developed knowledge and experience of financial, operational, and managerial matters. He has helped guide public and private companies from early stage development to significant operating entities.

William D. Pruitt

Mr. Pruitt has served as a director of Swisher Hygiene since January 2011. Mr. Pruitt has served as general manager of Pruitt Enterprises, LP. and president of Pruitt Ventures, Inc. since 2000. Mr. Pruitt served as an independent board member of the MAKO Surgical Corp., a developer of robots for knee and hip surgery, from 2008 to 2013, when it was sold to Stryker Corp., and served as a member of the MAKO audit committee. Mr. Pruitt has been an independent board member of NV5 Holdings, Inc., a professional services company, and is a member of the NV5 Audit Committee, since April 2013. Mr. Pruitt served as an independent board member of The PBSJ Corporation, an international professional services firm, from 2005 to 2010. Mr. Pruitt served as chairman of the audit committee of KOS Pharmaceuticals, Inc., a fully integrated specialty pharmaceutical company, from 2004 until its sale in 2006. He was also chairman of the audit committee for Adjoined Consulting, Inc., a full-service management consulting firm, from 2000 until it was merged into Kanbay International, a global consulting firm, in 2006. From 1980 to 1999, Mr. Pruitt served as the managing partner for the Florida, Caribbean and Venezuela operations of the independent auditing firm of Arthur Andersen LLP. Mr. Pruitt holds a Bachelor of Business Administration from the University of Miami and is a Certified Public Accountant, in good standing.

Mr. Pruitt is an experienced director of public companies with the skills necessary to serve as a director. Mr. Pruitt also has extensive experience in financial matters as a certified public accountant and as a former managing partner of an accounting firm.

David Prussky

Mr. Prussky was a director and chair of the Audit Committee of CoolBrands. He was an original director of the predecessor to CoolBrands, Yogen Fruz World-Wide Inc. Mr. Prussky served as an investment banker for Patica Securities Limited from August 2002 to January 2012. Mr. Prussky has served as director of numerous public and private companies over the past 17 years, including Carfinco Income Fund, Canada's largest public specialty auto finance business, and Lonestar West Inc., a hydro-vac service business based in Sylvan Lake, Alberta. Mr. Prussky is also a director and chairman of the audit committee of Atrium Mortgage Investment Corporation and Chairman of Griffin Skype Corporation.

Mr. Prussky is an experienced director of public companies with the skills necessary to serve as director. He has helped build numerous public and private entities from the early stages to significant operating entities.

Vote Required and Recommendation

The Board recommends that you vote FOR the election of each of the director nominees. The vote required to elect our five (5) directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes cast at the Annual Meeting.

Corporate Governance

Corporate Governance Principles and Code of Ethics

The Board is committed to sound corporate governance principles and practices. The Board of Directors’ core principles of corporate governance are set forth in the Swisher Hygiene Corporate Governance Principles (the “Principles”). In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, the Board of Directors adopted a Code of Business Conduct and Ethics (“Code of Ethics”) which is applicable to all directors, officers, and employees. We intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or controller, or persons performing similar functions) on our website at www.swsh.com. A copy of the Code of Ethics and the Principles are available on our corporate website at www.swsh.com. You also may obtain a printed copy of the Code of Ethics and Principles by sending a written request to: Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Board of Directors

The business and affairs of the company are managed by or under the direction of the Board of Directors. Pursuant to our bylaws, the Board of Directors may establish one or more committees of the Board of Directors, however designated, and delegate to any such committee the full power of the Board of Directors, to the fullest extent permitted by law.

The Board of Directors intends to have regularly scheduled meetings and at such meetings our independent directors will meet in executive session.

The Board of Directors held seven meetings during 2014. In 2014, each person serving as a director attended at least 75% of the total number of meetings of our Board of Directors and any Board of Directors committee on which he served.

Our independent directors held seven executive sessions without management present during 2014. Our Board has not appointed a lead independent director; instead a presiding director is appointed for each executive session.

Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. Each person who was then serving as a director attended the 2014 Annual Meeting of Stockholders, except for Steven R. Berrard. Mr. Berrard did not stand for re-election to the Company's Board of Directors at the 2014 Annual Meeting.

Composition. The Board of Directors currently consists of the following six (6) members: Richard L. Handley (Chairman); Joseph Burke; Harris W. Hudson; William M. Pierce; William D. Pruitt and David Prussky. During 2014, Steven R. Berrard was a member of the Board of Directors until his resignation, effective May 15, 2014. Mr. Hudson will not be standing for re-election at the Annual Meeting. Effective at the Annual Meeting, the Board of Directors will be reduced from six to five members.

Orientation and Continuing Education. In the event a new director is elected to the Board of Directors, the Board of Directors will hold a meeting shortly after the new member joins to provide such new member with an overview of the responsibilities of the Board of Directors and information regarding our business. The Board of Directors will hold meetings, as deemed appropriate, to provide continuing education to its directors.

Director Independence

The Board of Directors has determined that the following non-employee directors are “independent” in accordance with the NASDAQ rules and have no material relationship with the Company, except as a director and a stockholder of the Company: Mr. Burke, Mr. Handley, Mr. Hudson, Mr. Pruitt and Mr. Prussky. In determining the independence of each of the non-employee directors, the Board of Directors considered the relationships described under “Related Party Transactions.”

In each case, the relationships did not violate NASDAQ listing standards or our Principles, and the Board of Directors concluded that such relationships would not impair the independence of our non-employee directors.

Board Committees

Pursuant to our bylaws, the Board of Directors may establish one or more committees of the Board of Directors, however designated, and delegate to any such committee the full power of the Board of Directors to the fullest extent permitted by law.

Our Board of Directors has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters for our Board committees set forth the scope of the responsibilities of that committee. The Board of Directors will assess the effectiveness and contribution of each committee on an annual basis. These charters are available at www.swsh.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The independent auditor is ultimately accountable to the Audit Committee, as representatives of the stockholders. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention and oversight of the work of the company's independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between the company and related parties. For a complete description of our Audit Committee's responsibilities, you should refer to the Audit Committee Charter which is available on our corporate website at www.swsh.com.

The Audit Committee consists of three (3) directors, Mr. Pruitt, Chairman, Mr. Burke and Mr. Prussky. The Board has determined that the Audit Committee members have the requisite independence and other qualifications for audit committee membership under applicable rules under the Exchange Act and NASDAQ rules. The Board of Directors also has determined that Mr. Pruitt is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee held five meetings during 2014.

Compensation Committee. The Board of Directors established a Compensation Committee comprised solely of independent directors as defined in the NASDAQ rules. The Compensation Committee held two meetings during 2014. The Compensation Committee currently consists of two (2) directors, Mr. Handley, Chairman, and Mr. Pruitt. Mr. Hudson served as a member of the Compensation Committee during 2014 and through August 11, 2015. For a complete description of our Compensation Committee's responsibilities, you should refer to the Compensation Committee Charter. See the “Compensation Discussion and Analysis” below for a discussion of the Compensation Committee's process for determining compensation and responsibilities.

Nominating and Corporate Governance Committee. The primary function of the Nominating and Corporate Governance Committee is to assist the Board of Directors in monitoring and overseeing matters of corporate governance and selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board of Directors. The Nominating and Corporate Governance Committee consists of two (2) members, Mr. Handley, Chairman, and Mr. Prussky. The Board of Directors has determined that each of the Nominating and Corporate Governance Committee members has the requisite independence for nominating and corporate governance committee membership under applicable NASDAQ rules. The Nominating and Corporate Governance Committee held one meeting during 2014. The Nominating and Corporate Governance Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating and Corporate Governance Committee is responsible for reviewing each candidate's biographical information, meeting with each candidate and assessing each candidate's independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background, and professional expertise, among other factors. For a complete description of our Nominating and Corporate Governance Committee's responsibilities, you should refer to the Nominating and Corporate Governance Committee Charter.

Board Leadership

The Board of Directors has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board of Directors remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Currently, the positions of Chairman and Chief Executive Officer are separate at Swisher Hygiene. Mr. Handley serves as our Chairman and William M. Pierce serves as our President and Chief Executive Officer. At this time, the Board of Directors believes that this segregation avoids conflicts that may arise as the result of combining the roles, and effectively maintains independent oversight of management.

Board Oversight of Enterprise Risk

The Board of Directors is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board of Directors identified above but the full Board of Directors has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management's assessment of risk exposures (including risks related to liquidity, credit, and operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board of Directors consider the risks within their areas of responsibility. The Board of Directors satisfies its oversight responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Compensation Committee Interlocks and Insider Participation

During 2014, our Compensation Committee was comprised of the following members: Mr. Hudson, Chairman, and Mr. Pruitt. Neither of these Committee members has ever been an officer or employee of Swisher Hygiene or any of our subsidiaries and none of our executive officers have served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

Stockholder Communications

Communications with the Company and the Board of Directors

Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Stockholders interested in communicating with our Board of Directors, any Board Committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Swisher Hygiene Inc. Board of Directors, 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Stockholder Proposals for Next Year's Annual Meeting

As more specifically provided in our by-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days before the first anniversary of the preceding year's Annual Meeting. Accordingly, any stockholder proposal to be considered at the 2016 Annual Meeting of Stockholders, including nominations of persons for election to our Board of Directors, generally must be properly submitted to us not earlier than June 17, 2016 nor later than July 17, 2016. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2016 Annual Meeting of Stockholders. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2016 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary not later than [ ● ], 2016.

Stockholder Director Nominations

The Nominating and Corporate Governance Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board of Directors on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year's annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate's resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate's written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements, or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate's independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Nominating and Corporate Governance Committee to assist the Committee in appropriately evaluating the candidate.

RELATED PARTY TRANSACTIONS

As set forth in the Audit Committee Charter, our Audit Committee must approve all transactions with related persons as described in Item 404 of Regulation S-K under the Exchange Act. The following is a summary of agreements or transactions with parties related to our directors, executive officers, or us since January 1, 2014.

The SCA Group, LLC

Interim Services Agreement

On September 27, 2012, we entered into a certain Interim Services Agreement (the “Interim Services Agreement”), effective September 24, 2012, with The SCA Group, LLC (the “SCA Group”) pursuant to which the SCA Group agreed to provide the Company with the services of William T. Nanovsky as the Company's Interim Senior Vice President and Chief Financial Officer for consideration of up to $50,000 per month, plus reimbursement of certain expenses. Mr. Nanovsky is a founding partner of the SCA Group. During 2012, we paid the SCA Group $141,750 and a security deposit of $25,000. No payments were made directly to Mr. Nanovsky during 2012. The Interim Services Agreement was replaced with the Executive Services Agreement, described below.

Executive Services Agreement

On June 11, 2013, the Company entered into an Executive Services Agreement with the SCA Group, effective June 9, 2013, in connection with the services provided by William T. Nanovsky as Senior Vice President and Chief Financial Officer of the Company (the “Executive Services Agreement”). Pursuant to the Executive Services Agreement, the Company will pay the SCA Group a bi-weekly fee of $1,153.85 and Mr. Nanovsky a bi-weekly salary of $10,384.61, such amounts may increase on an annual basis consistent with the Company's policy as it applies to its senior management. Mr. Nanovsky will participate in the Company's bonus program, as it applies to senior management, with a bonus target of 50% of the payments to the SCA Group and Mr. Nanovsky. Any bonus will be paid 10% to SCA Group and 90% to Mr. Nanovsky. Mr. Nanovsky will remain a partner of SCA Group. We paid the SCA Group an aggregate of $30,000 and $294,404 pursuant to the Interim Services Agreement and Executive Services Agreement during 2014 and 2013, respectively.

Pursuant to the Executive Services Agreement, the Company will reimburse Mr. Nanovsky for all reasonable travel and out-of-pocket expenses in connection with his services to the Company. The Company will provide Mr. Nanovsky up to two round trip flights to Florida from North Carolina per month and a daily per diem equal to the then current U.S.A. General Services Administration dinner allowance for Charlotte, North Carolina (currently $29.00). Also, pursuant to the Executive Services Agreement, the Company will provide an apartment to Mr. Nanovsky in Charlotte, North Carolina, and Mr. Nanovsky will participate in the Company's benefit plans as they apply to senior management.

The Executive Services Agreement may be terminated by either party by providing a minimum of 30 days' advance notice. Also, the SCA Group may terminate the Agreement immediately upon written notice to the Company if (i) the Company is engaged in or asks the SCA Group or any SCA Group professional to engage in or ignore any illegal or unethical activity, (ii) Mr. Nanovsky ceases to be a SCA Group professional for any reason, (iii) Mr. Nanovsky becomes disabled, or (iv) the Company fails to pay any amounts due to the SCA Group under the Executive Services Agreement when due. In lieu of terminating the Executive Services Agreement under (ii) and (iii) above, upon mutual agreement of the parties, Mr. Nanovsky may be replaced by another SCA Group professional.

In addition, pursuant to the Executive Services Agreement, Mr. Nanovsky will participate in the Company's Amended and Restated 2010 Stock Incentive Plan (the “Stock Incentive Plan”). Any awards granted will be issued 10% as a warrant to the SCA Group and 90% to Mr. Nanovsky under the Stock Incentive Plan.

On June 10, 2013, in connection with the Executive Services Agreement, the Company granted Mr. Nanovsky an option to purchase 13,500 shares of common stock of the Company under the Stock Incentive Plan with an exercise price of $9.30. The option vests annually in four equal installments commencing on the first anniversary of the grant date. The option has a term of ten years.

Also in connection with the Executive Services Agreement, on June 10, 2013, the Company granted the SCA Group a warrant to purchase 1,500 shares of common stock of the Company with an exercise price of $9.30. The warrant vests annually in four equal installments commencing on June 10, 2014. During 2014, the SCA Group was granted a warrant to purchase 2,000 shares of common stock of the Company with an exercise price of $4.04, which vests in four equal installments commencing on August 7, 2014. The warrants have a term of ten years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who beneficially own 10% or more of our stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2014, our directors, executive officers, and greater than 10% beneficial owners complied with all such applicable filing requirements, except the untimely filing of five Form 4 reports with respect to one transaction on behalf of Joseph Burke, Richard L. Handley, Harris W. Hudson, William D. Pruitt, and David Prussky, and one Form 3 report with respect to one transaction on behalf of Joseph Burke.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 20, 2015, information regarding the beneficial ownership of our common stock by each director, each named executive officer, all of the directors and executive officers as a group, and each other person or entity known to us to be the beneficial owner of more than five percent of our common stock. Unless noted otherwise, we believe that all persons named in the table below have sole voting and investment power with respect to all securities shown as being owned by them. Unless noted otherwise, the corporate address of each person listed below is 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina, 28210.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Directors, and Executive Officers:
Joseph Burke	16,037 (2)	*
Richard L. Handley	73,818 (3)(4)	*
Harris W. Hudson	118,845 (5)	*
William T. Nanovsky	6,750 (6)	*
William M. Pierce	64,359 (3)(7)	*
William D. Pruitt	16,920 (8)	*
David Prussky	39,755 (9)	*
Blake W. Thompson	34,014 (10)	*
Directors and Executive Officers as a group (8 persons)	370,498 (11)	2.1%
5% or Greater Stockholders
H. Wayne Huizenga	2,423,009 (12)	13.7%
Steven R. Berrard	2,506,811 (13)	14.2%
____________
(1)	Based on 17,628,914 shares of our common stock outstanding as of August 20, 2015.
(2)	Consists of 16,037 vested restricted stock units held by Mr. Burke.
(3)
The shares of common stock held by these executive officers and director have been pledged to H. Wayne Huizenga as security for certain obligations owing pursuant to stock pledge and security agreements by each executive officer and director for the benefit of Mr. Huizenga.

(4)	Consists of 57,790 shares of common stock held by Mr. Handley and 16,028 vested restricted stock units held by Mr. Handley.
(5)	Consists of 30,368 shares of common stock held by Mr. Hudson, 73,000 shares of common stock held by Harris W. Hudson, LP and 15,477 vested restricted stock units held by Mr. Hudson.
(6)	Consists of 3,375 shares underlying vested stock options held by Mr. Nanovsky and 3,375 shares underlying stock options which will vest within 60 days held by Mr. Nanovsky.
(7)	Consists of 57,790 shares of common stock held by Mr. Pierce and 6,569 vested restricted stock units held by Mr. Pierce.
(8)
Consists of 243 shares of common stock held by Mr. Pruitt, 1,000 shares of common stock held by Pruitt Enterprises, LP, 200 shares of common stock held by Mr. Pruitt's spouse, 13,927 vested restricted stock units held by Mr. Pruitt, and 1,550 vested restricted stock units held by Pruitt Enterprises, LP.

(9)	Consists of 21,000 shares of common stock held by Mr. Prussky, 3,300 shares of common stock held by Mr. Prussky's spouse, Erica Prussky, and 15,455 vested restricted stock units held by Mr. Prussky.
(10)	Consists of 15,500 shares of common stock held by Mr. Thompson and 18,514 shares underlying vested stock options held by Mr. Thompson.
(11)	Includes 260,191 shares of common stock, 85,043 vested restricted stock units and options to purchase 25,264 shares of common stock.
(12)
Consists of 2,420,779 shares of common stock held by Mr. Huizenga and 2,230 vested restricted stock units held by Mr. Huizenga. Mr. Huizenga is the Chairman of the Board of Directors of Huizenga Holdings, Inc. The business address of Huizenga Holdings, Inc. is 450 E. Las Olas Blvd., Suite 1500, Fort Lauderdale, Florida 33301.

(13)
Consists of 2,500,531 shares of common stock held by Mr. Berrard and vested restricted stock units held by Mr. Berrard to purchase 6,280 shares of common stock. Mr. Berrard's address is 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211.

COMPENSATION COMMITTEE REPORT

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee: Richard L. Handley Harris W. Hudson William D. Pruitt

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This discussion and analysis describes the material elements of compensation paid to, awarded to, or earned by our named executive officers during 2014. For 2014, our named executive officers, which include the individuals who served as our Chief Executive Officer or Chief Financial Officer during 2014, as well as the other individuals listed in the Summary Compensation Table as the “named executive officers,” are William M. Pierce, William T. Nanovsky, and Blake W. Thompson.

The Compensation Committee (the “Committee”) of our Board of Directors (the “Board”) is responsible for the oversight, implementation, and administration of all of the executive compensation plans and programs. During 2014 and through August 11, 2015, Harris W. Hudson and William D. Pruitt served as members of the Committee, and Mr. Hudson served as Chairman of the Committee.  Currently, Richard L. Handley and William D. Pruitt serve as members of the Committee, and Mr. Handley serves as Chairman of the Committee.

Our Board recognizes the fundamental interest our stockholders have in the compensation of our executive officers. At the 2014 Annual Meeting, our stockholders approved, on an advisory basis, the compensation of our named executive officers. We believe that our 2014 compensation policies and decisions remain consistent with the compensation philosophy and objectives and properly align the interests of our named executive officers with the short and long-term goals of the Company and the interests of our stockholders.

Compensation Policies

The core objectives of our compensation programs are to secure and retain the services of high quality executives and to compensate our executives in a manner commensurate to and aligned with the Company's performance and the interests of our stockholders. We seek to achieve these objectives through three principal compensation programs: (1) a base salary, (2) cash incentive compensation, and (3) long-term equity incentive compensation. Base salaries are designed primarily to attract and retain talented executives. Cash incentive compensation is designed to motivate and reward the achievement of selected financial and individual performance goals generally tied to profitability and company growth. Grants of equity awards are designed to provide an incentive for achieving long-term results by aligning the interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the Company.

The Committee believes the risks arising from the Company's compensation policies and practices for our employees are not likely to have a material adverse effect on the Company.

Compensation Practices and Components for 2014

Base Salary

The annual base salaries for our named executive officers for 2014 were: Mr. Pierce - $150,000, Mr. Nanovsky - $270,000 and Mr. Thompson - $275,000. Also, pursuant to the Services Agreement with the SCA Group, LLC (“SCA Group”), SCA Group received an annual fee of $30,000 in connection with Mr. Nanovsky's services as Senior Vice President and Chief Financial Officer of the Company. For a discussion of the Services Agreement with the SCA Group, see the “Related Party Transactions” section above. Other than the increase in Mr. Pierce's annual base salary effective January 1, 2015, described below, the Committee did not approve any changes to the Name Executive Officers' compensation for 2014 or 2015.

Effective January 1, 2015, Mr. Pierce's annual base salary was increased from $150,000 to $400,000. The salary increase was the result of the Committee's belief that Mr. Pierce's compensation was substantially below market rate, due to the importance to the Company and its shareholders of the CEO's continued employment with the Company, due to the ongoing efforts by Mr. Pierce and senior management to stabilize the Company's performance and cash flow, due to substantial travel, and other significant factors.

Cash Incentive Compensation

No amounts were paid under the cash incentive program to the Company's executive officers for service during 2014.

Long-Term Equity Incentive Compensation

In 2014, the Committee granted a total of 378,000 stock options to the Company's executives and employees. Among the awards made under the Stock Incentive Plan, the Committee granted equity awards to our named executive officers on August 8, 2014 as follows:

Name	Restricted Stock Units	Stock Option (1)

William M. Pierce	—	30,000
William T. Nanovsky	—	18,000	(2)
Blake W. Thompson	—	20,000
____________
(1)	Represents stock options granted under the Stock Incentive Plan at an exercise price of $4.04, which vest in four annual installments beginning on the first anniversary of the grant date.
(2)	The table does not include the warrant to purchase 2,000 shares of common stock at an exercise price of $4.04 granted to the SCA Group on August 8, 2014 with a grant date fair value of $2,949.

The Committee's grant of equity awards to the named executive officers was entirely discretionary, subject to limitations set by the Stock Incentive Plan. Decisions by the Committee regarding grants of equity awards to the named executive officers were made based upon the consideration of the executive officer's current position with us, and the executive officer's past and expected future performance. The Committee did not use any specific factors or particular criteria that were to be met by each executive officer and did not assign any relative weight to any factors or criteria it considered when granting equity awards. Rather, the Committee relied on its own business experience and judgment in determining the grants.

In 2014, Mr. Pierce and Mr. Nanovsky received additional compensation in the form of the use of a corporate apartment and travel between North Carolina and Florida. Also, the named executive officers received additional compensation in the form of vacation and cell phone services, and received other benefits generally available to all of our full time employees.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to the named executive officers, each of whom are subject to Section 162(m), in a manner that satisfies the statute's requirements for full tax deductibility for the compensation. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable us to meet our overall objectives, even if we may not deduct all of the compensation. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Summary Compensation Table

The following table sets forth certain summary information concerning compensation earned by, and paid to, the named executive officers for 2014, 2013, and 2012. All historical share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total

William M. Pierce	2014	$150,000	-	$-	$44,235	$-	$-	$61,836	(2)	$256,071
President and Chief	2013	40,385	-	60,000	-	-	-	35,470	(3)	135,855
Executive Officer(7)	2012	-	-	-	-	-	-		-	-

William T. Nanovsky	2014	270,000	-	-	26,541	-	-	81,594	(4)	378,135
Senior Vice President and	2013	145,385	-	-	41,567	-	-	325,748	(5)	512,700
Chief Financial Officer(8)	2012	-	-	-	-	-	-	141,750	(6)	141,750

Blake W. Thompson	2014	275,000	-	-	29,490	-	-	-		304,490
Senior Vice President and	2013	268,270	-	-	41,505	-	-	-		309,775
Chief Operating Officer(9)	2012	-	-	-	-	-	-	-		-

(1)
Represents restricted stock units and stock options granted under the Stock Incentive Plan. Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for 2014 stock options, we used the Black-Scholes option pricing model, and took into account the $4.04 closing price of our common stock on the date previous to the grant, the $4.04 exercise price, the six year assumed period over which the stock options will be outstanding, a 32.7% volatility rate, and a 1.9% – 2.0% risk free rate. In determining the grant date's fair value for the 2013 restricted stock units, we used $10.00 and $8.60, the closing price of our common stock on the date previous to the grants. In determining the grant date fair value for 2013 stock options, we used the Black- Scholes option pricing model, and took into account the $9.30 and $8.10 closing price of our common stock on the date previous to the grants, the $9.30 and $8.10 exercise prices, the six year assumed period over which the stock options will be outstanding, a 30.7% volatility rate, and a 1.5% – 1.9% risk free rate.

(2)	Includes $36,388 for expenses related to use of a corporate apartment and $25,448 for expenses related to travel between North Carolina and Florida.
(3)
Includes $25,121 for fees related to Mr. Pierce's service on the Board as a non-employee director until September 10, 2013, $6,660 for expenses related to use of a corporate apartment and $3,689 for expenses related to travel between North Carolina and Florida.

(4)
Includes (i) $30,000 of fees paid to the SCA Group pursuant to the Executive Services Agreement, (ii) the $2,949 grant date fair value of a warrant to purchase 2,000 shares of common stock at an exercise price of $4.04 granted to the SCA Group (iii) $28,600 for expenses related to use of a corporate apartment, (iv) $18,545 for expenses related to travel between North Carolina and Florida and (iv) $1,500 in phone allowance. For a discussion of the Executive Services Agreement, see the “Related Party Transactions” section.

(5)
Includes (i) $294,404 of fees paid to the SCA Group pursuant to the Executive Services Agreement, effective June 9, 2013, and the Interim Services Agreement, effective September 24, 2012, (ii) the $4,618 grant date fair value of a warrant to purchase 1,500 shares of common stock at an exercise price of $9.30 granted to the SCA Group, (iii) $15,450 for expenses related to use of a corporate apartment, (iv) $10,721 for expenses related to travel between North Carolina and Florida and (iv) $555 in phone allowance. For a discussion of the Executive Services Agreement and the Interim Services Agreement, see the “Related Party Transactions” section.

(6)
Represents fees paid to the SCA Group pursuant to the Interim Services Agreement, effective September 24, 2012. For a discussion of the Interim Service Agreement, see the “Related Party Transactions” section.

(7)	Mr. Pierce was appointed as President and Chief Executive Officer of the Company on September 10, 2013.
(8)	Mr. Nanovsky has served as Interim Senior Vice President and Chief Financial Officer or Senior Vice President and Chief Financial Officer of the Company since September 24, 2012.
(9)       Mr. Thompson was appointed Chief Operating Officer of the Company on August 9, 2013.

Grants of Plan-Based Awards - Fiscal 2014

The following table sets forth certain information concerning grants of awards to the named executive officers in the fiscal year ended December 31, 2014.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards ($) Per Share	Grant Date Fair Value of Stock and Option Awards (2)

William M. Pierce	8/8/2014	-	30,000	4.04	$44,235
William T. Nanovsky (3)	8/8/2014	-	18,000	$4.04	$26,541
Blake W. Thompson	8/8/2014	-	20,000	$4.04	$29,490
______________
(1)	Represents stock options granted under the Stock Incentive Plan which vest in four annual installments beginning on the first anniversary of the grant date.
(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for stock options, we used the Black-Scholes option pricing model, and took into account the $4.04 closing price of our common stock on the date previous to the grant date, the $4.04 exercise price, the six year assumed period over which the stock options will be outstanding, a 32.7% volatility rate, and a 1.9% – 2.0% risk free rate.

(3)	The table does not include the warrant to purchase 2,000 shares of common stock at an exercise price of $4.04 granted to the SCA Group on August 8, 2014 with a grant date fair value of $2,949.

Outstanding Equity Awards at Fiscal Year-End – 2014

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2014. All historical share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

	Option Awards(3)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Grant Date	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

William M. Pierce(1)	-	30,000	8/8/2014	$4.04	8/7/2024	-	$-
William T. Nanovsky(2)	-	18,000	8/8/2014	$4.04	8/7/2024	-	$-
	3,375	10,125	6/11/2013	$9.30	6/10/2023	-	$-
Blake W. Thompson	-	20,000	8/8/2014	$4.04	8/7/2024	-	$-
	14,764	14,763	6/26/2012	$25.40	6/25/2022	-	$-
	3,750	11,250	8/15/2013	$8.10	8/14/2023	-	$-
______________
(1)
Does not include 6,569 restricted stock units granted under the Stock Incentive Plan to Mr. Pierce in connection with his service to the Board of Directors, which vested immediately at the time of grant, and represents the right to receive one share of common stock following Mr. Pierce's departure as a director.

(2)	Does not include warrants to purchase 2,000 shares of common stock with an exercise price of $4.04 and 1,500 shares of common stock with an exercise price of $9.30 granted to the SCA Group.
(3)
Represents stock options granted under the Stock Incentive Plan, which vest in four annual installments starting on the first anniversary of the grant date. Each stock option represents the right to receive one share of common stock upon vesting.

Option Exercises and Stock Vested - Fiscal 2014

During 2014, our named executive officers did not exercise any stock options and no restricted stock units held by our named executive officers vested.

Employment Agreements

We entered into an employment agreement with Mr. Pierce, and we entered into an Executive Services Agreement with the SCA Group in connection with Mr. Nanovsky's service as Senior Vice President and Chief Financial Officer. Below is a summary of the employment agreement with Mr. Pierce. For a description of the Executive Services Agreement, see the “Related Party Transactions” section.

Employment Agreement – William M. Pierce

On October 16, 2013, the Company entered into an employment agreement with William M. Pierce, effective as of September 16, 2013 (the “Pierce Agreement”), relating to his service as Chief Executive Officer of the Company. The Pierce Agreement has a term of one year and may be renewed annually upon the consent of both Mr. Pierce and the Company. Also, the Pierce Agreement may be terminated at any time by the Company or Mr. Pierce, provided the terminating party gives the other party written notice of such termination at least 30 days in advance. Pursuant to the Pierce Agreement, Mr. Pierce is to receive an annual base salary in the amount of $150,000 payable in regular installments in accordance with the Company's general payroll practices. Mr. Pierce is also eligible to earn an annual bonus in an amount determined by the Compensation Committee of the Board, based upon achieving performance metrics and strategic goals established by the Board. In addition, the Company will reimburse Mr. Pierce for any reasonable out-of-pocket business expenses incurred in connection with his performance as Chief Executive Officer. The Company will also reimburse Mr. Pierce for the costs associated with the lease of an apartment in Charlotte, North Carolina and for the cost of weekly, round-trip air travel between Charlotte, North Carolina and Fort Lauderdale, Florida.

On August 8, 2014, the Company entered into an agreement for Renewal and Amendment to the Pierce Agreement with William M. Pierce (the “Pierce Renewal Agreement”). The Pierce Renewal Agreement provided that the term of the Pierce Agreement was renewed and continued to the second annual anniversary of the commencement date unless earlier terminated. In addition to the weekly air travel of Mr. Pierce between Charlotte, North Carolina and Fort Lauderdale, Florida, the Company shall reimburse Mr. Pierce for the cost of one trip monthly, round-trip air travel, for Executive's spouse to and from Fort Lauderdale, Florida and Charlotte, North Carolina. On November 3, 2014, the Board of Directors approved a salary increase for Mr. Pierce bringing his annual salary to $400,000 effective January 1, 2015, bringing his salary in line with market rates. All other terms and conditions of the Pierce Agreement remained unchanged.

If Mr. Pierce's employment is terminated by (i) the Company without Cause (as defined in the Pierce Agreement) or (ii) Mr. Pierce for Good Reason (as defined in the Pierce Agreement), then (A) the Pierce Agreement will be deemed to have terminated as of the date Mr. Pierce ceases to be employed by the Company, (B) Mr. Pierce will be entitled to continue to receive his then base salary from the Company for the remainder of the term (which, in the case of base salary, will be paid in arrears in accordance with the Company's general payroll practices, over the applicable period commencing on the date of such termination and subject to withholding and other appropriate deductions), (C) Mr. Pierce shall be entitled to receive any bonus that has been awarded to Mr. Pierce by the Board but has not yet been paid by the Company, subject to withholding and other appropriate deductions, and (D) Mr. Pierce shall be entitled to reimbursement of any unreimbursed expenses. As a condition to receiving such payments, Mr. Pierce will sign and deliver to the Company a release in the form mutually agreed by the parties.

If Mr. Pierce's employment is terminated by the Company for Cause (as defined in the Pierce Agreement) or by Mr. Pierce without Good Reason (as defined in the Pierce Agreement), then (i) the Pierce Agreement will be deemed to have terminated as of the date Mr. Pierce ceases to be employed by the Company, (ii) Mr. Pierce shall be entitled to receive his base salary through the date of such termination, subject to withholding and other appropriate deductions, and (iii) Mr. Pierce shall be entitled to reimbursement of any unreimbursed expenses.

If Mr. Pierce's employment by the Company is terminated due to Mr. Pierce's death or Disability (as defined in the Pierce Agreement), then (A) the Pierce Agreement will be deemed to have terminated as of the date Mr. Pierce ceases to be employed by the Company, (B) Mr. Pierce will be entitled to continue to receive his base salary through the remainder of the term, subject to withholding and other appropriate deductions, (C) Mr. Pierce shall be entitled to receive any bonus that has been awarded to Mr. Pierce by the Board but has not yet been paid by the Company, subject to withholding and other appropriate deductions, and (D) Mr. Pierce shall be entitled to reimbursement of any unreimbursed expenses.

Potential Payments Upon Termination or Change-in-Control

The section below quantifies certain compensation and benefits that would be payable to Mr. Pierce under his employment agreement if his employment had terminated on December 31, 2014. As of December 31, 2014, the Company had no other agreements with Mr. Pierce which would trigger potential payments upon termination or change-in-control. For a general description of Mr. Pierce's agreement see “Employment Agreement” above. Also, in connection with a termination, shares underlying vested restricted stock units would be delivered to Mr. Pierce, and stock options held by Mr. Pierce would be forfeited 90 days from the date of termination in connection with a termination other than for death or disability, and stock options held by Mr. Pierce would be forfeited one year from the date of termination in connection with a termination for death or disability, subject to the original term of the stock option.

Without Cause or for Good Reason

The following table shows amounts that would be payable to Mr. Pierce if his employment was terminated by the Company without Cause or by Mr. Pierce for Good Reason.

Name	Cash (1)	Bonus (2)	Severance	Other (3)	Total
William M. Pierce	$106,027	-	-	-	$106,027
______________
(1)	Mr. Pierce will be entitled to continue to receive his then base salary through the term of his employment agreement.
(2)	Mr. Pierce will be entitled to receive any bonus that has been awarded to executive by the Board but has not yet been paid by the Company.
(3)           Mr. Pierce will be entitled to reimbursement for any unreimbursed expenses.

Cause or Without Good Reason

The following table shows amounts that would be payable to Mr. Pierce if his employment was terminated by the Company for Cause or by Mr. Pierce without Good Reason.

Name	Cash (1)	Other (2)	Total
William M. Pierce	-	-	-
____________
(1)           Mr. Pierce will be entitled to receive his base salary through the date of termination.
(2)           Mr. Pierce will be entitled to reimbursement for any unreimbursed expenses.

Death or Disability

The following table shows amounts that would be payable to Mr. Pierce if his employment was terminated due to death or Disability.

Name	Cash (1)	Bonus (2)	Severance	Other (3)	Total
William M. Pierce	$106,027	-	-	-	$106,027
_______________
(1)	Mr. Pierce will be entitled to continue to receive his then base salary through the term of his employment agreement.
(2)	Mr. Pierce will be entitled to receive any bonus that has been awarded to executive by the Board but has not yet been paid by the Company.
(3)           Mr. Pierce will be entitled to reimbursement for any unreimbursed expenses.

Director Compensation

Director compensation for our non-employee directors is as follows:

●	an annual fee of $60,000, paid quarterly on a calendar year basis;

●
an annual committee chairman fee of $10,000, paid quarterly on a calendar year basis to the Chairman of each of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

●	a per Board meeting fee of $1,500, paid quarterly in arrears on a calendar year basis;

●	a per committee meeting fee of $1,500, paid quarterly in arrears on a calendar year basis;

●	an annual grant of $35,000 in restricted stock units, paid on the first day of the month following our annual meeting of stockholders; and

●	a one-time grant of $25,000 in restricted stock units, paid to each non-employee director upon their election or appointment to the Board.

Fees not designated to be paid in restricted stock units may be accepted as cash or restricted stock units at the director's discretion. Also, non-employee directors are reimbursed for reasonable expenses in connection with their service on the Board of Directors.

The following table sets forth certain information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Steven R. Berrard (1)	$16,500	-	-	-	-	-	$16,500
Joseph Burke (2)	$48,247	$16,037	-	-	-	-	$64,284
Richard L. Handley	$82,000	$9,459	-	-	-	-	$91,459
Harris W. Hudson	$82,000	$9,459	-	-	-	-	$91,459
William D. Pruitt	$91,000	$9,459	-	-	-	-	$100,459
David Prussky	$79,500	$9,459	-	-	-	-	$88,959
_____________
(1)           Mr. Berrard served as a director through the 2014 Annual Meeting of Stockholders held on May 15, 2014.
(2)           Mr. Burke was elected as a director on May 15, 2014.
(3)
The table below sets forth the aggregate number of restricted stock units and stock options of each non-employee director outstanding as of December 31, 2014. All historical share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

Name	Restricted Stock Units (4)
Steven R. Berrard	6,280
Joseph Burke	16,037
Richard L. Handley	16,028
Harris W. Hudson	15,477
William D. Pruitt	15,477
David Prussky	15,455
_____________
(4)	These restricted stock units vested immediately upon grant and receipt of shares of common stock has been deferred in connection with the vesting of these restricted stock units.

AUDIT COMMITTEE REPORT

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

The audit committee of Swisher Hygiene is composed of three (3) “independent” directors, as determined in accordance with Rule 5605(a)(2) of The NASDAQ Stock Market's regulations and Rule 10A-3 of the Exchange Act. The audit committee operates pursuant to a written charter adopted by our Board of Directors, a copy of which is available on the Investor Relations section of the Company's website at www.swsh.com .

As described more fully in its charter, the purpose of the Audit Committee is to:

●	oversee the Company's accounting and financial reporting processes, the Company's internal systems of control and audits of the Company's consolidated financial statements;

●	oversee the Company's relationship with its independent auditors, including appointing or changing the Company's auditors and ensuring their independence; and

●	provide oversight regarding significant financial matters, including the Company's tax planning, treasury policies, currency exposures, dividends and share issuance and repurchases.

Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has:

●	reviewed and discussed the Company's audited financial statements with management;

●
discussed with BDO USA, LLP (”BDO”), which served as the Company's independent registered public accounting firm for the year ended December 31, 2014, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standards No. 16, Communications with Audit Committees ; and

●
received from BDO, the written disclosures and the letter regarding their communications with the audit committee concerning independence as required by the applicable requirements of the PCAOB and discussed with BDO the auditors' independence from our company and management.

In addition, the audit committee has met separately with management and with BDO.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2014 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
William D. Pruitt, Chairman
David Prussky
Joseph Burke

PROPOSAL NO. 4:  AUDITOR RATIFICATION PROPOSAL

The Audit Committee of our Board of Directors has selected Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2015. If the selection of Grant Thornton as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm, and may do so at any time at its discretion. A representative of Grant Thornton is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.

Change in Independent Certified Public Accountants

On May 15, 2015, the Audit Committee of the Board of Directors of Swisher Hygiene approved the dismissal of BDO as the Company's independent registered accounting firm, effective May 18, 2015.

BDO's report on the Company's financial statements for the years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2014 contained a going concern explanatory paragraph.

BDO and management of the Company had several disagreements and discussions that arose in connection with completing the audit and filing the Company's Form 10-K for the year ended December 31, 2014 (the “Form 10-K”), which were comprised of the following:

(i)
The Company's assessment of internal control over financial reporting, with the assistance of internal audit, concluded that no material weaknesses and one significant deficiency existed as of December 31, 2014. BDO's audit procedures concluded that twelve material weaknesses and five significant deficiencies were present;

(ii)
The Company's analysis regarding its ability to continue as a going concern concluded that no going concern issues were present. BDO's analysis, which was based on historical trends and current information led to a discussion in the Form 10-K that there was substantial doubt regarding the Company's ability to continue as a going concern;

(iii)	The Company's process and initial analysis regarding the retrospective review of its historical bad debt write-offs and the recorded bad debt reserve; and

(iv)	Numerous discussions regarding the Company's process to substantiate and account for its dish machine assets.

Items (iii) and (iv) resulted in adjustments to the financial statements initially presented to BDO. All of the matters noted in (i) through (iv) above were brought to the attention of and discussed with the audit committee by BDO. BDO was ultimately satisfied with the final resolution and disclosure of these matters in the Company's Form 10-K. There were no restrictions placed on BDO by the Company with regard to any inquiries made by the successor independent registered public accounting firm.

Other than as disclosed above, in connection with BDO's audits of the Company's financial statements for the years ended December 31, 2014 and December 31, 2013, and through the interim period ended May 18, 2015, the Company has had no additional disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on Swisher's financial statements for such periods, and there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, except for the disagreements and discussions set forth in (i) through (iv) above, the going concern explanatory paragraph included in BDO's report for the year ended December 31, 2014, and the material weaknesses identified in Swisher's internal control over financial reporting for the fiscal year ended December 31, 2014, as reported in the Form 10-K.

On May 15, 2015, the Company's Audit Committee also approved the engagement of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The engagement of Grant Thornton is effective May 19, 2015. During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent interim period through May 19, 2015, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company's financial statements, and Grant Thornton did not provided written reports or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue during such periods, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(i)(iv) of Regulation SK and related instructions to such item) or a reportable event (as described in Item 304(a)(i)(v) of regulation SK).

Auditor Fees and Services

The following table sets forth BDO's fees for the year ended December 31, 2014 and 2013.

	2014	2013

Audit Fees	$1,288,000	$1,357,000
Tax Fees	125,000	127,000
All Other Fees (1)	419,000	375,000
Total	$1,832,000	$1,859,000
_____________
(1)	These amounts relate to costs incurred by BDO associated with certain government agencies' ongoing inquiries and request for information related to the Company.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm's independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back up information with respect to the performance of such services.

All services provided by BDO during the fiscal years ended December 31, 2014 and 2013 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

Vote Required and Recommendation

The Board recommends that you vote FOR the Auditor Ratification Proposal. The vote required to approve the Auditor Ratification Proposal is a majority of the shares of our common stock present in person or by proxy and entitled to vote thereon.

PROPOSAL NO. 5: ADJOURNMENT PROPOSAL

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate.

If at the Annual Meeting the number of shares of our common stock present or represented by proxy and voting in favor of the Sale Transaction Proposal and the Dissolution Proposal is insufficient to approve the proposals, then our Board of Directors intends to move to adjourn the Annual Meeting in order to solicit additional proxies in favor of the proposals. If at the Annual Meeting the number of shares of our common stock present or represented by proxy and voting in favor of either the Sale Transaction Proposal or the Dissolution Proposal is insufficient to approve such proposal (but where sufficient votes are received to approve the other proposal), then our Board of Directors may take a vote and close the polls on the proposal which has received the requisite stockholder approval, but adjourn the meeting in order to solicit additional votes solely with respect to the proposal as to which there are insufficient votes to approve the proposal. For example, if Swisher Hygiene has received proxies sufficient to approve the Sale Transaction Proposal but not the Dissolution Proposal, then our Board of Directors may elect to take a vote and close the polls on the Sale Transaction Proposal while adjourning the Annual Meeting to solicit additional votes with respect to the Dissolution Proposal. This would enable Swisher Hygiene to complete the Sale Transaction even if we elected to adjourn the Annual Meeting to seek additional votes to approve the Dissolution Proposal. Voting in favor of the adjournment proposal will allow Swisher Hygiene to take such actions.

Alternatively, even if there are sufficient shares of our common stock present or represented by proxy voting in favor of both of the proposals, our Board of Directors may hold a vote on the adjournment proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Annual Meeting to a later date and time. In that event, Swisher Hygiene will ask its stockholders to vote only upon the Adjournment Proposal and not the Sale Transaction Proposal or the Dissolution Proposal.

Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Annual Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned. Where a vote has been taken (and the polls have been closed) with respect to one proposal at the Annual Meeting, but where the Annual Meeting has been adjourned solely with respect to the other proposal, then a stockholder may revoke a proxy only with respect to the proposal as to which the Annual Meeting was adjourned.

If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Vote Required and Recommendation

The Board recommends that you vote FOR the Adjournment Proposal. The vote required to approve the Proposal is the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote.

OTHER MATTERS

We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, William M. Pierce and William T. Nanovsky will vote as recommended by our Board or, if no recommendation is given, in accordance with their judgment. Messrs. Pierce and Nanovsky were designated to be your proxies by our Board.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact the Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 1-800-542-1061 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. Householding is not available to our Canadian stockholders.

Copies of this proxy statement and the Form 10-K, as amended, are available at http://www.swsh.com. If you would like to receive a paper copy of our 2014 Annual Report or this proxy statement, please contact our Investor Relations by mail at Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 or by telephone at (704) 364-7707, and we will send a copy to you without charge.

WHERE YOU CAN FIND MORE INFORMATION

Swisher Hygiene files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Swisher Hygiene’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Certain information regarding our business and the business of Swisher International is incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, as amended on Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2014, both of which are included in our 2014 Annual Report, which accompanies this proxy statement. Also accompanying the proxy statement are our unaudited financial statements for our quarterly periods ended March 31, 2015 and June 30, 2015, which were included in our Quarterly Reports on Form 10-Q for the quarterly periods then ended.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER [ ● ], 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

PURCHASE AGREEMENT

BY AND BETWEEN

ECOLAB INC.,

as Buyer,

AND

SWISHER HYGIENE INC.,

as Seller

Dated as of August 12, 2015

A-i

A-ii

A-iii

EXHIBITS
Exhibit A-1	List of Support Persons
Exhibit A-2	Form of Support Agreement
Exhibit B	Form of Assignment Agreement and Bill of Sale
Exhibit C	Form of FIRPTA Certificate

A-iv

PURCHASE AGREEMENT

This Purchase Agreement, dated as of August 12, 2015 (this “Agreement”), is by and between ECOLAB INC., a Delaware corporation (“Buyer”), and SWISHER HYGIENE INC., a Delaware corporation (“Seller”).  Buyer and Seller are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”  Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, Seller and certain of its Affiliates are engaged in the Business;

WHEREAS, in connection with the Business, Seller and certain of its Affiliates own the Purchased Assets, which includes one hundred percent (100%) of the issued and outstanding equity interests (the “Purchased Company Equity Interests”) of Swisher International, Inc., a Nevada corporation (the “Purchased Company”);

WHEREAS, on the terms and subject to the conditions set forth herein, Seller shall (and shall cause any of its applicable Affiliates to) sell, assign, transfer and convey to Buyer or Affiliates of Buyer, and Buyer shall (and shall cause any of its applicable Affiliates to) purchase and acquire from Seller (or its applicable Affiliates), all of their right, title and interest in and to the Purchased Assets (the “Transaction”); and

WHEREAS, as an inducement and condition to Buyer entering into this Agreement, each Person set forth on Exhibit A-1 attached hereto is entering into a support agreement, in the form set forth in Exhibit A-2 attached hereto, pursuant to which, among other things, such Persons shall agree to approve and vote in favor of the Transaction and this Agreement (the “Support Agreement”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.  As used herein, the following terms have the meanings set forth below:

“Action” means any claim, cause of action, audit, review, inquiry, assessment, hearing, complaint, demand, Proceeding, examination, or investigation.

“Adjusted Holdback Amount” has the meaning set forth in Section 2.9(g).

“Adjustment Amount” means the Target Minimum Working Capital minus the Closing Working Capital; provided, however, that if the Closing Working Capital exceeds the Target Minimum Working Capital, then the Adjustment Amount shall equal zero (0).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” means any and all Laws or other legal restraints designed to govern competition, trade regulation, foreign investment, or national security or defense matters or to prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade.

“Approvals” has the meaning set forth in Section 2.10(a).

“Assignment Agreement and Bill of Sale” has the meaning set forth in Section 2.8(b)(iii).

“Assumed Liabilities” has the meaning set forth in Section 2.6.

“Base Purchase Price” means an aggregate of Forty Million Dollars ($40,000,000) in cash.

“Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and any employment, retention, profit-sharing, bonus, stock option, stock purchase, restricted stock and other equity- or equity-based, incentive, deferred compensation, severance, termination or other benefit plan, program, policy, agreement or arrangement sponsored, maintained or contributed to by Seller or any of its Subsidiaries or any of their respective ERISA Affiliates.

“Business” means the chemical service, wholesale and hygiene businesses as conducted by Seller and certain of its Affiliates, in each case outside of Canada, as of the Closing Date, which includes the sale, licensing, manufacturing and marketing of cleaning and sanitizing chemicals, hygiene programs and related products and services, including customer and supplier relationships.

“Business Day” means any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in New York, New York.

“Business Employee” means each Current Business Employee and each Former Business Employee.

“Business Intellectual Property” has the meaning set forth in Section 3.12(a).

“Business Permits” has the meaning set forth in Section 3.15(b).

“Business Plan” means any Benefit Plan maintained for the benefit of any Business Employee.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Fundamental Representations” has the meaning set forth in Section 9.1.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.2.

“Buyer Material Adverse Effect” has the meaning set forth in Section 4.1.

“Buyer Portion of the Shared Contract Liabilities” has the meaning set forth in Section 2.10(b).

“Buyer Termination Fee” has the meaning set forth in Section 8.4(b)(i).

“Canada Business” means the chemical service, wholesale and hygiene businesses conducted by Seller and certain of its Affiliates, in each case inside of Canada prior to the sale of such businesses on or around August 5, 2015, with such businesses including the sale, licensing and marketing of cleaning and sanitizing chemicals, hygiene programs and related products and services, including customer and supplier relationships.

“Cash Amounts” means, of any Person and as of any time, all cash and cash equivalents, bank and other depositary accounts and safe deposit boxes, demand accounts, certificates of deposit, time deposits, negotiable instruments, securities and brokerage accounts as determined in accordance with GAAP in each case of such Person as of such time.

“Change in Recommendation” has the meaning set forth in Section 5.3(e).

“Closing” has the meaning set forth in Section 2.3.

“Closing Cash Amounts” means an amount equal to the sum of the Cash Amounts of the Purchased Company and its Subsidiaries as of immediately prior to Closing.

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Debt” means an amount equal to the sum of the Indebtedness of the Purchased Company and its Subsidiaries as of immediately prior to Closing.

“Closing Purchase Price” means (a) the Base Purchase Price, plus (b) the Estimated Closing Cash Amounts, minus (c) the Estimated Adjustment Amount, minus (d) the Estimated Closing Debt.

“Closing Statement” has the meaning set forth in Section 2.9(b).

“Closing Working Capital” means the Working Capital as of immediately prior to the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combined Tax Return” has the meaning set forth in Section 6.1.

“Confidential Business Information” has the meaning set forth in Section 5.5(b).

“Confidentiality Agreement” has the meaning set forth in Section 5.5(a).

“Contamination” means the emission, discharge or release of any Hazardous Material to, on, onto or into the environment or any building.

“Contract” means with respect to any Person, any contract, lease, license, commitment, mortgage, customer order, loan or credit agreement, note, indenture, agreement or other arrangement or obligation, in each case (whether oral or in writing) to which such Person is a party or subject or by which such Person or its assets are bound.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Covered Losses” means losses, Liabilities, claims, fines, deficiencies, damages, payments (including those arising out of any settlement or Judgment relating to any Proceeding), Taxes, penalties and expenses (including reasonable expenses of investigation and reasonable attorneys’ and accountants’ fees and disbursements and other reasonable out-of-pocket expenses incurred or payable in connection with any investigation, Action or Proceeding), incurred or suffered by an Indemnified Party as a result of any matter for which indemnity may be sought under Article IX.

“Covered Person” has the meaning set forth in Section 5.11(a).

“Current Assets” means the Business’ current assets including only accounts receivable (net of allowances and reserves) and inventory (net of allowances and reserves), all determined on a consolidated basis in accordance with GAAP.

“Current Liabilities” means the Business' current liabilities including only accounts payable, accrued expenses, and accrued payroll and benefits, all determined on a consolidated basis in accordance with GAAP; provided, that Current Liabilities shall not include, in whole or in part, any (a) Indebtedness, (b) Seller Transaction Expenses, (c) change in control payments or (d) ledger account 23140 (accrued liabilities – legal expenses).

“Current Business Employee” means any Current Purchased Company Employee and any other employee of Seller or any of its Affiliates who is actively and primarily employed in the Business, or who is primarily dedicated to supporting the Business.

“Current International Business Employee” means each Current Business Employee primarily employed outside the United States or its territories.

“Current Purchased Company Employee” means any employee of the Purchased Company or a Subsidiary of the Purchased Company.

“Current U.S. Business Employee” means each Business Employee primarily employed in the United States or its territories.

“Dispute Notice” has the meaning set forth in Section 2.9(d).

“Dispute Resolution Period” has the meaning set forth in Section 2.9(d).

“Environmental Laws” means, collectively, any and all Laws and Judgments relating to the protection of human health, natural resources or the environment or to pollution or Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Estimated Adjustment Amount” has the meaning set forth in Section 2.9(b).

“Estimated Closing Cash Amounts” has the meaning set forth in Section 2.9(b).

“Estimated Closing Debt” has the meaning set forth in Section 2.9(b).

“Estimated Closing Working Capital” has the meaning set forth in Section 2.9(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.5.

“FCPA” has the meaning set forth in Section 3.24.

“Final Purchase Price” has the meaning set forth in Section 2.9(f).

“Former Business Employee” means each former employee of the Purchased Company or a Subsidiary of the Purchased Company and each former employee of Seller or its Affiliates who, at the time his or her employment with Seller and its Affiliates last terminated, was primarily employed in the Business or primarily dedicated to supporting the Business.

“Former International Business Employee” means each Former Business Employee who was primarily employed outside the United States or its territories.

“Fundamental Representations” has the meaning set forth in Section 9.1.

“GAAP” means U.S. generally accepted accounting principles as in effect at the time of Closing.

“Governmental Entity” means (a) international, foreign, federal, national, state, provincial, county, municipal, local or other government or quasi-governmental body or authority, domestic or foreign, or any agency, arbitrator or arbitral body, board, branch, bureau, commission, council, court, department, office, tribunal or other instrumentality or subdivision of such governmental authority or instrumentality, or (b) any other body (including any national securities exchange or other self-regulatory body) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, military, regulatory or taxing authority or power of any nature.

“Hazardous Material” means any substance, pollutant, contaminant, material and waste that is classified in any applicable Environmental Law as “hazardous,” “toxic,” “dangerous,” a “pollutant,” a “contaminant” or words of similar meaning, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum or petroleum products, radioactive materials and radon gas or any other substance, chemical or material which could give rise to Liability under any Environmental Law.

“Holdback Amount” has the meaning set forth in Section 2.9(g).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” means, of any Person and as of any time, the aggregate amount of the following, without duplication: (a) the outstanding principal amount of any obligations for borrowed money (other than trade payables arising in the ordinary course of business), including all accrued but unpaid interest, penalties, fees and premiums (including any applicable prepayment premiums and penalties and other breakage costs) thereon; (b) all other obligations evidenced by bonds, debentures, notes or similar instruments, including all accrued but unpaid interest thereon; (c) all outstanding obligations for the deferred purchase price for property or services (other than trade payables arising in the ordinary course of business); (d) all obligations under letters of credit solely to the extent drawn; (e) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (f) all obligations of such Person under any interest rate, currency swap, other derivative or hedging transactions (valued at the termination value thereof); and (g) all obligations of such Person in respect of off-balance sheet arrangements that are in the nature of financings; provided that Indebtedness shall exclude obligations with respect to equipment or other leases arising in the ordinary course of business.

“Indemnified Party” has the meaning set forth in Section 9.4(a).

“Indemnifying Party” has the meaning set forth in Section 9.4(a).

“Independent Accounting Firm” has the meaning set forth in Section 2.9(d).

“Information Technology” means any tangible or electronic computer systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines and hardware), software, information systems and telecommunications systems, including all tangible or electronic technology comprising or supporting any of the foregoing and all documentation, including user manuals and training materials, related to any of the foregoing.

“Intellectual Property” means all intellectual property and intellectual property rights and rights in confidential information of every kind and description throughout the world, including all U.S. and foreign (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (b) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter (“Copyrights”), (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (e) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”), (f) rights of publicity or privacy and rights to personal information, (g) moral rights and rights of attribution and integrity, (h) telephone numbers and Internet protocol addresses and all usernames, account names and identifiers, (i) all rights in the foregoing and in other similar intangible assets, and all applications and registrations for any of the foregoing, and (j) all rights and remedies against past, present, and future infringement, misappropriation, or other violation of any of the foregoing.

“International Benefit Plan” means each Benefit Plan sponsored, maintained or contributed to for the benefit of International Business Employees.

“International Business Employee” means each Current International Business Employee and each Former International Business Employee.

“Judgment” means any judgment, injunction, order, decree, decisions, awards or other determinations of any Governmental Entity.

“Knowledge or Knowledge of Seller” means the actual knowledge, after reasonable inquiry, of any Person listed in Section 1.1(a) of the Seller Disclosure Schedules, recognizing that any non-executive officer listed on Section 1.1(a) of the Seller Disclosure Schedules may not have the same access to employees and information to make inquiries as an executive officer.

“Law” means any national, state, local, supranational or foreign law, statute, code, order, ordinance, rule, regulation or treaty (including any Tax treaty), in each case promulgated by a Governmental Entity.

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations of any kind, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Liabilities Transferring by Operation of Law” has the meaning set forth in Section 2.6.

“Lien” means any mortgage, lien, pledge, security interest, charge, easement, lease, sublease, covenant, right of way, claim, encroachment, restriction or encumbrance of any kind, other than restrictions on transfer arising under applicable securities Laws.

“Material Adverse Effect” means (A) any fact, circumstance, event, violation, development, change or effect that, individually or in the aggregate with all such other facts, circumstances, events, developments, changes or effects is, or would be reasonably expected to be, materially adverse to the business, condition, results of operations, assets or Liabilities (excluding, Retained Liabilities) of the Purchased Assets or the Business (taken as a whole); provided, however, that no such fact, circumstance, event, violation, development, change or effect resulting or arising from or in connection with any of the following matters shall be deemed by itself or by themselves, either alone or in combination, to constitute or contribute to a Material Adverse Effect:  (a) the general conditions in the industries in which the Business operates; (b) general financial or capital or credit market conditions or trends (including interest rates); (c) changes in global or national political conditions or trends; (d) any act of civil unrest, war or terrorism (including by cyberattack or otherwise), including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war; (e) changes or proposed changes in GAAP; (f) the announcement of this Agreement or the transactions contemplated thereby; (g) actions or omissions of the Seller taken with the consent of Buyer in furtherance of the Transaction or actions of the Seller in accordance with this Agreement, including borrowing money or incurrence of Liens in accordance with the terms hereof; (h) the failure by the Seller to take any action that is prohibited by this Agreement, or (i) without limiting clause (B) below, any failure of the Business to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; provided that any adverse facts, circumstances, events, violations, developments, effects or changes resulting from the matters described in clauses (a), (b), (c), (d) and (e) may be taken into account in determining whether there has been a Material Adverse Effect to the extent that they have a disproportionate effect on the Purchased Assets or the Business in the aggregate relative to similarly situated businesses in the industries in which the Business operates or (B) if aggregate revenue of the Business during the three (3) month period ending on the last day of the month preceding the last full month prior to the Closing Date is less than fifty percent (50%) of aggregate revenue of the Business during the three (3) month period ending on December 31, 2014; provided, however, that aggregate revenue shall be calculated in a manner consistent with the accounting principles used in the preparation of the Seller Financial Statements, and shall include any revenue received by Buyer or its Affiliates after the public announcement of the Transaction and prior to Closing from customers of Seller or its Subsidiaries who became customers of the Buyer or its Affiliates after the public announcement of the Transaction and prior to Closing.  For example, with respect to clause (B) above, if revenue of the operations solely with respect to the Business (excluding revenues of the Seller from segments other than the Business) were $14,000,000 for the three (3) month period ending on December 31, 2014; and the Closing Date is scheduled to occur on November 2, 2015; if revenue of the Business for the three (3) months ending on September 30, 2015 were to equal or exceed $7,000,000, no Material Adverse Effect shall have occurred.

“Material Contract” has the meaning set forth in Section 3.14(a).

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

“OFAC” has the meaning set forth in Section 3.23.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Party” has the meaning set forth in the Preamble.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permits” means permits, approvals, authorizations, consents, licenses, product registrations, regulatory clearances, safety certifications or other certificates issued by any Governmental Entity or certifying body.

“Permitted Liens” means the following Liens:  (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith and by appropriate Proceedings, and for which an adequate reserve has been established and reflected in the Seller Financial Statements; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other Liens imposed by Law and on a basis consistent with past practice or in the ordinary course of business that are not yet due or payable or that are being contested in good faith and by appropriate Proceedings, and for which an adequate reserve has been established and reflected in the Seller Financial Statements; (c) Liens incurred or deposits made in the ordinary course of business and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security; (d) with respect to real property, (i) zoning ordinances, variances, conditional use permits and similar regulations, permits, approvals and conditions to the extent not violated by the current use; and (ii) Liens not created by, or on behalf of or at the direction of, Seller or any of its Subsidiaries or Affiliates that affect the underlying fee interest of any leased real property, including master leases or ground leases and any set of facts that an accurate up-to-date survey would show; provided, however, that (with respect to this clause (d) only) any such item does not materially interfere with the ordinary conduct of the Business or materially impair the continued use and operation of such real property for the purpose for which it is being used; (e) Liens deemed to be created by any of the Transaction Documents; (f) Liens securing the Indebtedness, which Liens will be released simultaneously with the Closing; (g) Liens incurred in connection with capital lease or other equipment lease obligations of the Company in the ordinary course of business; and (h) in the case of Intellectual Property, third party license obligations in the ordinary course of business.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Post-Closing Period” means any taxable period beginning after the Closing Date, and, in the case of any Straddle Period, the portion of such period beginning after the Closing Date.

“Post-Closing Statement” has the meaning set forth in Section 2.9(c).

“Pre-Closing Period” means any taxable period ending on or prior to the Closing Date and, in the case of any Straddle Period, the portion of such period ending on and including the Closing Date.

“Pre-Closing Separate Tax Return” has the meaning set forth in Section 6.1.

“Pre-Closing Claims” has the meaning set forth in Section 5.9.

“Privileged Communications” means any confidential attorney-client communications, attorney files, or attorney work product related to the Transaction, which is in the possession of the Seller, the Seller’s Affiliates, Akerman LLP, Richards, Layton & Finger, P.A., Robert W. Baird & Co. Incorporated and/or Cassel Salpeter & Co. as of the Closing.

“Proceeding” means any judicial, administrative or arbitral actions, litigation, arbitration, suits or proceedings by or before any Governmental Entity.

“Proxy Statement” has the meaning set forth in Section 3.9.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchased Assets” has the meaning set forth in Section 2.4.

“Purchased Company” has the meaning set forth in the Recitals.

“Purchased Company Benefit Plan” means any Benefit Plan solely sponsored, maintained or contributed to by, or for, the Purchased Company or a Subsidiary of the Purchased Company.

“Purchased Company Equity Interests” has the meaning set forth in the Recitals.

“Purchased Company Subsidiary Equity Interests” has the meaning set forth in Section 3.2(b).

“Real Property Leases” means all of the agreements pursuant to leases, sub-leases, licenses, concessions or similar use or occupancy agreements or arrangements, collectively with any agreements governing real property leased, subleased, used or otherwise occupied by the Seller, the Purchased Company or any Subsidiary of the Purchased Company.

“Regulatory Approvals” means all Approvals from Governmental Entities that are required under applicable Law (including pursuant to any Antitrust Law) to permit the consummation of the Transaction and the other transactions contemplated by this Agreement.

“Related Person” means (a) any former or current director or executive officer of Seller, (b) any current director or executive officer of the Purchased Company or any Subsidiary of the Purchased Company, (c) any Subsidiary of the Seller that is not the Purchased Company or a Subsidiary of the Purchased Company and (d) any current director or executive officer of any Subsidiary of the Seller that is not the Purchased Company or a Subsidiary of the Purchased Company.

“Release” means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching, abandoning, adding, or migration into or through the indoor or outdoor environment.

“Representatives” of a Person means any officer, director or employee of such Person or any investment banker, attorney, accountant or other advisor or representative of such Person, in each case duly designated or appointed by such Person.

“Restrictive Covenant” means any non-compete, non-solicit, non-interference, non-disparagement, confidentiality or other obligation having the effect of limiting a Person’s freedom to operate or engage in certain activities.

“Retained Liabilities” has the meaning set forth in Section 2.7.

“Retained Personnel” has the meaning set forth in Section 5.14(a).

“Sample Closing Statement” has the meaning set forth in Section 2.9(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.6(a).

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.6(a).

“Section 5.3(e) Notice” has the meaning set forth in Section 5.3(e).

“Securities” means, with respect to any Person, any series of common stock, preferred stock, and any other equity securities or capital stock of such Person (including interests that, by their terms, are convertible into or exchangeable or exercisable for any equity interest of such Person in any sale of common stock, preferred stock, and any other equity securities or capital stock of such Person), however described and whether voting or non-voting.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Preamble.

“Seller Benefit Plan” means any Benefit Plan other than a Purchased Company Benefit Plan.

“Seller Disclosure Schedules” means those certain Seller Disclosure Schedules dated as of the date of this Agreement, provided by Seller to Buyer.

“Seller Financial Statements” means the consolidated financial statements (or in the case of financial statements included in Seller's Quarterly Reports on Form 10-Q, condensed consolidated financial statements) of Seller and its consolidated Subsidiaries included in the SEC Documents together, in the case of year-end statements, with reports thereon by BDO, LLP, the independent auditors of Seller for the period included therein, including in each case a consolidated balance sheet, a consolidated statement of income, consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“Seller Taxes” means U.S. federal, state, local or foreign income, franchise, branch profits or capital gain Taxes, together with any interest or penalties imposed with respect thereto, imposed on or with respect to Seller, and for the avoidance of doubt shall include any income Taxes imposed on a combined, consolidated, affiliated or unitary group if the group with respect to which such Taxes are imposed includes (i) Seller and (ii) the Purchased Company or any of its Subsidiaries for any Pre-Closing Period, or any such Taxes imposed on Seller for any Post-Closing Period.

“Seller Indemnified Parties” has the meaning set forth in Section 9.3.

“Seller Insurance Policies” has the meaning set forth in Section 5.9.

“Seller Recommendation” has the meaning set forth in Section 3.20.

“Seller Stockholder Approval” has the meaning set forth in Section 3.3(a).

“Seller Stockholder Meeting” has the meaning set forth in Section 3.3(a).

“Seller Termination Fee” has the meaning set forth in Section 8.4(a).

“Seller Transaction Expenses” means all unpaid fees and expenses of attorneys, accountants, investment bankers and other advisers of Seller, the Purchased Company or any of their respective Affiliates related to the Transaction or the sale of the Canada Business including the unpaid fees and expenses of Akerman LLP, Richards, Layton & Finger, P.A., Robert W. Baird & Co. Incorporated and/or Cassel Salpeter & Co.

“Service Provider” means any individual contractor or individual hired through a third party staffing agency, in each case who provides services to the Business.

“Shared Contract” has the meaning set forth in Section 2.10(b).

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” means with respect to any Person, any corporation, limited liability company or other entity whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first Person is a general partner or managing member.

“Superior Proposal” means a bona fide Takeover Proposal that did not result from a breach of this Agreement (provided, that for purposes of this definition references to 15% in the definition of “Takeover Proposal” shall be deemed to be references to 50%) which the board of directors of Seller reasonably determines in good faith (after consultation with Seller’s outside counsel and financial advisors) to be (i) more favorable to the stockholders of Seller than the Transaction, taking into account all relevant factors (including all the terms and conditions of such proposal and the Transaction and the other transactions contemplated hereby and this Agreement (including any changes to the terms of the Transaction, the other transactions contemplated hereby and this Agreement proposed by Buyer in response to such offer or otherwise)) and (ii) if accepted, reasonably capable of being completed, taking into account all financial (including the status and terms of financing of such Takeover Proposal), legal, regulatory and other aspects of such proposal.

“Support Agreement” has the meaning set forth in the Recitals.

“Takeover Proposal” means any proposal or offer (whether or not in writing) from any Person relating to (i) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of any assets (including equity interests in Subsidiaries) or businesses of Seller that constitute 15% or more of the consolidated revenues, net income or assets (including equity interests in Subsidiaries) of Seller, or 15% or more of any class of Securities of Seller, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of Securities of Seller, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Seller pursuant to which any Person or the stockholders of any Person would acquire 15% or more of any class of Securities of Seller or (iv) any combination of the foregoing (in each case, other than the Transaction or the other transactions contemplated hereby).  Any proposal or offer from any Person relating to an acquisition of the Canada Business (whether through the acquisition or purchase of assets (including equity interests in Subsidiaries), tender offer or exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction or any combination of any of the foregoing) shall not be deemed to be a Takeover Proposal.

“Tangible Personal Property” has the meaning set forth in Section 2.4(i).

“Target Minimum Working Capital” means $9,500,000.

“Tax” means any tax of any kind, including any federal, state, local or foreign income, estimated, sales, use, ad valorem, receipts, value added, goods and services, profits, license, withholding, payroll, employment, unemployment, excise, premium, property, net worth, escheat, capital gains, transfer, stamp, documentary, social security, environmental, alternative or add-on minimum, or occupation tax  and any other assessment, fee, levy, duty, custom, tariff, import, obligation or governmental charge, together with all interest, penalties and additions imposed with respect to such amounts, and shall include any Liability for any such amounts (i) as a result of being a member of a combined, consolidated, unitary, affiliated or similar group, (ii) as a result of being a transferee of or successor to any Person or (iii) by Contract.

“Tax Proceeding” means any audit, examination, contest, litigation or other Proceeding relating to Taxes with or against any Taxing Authority.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement or other document filed with or required to be filed with any Taxing Authority relating to Taxes, including any amendment thereof or supplement or attachment thereto.

“Taxing Authority” means any Governmental Entity (and any subdivision, agency or authority thereof) responsible for the administration, collection or imposition of any Tax.

“Third Party Claim” has the meaning set forth in Section 9.4(a).

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Transaction” has the meaning set forth in the Recitals.

“Transaction Accounting Principles” means GAAP, in accordance with past practices; provided, however, in the event of a conflict between GAAP or any other legal requirement, on the one hand, and any historical practice of Seller, on the other hand, GAAP or such other legal requirement shall control.

“Transaction Documents” means this Agreement, the Transition Services Agreement, the Assignment Agreement and Bill of Sale and the Support Agreement.

“Transfer Taxes” has the meaning set forth in 6.7

“Transferred Leased Property” means the real property that is the subject of any Real Property lease, together with all rights, title and interest in and to all improvements, structures, fixtures, easements, privileges and all other appurtenances thereto (together with any real property leased, subleased, used or otherwise occupied by the Seller, the Purchased Company or a Subsidiary of the Purchased Company).

 “Transition Services Agreement” has the meaning set forth in Section 2.8(b)(ii).

“Treasury Regulations” means the regulations promulgated under the Code, as amended from time to time (including any successor regulations).

“Working Capital” means Current Assets minus Current Liabilities, calculated as shown on the Sample Closing Statement for the Business, in each case determined in accordance with the Transaction Accounting Principles; provided, however, that all such amounts shall be adjusted, if necessary, to exclude all amounts to the extent consisting of any Excluded Assets or Retained Liabilities.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.1 Purchase and Sale.  Subject to the terms and conditions of this Agreement, at the Closing, (a) Seller shall, and shall cause each of its Subsidiaries to, sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller or such Subsidiaries of Seller, all of Seller’s or such Subsidiaries’ right, title and interest in and to the Purchased Assets, as further described in Section 2.4, and (b) Buyer will assume the Assumed Liabilities, as further described in Section 2.6.

Section 2.2 Purchase Price.  In consideration for the Purchased Assets and the other obligations of Seller pursuant to this Agreement, at the Closing, Buyer shall, on behalf of itself and/or its Affiliates, (a) pay to Seller the Closing Purchase Price and make the other payments payable in accordance with Section 2.8, and (b) assume the Assumed Liabilities. The Closing Purchase Price may be further adjusted in accordance with Section 2.9 (as so adjusted, the "Purchase Price").

Section 2.3 Closing Date.  The closing of the Transaction (the “Closing”) shall take place at 10:00 a.m. St. Paul time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606, on the first Business Day of the month following the date on which the last of the conditions set forth in Article VII (other than those conditions that are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof) or at such other place, time and date as may be agreed between Seller and Buyer.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” Unless the parties otherwise agree in writing, the Closing shall be deemed at 12:01 a.m. local time in each applicable jurisdiction on the Closing Date.

Section 2.4 Purchased Assets.  Subject to the terms and conditions of this Agreement, on the Closing Date and at the Closing, Seller shall, and shall cause each of its Subsidiaries to, sell, assign, transfer and convey to Buyer or Affiliates of Buyer, and Buyer shall, and shall cause any of its applicable Affiliates to, purchase, acquire and accept from the Seller or such Subsidiaries of Seller, all of Seller’s or such Subsidiaries’ right, title and interest as of the Closing in and to (a) the Purchased Company Equity Interests, free and clear of all Liens, other than Liens which will be released simultaneously with the Closing, (b) any and all of the assets, rights and properties of every kind and description, whether tangible or intangible or real, personal or mixed primarily used in or held for use in the operation of the Business (other than the Excluded Assets), free and clear of all Liens other than Permitted Liens, and (c) any of the assets set forth on Section 2.4 of the Seller Disclosure Schedule, free and clear of all Liens other than Permitted Liens (collectively the assets specified in clauses (a), (b) and (c), the “Purchased Assets”).

Section 2.5 Excluded Assets.  Notwithstanding anything to the contrary contained herein, Buyer expressly understands and agrees that the following assets and properties of Seller (the “Excluded Assets”) shall be retained by Seller and its Affiliates (other than the Purchased Company and its Subsidiaries), and shall be excluded from the Purchased Assets, notwithstanding any other provision of this Agreement:

(a) Any and all loans and advances, if any, by Seller to any of their Affiliates or otherwise to the Business;

(b) Any and all Contracts set forth on Section 2.5(b) of the Disclosure Schedule;

(c) Any and all assets and rights primarily used or held for use in  Seller’s or its Affiliates’ operation of the Canada Business prior to its sale (excluding any and all intellectual property licensed pursuant to that certain Formula License Agreement, dated as of August 4, 2015, by and between Seller and 7324375 Canada, Inc., and all rights under such license);

(d) Tax Returns and other books and records related to Taxes paid or payable by Seller or any of its Affiliates (other than any such returns and other books and records of the Purchased Company and its Subsidiaries and other than any such returns related to the Purchased Assets);

(e)  Any refunds or credits of or against any Seller Taxes;

(f) Any and all Cash Amounts (other than any Cash Amounts of the Purchased Company and its Subsidiaries as of immediately prior to the Closing);

(g) The insurance policies set forth on Section 2.5(g) of the Seller Disclosure Schedules;

(h) All rights exclusively related to matters which are Retained Liabilities;

(i) Any equity interest in any Subsidiary of Seller other than the Purchased Company and the Subsidiaries of the Purchased Company;

(j) Any and all Privileged Communications;

(k) any marketable or non-marketable securities to the extent any such securities are not otherwise included in Cash Amounts; and

(l) any receivables of any kind or nature from any Affiliate or Related Person.

Section 2.6 Assumed Liabilities.  Subject to the terms of this Agreement (including but not limited to Section 9.2(iv)), the Buyer hereby agrees to assume (or cause its applicable designated Affiliates, which shall include the Purchased Company or its Subsidiaries following the Closing, to assume or perform) and agrees to discharge and perform when due (or cause its applicable designated Affiliates to discharge and perform) (a) any and all Liabilities of Seller or any Subsidiary of Seller, which are related to the Business, properly reflected as Current Liabilities in the Closing Working Capital on the Post-Closing Statement as determined pursuant to Section 2.9 and not otherwise Liabilities Transferring by Operation of Law (defined below) and (b) those Liabilities identified on Section 2.6 of the Seller Disclosure Schedules (collectively, the “Assumed Liabilities”), and no others.  For the avoidance of doubt, Buyer acknowledges and agrees that, subject to Section 9.2(iv), any Liability of the Purchased Company or a Subsidiary of the Purchased Company prior to the Closing shall continue to be a Liability of the Purchased Company or such Subsidiary of the Purchased Company following the Closing (collectively, the “Liabilities Transferring by Operation of Law”).

Section 2.7 Retained Liabilities.  Notwithstanding anything in this Agreement to the contrary, Seller acknowledges and agrees that any Liability of Seller or any Affiliate of Seller prior to the Closing shall continue to be a Liability of Seller or such Affiliate of Seller following the Closing except for (i) the Assumed Liabilities and (ii) the Liabilities Transferring by Operation of Law (collectively, the “Retained Liabilities”).  Without limiting the generality of the foregoing, the Retained Liabilities shall include any of the following Liabilities, whether or not relating to the Business:

(a) Any and all Liabilities for which Seller expressly has responsibility pursuant to this Agreement, including the Seller portion of Shared Contract Liabilities pursuant to Section 2.10(b);

(b) Any and all Liabilities that relate to, or arise out of, directly or indirectly Seller's or any of its Affiliates' operation or sale of the Canada Business, and any Taxes associated therewith, including but not limited to any Liabilities of any former Subsidiary of Seller which (i) was domiciled in Canada, (ii) owned another Subsidiary domiciled in Canada or (iii) was engaged in the Canada Business;

(c) Any and all Liabilities to the extent arising out of or related to the Excluded Assets;

(d) Any and all Liabilities for Taxes that are Seller Taxes;

(e) Any and all Liabilities of any Subsidiary of Seller other than the Purchased Company or any Subsidiary of the Purchased Company;

(f) Any and all fees and expenses (including the Seller Transaction Expenses) of brokers, finders, counsel, financial advisors, accountants, consultants and other professional advisors incurred by Seller or any Affiliate of Seller in connection with any auction or other sale process to sell the Business, the Canada Business or any other line of business of Seller or any Affiliate of the Seller, including the negotiation and execution of this Agreement;

(g) Any and all Liabilities related to the matters set forth on Section 2.7(g) of the Seller Disclosure Schedules;

(h) Any and all Liabilities in respect of the Retained Personnel, including with respect to such Retained Personnel’s termination of employment or engagement with the Purchased Company or a Subsidiary of the Purchased Company, as applicable, and any Liabilities related thereto;

(i) Any and all Liabilities in respect of the stockholders of Seller, associated with the issuance, sale, redemption or other disposition of any shares of stock or other Securities of Seller, including any options, warrants, calls, purchase rights, subscription rights, exchange rights or other rights, convertible Securities, agreements or commitments of any kind associated with, related to or derived from Securities of Seller, or related to the breach of, or non-compliance with, (i) any rule of any Governmental Entity (including the SEC or NASDAQ) which relates to reporting, disclosure or other securities-related obligations of Seller or (ii) any applicable fiduciary duties owed to the stockholders of the Seller or otherwise arising under the Delaware General Corporation Law; and

(j) except to the extent provided on Section 2.6 of the Seller Disclosure Schedules, any and all Liabilities relating to or arising under any Seller Benefit Plan.

For the avoidance of doubt, neither Buyer nor, following the Closing, the Purchased Company or any Subsidiary of the Purchased Company shall assume or be liable for (and Buyer shall not cause any of its Affiliates to assume or be liable for) any of the Retained Liabilities.

Section 2.8 Closing Deliveries

(a) At the Closing, Buyer shall make or cause to be made the following payments by wire transfer of immediately available funds:

(i) First, the amounts specified in the payoff letters delivered by Seller to Buyer pursuant to Section 2.8(c)(v) to the payees set forth therein; and

(ii) Second, an amount equal to the Closing Purchase Price, less the Holdback Amount, and less the amount of any withholding required under Section 2.11, to one or more bank accounts designated in writing by Seller (such designation to be made by Seller at least two (2) Business Days prior to the Closing Date).

(b) At the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

(i) the certificate to be delivered pursuant to Section 7.3(c);

(ii) a counterpart of a transition services agreement, in a form agreed between Buyer and Seller following the execution of this Agreement and prior to the Closing (the “Transition Services Agreement”), duly executed by Buyer (or one or more Affiliates of Buyer designated by Buyer);

(iii) to the extent any Purchased Asset or Assumed Liability is not held by the Purchased Company or a Subsidiary of the Purchased Company, a counterpart of the Assignment and Assumption Agreement and Bill of Sale for such Purchased Assets and Assumed Liabilities, by and between Seller and Buyer (or one or more Affiliates of Buyer designated by Buyer), substantially in the form attached as Exhibit B hereto (the “Assignment Agreement and Bill of Sale”), duly executed by Buyer (or one or more Affiliates of Buyer designated by Buyer).

(c) At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(i) the certificate to be delivered pursuant to Section 7.2(c);

(ii) a counterpart of the Transition Services Agreement duly executed by Seller;

(iii) certificates evidencing the Purchased Company Equity Interests, duly endorsed in blank or with stock powers duly executed in proper form for transfer;

(iv) a counterpart of the Assignment Agreement and Bill of Sale duly executed by Seller;

(v) a payoff letter or similar instrument in a form reasonably satisfactory to Buyer with respect to any and all Indebtedness (including any prepayment premiums, penalties, breakage costs or similar costs or fees associated with such Indebtedness) set forth on Section 2.8(c)(v) of the Seller Disclosure Schedule, each of which shall include an appropriate release and discharge or commitment to release and discharge upon receipt of funds specified therein which releases and terminates any and all Liens related to such Indebtedness;

(vi) all appropriate releases and discharges releasing and terminating the Liens described on Section 3.11 of the Seller Disclosure Schedule; and

(vii) a duly executed certificate of non-foreign status from Seller substantially in the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B).

Section 2.9 Adjustment to Base Purchase Price.

(a) Section 2.9 of the Seller Disclosure Schedules sets forth a calculation of the Working Capital, the calculated Adjustment Amount, the Cash Amounts and the Indebtedness of the Purchased Company and its Subsidiaries, in each case, as of June 30, 2015 (the “Sample Closing Statement”), including the asset and liability line items and general ledger accounts.  The Sample Closing Statement has been prepared in accordance with the Transaction Accounting Principles.

(b) At least five (5) Business Days prior to the Closing Date, Seller shall cause to be prepared and delivered to Buyer a closing statement (the “Closing Statement”) setting forth its good-faith estimate of (i) the Closing Working Capital, (ii) the Adjustment Amount, (iii) the Closing Cash Amounts and (iv) the Closing Debt and, subject to the proviso in this sentence, such estimates shall be deemed the “Estimated Closing Working Capital,” “Estimated Adjustment Amount,” “Estimated Closing Cash Amounts” and “Estimated Closing Debt,” respectively, for purposes of this Agreement; provided, however, that Buyer shall be given the opportunity to consult with Seller respecting the foregoing estimates and Seller shall use reasonable efforts to consider and incorporate Buyer’s reasonable comments in preparing the Closing Statement and any item set forth therein unless Seller reasonably determines in good faith that the Independent Accounting Firm would not agree that such comments are appropriate in the circumstances.  The Closing Statement shall set forth the calculations of such amounts in a manner consistent with the Sample Closing Statement, shall be prepared in accordance with the Transaction Accounting Principles and shall be supported by the books and records of the Business.  The Estimated Closing Working Capital, the Estimated Adjustment Amount, the Estimated Closing Cash Amounts and the Estimated Closing Debt, shall be used to calculate the Closing Purchase Price to be paid by Buyer to Seller at the Closing.

(c) As promptly as reasonably possible and in any event within sixty (60) days after the Closing Date, Buyer shall prepare or cause to be prepared, and will provide to Seller, a written statement (the “Post-Closing Statement”), setting forth Buyer's calculation of the Closing Working Capital, the Adjustment Amount, the Closing Cash Amounts and the Closing Debt as of 12:01 a.m. Eastern Time on the Closing Date.  The Post-Closing Statement shall set forth in reasonable detail the Buyer’s calculations of such amounts in a manner consistent with the Sample Closing Statement and shall be prepared in accordance with the Transaction Accounting Principles.

(d) Within thirty (30) days following receipt by Seller of the Post-Closing Statement, Seller shall deliver written notice to Buyer of any dispute Seller has with respect to the calculation, preparation or content of the Post-Closing Statement (the “Dispute Notice”);

provided, however, that if Seller does not deliver any Dispute Notice to Buyer within such fifteen (15) day period, the Post-Closing Statement will be final, conclusive and binding on the Parties.  The Dispute Notice shall set forth in reasonable detail (i) any item on the Post-Closing Statement that Seller disputes and (ii) the correct amount of such item; provided, however, that Seller may not dispute the accounting principles, practices, methodologies and policies used in preparing the Post-Closing Statement unless they are not in accordance with the Transaction Accounting Principles.  Upon receipt by Buyer of a Dispute Notice, Buyer and Seller shall negotiate in good faith to resolve any dispute set forth therein.  If Buyer and Seller fail to resolve any such dispute within thirty (30) days after delivery of the Dispute Notice (the “Dispute Resolution Period”), then Buyer and Seller jointly shall engage, within five (5) Business Days following the expiration of the Dispute Resolution Period, Ernst & Young, or, if Ernst & Young is unavailable or conflicted, another nationally recognized independent accounting firm selected jointly by Seller and Buyer (the “Independent Accounting Firm”) to resolve any such dispute; provided that, if Seller and Buyer are unable to agree on the Independent Accounting Firm, then each of Seller and Buyer shall select a nationally recognized independent accounting firm, and the two (2) firms will mutually select a third nationally recognized independent accounting firm to serve as the Independent Accounting Firm.  As promptly as practicable, and in any event not more than fifteen (15) days following the engagement of the Independent Accounting Firm, Buyer and Seller shall each prepare and submit a presentation detailing each Party’s complete statement of proposed resolution of each issue still in dispute to the Independent Accounting Firm.  Buyer and Seller shall instruct the Independent Accounting Firm to, as soon as practicable after the submission of the presentations described in the immediately preceding sentence and in any event not more than twenty (20) days following such presentations, make a final determination along with a written report, binding on the Parties, of the appropriate amount of each of the line items that remains in dispute as indicated in the Dispute Notice.  With respect to each disputed line item, such determination, if not in accordance with the position of either Seller or Buyer, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Seller or Buyer, as applicable, in their respective presentations to the Independent Accounting Firm described above.  Notwithstanding the foregoing, the scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to whether any disputed determinations of the Closing Working Capital, the Adjustment Amount, the Closing Cash Amounts and the Closing Debt were properly calculated in accordance with the Transaction Accounting Principles.  All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be borne equally by Seller and Buyer.  All determinations made by the Independent Accounting Firm, and the Post-Closing Statement, as modified by the Independent Accounting Firm, will be final, conclusive and binding on the Parties (absent manifest error).  The Parties agree that any adjustment as determined pursuant to this Section 2.9(d) shall be treated as an adjustment to the Purchase Price, except as otherwise required by Law.

(e) For purposes of complying with the terms set forth in this Section 2.9, each of Seller and Buyer shall reasonably cooperate with and make available to each other and their respective Representatives all information, records, data and working papers, in each case to the extent related to the Purchased Assets, Excluded Assets, Assumed Liabilities, Retained Liabilities and Business, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Post-Closing Statement and the resolution of any disputes thereunder.

(f) The “Final Purchase Price” shall mean the Base Purchase Price, plus (i) the Closing Cash Amounts, minus (ii) the Adjustment Amount, minus (iii) the Closing Debt, in each of cases (i), (ii) and (iii), as finally determined pursuant to Sections 2.9(c) and 2.9(d).

(g) Buyer shall withhold Two Million Dollars ($2,000,000) from the Closing Purchase Price to be paid at Closing (such amount, the “Holdback Amount”), pending the determination of any adjustment pursuant to this Section 2.9; provided that if the Post-Closing Statement indicates that amounts subject to adjustment (i.e., differences between the Closing Statement and Post-Closing Statement) in favor of Buyer, are less than the Holdback Amount, Buyer shall deliver to Seller the difference between the Holdback Amount and the amounts subject to adjustment in favor of Buyer set forth in the Post-Closing Statement and Buyer shall retain the remainder of the Holdback Amount pending the final determination of the adjustment pursuant to this Section 2.9 (such remainder being hereinafter referred to as the “Adjusted Holdback Amount” even if such remainder equals the Holdback Amount); provided, however, notwithstanding the foregoing, no payment pursuant to this sentence shall in any way limit, restrict or result in a waiver of any right of Buyer with respect to the final determination of any adjustment pursuant to this Section 2.9.  If the Closing Purchase Price (which, for purposes of this Section 2.9(g), shall include the Holdback Amount), shall exceed the Final Purchase Price, then Buyer shall receive the amount of such excess from the Adjusted Holdback Amount; provided, however, that (i) if such excess is greater than the Adjusted Holdback Amount, the amount of such excess over the Adjusted Holdback Amount shall be paid by Seller to Buyer in cash by wire transfer of immediately funds to an account or accounts designated in writing by Buyer to Seller and (ii) if such excess is less than the Adjusted Holdback Amount, then the Adjusted Holdback Amount less the amount of such excess shall be paid by Buyer to Seller in cash by wire transfer of immediately available funds to an account or accounts designated in writing by Seller to Buyer.  If the Final Purchase Price exceeds the Closing Purchase Price, then (i) the amount of such excess shall be paid by Buyer to Seller in cash by wire transfer of immediately available funds to an account or accounts designated in writing by Seller to Buyer and (ii) the Adjusted Holdback Amount shall be paid by Buyer to Seller in cash by wire transfer of immediately available funds to an account or accounts designated in writing by Seller to Buyer.  Any of the foregoing payments shall be made within five (5) Business Days of the date on which the Adjustment Amount, Closing Cash Amounts and Closing Debt are finally determined pursuant to this Section 2.9.

Section 2.10 Non-Assignment; Consents.

(a) Seller and Buyer shall use commercially reasonable efforts to obtain, or cause to be obtained, any approval, authorization, or consent of, filing with, notification to, or granting or issuance of any license, order, waiver or permit by, any Person (collectively, "Approvals") (other than Regulatory Approvals, which shall be governed by Section 5.1) required in connection with the sale, assignment or transfer of any Purchased Asset.  If such Approval is not obtained prior to Closing, until the earliest of (i) such time as such Approval or Approvals are obtained or (ii) the date Seller is dissolved in accordance with the

General Corporation Law of the State of Delaware or (iii) six (6) months following the Closing Date, then Seller will cooperate with Buyer in any arrangement reasonably acceptable to Buyer and Seller intended to both (x) provide Buyer and/or its applicable Affiliates, to the fullest extent practicable, the claims, rights and benefits of any such Purchased Assets (including by means of any subcontracting, sublicensing or subleasing arrangement) and (y) cause Buyer and/or its applicable Affiliates to bear all costs and Liabilities thereunder from and after the Closing in accordance with this Agreement to the extent that Buyer and/or its applicable Affiliates receive the rights and benefits of such Purchased Assets from and after the Closing in accordance with this Agreement.  In furtherance of the foregoing, Buyer will, or will cause its Affiliates to, promptly pay, perform or discharge when due any related Liability (other than any Liability for income, franchise or similar Taxes) arising thereunder after the Closing Date to the extent that Buyer and/or its applicable Affiliates receive the rights and benefits of such Purchased Assets from and after the Closing in accordance with this Agreement.

(b) Any Contract to be assigned, transferred and conveyed in accordance with Section 2.4 that does not primarily relate to the Business (each, a “Shared Contract”) shall be assigned, transferred and conveyed only with respect to (and preserving the meaning of) those parts that relate to the Business, to either Buyer or an Affiliate of Buyer designated by Buyer, if so assignable, transferrable or conveyable, or appropriately amended prior to, on or after the Closing, so that Buyer and its Affiliates shall be entitled to the rights and benefit of those parts of the Shared Contract that relate to the Business and shall assume the related portion of any Liabilities contemplated by this Agreement (the “Buyer Portion of the Shared Contract Liabilities”); provided, however, that (i) in no event shall any Person be required to assign (or amend), either in its entirety or in part, any Shared Contract that is not assignable (or cannot be amended) by its terms without obtaining one or more Approvals and (ii) if any Shared Contract cannot be so partially assigned by its terms or otherwise, or cannot be amended, without such Approval or Approvals, until the earliest of (A) such time as such Approval or Approvals are obtained, (B) the date Seller is dissolved in accordance with the General Corporation Law of the State of Delaware or (C) six (6) months following the Closing Date, then Seller will cooperate with Buyer to establish an agency type or other similar arrangement reasonably satisfactory to Seller and Buyer intended to both (x) provide Buyer and/or its applicable Affiliates, to the fullest extent practicable under such Shared Contract, the claims, rights and benefits of those parts that relate to the Business (including by means of any subcontracting, sublicensing or subleasing arrangement) and (y) cause Buyer and/or its applicable Affiliates to bear the costs and Liabilities thereunder from and after the Closing in accordance with this Agreement to the extent that Buyer and/or its applicable Affiliates receive the rights and benefits of the parts of the Shared Contracts that relate to the Business.  In furtherance of the foregoing, Buyer will promptly pay, perform or discharge when due any Liability (other than any Liability for income, franchise or similar Taxes) arising thereunder after the Closing Date to the extent that Buyer and/or its applicable Affiliates receive the rights and benefits of the parts of such Shared Contracts that relate to the Business.

Section 2.11 Withholding.  Notwithstanding any other provision in this Agreement to the contrary, Buyer and each of its Affiliates shall be entitled to deduct and withhold from amounts otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any federal, state, local or foreign Tax Law.  To the extent that amounts are so withheld by Buyer or any of its Affiliates, Buyer shall remit such amounts to the appropriate Taxing Authority, and such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the relevant Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Seller Disclosure Schedules (it being agreed that the disclosure of any matter in any section in the Seller Disclosure Schedules shall be deemed to have been disclosed in any other section in the Seller Disclosure Schedules to which the applicability of such disclosure is readily apparent) Seller hereby represents and warrants to Buyer as follows:

Section 3.1 Organization, Standing and Power.  Each of Seller and the Purchased Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all necessary organizational power and authority to carry on the Business as presently conducted. Except as set forth on Section 3.1 of the Seller Disclosure Schedules, each of Seller and the Purchased Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Business.  Section 3.1 of the Seller Disclosure Schedules contains a true and correct list of the jurisdictions in which the Purchased Company is qualified or registered to do business as a foreign corporation.

Section 3.2 Purchased Company and Other Subsidiaries.

(a) All of the Purchased Company Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable, and such Purchased Company Equity Interests constitute all of the issued and outstanding equity interests of the Purchased Company.  Except for the Purchased Company Equity Interests, there are no outstanding Securities or other similar ownership interests of any class or type of or in the Purchased Company.  The Purchased Company Equity Interests are owned of record and beneficially by the Seller.  Except as set forth on Section 3.2 of the Seller Disclosure Schedules, there are no outstanding options, warrants, calls, purchase rights, subscription rights, exchange rights or other rights, convertible Securities, agreements or commitments of any kind pursuant to which the Purchased Company is or may become obligated to (i) issue, transfer, sell or otherwise dispose of any of its Securities, or any Securities convertible into or exercisable or exchangeable for its Securities, or (ii) redeem, purchase or otherwise acquire any outstanding Securities of any of the Purchased Company.  Except as set forth on Section 3.2 of the Seller Disclosure Schedules, the Purchased Company does not have any Subsidiaries or ownership in any other entities.

(b) The equity interests of each Subsidiary of the Purchased Company (the “Purchased Company Subsidiary Equity Interests”) are set forth on Section 3.2(b)(i) of the Seller Disclosure Schedules.  All of the Purchased Company Subsidiary Equity Interests have been duly authorized and validly issued and fully paid and non-assessable, and no such Purchased Company Subsidiary Equity Interests have been issued in violation of any preemptive or similar rights.  The Purchased Company Subsidiary Equity Interests constitute all of the issued and outstanding equity interests of the Subsidiaries of the Purchased Company.  Except for the Purchased Company Subsidiary Equity Interests, there are no outstanding Securities or other similar ownership interests of any class or type of or in any Subsidiary of the Purchased Company.  Except as set forth on Section 3.2(b)(ii) of the Seller Disclosure Schedules, the Purchased Company Subsidiary Equity Interests are owned of record and beneficially by the Purchased Company free and clear of all Liens.  Except as set forth on Section 3.2(b)(iii) of the Seller Disclosure Schedules, there are no outstanding options, warrants, calls, purchase rights, subscription rights, exchange rights or other rights, convertible Securities, agreements or commitments of any kind pursuant to which any Subsidiary of the Purchased Company is or may become obligated to (i) issue, transfer, sell or otherwise dispose of any of its Securities or (ii) redeem, purchase or otherwise acquire any outstanding Securities of any Subsidiary of the Purchased Company.  Except as set forth on Section 3.2(b)(iv) of the Seller Disclosure Schedules, no Subsidiary of the Purchased Company has any Subsidiaries or ownership interests in any other entities.

Section 3.3 Authority; Execution and Delivery; Enforceability.

(a) Seller has all necessary power and authority to execute and deliver this Agreement and, subject to obtaining the approval of its stockholders (the “Seller Stockholder Approval”) holding at least a majority of the outstanding shares of common stock of Seller at a duly called meeting of stockholders currently anticipated to be held on October 15, 2015 (the “Seller Stockholder Meeting”), to consummate the Transaction and the other transactions contemplated hereby.  The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the Transaction and the other transactions contemplated hereby have been duly authorized by the board of directors of Seller and, except for obtaining the Seller Stockholder Approval, no other corporate or other action on the part of Seller is necessary to authorize the consummation by it of the transactions contemplated hereby.  Seller has duly executed and delivered this Agreement, and, subject to obtaining the Seller Stockholder Approval and the due authorization, execution and delivery by Buyer, this Agreement constitutes a valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to the effect of any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).  As of the date of this Agreement, each Person set forth in Exhibit A-1 has executed the Support Agreement providing that such Person shall approve and vote any Securities of Seller held by such Person in favor of the Transaction.  Exhibit A-1 sets forth a true and correct list of (i) each director and officer of Seller and (ii) each Affiliate of each director and officer of Seller who directly or indirectly owns or controls the right to vote any of the Securities of Seller.

(b) The board of directors of Seller, at a meeting duly called and held, has duly adopted resolutions (i) approving this Agreement, (ii) declaring this Agreement advisable, and (iii) recommending that Seller’s stockholders adopt this Agreement. As of the date hereof, such resolutions have not been amended or withdrawn.

Section 3.4 No Conflicts; Consents.

(a) Except as set forth on Section 3.4(a) of the Seller Disclosure Schedules, the execution and delivery by Seller of this Agreement does not, and the consummation by the Seller of the Transaction and the other transactions contemplated hereby and compliance by Seller with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require the Approval of any Person (other than any Governmental Entity) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of benefit under, or result in the creation of any Lien upon any of the Purchased Assets or assets of the Purchased Company or any Subsidiary of the Purchased Company under, any provision of (i) the certificate of incorporation, bylaws or equivalent governing documents of Seller, the Purchased Company or any Subsidiary of the Purchased Company, (ii) any Judgment or Law applicable to the Business or the Purchased Assets or (iii) any Material Contract to which Seller, the Purchased Company or any Subsidiary of the Purchased Company is a party or by which the property or assets of Seller, the Purchased Company or any Subsidiary of the Purchased Company property are bound, except, in the case of clause (iii), as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Business.

(b) No Approval of any Governmental Entity is required to be obtained or made by or with respect to Seller, the Purchased Company or any Subsidiary of the Purchased Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction and the other transactions contemplated hereby, other than (i) such filings with and approvals as may be necessary to comply with the rules and regulations of NASDAQ, (ii) the filings with the SEC of the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act, (iii) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the other consents, filings and/or notices set forth on Section 3.4(b) of the Seller Disclosure Schedules and (v) those that, if not obtained, made or given, individually or in the aggregate, have not been or would not reasonably be expected to be material to Seller, the Purchased Company and the Subsidiaries of the Purchased Company, taken as a whole.

Section 3.5 Litigation.  Except as set forth in Section 3.5 of the Seller Disclosure Schedules, (1) there are no Actions pending or, to the Knowledge of Seller, threatened, against Seller or any of its Affiliates (including the Purchased Company and its Subsidiaries) with respect to the Business or the Purchased Assets (including the assets of the Purchased Company and its Subsidiaries) and (2) there is no Judgment of any Governmental Entity or arbitrator outstanding against Seller or any of its Affiliates (including the Purchased Company and its Subsidiaries) with respect to the Business, the Purchased Company or any Subsidiary of the Purchased Company.

Section 3.6 SEC Reports.

(a) Except as set forth on Section 3.6 of the Seller Disclosure Schedules, Seller has timely filed or furnished on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, collectively, the “Sarbanes-Oxley Act”) with the SEC since January 1, 2014 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the “SEC Documents”).  As of its respective date, or, if amended prior to the date hereof, as of the date of the last such amendment, and giving effect to any amendments or supplements thereto filed prior to the date hereof, each SEC Document complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, in each case to the extent applicable to such SEC Document,  none of the SEC Documents when filed or furnished (or in the case of a registration statement under the Securities Act, at the time it was declared effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and no SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date of such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading).  Seller is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and, except as set forth on Section 3.6(a) of the Seller Disclosure Schedules, with the applicable listing and governance rules and regulations of NASDAQ.

(b) The Seller Financial Statements have been derived from the accounting books and records of Seller and its Subsidiaries and, (i) as of their respective dates of filing with the SEC complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted by Form 10-Q and Regulation S-X of the SEC) and (iii) fairly present, in all material respects, the consolidated financial position of Seller and its consolidated Subsidiaries as at the respective dates thereof, and the consolidated results of operations, consolidated stockholders’ equity and the consolidated cash flows for the respective periods indicated (subject, in the case of the unaudited statements, to normal year-end audit adjustments described therein, including the notes thereto).  Since January 1, 2014, through the date of this Agreement, there has not been any material change in any method of financial accounting of Seller, except as required by GAAP and disclosed in the SEC Documents filed prior to the date hereof.

(c) Except as set forth in Section 3.6(c) of the Seller Disclosure Schedule, neither the Purchased Company nor any Subsidiary of the Purchased Company is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transactions involving, or material Liabilities of, the Purchased Company or any Subsidiary of the Purchased Company in the Seller Financial Statements or other SEC Documents.

Section 3.7 Internal Controls and Procedures.

(a) Except as set forth in Section 3.7(a) of the Seller Disclosure Schedule, Seller maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive officer and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Except as set forth in Section 3.7(a) of the Seller Disclosure Schedule, Seller’s system of internal accounting controls is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets.

(b) Except as set forth in Section 3.7(b) of the Seller Disclosure Schedule, Seller’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by Seller in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Seller’s principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make certification of the principal executive officer and principal financial officer of Seller.

(c) Seller has evaluated the effectiveness of its internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable SEC Documents that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation.  Seller has disclosed, based on the most recent evaluation of internal control over financial reporting, to Seller’s auditors and the audit committee of its board of directors (and made available to Buyer a summary of the significant aspects of such disclosure) (i) all “significant deficiencies” and “material weaknesses” in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal control over financial reporting.  Except as set forth in Section 3.7(c) of the Seller Disclosure Schedule, Seller has not identified any material weaknesses in the design or operation of its internal control over financial reporting.  For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standard No. 60, as in effect on the date hereof.

Section 3.8 No Undisclosed Liabilities; Existing Debt.

(a) Except for Liabilities that, individually or in the aggregate, have not been or would not reasonably be expected to be material to the Business, none of the Business, the Purchased Company or any Subsidiary of the Purchased Company has any Liabilities except for Liabilities (i) reflected or reserved against in the most recent balance sheet of Seller included in the Seller Financial Statements filed prior to the date hereof, (ii) incurred since June 30, 2015 in the ordinary course of business consistent with past practice or (iii) disclosed to Buyer in Section 3.8(a) of the Seller Disclosure Schedules.

(b) Section 3.8(b) of the Seller Disclosure Schedules sets forth all outstanding Indebtedness of Seller and each Subsidiary of Seller (including the Purchased Company and each Subsidiary of the Purchased Company).  Except as set forth on Section 3.8(b) of the Seller Disclosure Schedule, all of the foregoing Indebtedness shall be repaid on or prior to the Closing.

Section 3.9 Proxy Statement.  The proxy statement of Seller (as amended or supplemented from time to time, the “Proxy Statement”) to be filed with the SEC for use in connection with the solicitation of proxies from Seller’s stockholder in connection with the Transaction and the Seller Stockholder Meeting will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading at the time of such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Seller and at the time of the Seller Stockholder Meeting.  The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.  Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information supplied in writing by Buyer or any of its Representatives specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 3.10 Absence of Changes or Events.

(a) Except as set forth in Section 3.10 of the Seller Disclosure Schedules, since June 30, 2015, through the date of this Agreement, the Business has been conducted in all material respects in the ordinary course consistent with past practice.

(b) Except as set forth in Section 3.10 of the Seller Disclosure Schedules, since June 30, 2015, through the date of this Agreement, Seller, the Purchased Company and the Subsidiaries of the Purchased Company have not taken any action with respect to the Business that, if taken after the date of this Agreement, would have required the consent of Buyer under Section 5.2.

(c) Since June 30, 2015, there has not been nor has there occurred any event, change, development or effect that, individually or in the aggregate, has resulted in or would reasonably be expect to result in a Material Adverse Effect.

Section 3.11 Title; Sufficiency and Condition of Assets.

(a) Seller and its Subsidiaries own all rights, title and interests in and to the Purchased Assets free and clear of all Liens, other than (i) Liens on the Purchased Company Equity Interests which will be released simultaneously with the Closing and (ii) Permitted Liens on the Purchased Assets other than the Purchased Company Equity Interests.  The Purchased Company and its Subsidiaries own all right, title and interest in and to their assets, free and clear of all Liens, other than Permitted Liens. As of the execution of the conveyance documents from the Seller and its Subsidiaries to Buyer or any of its Affiliates for any Purchased Asset, Buyer or its applicable Affiliate shall own all the rights, title and interest in and to such Purchased Asset free and clear of all Liens (subject to any Liens arising with respect to Buyer), other than (i) Liens on the Purchased Company Equity Interests which will be released simultaneously with the Closing and (ii) Permitted Liens on the Purchased Assets other than the Purchased Company Equity Interests.

(b) As of the Closing, the Purchased Assets (including the assets held by the Purchased Company and its Subsidiaries), (a) taking into account the Transaction Documents and all of the assets, services, products and real property to be provided, acquired, leased or licensed under the Transaction Documents and (b) assuming all Approvals and Business Permits have been obtained or transferred, are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted, immediately prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business in all material respects in the manner currently conducted.

(c) The buildings, plants, structures, furniture, fixtures, Information Technology, machinery, equipment, vehicles, Transferred Leased Property and other items of Tangible Personal Property included in the Purchased Assets are in operating condition and repair, subject to ordinary wear and tear, and are adequate for the uses to which they are being put.

Section 3.12 Intellectual Property.

(a) Section 3.12(a) of the Seller Disclosure Schedules sets forth a true and complete list of all Patents and Patent applications, registrations and applications for Trademarks and Copyrights, and proprietary Software, in each case that are material to the Business and owned by Seller, the Purchased Company or its Subsidiaries (the “Business Intellectual Property”), as of the date of this Agreement, and all such listed Intellectual Property is subsisting and enforceable and has not been declared invalid.  Seller, the Purchased Company or a Subsidiary of the Purchased Company is the sole and exclusive owner of all right, title and interest in and to each item of Business Intellectual Property, free and clear of all Liens other than Permitted Liens.

(b) Except as set forth on Section 3.12 of the Seller Disclosure Schedules: (i) none of the material Business Intellectual Property is subject to any Judgment adversely affecting the use thereof or rights thereto by Seller or any Subsidiary of Seller (including the Purchased Company and its Subsidiaries); (ii) there is no opposition or cancellation Proceeding pending or threatened in writing against Seller or any Subsidiary of Seller (including the Purchased Company and its Subsidiaries) concerning the ownership, validity or enforceability of any material Business Intellectual Property; (iii) there is no infringement or misappropriation, or other violation of any material Business Intellectual Property by any other Person; (iv) to the Knowledge of Seller, the conduct of the Business (including all products and services of the Business), as conducted currently and during the past one (1) year period, does not infringe, misappropriate, violate or otherwise conflict with the Intellectual Property of any other Person in any material respect; and (v) neither Seller nor any Subsidiary of Seller (including the Purchased Company and its Subsidiaries) has received any written notice within the past three (3)-year period alleging that the conduct of the Business as conducted within the past three (3)-year period  (including all products and services of the Business) infringed, misappropriated or otherwise violated the Intellectual Property of any other Person.

(c) Except as set forth on Section 3.12(c) of the Seller Disclosure Schedules and except as set forth in Section 3.12(b)(v), Seller or an Affiliate of Seller (including the Purchased Company or a Subsidiary of the Purchased Company) owns, is licensed or otherwise possesses valid rights to use or exploit all Intellectual Property used to conduct the Business as presently conducted.

(d) Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) have taken reasonable measures to protect the confidentiality of material Trade Secrets.  To the Knowledge of Seller, there has not been any disclosure of any material confidential Trade Secret included in the Business Intellectual Property to any Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

(e) Except as set forth on Section 3.12 of the Seller Disclosure Schedules, with respect to the use of Information Technology in the conduct of the Business as presently conducted, (i) no capital expenditures are necessary with respect to such use other than capital expenditures in the ordinary course of business that are consistent with past practice, and (ii) neither Seller nor any of its Subsidiaries (including the Purchased Company and its Subsidiaries) has experienced any material defects in such Information Technology, including any material error or omission in the processing of any transactions other than defects which have been corrected.  During the three (3) years prior to the date hereof and to the Knowledge of Seller, (i) there have been no material security breaches in any material Information Technology used in the conduct of the Business as presently conducted, and (ii) there have been no disruptions in any such Information Technology that materially and adversely affected the Business.  Seller has evaluated the disaster recovery and backup needs of the Business and has implemented plans and systems that reasonably address such needs.   With respect to the

Software included in the Business Intellectual Property, (i) to the Knowledge of Seller, no such Software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any Software, (ii) neither Seller nor any of its Subsidiaries (including the Purchased Company and its Subsidiaries) has delivered, licensed or made available, or has any duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available, the source code for any such Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of Seller or such Subsidiary, and (iii) no such Software is subject to the terms of any “open source” or other similar license that provides for any source code of the Software to be disclosed, licensed, publicly distributed, or dedicated to the public.

(f) Neither Seller nor any current or former Affiliate, partner, director, stockholder, officer, or employee of Seller or its Affiliates (other than the Purchased Company and its Subsidiaries) will, after giving effect to the transactions contemplated hereby, own or retain any proprietary rights in any of the Intellectual Property owned or used in the conduct of the Business.  The consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Purchased Company’s or its Subsidiaries’ right to own or use any of the Intellectual Property as owned or used in the conduct of the Business as presently conducted.

Section 3.13 Real Property.

(a) Neither Seller nor any of its Subsidiaries (including the Purchased Company and its Subsidiaries) owns any real property used in the Business.

(b) Section 3.13(b) of the Seller Disclosure Schedules set forth a true and complete list of all Transferred Leased Property of the Purchased Company or any Subsidiary of the Purchased Company.  Pursuant to the terms of the Real Property Leases, the Purchased Company and/or its Subsidiaries have good and valid marketable title to the leasehold estate (as lessee) in all Transferred Leased Property, as lessee, in each case free and clear of all Liens, other than Permitted Liens.  Seller has delivered to Buyer a true and complete copy of each Real Property Lease.  With respect to each Real Property Lease: (i) such Real Property Lease is valid, binding, enforceable and in full force and effect in accordance with its respective terms, subject to the terms thereof and the effect of any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity), and the Purchased Company or applicable Subsidiary of the Purchased Company enjoys peaceful and undisturbed possession of the Transferred Leased Property, (ii) the Purchased Company or applicable Subsidiary of the Purchased Company, and the counterparty to each Real Property Lease, is not in breach or default under such Real Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default by such entity, in any material respect, of such Real Property Lease, (iii) all material improvements required by the terms of the Real Property Lease to be made by a landlord have been completed in accordance with the terms of the Real Property Lease and the tenant thereunder is satisfied with such improvements, (iv) there are no concessions, allowances, credits, rebates or refunds to which a tenant is entitled to receive (whether past due, due or may become due in the future) under the Real Property Lease, or may be entitled in the future under the Real Property Lease, (v) no consent of landlord, any counterparty or other Person is required under any Real Property Lease in connection with the transaction contemplated by this Agreement, (vi) no Real Property Lease is a Shared Contract, and (vii) except as set forth on Section 3.13(b) of the Seller Disclosure Schedules, no party or parties guaranty any obligations of the Purchased Company or any Subsidiary of the Purchased Company under any Real Property Lease.  Except as set forth on Section 3.13(b) of the Seller Disclosure Schedules, neither Seller nor any of its Subsidiaries (other than the Purchased Company and its Subsidiaries) leases, subleases, licenses or otherwise uses or occupies any real property used in the Business.

(c) Except as set forth on Section 3.13(c) of the Seller Disclosure Schedules, neither the Purchased Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Transferred Leased Property or any portion thereof.

(d) Neither the Seller nor any of its Subsidiaries (including the Purchased Company and its Subsidiaries) has received any notice of (i) any material violations of building codes and/or zoning ordinances or other Laws affecting the Transferred Leased Property; (ii) existing, pending or, to Seller’s Knowledge, threatened condemnation proceedings affecting the Transferred Leased Property; or (iii) existing, pending or, to the Knowledge of Seller, threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate the Transferred Leased Property, in any material respect, as currently operated.  Neither the whole nor any material portion of any Transferred Leased Property has been damaged or destroyed by fire or other casualty.

Section 3.14 Contracts.

(a) Section 3.14(a) of the Seller Disclosure Schedules sets forth as of the date of this Agreement a true and complete list of the following Contracts to which (1) the Purchased Company or any Subsidiary of the Purchased Company is a party or pursuant to which any property of the Purchased Company or a Subsidiary of the Purchased Company is subject or (2) that is related to the Business and to which Seller or any Subsidiary or Seller (other than the Purchased Company or Subsidiary of the Purchased Company) is a party:

(i) any Contract or group of Contracts (excluding purchase orders submitted in the ordinary course of business) with the same party under which the Business is expected to purchase during the twelve (12)-month period immediately following, or pursuant to which the Business has purchased during the twelve (12)-month period immediately preceding, the date hereof, in the aggregate, a minimum of $1,000,000 of goods and/or services on an annual basis;

(ii) any Contract or group of Contracts (excluding purchase orders submitted in the ordinary course of business) with the same party under which the Business is expected to sell during the twelve (12)-month period immediately following, or pursuant to which the Business has sold during the twelve (12)-month period immediately preceding, the date hereof, in the aggregate, a minimum of $1,000,000 of goods and/or services on an annual basis;

(iii) any Contract requiring future capital expenditure obligations of the Business in excess of $250,000;

(iv) any Contract with any Business Employee or any independent contractor who provides services to the Business that provides for annualized compensation in excess of $100,000;

(v) any collective bargaining agreement or other labor related Contract with any union or labor organization;

(vi) any joint venture, partnership or other similar agreement or written arrangement involving co-investment or the sharing of revenues, profits, losses, costs or Liabilities between the Business with a third party;

(vii) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) which either (a) after the Closing, contains remaining obligations of, restrictions on, or rights of or relating to the Business, the Purchased Company or a Subsidiary of the Purchased Company or (b) was otherwise entered into within three (3) years prior to the date of this Agreement;

(viii) any Contract requiring Seller or any Affiliate of Seller to pay royalties to, or entitling Seller or any Affiliate of Seller to receive royalties from, a third party with respect to a product, service or program of the Business;

(ix) any Contract (x) granting Seller or any Affiliate of Seller (including the Purchased Company or any Subsidiary of the Purchased Company) a license or any other right with respect to Intellectual Property (other than standard form Contracts granting rights to use readily available shrink wrap or click wrap Software having a replacement cost and annual license fee of less than $50,000 in the aggregate for all such related Contracts), (y) restricting the right of Seller, any Affiliate of Seller, the Purchased Company or any Subsidiary of the Purchased Company to use or register any material Business Intellectual Property, or (z) permitting any other Person, to use, enforce or register any material Business Intellectual Property, including any license agreements, coexistence agreements and covenants not to sue;

(x) any Contract containing covenants that would restrict or limit in any respect the ability of the Business, the Purchased Company or any Subsidiary of the Purchased Company after the Closing to (a) engage or compete in any business or with any Person or in any market or geographic area, (b) solicit for employment or hire any Person or (c) otherwise operate the Business;

(xi) promissory notes, loans, Contracts, indentures, evidences of Indebtedness or other instruments related to the lending of money, whether as borrower, lender or guarantor;

(xii) any Contract for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum or otherwise not terminable by Seller or an Affiliate of Seller (including the Purchased Company and its Subsidiaries) within one (1) year;

(xiii) any material warranty, guarantee or other similar undertaking with respect to a contractual performance extended by Seller, any Subsidiary of Seller, the Purchased Company or any Subsidiary of the Purchased Company with respect to the Business or the Purchased Assets (including the assets or other businesses of the Purchased Company or any Subsidiary of the Purchased Company);

(xiv) any Contract requiring the Business to indemnify or hold harmless any Person other than those entered into in the ordinary course of business;

(xv) any Contract containing (a) a “most favored nation” provision or any similar provision requiring that a third party be offered terms or concessions at least as favorable as those offered to one or more other parties or (b) a requirement to deal exclusively with, or a grant of exclusive rights or rights of first refusal to, any customer, vendor, supplier, distributor, contractor or other party;

(xvi) to the Knowledge of Seller (which, for purposes of this Section 3.14(xvi) only, shall mean the actual knowledge, without inquiry, of the Person's listed in Section 1.1(a) of the Seller Disclosure Schedule), any Contract with any Related Person, other than Contracts that will be terminated at or prior to Closing;

(xvii) any Contract with any Affiliate of Seller, other than Contracts that will be terminated at or prior to Closing;

(xviii) any Contract or agreement with a Governmental Entity (other than Permits) which produces annual revenues in excess of $50,000; and

(xix) any Contract not otherwise made in the ordinary course of business that individually involve annual payments to or from the Business in excess of $25,000;

(each such Contract required to be listed on Section 3.14(a) of the Seller Disclosure Schedules and any Contract of the Purchased Company or any Subsidiary of the Purchased Company that is a material Contract required to be filed as an exhibit to Seller’s 10-K pursuant to Item 601(b)(10) of Regulation S-K of the SEC, a “Material Contract”).

(b) Except as, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Business, (i) each Material Contract is in full force and effect and is valid, binding and enforceable against the parties thereto, in accordance with its terms, in each case, subject to the effect of any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law) and (ii) Seller or any applicable Subsidiary of Seller (including the Purchased Company and its Subsidiaries), is not in breach or violation of, or default under, any Material Contract and, to the Knowledge of Seller, no third party is in breach or violation of, or default under, any Material Contract, and no event has occurred that with or without notice or lapse of time or both would constitute a breach or default (whether by lapse of time or notice or both) of Seller, any such Subsidiary of Seller or any such third parties.

(c) A copy of each Material Contract (including each exhibit, schedule, appendix and other attachment thereto) that is a true, accurate and complete copy of such Contract and in effect as of the date hereof has been made available to Buyer.

Section 3.15 Compliance with Applicable Laws; Permits.

(a) Except as set forth on Section 3.15(a) of the Seller Disclosure Schedules, Seller and its Subsidiaries, with respect to the Business, and the Purchased Company and its Subsidiaries are, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws and Orders.

(b) (i) Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) hold all Permits necessary for the conduct of the Business as presently conducted (the “Business Permits”), and (ii) Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) are in compliance with the terms of the Business Permits in all material respects.  From and after the Closing, neither Seller nor any Affiliate of Seller shall initiate or prosecute, directly or indirectly, any Proceedings challenging the Business Permits.

Section 3.16 Environmental Matters.  Except as set forth on Section 3.16 of the Seller Disclosure Schedules, (a) Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) are, and have been, in compliance in all material respects with all applicable Environmental Laws with respect to the Business and the Purchased Assets (including the other assets and businesses of the Purchased Company and its Subsidiaries, as applicable), (b) Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) are in compliance with all material Permits pursuant to Environmental Laws required for the operation of the Business as presently conducted and the Purchased Assets (including the other assets and businesses of the Purchased Company and its Subsidiaries, as applicable), (c) there are no Proceedings pending or, to the Knowledge of the Seller, threatened against or otherwise involving the Purchased Company, any Subsidiaries of the Purchased Company, the Purchased

Assets or the Business alleging a violation in any material respect of Environmental Laws, (d) all material Permits required under Environmental Laws for the operation of the Business and the Purchased Assets are issued to and held by the Purchased Company or its Subsidiaries, (e) from and after the Closing, neither Seller nor any Affiliate of Seller shall initiate or prosecute, directly or indirectly, any Proceedings challenging the Permits pursuant to Environmental Laws that are transferred to Buyer, or an Affiliate of Buyer designated by Buyer, pursuant to this Agreement, to the extent relating to the operation of the Business or the Purchased Assets (including the assets and businesses of the Purchased Company or its Subsidiaries, as applicable), (f) within the one (1) year period prior to the date hereof, neither the Seller nor any of its Subsidiaries (including the Purchased Company and its Subsidiaries) has received any written notice of, and to the Knowledge of Seller there are no, actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Material, which would be reasonably likely to form the basis of any material Liability involving or affecting the Business or the Purchased Assets (including the assets and businesses of the Purchased Company or its Subsidiaries, as applicable), and (g) Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) have delivered or otherwise made available for inspection to Buyer true, complete and correct copies and results of any reports, data, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments) studies, analyses, tests or monitoring in the possession of or reasonably available to Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) pertaining to: (i) any unresolved liabilities under Environmental Laws; (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Seller or its Subsidiaries (including the Purchased Company and its Subsidiaries) with respect to the Business or the Purchased Assets (including the other assets and businesses of the Purchased Company or its Subsidiaries, as applicable); or (iii) compliance with applicable Environmental Laws as relates to the Business or the Purchased Assets (including the assets and businesses of the Purchased Company or its Subsidiaries, as applicable).

Section 3.17 Taxes.

(a) All Federal income and other material Tax Returns required to be filed with respect to the Purchased Assets, the Assumed Liabilities, the Business and by or with respect to the Purchased Company and each of its Subsidiaries have been or will be timely filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all material respects.

(b) Seller has timely paid or will timely pay (or has caused or will cause to be timely paid or duly and timely withheld and remitted) to the proper Taxing Authority all Taxes (whether or not shown as due and payable on any Tax Return) due and payable with respect to the Purchased Assets, the Assumed Liabilities and the Business, other than any such Taxes that are being contested in good faith and by appropriate Proceedings and for which adequate reserves have been established and reflected in the Seller Financial Statements.

(c) The Purchased Company and each of its Subsidiaries has timely paid or will timely pay (or caused to be timely paid or duly and timely withheld and remitted) to the proper Taxing Authority all Taxes (whether or not shown as due and payable on any Tax Return) due and payable by it, other than any such Taxes that are being contested in good faith and by appropriate Proceedings and for which adequate reserves have been established and reflected in the Seller Financial Statements.

(d) There is no Action by any Taxing Authority pending or asserted or threatened in writing in respect of any Taxes of or with respect to the Purchased Assets, the Purchased Company or any of its Subsidiaries or with respect to any assets or properties of the Purchased Company or any of its Subsidiaries.

(e) Neither the Purchased Company nor any of its Subsidiaries is a party to or is subject to any Contract (other than a Contract entered into in the ordinary course of business, the principal purpose of which is not Taxes) or agreement relating to the sharing, allocation or payment of, or indemnity for, any Taxes.

(f) The Purchased Company and its Subsidiaries and, with respect to the Purchased Assets, the Assumed Liabilities and the Business, Seller have each complied in all material respects with all applicable Laws relating to the withholding of Taxes, and all such withheld amounts have been duly and timely paid to the applicable Taxing Authority.

(g) Seller, the Purchased Company and each of their respective Subsidiaries have not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax of or with respect to the Purchased Assets, the Purchased Company or any of its Subsidiaries, and no power of attorney (that is currently in effect)  has been granted by or with respect to the Purchased Assets, the Purchased Company or any of its Subsidiaries with regard to any matters relating to Taxes.

(h) Neither the Purchased Company nor any of its Subsidiaries is required to make any adjustment in any material respect (nor has any Taxing Authority proposed in writing any such adjustment) pursuant to Section 481 of the Code, or any similar provision of applicable Law, for any Straddle Period or any Post-Closing Period as a result of a change in accounting method. Neither the Purchased Company nor any of its Subsidiaries is required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date; (ii) intercompany transactions or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Laws); (iii) installment sale or open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date.

(i) Neither the Purchased Company nor any of its Subsidiaries is or has been a party to any “listed transaction,” as defined in Sections 6662A and 6707A of the Code and Treasury Regulations Section 1.6011-4(b).

(j) Neither the Purchased Company nor any of its Subsidiaries (i) has ever been a member of an affiliated, combined, consolidated or unitary group for purposes of filing any Tax Return, other than for purposes of filing affiliated, combined, consolidated or unitary Tax Returns of a group of which Seller was the common parent; or (ii) has any Liability arising from the application of Treasury Regulations Section 1.1502-6 (or under any similar provision of state, local or non-U.S. Law) or as a transferee or successor, by Contract or otherwise.

(k) There are no Liens for Taxes other than Permitted Liens upon any of the Purchased Assets or any of the assets or properties of the Purchased Company or any of its Subsidiaries.

(l) No unresolved claim has ever been made in writing by a Taxing Authority in a jurisdiction where Tax Returns are not filed with respect to the Purchased Company or any of its Subsidiaries that the Purchased Company or any such Subsidiary may be subject to taxation by that jurisdiction.

(m) The Seller Financial Statements properly reflect, in accordance with GAAP, as applicable, all material amounts of unpaid Taxes of the Business as adjusted for the passage of time through the date hereof and through the Closing Date in accordance with past custom and practice.

(n) Neither the Purchased Company nor any of its Subsidiaries have distributed the stock of another Person, or have had its stock distributed by another Person, within the two-year period preceding the date of this Agreement or as part of a plan (or series of related transactions), as defined in Section 355(e) of the Code, which includes the transactions contemplated by this Agreement, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

The representations set forth in this Section 3.17 are the only representations in this Agreement with respect to Taxes and any claim for breach of representation with respect to Taxes will be based on the representations made in this Section 3.17 and will not be based on the representations set forth in any other provision of this Agreement, and further, none of the representations set forth in this Section 3.17 shall be interpreted as providing any representation, warranty or other assurance regarding the ability of Buyer or any of its Affiliates (including, on or after the Closing Date, the Purchased Companies and their Subsidiaries) to utilize Tax assets or Tax attributes on or after the Closing Date.

Section 3.18 Labor Relations; Employees and Employee Benefit Plans.

(a) Section 3.18(a) of the Seller Disclosure Schedules sets forth a list of each Business Plan and separately identifies as such each Purchased Company Benefit Plan.  Seller has made available to Buyer correct and complete copies of each Business Plan (or, to the extent that no such copy exists, an accurate written description thereof) and, to the extent applicable, the currently effective summary plan description required under ERISA.  In addition, with respect to each Purchased Company Benefit Plan, Seller has made available to Buyer, to the extent applicable, (i) any related trust agreement or other funding instrument; (ii) the most recent Internal Revenue Service determination letter; and (iii) the three most recent (A) Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) all correspondence with the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation regarding any Benefit Plan during the last three (3) years.

(b) Each Business Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service as to its qualification and, to the Knowledge of Seller, no event has occurred that could reasonably be expected to result in disqualification of such Business Plan.

(c) Each Business Plan has been operated in compliance in all material respects with its terms and applicable Law.  All contributions, premiums and expenses required to be made to or paid in respect of a Business Plan, whether by Law or by the terms of the Business Plan or any agreement relating thereto, have been timely made, and any delinquent employee contributions to such Business Plan have been fully corrected according to applicable procedures established by the Internal Revenue Service and Department of Labor.

(d) Except as set forth on Section 3.18(d) of the Seller Disclosure Schedules, no Business Plan is subject to Title IV of ERISA, is a Multiemployer Plan or is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.  No liability under Title IV of ERISA has been incurred by Seller, the Purchased Company or any Subsidiary of the Purchased Company or any of their respective ERISA Affiliates that has not been satisfied in full when due, and no condition exists that presents a risk to Buyer of incurring a Liability under Title IV of ERISA by reason of any Benefit Plan.  No Business Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has failed to satisfy such requirements (determined without regard to any waiver thereof), and all contributions required to be made with respect thereto (whether pursuant to the terms of a Business Plan or otherwise) have been timely made.  No “reportable event” within the meaning of Section 4043 of ERISA has occurred by reason of the execution of this Agreement or will occur by reason of the transactions contemplated by this Agreement.

(e) Except as set forth on Section 3.18(e) of the Seller Disclosure Schedules, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) result in any payment that is the Liability of the Business becoming due to any Business Employee or Service Provider; (ii) increase any benefits otherwise payable by the Business to or in respect of any Business Employee or Service Provider; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.  Neither the Purchased Company nor any Subsidiary of the Purchased Company is a party to, or could be liable for any payment under, any plan, program, policy, agreement or arrangement that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code by reason of the Transaction.

(f) There are no pending or, to the Knowledge of Seller, threatened claims by or on behalf of any Business Plan, by any employee or beneficiary covered under any Business Plan in their capacity as such or otherwise involving any Business Plan (other than routine claims for benefits).

(g) No Business Plan provides welfare benefits in respect of Business Employees beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits under any “pension plan” within the meaning of Section 3(2) of ERISA, or (iii) benefits the full costs of which are borne by the Business Employee or his beneficiary.

(h) Neither Buyer nor the Purchased Company will incur any liability for noncompliance with respect to Section 409A and Section 457A of the Code.

(i) Schedule 3.18(i) sets forth (i) a description of the method(s) used by Seller in the current calendar year in determining whether each Current Business Employee is a “full-time employee” (as defined in Section 4980H of the Code), and (ii) Seller’s estimated potential penalties (if any) pursuant to Section 4980H(a) and or 4980H(b) of the Code with respect to any month in the current calendar year.

(j) No Purchased Company Benefit Plan is an International Benefit Plan.  No Business Employee is an International Business Employee.

(k) No Current Business Employees or Service Providers are represented by a labor union, labor organization or works council with respect to their employment or engagement with Seller or any of its Affiliates.  During the two (2)-year period immediately prior to the date of this Agreement, there have been no actual, or to the Knowledge of Seller, threatened arbitrations, grievances, Proceedings, labor disputes, strikes, lockouts, slowdowns or work stoppages against or affecting Seller or any Affiliate of Seller.

(l) No labor union, labor organization, works council or group of employees of Seller or any Affiliate of Seller (including the Purchased Company or a Subsidiary of the Purchased Company) has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  Neither Seller nor any Affiliate of Seller has any Knowledge of any labor union organizing activities with respect to any Business Employees.

(m) With respect to Business Employees and Service Providers who provide services to the Business, to the Knowledge of Seller, Seller and each Affiliate of Seller (including the Purchased Company or a Subsidiary of the Purchased Company) are and have been in compliance in all material respects with all applicable Laws respecting employment and employment practices, including all laws respecting terms and conditions of employment, classification of employees and independent contractors, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance.

(n) Neither Seller nor any Affiliate of Seller (including the Purchased Company or a Subsidiary of the Purchased Company) is and has not been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or (iii) required to maintain an affirmative action plan.

(o) To the Knowledge of Seller, neither Seller nor any Affiliate of Seller (including the Purchased Company or a Subsidiary of the Purchased Company) is delinquent in payments to any Business Employees or Service Providers for any services or amounts required to be reimbursed or otherwise paid.

(p) Set forth on Section 3.18(p) of the Seller Disclosure Schedules is a true and correct list of each Current Business Employee and Service Provider, and for each such person, such person’s: (i) name and job title, (ii) principal work location, (iii) hire date,  (iv) work status (i.e. full-time, part-time, temporary, etc.), (v) accrued paid time off, (vi) status as exempt or non-exempt (if a Current U.S. Business Employee), (vii) active or inactive status and his or her expected return to work date, (viii) visa status, (ix) base salary or base wage rate, (x) annual bonus potential or other bonus or incentive entitlements and (xi) to the Knowledge of Seller, whether such person was previously an employee of Buyer or its Affiliates.  No Current Business Employee or Service Provider has a work location outside the United States.

(q) Except as set forth on Section 3.18(q) of the Seller Disclosure Schedules) with respect to Business Employees and Service Providers, neither Seller nor any Affiliate of Seller (including the Purchased Company or a Subsidiary of the Purchased Company) has received within the past 24 months: (i) notice of any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Entity against them, (ii) notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other complaints, grievances or arbitration procedures against them, (iii) notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration or occupational safety and health laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (v) notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any Business Employee or current or former Service Provider of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(r) Seller and each Affiliate of Seller (including the Purchased Company or a Subsidiary of the Purchased Company) is and has been in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act and any similar foreign, state or local Law relating to plant closings and layoffs.

(s) No Business Employee or current or former Service Provider is in any respect in violation of any term of any employment agreement, common law nondisclosure obligation, fiduciary duty, Restrictive Covenant or other obligation: (i) to Seller or any Affiliate of Seller or (ii) to a former employer or engager of any such individual relating (A) to the right of any such individual to be employed by Seller or any Affiliate of Seller or (B) to the knowledge or use of trade secrets or proprietary information.

(t) Except as set forth in Section 3.18(t) of the Seller Disclosure Schedules, as of the date hereof, each of Seller and the Purchased Company or a Subsidiary of the Purchased Company is in compliance with any requirement to inform or consult with any labor organization, union, works council or employee representative body with respect to the transaction contemplated by this Agreement or any collective bargaining agreement or similar labor Contract or applicable Law.

(u) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related Contract to which Seller or any Affiliate of Seller (including the Purchased Company or a Subsidiary of the Purchased Company) is a party.

Section 3.19 Related Party Transactions.  Except as set forth on Section 3.19 of the Seller Disclosure Schedules, to the Knowledge of Seller (which, for purposes of this Section 3.19 only, shall mean the actual knowledge, without inquiry, of any Person listed in Section 1.1(a) of the Seller Disclosure Schedule), there are no contracts relating to transactions between the Purchased Company or a Subsidiary of the Purchased Company, on the one hand, and Seller, any Related Person, or any member of such Related Person’s immediately family, or any Affiliate or Person controlled by such Related Person, or any Person who holds five percent (5%) or more of any class of Securities of Seller, on the other hand.  To the Knowledge of Seller, no Related Person has any right, title or interest in or to any material assets or property used in the conduct of the Business or any other businesses of the Purchased Company or any Subsidiary of the Purchased Company.

Section 3.20 Board Vote; Seller Stockholder Approval.  At or prior to the date hereof, the board of directors of Seller, at a meeting duly called and held, (a) determined that this Agreement and the transactions contemplated hereby, including the Transaction, are advisable, fair to and in the best interests of Seller’s stockholders; (b) approved the execution, delivery and performance of this Agreement, including the Transaction; (c) resolved to recommend that the stockholders of Seller adopt a resolution authorizing this Agreement and the transactions contemplated hereby, including the Transaction (the “Seller Recommendation”); and (d) directed that such matter be submitted for consideration of Seller’s stockholders at the Seller Stockholder Meeting.  The Seller Stockholder Approval is the only vote of holders of any class of Securities of Seller which are required to adopt this Agreement.  As of the date of this Agreement, each Person set forth in Exhibit A-1 has executed the Support Agreement providing that such Person shall approve and vote any Securities of Seller held by such Person in favor of the Transaction.  Exhibit A-1 sets forth a true and correct list of (i) each director and executive officer of Seller and (ii) each Affiliate of each director and executive officer of Seller who directly or indirectly owns or controls the right to vote any of the Securities of Seller.

Section 3.21 Insurance.  Seller, the Purchased Company and the Subsidiaries of the Purchased Company carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, covering (i) Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) and (ii) the Purchased Assets (including the assets of the Purchased Company and its Subsidiaries) and all such insurance is in full force and effect.  Seller, the Purchased Company and the Subsidiaries of the Purchased Company have no reason to believe that they will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted.

Section 3.22 Customers and Suppliers.  Section 3.22 of the Seller Disclosure Schedules lists the top 10 customers, top 10 suppliers and top 10 distributors of the Business for the fiscal year ended December 31, 2014 and the six months ended June 30, 2015 (determined on a consolidated basis based on, in the case of customers, the amount of revenues recognized by the Business).  Except as described on Section 3.22 of the Seller Disclosure Schedules, from December 31, 2014 until the date hereof, the Business has not received any written indication that: (a) any such customer, supplier or distributor plans to stop or materially decrease the amount of business done with the Business, (b) any such customer or distributor received a material decrease in the prices paid to the Business that is inconsistent with the terms of its existing agreement or order with the Business or (c) any such supplier received a material increase in the prices charged to the Business that is inconsistent with the terms of its existing supply agreement with the Business.  In addition, the Business is not involved with any material claim or dispute with any top 10 customer, top 10 supplier or distributor of the Business set forth on Section 3.22 of the Seller Disclosure Schedules.

Section 3.23 OFAC. None of Seller, the Purchased Company or any Subsidiary of the Purchased Company nor, to the Knowledge of Seller, any director or officer of Seller, the Purchased Company or any Subsidiary of the Purchased Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Seller will not directly or indirectly use the proceeds of the sale of the Purchased Assets, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any such sanctions.

Section 3.24 Foreign Corrupt Practices Act.  None of Seller, the Purchased Company or any Subsidiary of the Purchased Company nor, to the Knowledge of Seller, any director, officer or other agent or Representative acting for or on behalf of Seller, the Purchased Company or any Subsidiary of the Purchased Company is aware of or has taken any action, directly or indirectly, that would result in a violation by any of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and Seller, the Purchased Company and each Subsidiary of the Purchased Company has conducted the Business in compliance with the FCPA and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.25 Money Laundering Laws.  The operations of Seller and its Subsidiaries (including the Purchased Company and its Subsidiaries) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Seller, any Subsidiary of Seller (including the Purchased Company and its Subsidiaries), with respect to the Money Laundering Laws is pending or, to the Knowledge of Seller, threatened.

Section 3.26 Import and Export Controls.  There is no pending or, to the Knowledge of Seller, threatened Proceedings against, or investigation by a Governmental Entity of, the Business, the Purchased Company or any Subsidiary of the Purchased Company, nor is there any judgment imposed (or, to the Knowledge of Seller, threatened to be imposed) upon the Business, the Purchased Company or any Subsidiary of the Purchased Company by or before any Governmental Entity, in each case, in connection with an alleged violation of applicable Law relating to the import or export of data, goods or services to any foreign jurisdiction against which the United States or United Nations maintains sanctions or export controls, including applicable regulations of the U.S. Department of Commerce, the U.S. Department of State and OFAC.

Section 3.27 Product Warranty; Product Liability.  Except as set forth on Section 3.27 of the Seller Disclosure Schedules, neither the Purchased Company nor any Subsidiary of the Purchased Company has any material Liabilities arising from products manufactured, sold or delivered by Seller, the Business, the Purchased Company or any Subsidiary of the Purchased Company as a consequence of such products being manufactured, sold or delivered in violation of any applicable warranties or specifications, except for any instances of non-compliances arising in the ordinary course of business consistent with its historical experience.

Section 3.28 Inventory.  Except as set forth on Section 3.28 of the Seller Disclosure Schedules, all inventory of the Purchased Company or any Subsidiary of the Purchased Company consists of items of a quantity and quality useable or saleable in the ordinary course of business, subject to reserves established in accordance with GAAP and except for items of obsolete material and materials below standard quality, all of which have been written down to estimated realizable market value and which items, prior to being written down, did not (and do not now) constitute a material portion of the inventory either in quantity or value. None of the finished goods inventory consists of goods that have been rejected by any customer for any defect. Except as set forth on Section 3.28 of the Seller Disclosure Schedules, the product mix of the inventory is not materially out of balance in relation to prior years and is consistent with the Purchased Company’s or any Subsidiary of the Purchased Company’s expectations of the demands of their customers.  All of the inventory is of such quality as to be compliant in all material respects with the current quality control standards of Seller, Purchased Company or any Subsidiary of the Purchased Company.  None of the inventory is adulterated, contaminated or misbranded in any material respect.

Section 3.29 Brokers.  Other than Robert W. Baird & Co. Incorporated and Cassel Salpeter & Co., no broker, investment banker, financial advisor or other Person is or shall be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction, the other transactions contemplated by this Agreement or a disposition of the Canada Business or any other business or assets of Seller or its Affiliates, in each case based upon arrangements made by or on behalf of Seller, the Purchased Company or any Subsidiary of the Purchased Company.  After the Closing, none of Buyer, the Purchased Company or any of their respective Affiliates shall have any Liability to any broker, investment banker, financial advisor or other Person for any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction, the other transactions contemplated by this Agreement or a disposition of the Canada Business or any other business or assets of Seller or its Affiliates, in each case based upon arrangements made by or on behalf of Seller, the Purchased Company or any Subsidiary of the Purchased Company.

Section 3.30 No Other Representations or Warranties.  Except for the representations and warranties expressly set forth in this Article III, the certificate contemplated by Section 7.2(c) or in the Transaction Documents (a) neither Seller nor any Affiliate of Seller has made any other representation or warranty, expressed or implied, as to the Purchased Assets, the Assumed Liabilities or the Business on behalf of Seller or any Affiliate of Seller, and (b) Buyer has not relied on any representation or warranty from Seller or any Affiliate of Seller in determining to enter into this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 4.1 Organization, Standing and Power.  Buyer is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and in which it is required to so qualify, and has all necessary organizational power and authority to carry on its business as presently conducted, except as would not reasonably be expected to impair or materially impair the ability of Buyer to (a) perform its obligations under this Agreement or (b) consummate the Transaction and the other transactions contemplated hereby (each of clause (a) and clause (b), a “Buyer Material Adverse Effect”).

Section 4.2 Authority; Execution and Delivery; Enforceability.  Buyer has all necessary power and authority to execute this Agreement and to consummate the Transaction and the other transactions contemplated hereby.  The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the Transaction and the other transactions contemplated hereby have been duly authorized by all necessary corporate or other action of Buyer.  Buyer has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery by Seller, this Agreement will constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

Section 4.3 No Conflicts; Consents.  The execution and delivery by Buyer of this Agreement does not, and the consummation of the Transaction and the other transactions contemplated hereby and compliance by Buyer with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require the Approval of any Person (other than any Governmental Entity) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Buyer or any of its Subsidiaries under, any provision of (a) the certificate of incorporation, bylaws or equivalent governing documents of Buyer or (b) any Judgment or Law applicable to Buyer or its Subsidiaries, or the properties or assets of Buyer or its Subsidiaries, except, in each case, for any such items that would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.  No Approval of any Governmental Entity is required to be obtained or made by or with respect to Buyer or its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction and the other transactions contemplated hereby.

Section 4.4 Financial Ability to Perform.  Buyer has available to it as of the date hereof, and will have available to it at the Closing, funds sufficient to enable Buyer to perform all of its obligations hereunder, including delivering the Purchase Price to Seller, as and when contemplated by this Agreement and to pay or otherwise perform all of the obligations of Buyer under the other Transaction Documents.

Section 4.5 Information Supplied.  None of the information with respect to Buyer that Buyer furnishes to Seller in writing specifically for use in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Seller and at the time of the Seller Stockholder Meeting.

Section 4.6 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, the certificate contemplated by Section 7.3(c) or in the Transaction Documents, (a) neither Buyer nor any of its Affiliates has made any other representation or warranty, expressed or implied, on behalf of Buyer or any of its Affiliates, and (b) Seller has not relied on any representation or warranty from Buyer or any its Affiliates in determining to enter into this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Efforts; Regulatory Filings and Other Actions.

(a) Buyer and Seller shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Transaction and the other transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all registrations, clearances, no-action letters and other Permits necessary (including the notice to be provided in clause (ii) below) to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction and the other transactions contemplated by this Agreement, (ii) as promptly as reasonably practicable after public announcement of the Transaction, providing notice of the Transaction to appropriate staff of the Federal Trade Commission and/or the Antitrust Division of the U.S. Department of Justice; (iii) responding as promptly as reasonably practicable to any inquiries or requests for information and documentary material received from any Governmental Entity related to the Transaction, and (iv) not entering into any agreement with any Governmental Entity that would prevent consummation of the Transaction and the other transactions contemplated by this Agreement.  Unless Buyer has exercised its rights set forth in Section 8.1(d)(iv), Buyer and Seller shall use commercially reasonable efforts to respond to any material document production requests (i.e., exceeding basic HSR filing information or similar to a “second request” or comparable Action issued by a Governmental Entity with respect to Antitrust Laws).  All out-of-pocket costs and expenses to be incurred by Buyer or Seller in connection with the notification contemplated in clause (ii) above and/or any responses and further efforts in respect thereof shall be borne by Buyer, and Buyer shall reimburse Seller for any such out-of-pocket costs and expenses incurred by Seller in connection with any participation or cooperation by Seller with respect thereto or any antitrust notice made to a Governmental Entity or responses in connection therewith, provided that Seller shall provide Buyer with reasonably satisfactory invoices (or similar documentation) with respect to such costs and expenses.

(b) Nothing in this Section 5.1 or otherwise shall require, or be construed to require, (i) either Buyer or Seller to proffer to, or agree to, sell or hold separate and agree to sell, or take any other action with respect to, before or after the Closing Date, any assets, businesses, or interests in any assets or businesses of Buyer or Seller or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by Buyer or Seller or any of their respective Affiliates, as the case may be, of any of its assets or businesses) or (ii) Seller to agree to delay the Seller Stockholder Meeting beyond the last Business Day of the month preceding the month in which the Outside Date occurs.

(c) Buyer and Seller each shall, upon request by the other and subject to applicable Laws relating to the sharing of information, furnish the other with all information concerning itself, its Affiliates, and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice, application or responsive submission made by or on behalf of Buyer and Seller or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction.  Subject to applicable Law and the instructions of any Governmental Entity, Buyer and Seller shall keep each other apprised of the status of matters relating to the completion of the Transaction, including promptly furnishing the other with copies of notices or other communications received or provided by Buyer and Seller, as the case may be, or any of their respective Subsidiaries, from or to any third party and/or Governmental Entity with respect to the Transaction.  Subject to applicable Laws relating to the sharing of information, Buyer and Seller shall have the right to review in advance, and to the extent practicable, each will consult the other on any filing made with, or written materials submitted to, any third party and/or any

Governmental Entity, in connection with the Transaction.  To the extent permitted by such Governmental Entity, Buyer and Seller shall provide the other party with the opportunity to participate in any material meeting, and shall keep each other apprised of all material discussions, with any Governmental Entity in respect of any filings, investigation or other inquiry in connection with the Transaction.

(d) Subject to clause (c) above, Buyer shall have the right to direct all matters with any Governmental Entity relating to any antitrust matters at its sole cost and expense.  In addition, Buyer shall have the principal responsibility for devising and implementing the strategy for notifying any Governmental Entity with respect to any antitrust matters and shall take the lead in all meetings and communications with any such Governmental Entity.

Section 5.2 Covenants Relating to Conduct of Business.

(a) Except as set forth in Section 5.2 of the Seller Disclosure Schedules or as required by applicable Law or as otherwise expressly permitted or required by the terms of this Agreement, from the date of this Agreement to the Closing, and except as Buyer may otherwise consent to in writing (such consent not to be unreasonably withheld, conditioned or delayed), Seller shall (and shall cause its Subsidiaries (including the Purchased Company and its Subsidiaries)) (i) conduct the Business in the ordinary course consistent with past practice, and (ii) use commercially reasonable efforts to preserve intact the Business.

(b) Except as set forth in Section 5.2 of the Seller Disclosure Schedules or as required by applicable Law or as otherwise expressly permitted or required by the terms of this Agreement, and solely with respect to the Purchased Assets, Assumed Liabilities and the Business, Seller shall not, and shall cause the Purchased Company and each Subsidiary of the Purchased Company not to, do any of the following without the prior consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed):

(i) (A) hire or terminate the employment of any Current Business Employee or Service Provider or transfer the employment or engagement of any Current Business Employee or Service Provider to a different employer or engager except in the ordinary course of business; provided that Seller shall provide Buyer with advance notice (except in the event of any immediate firings for cause) of any such hiring, termination or transfer; and provided, further, no such hire shall be made without the prior consent of Buyer unless such hire is made in accordance with existing practices, is consistent with terms for similarly situated employees, is commercially reasonable for maintenance of the Business and is for a position with annualized compensation of less than $100,000; (B) materially amend or terminate any Purchased Company Benefit Plan or materially amend or terminate any other Benefit Plan in respect of Business Employees, (C) except in the ordinary course of business, in respect of any Business Employee or Service Provider, increase any compensation or benefits, establish any new compensation or benefit programs or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case as may be required by a Business Plan, or (D) except as expressly permitted under this Agreement, adopt or enter into any new Business Plan;

(ii) enter into or amend any collective bargaining agreement or other agreement with a labor union, works council or similar organization covering Business Employees or Service Providers;

(iii) grant, create, assume or otherwise incur any Lien (other than Permitted Liens on the Purchased Assets other than the Purchased Company Equity Interests or Liens that will be released at Closing) on any of the Purchased Assets (including any assets of the Purchased Company or any Subsidiary of the Purchased Company) other than in the ordinary course consistent with past practice;

(iv) sell, assign, transfer, encumber or otherwise dispose of any Purchased Asset (including any assets of the Purchased Company or any Subsidiary of the Purchased Company) other than in the ordinary course of business consistent with past practice;

(v) change the general level of pricing of services and products of the Business other than in the ordinary course of business consistent with past practice;

(vi) except as required by Law, make any material change in accounting practices, billing or cash management practices (including with respect to the timing and frequency of collection of receivables and paying of payables);

(vii) waive any of their rights under the confidentiality, Restrictive Covenant provisions of any Contracts relating to the Business, the Business Employees or Service Providers;

(viii) terminate, suspend, amend or modify in any material respect, any Business Permit, except in the ordinary course of business consistent with past practice;

(ix) except as set forth on Section 5.2(b)(ix) of the Disclosure Schedules, (A)  terminate a Material Contract or (B) enter into any new Contract that would be a Material Contract under the definition of Material Contract if entered into prior to the date hereof, other than in the ordinary course of business consistent with past practice and except for renewals or terminations in accordance with the terms of any Material Contract; provided, that Seller shall provide written notice to Buyer before any Material Contract is terminated by Seller or entered into in the ordinary course of business;

(x) authorize or effect any amendment to or change the organizational documents of the Purchased Company or any Subsidiary of the Purchased Company;

(xi) issue, authorize the issuance of or consent to the issuance of any equity interests or grant any options, warrants, or other rights to purchase or obtain any equity Securities or issue, sell or otherwise dispose of any of equity Securities of the Purchased Company or its Subsidiaries or redeem, repurchase or otherwise acquire any Securities of the Purchased Company;

(xii) except for transactions among the Seller, the Purchased Company and their respective Affiliates in the ordinary course, (A) incur any Indebtedness other than in the ordinary course of business or for amounts not exceeding $5,000,000; provided, however, that any Indebtedness incurred pursuant to this Section 5.2(b)(xii) shall be repaid, and any Liens associated with such Indebtedness shall be released, at or prior to Closing, (B) make any acquisition of any assets or businesses if such acquisition is not in the ordinary course of business (C) sell, pledge, dispose of or encumber any material assets or businesses other than the Canada Business (provided any such sale of the Canada Business imposes no Liability and creates no restriction or obligation on the Business, the Purchased Company or any Subsidiary of the Purchased Company) or otherwise in the ordinary course of business or (D) enter into any binding Contract with respect to any of the foregoing;

(xiii) (A) enter into any Contract in relation to the Business for the purchase of real property, (B) except in the ordinary course of business, enter into any Contract in relation to the Business for the lease, sublease, license, use or other occupancy of real property which obligates the Purchased Company or any Subsidiary for more than one (1) year or amounts in excess of $15,000, (C) exercise any option to extend any agreement related to the Transferred Leased Property other than extensions of one (1) year or less necessary to maintain current operations, or (D) terminate a Real Property Lease;

(xiv) settle any Proceeding other than (A) in the ordinary course of business consistent with past practice involving solely money damages or (B) those set forth on Section 5.2(b)(xiv) of the Seller Disclosure Schedules so long as any such settlement imposes no Liability and creates no restriction or obligation on the Business, the Purchased Company or any Subsidiary of the Purchased Company;

(xv) (A) change any Tax accounting methods, policies or practices, other than any such changes as are required by a change in GAAP or applicable Law, (B) make, revoke or amend any Tax election, (C) file any amended Tax Return or claim for refund, (D) enter into any closing agreement affecting any Tax liability or refund, (E) settle or compromise any Tax liability or refund, (F) extend or waive the application of any statute of limitations regarding the assessment or collection of any Tax or (G) take, or cause or permit any other Person to take, any action which could (x) increase Buyer’s or any of its Affiliates’ liability for Taxes or (y) result in, or change the character of, any income or gain (including any subpart F income) that Buyer or any of its Affiliates must report on any Tax Return;

(xvi) make any material change in any method of financial accounting or financial accounting practice or policy applicable to the Business, other than such changes as are required by GAAP or applicable Law or are consistent with the Transaction Accounting Principles or otherwise apply generally to Seller; provided, that Seller shall provide written notice to Buyer before any material change in any method of financial accounting or financial accounting practice which is required by GAAP or applicable Law or consistent with the Transaction Accounting Principles or otherwise applies generally to Seller;

(xvii) except as necessary in the ordinary course of business consistent with past practice, or except to the extent exclusively related to the Canada Business, grant to or acquire from any Person, or dispose of or permit to lapse any rights to any material Intellectual Property, or disclose to any Person, other than representatives of Buyer, any material Trade Secret; or

(xviii) authorize any of, or commit or agree to take, whether in writing or otherwise, or do any of, the foregoing actions.

Section 5.3 No Solicitation.

(a) Seller shall not, nor shall it authorize or permit any of its Subsidiaries to, and it shall cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or knowingly induce, or take any other action designed to, or which would reasonably be expected to, result in the making, submission or announcement of, any proposal or offer that constitutes a Takeover Proposal, (ii) enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any Takeover Proposal, (iii) other than informing Persons of the provisions contained in this Section 5.3, enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information or data or access to its properties with respect to, or otherwise cooperate with or take any other action to facilitate, (A) any Takeover Proposal or (B) any proposal that by its terms requires Seller to abandon, terminate or fail to consummate the Transaction or any other transactions contemplated by this Agreement or (iv) submit to the stockholders of Seller for their approval any Takeover Proposal, or agree or publicly announce an intention to take any of the foregoing actions.

(b) Seller shall, and shall cause its Subsidiaries and shall cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing solicitation, discussions or negotiations conducted by Seller, its Subsidiaries or any of its or its Subsidiaries’ Representatives with any Persons or their Representatives with respect to any Takeover Proposal and Seller shall promptly inform its Representatives and the Representatives of its Subsidiaries of the obligations undertaken in this Section 5.3.  Seller agrees not to, and to cause its Subsidiaries not to, release any third party from the standstill provisions of any agreement (or terminate, amend, modify or waive any such standstill provision of any such agreement) to which Seller or any of its Subsidiaries is or may become a party, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction, except, in each case, if the board of directors of Seller has determined in good faith, after consultation with its outside counsel and financial advisors, that any of the foregoing would be reasonably likely to violate the directors’ fiduciary duties under applicable Law.

(c) Notwithstanding anything to the contrary in Section 5.3(a) or Section 5.3(b), Seller may, prior to the Seller Stockholder Approval, in response to a bona fide unsolicited Takeover Proposal (so long as the Seller, in receiving such Takeover Proposal, has otherwise complied in all material respects with the terms of Section 5.3(a) and Section 5.3(d) with respect to such Takeover Proposal):

(i) furnish information with respect to it and its Subsidiaries to the Person making such Takeover Proposal and its Representatives pursuant to and in accordance with a confidentiality agreement (a copy of which shall be provided to Buyer promptly after its execution) containing confidentiality restrictions that are no less restrictive to such Person than those contained in the Confidentiality Agreement are to Buyer, provided that such confidentiality agreement shall not contain any provisions that would prevent Seller from complying with its obligation to provide the required disclosure to Buyer pursuant to Section 5.3(d) and Section 5.3(e), and provided further that all such information provided to such Person that is non-public has previously been provided to Buyer or is provided to Buyer prior to or substantially concurrently with the time that it is provided to such Person; and

(ii) participate in discussions or negotiations with such Person or its Representatives regarding such Takeover Proposal;

provided, in each case, prior to taking such actions referred to in Section 5.3(c)(i) or Section 5.3(c)(ii) (A) the board of directors of Seller determines, in good faith, that such Takeover Proposal constitutes a Superior Proposal or (B) the board of directors of Seller determines, in good faith, after consultation with Seller’s financial advisors and outside legal counsel, that such Takeover Proposal would reasonably be expected to lead to a Superior Proposal.

(d) Seller shall promptly (and in any event within twenty-four (24) hours) orally and in writing notify Buyer if any inquiries, proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Seller or any of its Representatives, in each case, in connection with, or which would reasonably be expected to result in, a Takeover Proposal, which notice shall identify the name of the Person making such inquiry, proposal or offer or seeking such negotiations or discussions and, in the case of any such inquiry, proposal or offer which is a Takeover Proposal, provide the material terms and conditions of such Takeover Proposal. Seller shall (i) promptly keep Buyer reasonably informed of the status and material terms and conditions of any such Takeover Proposal (including any changes to such material terms and conditions), and (ii) promptly (and in any event within twenty-four (24) hours) upon receipt or delivery thereof, provide Buyer with copies of (x) all written materials provided to Seller or any of its Representatives by the Person making such Takeover Proposal or any of its

Representatives that describe any material terms and conditions of such Takeover Proposal (or that describe any subsequent changes to such material terms and conditions) and (y) all drafts and final versions of agreements (including schedules and exhibits thereto) relating to any Takeover Proposal exchanged between Seller or any of its Representatives, on the one hand, and the Person making such Takeover Proposal or any of its Representatives, on the other hand.

(e) Except as permitted by this Section 5.3, neither the board of directors of Seller nor any committee thereof shall (i) withdraw (or modify or qualify in any manner adverse to Buyer), or resolve to or publicly propose to withdraw (or modify or qualify in a manner adverse to Buyer), the Seller Recommendation or otherwise take any action or make any public statement in connection with the transactions contemplated by this Agreement that is inconsistent with the Seller Recommendation, (ii) adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, any Takeover Proposal (any of the foregoing actions in clauses (i) and (ii), a “Change in Recommendation”) (it being agreed that a “stop, look and listen” communication by the board of directors of Seller to the stockholders of Seller pursuant to Rule 14d-9(f) of the Exchange Act shall not constitute a Change in Recommendation) or (iii) adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, or allow Seller or any of its Subsidiaries to execute or enter into, any binding or non-binding letter of intent, option, joint venture, partnership or other arrangement or understanding in connection with any Takeover Proposal (other than confidentiality agreements permitted under Section 5.3(c) pursuant to and in accordance with the limitations set forth therein).  Notwithstanding the foregoing, the board of directors of Seller may, prior to the Seller Stockholder Approval, make a Change in Recommendation (a) if an event, fact, development or occurrence that is unknown to the board of directors of Seller as of the date of this Agreement becomes known to the board of directors of Seller if the board of directors of Seller has determined in good faith, after consultation with its outside counsel and financial advisors, that the failure to make a Change in Recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law or (b) in response to a Superior Proposal received by Seller after the date of this Agreement that was not provided as a result of any violation by Seller of its obligations under this Section 5.3 and, in response to such Superior Proposal, if the board of directors of Seller determines to accept such Superior Proposal, cause Seller to terminate this Agreement pursuant to Section 8.1(c)(ii) and, immediately after such termination, enter into a definitive agreement with respect to such Superior Proposal, subject to satisfaction of its obligations under Section 8.4; provided, however, that the board of directors of Seller shall not be entitled to effect a Change in Recommendation or exercise its right to terminate this Agreement pursuant to Section 8.1(c)(ii) until 11:59 p.m., St. Paul time, on the fourth Business Day following delivery of written notice to Buyer (a “Section 5.3(e) Notice”) from Seller advising Buyer that the board of directors of Seller intends to take such action, including, in the event that the board of directors shall be effecting a Change in Recommendation or exercising its right to terminate this Agreement as a result of a Superior Proposal, a description of the material terms and conditions of any Superior Proposal and a copy of the proposed transaction agreement for any such Superior Proposal in the form to be entered into (it being understood and agreed that, in the event of an amendment to the financial terms or other material terms of such Superior Proposal, the board of directors of Seller shall not be entitled to exercise such right based on such Superior Proposal, as so amended, until 11:59 p.m., St. Paul time, on the second Business Day following delivery of written notice to Buyer of a Section 5.3(e) Notice with respect to such Superior Proposal as so amended).  In determining whether to terminate this Agreement in response to a Superior Proposal or to make a Change in Recommendation, the board of directors of Seller shall take into account any proposals made by Buyer to amend the terms of the Transaction, the other transactions contemplated hereby and this Agreement, and Seller shall, and shall cause Seller’s financial advisor and legal counsel to negotiate in good faith with Buyer regarding any such proposals.

(f) Nothing contained in this Agreement shall prohibit Seller or the board of directors of Seller from disclosing to Seller’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; provided, however, that (i) in no event shall this Section 5.3(f) (1) affect the obligations of Seller specified in Section 5.3(a)(ii) and Section 5.3(d) or (2) permit Seller to make a Change in Recommendation without complying with Section 5.3(e) and (ii) any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the board of directors of Seller with respect to this Agreement or a Takeover Proposal shall be deemed to be a Change in Recommendation unless the board of directors of Seller in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the board of directors of Seller, without disclosing any Change in Recommendation.

Section 5.4 Proxy Statement; Seller Stockholder Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement (and Seller shall use reasonably commercial efforts to cause to occur no later than ten (10) Business Days after the date of this Agreement), Seller shall, with the cooperation of Buyer, prepare and file the preliminary Proxy Statement with the SEC.  Buyer shall reasonably cooperate with Seller in the preparation of the Proxy Statement, including by providing Seller with any information regarding Buyer that is reasonably required to be included in the Proxy Statement.  Seller shall use its reasonable best efforts to respond to any comments of the SEC or its staff to clear the preliminary Proxy Statement with the SEC as promptly as practicable after filing and to cause the Proxy Statement to be mailed to Seller’s stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC. Seller will advise Buyer, promptly after it receives notice thereof, of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or comments thereon and responses thereto or requests by the SEC or its staff for additional information. Seller will promptly provide Buyer with copies of all correspondence between Seller (or its Representatives) and the SEC (or its staff) regarding the Proxy Statement or the Transaction. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by Seller, without providing Buyer a reasonable opportunity to review and comment thereon (and Seller shall give reasonable consideration to all reasonable comments suggested by Buyer or its counsel).  If at any time prior to the Seller Stockholder Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, Seller shall as promptly as reasonably practicable prepare and file with the SEC, and to the extent required by Law, disseminate to Seller's stockholders such amendment or supplement.

(b) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, Seller, acting through the board of directors of Seller, shall (i) take all lawful action necessary to duly call, give notice of, convene and hold the Seller Stockholder Meeting for the purpose of obtaining the Seller Stockholder Approval and not postpone or adjourn the Seller Stockholder Meeting except to the extent required by applicable Law or to the extent the board of directors of Seller or any committee thereof reasonably believes that such postponement or adjournment is consistent with its fiduciary duties under applicable Law and (ii) subject to the right of the board of directors of Seller to effect a Change in Recommendation pursuant to Section 5.3(e), use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby.

Section 5.5 Confidentiality.

(a) Buyer acknowledges that the information being provided to it in connection with the Transaction and the other transactions contemplated hereby is subject to the terms of that certain confidentiality agreement between Buyer and Seller, dated as of February 16, 2015 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference in their entirety and shall, subject to the following sentence, survive the Closing; provided that actions taken by the Parties to the extent necessary in order to comply with their respective obligations under Section 5.1 hereunder shall not be deemed to be in violation of this Section 5.5 or the Confidentiality Agreement.  Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business or the Purchased Assets; provided, however, that Buyer acknowledges that its obligations of confidentiality and non-disclosure with respect to any and all other information provided to it by or on behalf of Seller, the Purchased Company or any of their respective Affiliates or Representatives, concerning Seller or any of its Affiliates (other than solely with respect to the Business and the Purchased Assets) shall continue to remain subject to the terms and conditions of the Confidentiality Agreement (but subject to the term therein), any termination of the Confidentiality Agreement that has or would otherwise occur notwithstanding.

(b) Seller hereby agrees with Buyer that it shall not, and shall not permit its Affiliates or their respective Representatives and agents to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of Buyer, disclose to any third party (other than Seller’s Affiliates and its and their respective Representatives) or use any confidential or proprietary information included in the Purchased Assets (“Confidential Business Information”); provided, however, that the term Confidential Business Information will not include any information (i) that becomes available to Seller or its Affiliates or their respective Representatives from and after the Closing, from a third party source that is not known by Seller to be under any obligations of confidentiality in respect of such information or (ii) that is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation hereof). In addition, the foregoing shall not prohibit Seller, its Affiliates or any of their respective Representatives (A) from using Confidential Business Information for the purpose of complying with the terms of any of the Transaction Documents, or (B) disclosing Confidential Business Information that Seller, any of its Affiliates or its or their Representatives are required by Law (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand or similar process) to disclose (provided that Seller will, to the extent not legally prohibited, provide Buyer with prompt written notice of such request so that Buyer may seek, at its sole expense, an appropriate protective order and/or waive compliance with this Section 5.5(b)).

Section 5.6 Access to Information.

(a) Seller shall afford to Buyer and its Representatives reasonable access, upon reasonable notice during normal business hours, during the period prior to the Closing, to the properties, books, Contracts, records and personnel of Seller and its Subsidiaries related to the Business and the Purchased Assets, including for the purposes of reviewing (i) the Closing Statement delivered to Buyer pursuant to Section 2.9(b) of this Agreement and (ii) interim financial statements of the Business to verify that there has not been a Material Adverse Effect; provided, however, that no Seller nor any Affiliate of Seller shall be required to take any action for which it is reasonably foreseeable that a Liability will be created for violating an obligation of confidentiality to which it or any of its Affiliates may be subject in discharging their obligations pursuant to this Section 5.6(a).

(b) Buyer agrees that any investigation undertaken pursuant to the access granted under Section 5.6(a) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Business, and none of Buyer or any of its Affiliates or Representatives shall communicate with any of the employees of the Business without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding anything to the contrary in this Agreement, neither Seller nor any Affiliate of Seller shall be required to provide access to or disclose information where, upon the advice of counsel, such access or disclosure would jeopardize attorney-client privilege or contravene any Laws.

(c) At and after the Closing, each Party shall, and shall cause its Affiliates to, afford the other Party, its Affiliates and their respective Representatives, during normal business hours, upon reasonable notice, consistent with applicable Law and in accordance with the procedures established by the recipient of such request, reasonable access to the properties, books, Contracts, records and employees related to the Business and/or related to the Seller or its prior business operations to the extent that such access may be reasonably requested by the other, including in connection with financial statements, taxes, reporting obligations and compliance with applicable Laws.

(d) Notwithstanding the provisions of this Section 5.6, while the existence of an adversarial proceeding between the parties will not abrogate or suspend the provisions of this Section 5.6, as to such records or other information directly pertinent to such dispute, the parties may not utilize this Section 5.6 but rather, absent agreement, must utilize the rules of discovery.

Section 5.7 Publicity.  The initial press release by Seller with respect to the Transaction shall be subject to the review and prior consent of Buyer.  Prior to Buyer issuing its initial press release with respect to the Transaction, Buyer shall provide such press release to Seller for its review and consider any reasonable comments provided by Seller with respect to such press release.  Other than such press releases, from the date of this Agreement until the Closing, no Party to this Agreement nor any Affiliate or Representative of such party shall issue or cause the publication of any press release or public announcement in respect of this Agreement, the Transaction or the other transactions contemplated by this Agreement without the prior written consent of Buyer (in the case of a press release or public announcement proposed to be issued or publicized by a Seller) or Seller (in the case of a press release or public announcement proposed to be issued or publicized by Seller) (which consent, in either such case, shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or stock exchange rules.  Promptly after the date of this Agreement, Seller and Buyer shall confer and reasonably cooperate to form a joint strategy in order for Seller, Buyer and each of their respective Representatives to contact and communicate with employees, customers, distributors, suppliers and other business relations of the Business in connection with the transactions contemplated hereby.

Section 5.8 Intercompany Accounts and Intercompany Arrangements.  Except as set forth in Section 5.8 of the Seller Disclosure Schedules, effective upon the Closing, all intercompany accounts among Seller and/or any Affiliate of Seller (excluding the Purchased Company and its Subsidiaries), on the one hand, and the Business or the Purchased Assets (including the assets or other businesses of the Purchased Company and its Subsidiaries), on the other hand, will be voided, cancelled, terminated and discharged.  Any holder of a note or other evidence of Indebtedness, obligation or account, if any, that is deemed voided, cancelled, terminated and discharged in accordance with this Section 5.8 shall surrender such note or other evidence, if any, to the obligor thereon.

Section 5.9 Insurance.  Seller and each of its Affiliates (including the Purchased Company and its Subsidiaries) will keep each of their respective insurance policies in effect as of the date hereof (collectively, the “Seller Insurance Policies”) in full force and effect through the Closing.  With respect to claims relating to acts, omissions, events or circumstances relating to the Business that occurred or existed prior to the Closing that are covered by the Seller Insurance Policies (“Pre-Closing Claims”), following the Closing, Seller hereby authorizes (and will cause each of the other Affiliates of Seller to authorize) Buyer to report Pre-Closing Claims directly to the provider of such Seller Insurance Policies, provided, however, to the extent any provider of any Seller Insurance Policy will not allow Buyer to report Pre-Closing claims directly to it, Seller will (or will cause each of its other Affiliates to) report any such Pre-Closing Claim to such provider on behalf of the insured.  Following the Closing, Seller shall not, and shall cause each of its Affiliates to not, release, commute, buy-back or otherwise eliminate insurance coverage under any of the Seller Insurance Policies with respect to acts, omissions, events or circumstances relating to the Business that occurred or existed prior to the Closing.  Following the Closing, Buyer shall cause Seller to be named as an additional insured on the Seller Insurance Policies.

Section 5.10 Payments.

(a) Seller shall, or shall cause its applicable Affiliates to, promptly pay or deliver to Buyer (or its designated Affiliates) any monies or checks to the extent related to the Business or the Purchased Company that have been sent to Seller or any of its Affiliates  after the Closing Date by customers, suppliers or other contracting parties of the Business or the Purchased Company to the extent that they are in respect of the Business, a Purchased Asset or Assumed Liability hereunder.

(b) Buyer shall, or shall cause its applicable Affiliate to, promptly pay or deliver to Seller (or its designated Affiliates) any monies or checks that have been sent to Buyer (including the Business and the Purchased Company) after the Closing Date to the extent that they are not due to the Business or the Purchased Company or are or are in respect of an Excluded Asset or Retained Liability hereunder.

Section 5.11 Non-Solicitation of Employees; Non-Competition.

(a) For a period of two (2) years from the Closing Date, without the prior written consent of Buyer, as to any Business Employee or Service Provider (other than Retained Personnel) as of the date hereof who either (1) became employed or engaged by Buyer or an Affiliate of Buyer, (2) was offered employment or engagement by Buyer or an Affiliate of Buyer or (3) whose employment or engagement with a Seller or an Affiliate of a Seller was terminated on or after the date of this Agreement and before or on the Closing Date (a “Covered Person”), Seller agrees that none of Seller or any of its Affiliates will solicit for employment or engagement any Covered Person; provided that Seller and its Affiliates shall not be precluded from soliciting, or taking any other action with respect to any such individual (i) whose employment or engagement with Buyer or a Subsidiary of Buyer has been terminated by Buyer or a Subsidiary of Buyer for at least twelve (12) months prior to commencement of employment or engagement discussions between Seller or its Affiliates and such individual or (ii) who responds to solicitation not specifically targeted at employees of Buyer or any of its Affiliates (including by a search firm or recruiting agency).

(b) For a period of five (5) years from the Closing Date, without the prior written consent of Buyer, Seller agrees that none of Seller nor any of its Subsidiaries shall engage in the Business; provided, however, that nothing herein shall preclude Seller from owning three percent (3%) or less of the outstanding equity securities of any Person if such equity securities are available to the general public on a national securities exchange.

Section 5.12 Misallocated Assets.  If, following the Closing, any right, property or asset not forming part of the Business is found to have been transferred to Buyer in error, either directly or indirectly, Buyer shall transfer, or shall cause its Affiliates (including the Purchased Company) to transfer, at no cost, such right, property or asset (and any related liability) as soon as practicable to the applicable Seller.  If, following the Closing, any right, property or asset forming part of the Business is found to have been retained by Seller or any

Affiliate of Seller in error, either directly or indirectly, Seller shall transfer, or shall cause the applicable Affiliate of Seller to transfer, at no cost, such right, property or asset (and any related liability) as soon as practicable to Buyer or an Affiliate (including the Purchased Company or Subsidiary of the Purchased Company) indicated by Buyer.

Section 5.13 Further Assurances.  From and after the Closing, each Party shall, and shall cause its Affiliates, as applicable, to, provide all cooperation reasonably requested by any other Party in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents and to establish, perfect, defend, or enforce its rights in or to the Purchased Assets by executing further consistent assignments, transfers and releases, and causing its Representatives to provide good faith testimony by affidavit, declaration, and in person. Buyer shall reimburse Seller and Seller shall reimburse Buyer, as applicable, for any reasonable out-of-pocket expenses incurred by a Seller (in the case of reimbursement by Buyer) or Buyer (in the case or reimbursement by Seller) in causing the other party’s Representatives to provide the cooperation described in the prior sentence. After the Closing, Seller shall, and shall cause its Affiliates and their respective Representatives to, refer all customer inquiries relating to the Business or the Purchased Assets to Buyer and its Subsidiaries.

Section 5.14 Certain Employment Matters.

(a) Immediately prior to the Closing, Seller shall cause the Purchased Company and each Subsidiary of the Purchased Company to transfer the employment or engagement of each Business Employee or Service Provider set forth on Section 5.14(a) of the Seller Disclosure Schedules (collectively, the “Retained Personnel”) to an Affiliate of Seller other than the Purchased Company or a Subsidiary of the Purchased Company (to the extent such an Affiliate is not already the employer or engager of such Retained Personnel).

(b) Effective not later than Closing Seller shall have taken all steps necessary to cause the Swisher Hygiene 401(k) Plan to be a Purchased Company Benefit Plan maintained by the Purchased Company and to cause the Purchased Company to be in possession of all documents and information required for the proper administration of such plan.  Not later than October 15, 2015 (or the Closing Date, if earlier), Seller shall have caused the Purchased Company to have contributed to the Swisher Hygiene 401(k) Plan the matching contribution under such plan in respect of calendar year 2014 (in an amount not less than the amount reflected or reserved against in respect thereof in the balance sheet of Seller for June 30, 2015, included in the Seller Financial Statements filed prior to the date hereof).

(c) Seller covenants and agrees that it shall and it shall cause its ERISA Affiliates to comply with their obligations under Section 4043 of ERISA in respect of the execution of this Agreement and the consummation of the Transaction and the other transactions contemplated by this agreement.

(d) Prior to the Closing, Seller shall cause to have been made any and all payments arising under any employment agreement identified on Section 3.18 of the Seller Disclosure Schedule with respect to any Pre-Closing Period.

Section 5.15 Letters of Credit.  At the Closing, the Buyer shall cause the issuance of either back to back letters of credit or reimbursement agreements with respect to the letters of credit set forth on Section 5.15 of the Seller Disclosure Schedules, such that upon payment of the Indebtedness at Closing, Seller and its Affiliates shall be released from all reimbursement obligations with respect to such letters of credit and otherwise released from all of their obligations with respect to the Indebtedness.

Section 5.16 Director and Officer Liability and Indemnification.

(a) Buyer agrees that all rights to indemnification and exculpation from liability for acts or omissions occurring on or prior to the Closing Date now existing in favor of the current or former directors or officers of the Purchased Company and its Subsidiaries, as provided in the respective certificates of incorporation or bylaws (or equivalent constituent documents), shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for a period of not less than six (6) years after the Closing Date.

(b) Prior to or simultaneously with the Closing, Seller shall purchase a prepaid insurance policy (i.e., "tail coverage") which provides "directors and officers" insurance coverage for each of the individuals who were officers, directors or similar functionaries of any of the Purchased Company and its Subsidiaries at or prior to the Closing Date on substantially the same terms and conditions (i.e., no less coverage), with the same limits as Seller’s existing “directors and officers” insurance coverage and with the same or similarly rated carriers, and which shall survive the Closing and continue in full force and effect for a period of not less than six (6) years after the Closing Date, or in the event Seller is not able to obtain to obtain such policy on commercially reasonable terms, such other terms as have been approved in writing by Buyer (not to be unreasonably withheld or delayed).

Section 5.17 Use of Name.  Following the Closing, Seller shall have the limited, non-transferable and non-exclusive right to (a) use the “Swisher Hygiene Inc.” name as its legal corporate name and to conduct its legitimate corporate activities, including making public filings, filing tax returns, communications with shareholders, exchanges, creditors and authorities, and similar corporate obligations and (b) to make accurate factual historical references to the Purchased Company or its Subsidiaries with respect to Pre-Closing Periods in public filings, communications with shareholders and tax and similar records, solely if, as and to the extent required by applicable Law or stock exchange or public reporting rules, in each case solely for a period ending on (i) the second (2nd)  anniversary of the Closing Date or (ii) if Seller shall have filed a certificate of dissolution under the Delaware General Corporation Law prior to the second (2nd) anniversary of the Closing Date, the earlier of the conclusion of Seller’s dissolution under the Delaware General Corporate Law and the fifth (5th) anniversary of the Closing Date, provided that (x) all such use shall comply with all applicable Laws and stock exchange and public reporting rules and be at a level of quality no less rigorous than such uses for such purposes prior to the Closing, and (y) Seller shall not and shall not permit any of the Affiliates of Seller controlled by Seller to take any action that indicates or implies that Seller or any of the Affiliates of Seller controlled by Seller are affiliated or associated with Buyer (including the Purchased Company and its Subsidiaries) or any of its business or assets (including the Purchased Assets).  Seller acknowledges that the foregoing license does not include and that, from and after the Closing, Seller and its Affiliates shall not and shall have no right to use (1) the “Swisher Hygiene Inc.” name in connection with the operation of any business, manufacture, distribution or sale of any products, provision of any services or otherwise except as and to the extent expressly set forth in this Section 5.17, (2) any shortening or derivation of the Swisher Hygiene Inc. name, including “Swisher” and “Swisher Hygiene” or the Swisher “S” logo, and (3) any other Trademarks of the Purchased Company or its Subsidiaries.  Seller shall indemnify, defend and hold harmless Buyer and all Buyer Indemnified Parties from and against any and all Covered Losses incurred or suffered by any of the Buyer Indemnified Parties, to the extent arising out of or resulting from (i) any use of the “Swisher Hygiene Inc.” name in accordance with this Section 5.17 or (ii) any breach of this Section 5.17, and the procedures of Section 9.4 shall apply thereto.

ARTICLE VI

CERTAIN TAX MATTERS

Section 6.1 Tax Returns. Seller shall prepare or shall cause to be prepared (i) any combined, consolidated or unitary Tax Return that includes Seller or any of its Affiliates (other than the Purchased Company or its Subsidiaries), on the one hand, and the Purchased Company or its Subsidiaries, on the other hand, and including, for the avoidance of doubt, the federal consolidated Tax Return filed by Seller (a “Combined Tax Return”), and (ii) any Tax Return (other than any Combined Tax Return) that is required to be filed by or with respect to the Purchased Company or any of its Subsidiaries for any taxable period that ends on or before the Closing Date (a “Pre-Closing Separate Tax Return”).  All such Combined Tax Returns and Pre-Closing Separate Tax Returns shall be prepared in a manner consistent with past practices of the Seller, its Affiliates and the Purchased Company and their respective Subsidiaries, except to the extent that Seller or the Purchased Company determines, with the written advice of independent Tax counsel or professional at a Tax advisory firm (to be delivered to Buyer), that a particular position is not “more likely than not” to be sustained by a court of competent jurisdiction if challenged by a Governmental Entity that administers Taxes.  Seller shall deliver to Buyer for its review and comment a draft copy of each such Tax Return at least thirty (30) calendar days prior to the due date thereof (taking into account any extensions), and Seller shall (and shall cause its Affiliates to) cooperate with Buyer, as the case may be, and its representatives, accountants and advisors to the extent reasonably required in connection with the review of each such Tax Return. Seller shall (and shall cause its Affiliates to) consider and incorporate any reasonable comments that are requested by Buyer and that are received from Buyer not later than fifteen (15) days before the due date thereof (taking into account any extensions) unless Seller determines in good faith that such comments are not "more likely than not" to be sustained by a court of competent jurisdiction if challenged by a Government Entity that administers Taxes.  Seller shall timely file or cause to be timely filed any Combined Tax Return and any Pre-Closing Separate Tax Return that is required to be filed on or before the Closing Date (taking into account any extensions).  Seller shall deliver, or cause to be delivered, to Buyer all Pre-Closing Separate Tax Returns that are required to be filed after the Closing Date at least fifteen (15) days prior to the due date for filing such Tax Returns (taking into account any extensions) and Buyer shall timely file or cause to be timely filed such Tax Returns.  Buyer shall not amend or revoke any Combined Tax Return or any Pre-Closing Separate Tax Returns (or any notification or election relating thereto), other than pursuant to this Section 6.1, without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed).  Buyer shall use commercially reasonable efforts to promptly provide (or cause to be provided) to Seller any information reasonably requested by Seller to facilitate the preparation and filing of any Tax Returns described in this Section 6.1 and Buyer shall use commercially reasonable efforts to prepare (or cause to be prepared) such information in a manner and on a timeline requested by Seller.

Section 6.2 Tax Contests.  Buyer shall have the exclusive right to control, at its own expense, any Tax Proceeding of or with respect to the Purchased Assets or the Purchased Company or any of its Subsidiaries; provided, however, that Seller shall be entitled to participate, at its own expense, in the conduct of such Tax Proceeding and provided further, that Buyer shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed) if such settlement, compromise or abandonment could have an adverse impact on Seller or any of its Affiliates for any Pre-Closing Period.

Section 6.3 Cooperation and Exchange of Information.

(a) Each Party shall, and shall cause its Affiliates to, provide to the other Party such cooperation, documentation and information as either of them reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for refund, (ii) determining a Liability for Taxes or an indemnity obligation under this Article VI or a right to refund of Taxes, or (iii) conducting any Tax Proceeding.

(b) Each Party shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of the relevant entities for their respective Tax periods beginning on or before the Closing until the later of (x) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate, or (y) six (6) years following the due date (without extension) for such Tax Returns.

Section 6.4 Tax Sharing Agreements.  To the extent relating to the Purchased Company and any of its Subsidiaries, Seller shall terminate or cause to be terminated, on or before the Closing Date, all Tax sharing agreements or arrangements (other than this Agreement), if any, to which the Purchased Company or any of its Subsidiaries, on the one hand, and Seller or any of its Subsidiaries (other than the Purchased Company and any of its Subsidiaries), on the other hand, are parties, and neither Seller nor any of its Affiliates nor the Purchased Company or its Subsidiaries shall have any rights or obligations thereunder after the Closing.

Section 6.5 Tax Treatment of Payments.  Except as otherwise required by applicable Law, Seller, Buyer, the Purchased Company and their respective Subsidiaries and their respective Affiliates shall treat any and all payments under Section 2.9, and Article IX as an adjustment to the Purchase Price for Tax purposes.

Section 6.6 Section 338 Elections; Other Elections.  At Buyer’s sole discretion, but after consultation with Seller, Buyer, Seller and each of their respective Affiliates and

Subsidiaries will make or cause to be made (or join in making, as applicable) any of the following elections with respect to the Purchased Company or any of its Subsidiaries or any of the transactions contemplated by this Agreement, and will timely provide (or cause to be timely provided) any information to Buyer or any of its Affiliates or Subsidiaries requested by Buyer in connection therewith: (a) an election under Section 338(h)(10) or 336(e) of the Code (or any corresponding provision of state, local or non-U.S. Tax Law), (b) an election under Treasury Regulations Section 1.1502-36 (or any corresponding provision of state, local or non-U.S. Tax Law), (c) an election under Treasury Regulations Section 1.1502-95 (or any corresponding provision of state, local or non-U.S. Tax Law), or (d) an election under Treasury Regulations Section 301.7701-3 (or any corresponding provision of state, local or non-U.S. Tax Law).

Section 6.7 Transfer Taxes.  Notwithstanding anything to the contrary in this Agreement, Buyer shall pay, when due, and be responsible for, any sales, use, transfer (including real estate transfer), documentary, stamp, value added, goods and services or similar Taxes and related fees imposed on or payable in connection with the transactions contemplated by this Agreement (“Transfer Taxes”).  The Party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Return to the other Party.  Seller and Buyer shall, and shall cause their respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligations to Close.  The respective obligations of each Party to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Stockholder Approval.  The Seller Stockholder Approval shall have been obtained.

(b) No Injunctions or Restraints.  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Judgment (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by any of the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of any of the transactions contemplated thereby.

Section 7.2 Conditions to Obligations of Buyer to Close.  The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties.  (i) The representations and warranties of Seller set forth in Section 3.2(a) shall be true and correct both as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, (ii) the  representations and warranties of Seller set forth in Section 3.10(c) shall be true and correct as of the Closing Date and (iii) the other representations and warranties of Seller set forth in this Agreement shall be true and correct both as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), unless, in the case of this clause (iii), the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for the purposes of determining the accuracy of such representations and warranties in the context of this clause (iii), all materiality and Material Adverse Effect qualifications contained in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Seller.  The covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.

(c) Officer’s Certificate.  Buyer shall have received a certificate, dated as of the Closing Date and signed on behalf of Seller by an executive officer of Seller, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Third Party Consents.  All Approvals of the third parties set forth on Section 7.2(d) of the Seller Disclosure Schedules shall have been obtained.

(e) SEC Settlement.  Seller and each Affiliate of Seller shall have signed written settlement agreements with both the Staff of the Securities and Exchange Commission and the Office of the United States Attorney for the Western District of North Carolina regarding the Proceeding referenced in Section 2.7(g)(7) and matter 25 of item 2 of Section 3.5(1) of the Seller Disclosure Schedule, and (A) each such settlement shall (i) neither impose nor purport to impose any Liability and neither create nor purport to create any restriction or obligation on the Business, the Purchased Company, or any Subsidiary of the Purchased Company and (ii) be materially upon the same terms and conditions disclosed to Buyer in writing (including the additional terms requested by Buyer in writing, without changes, and no other changes that adversely affect, or that reasonably create potential to adversely affect, Buyer or its Affiliates, including the Purchased Company and its Subsidiaries) prior to the date of this Agreement or upon such other terms as agreed in writing by Buyer following the date of this Agreement and (B) prior to the execution of any such settlement, Seller shall provide Buyer with a reasonable opportunity to review such settlement and a reasonable opportunity for the Parties to discuss Buyer’s view of the impact of such settlement on the Business, the Purchased Company or any Subsidiary of the Purchased Company.

Section 7.3 Conditions to Obligations of Seller to Close.  The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of Buyer in this Agreement shall be true and correct both as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), unless the failure of the representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have, a Buyer Material Adverse Effect (it being understood that, for the purposes of determining the accuracy of such representations and warranties, all materiality and Buyer Material Adverse Effect qualifications contained in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Buyer.  The covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been performed in all material respects.

(c) Officer’s Certificate.  Seller shall have received a certificate, dated as of the Closing Date and signed on behalf of Buyer by an executive officer of Buyer, stating that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION; EFFECT OF TERMINATION

Section 8.1 Termination.  Anything to the contrary in this Agreement notwithstanding, this Agreement may be terminated and the Transaction and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(a) by mutual written consent of Seller and Buyer;

(b) by either Seller or Buyer:

(i) if the Closing shall not have occurred on or prior to December 1, 2015 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any Party whose failure to perform any material covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; provided, further, that either Party shall have the right to extend the Outside Date until December 31, 2015 in the event that either Party has received a material production request as described in Section 5.1(a) and the failure of the Closing to occur on or before December 1, 2015 is due solely to a pending Action by a Governmental Entity reviewing or investigating the Transaction in which the Parties are cooperating (for clarity, December 31, 2015, shall be the “Outside Date” following any such extension);

(ii) if a Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Judgment that has the effect of making the transactions contemplated by any of the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of any of the transactions contemplated thereby and such Judgment shall have become final and nonappealable, preventing the consummation of the Transaction; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with its obligations under Section 5.1; or

(iii) if at the Seller Stockholder Meeting (including any adjournment or postponement thereof), the Seller Stockholder Approval shall not have been obtained;

(c) by Seller:

(i) if any of Buyer’s representations and warranties contained in Article IV of this Agreement shall fail to be true and correct or Buyer shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, and (A) such failure or breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) if curable, such untruth, inaccuracy, breach or failure to perform has not been cured by the earlier of (i) the date that is ten (10) calendar days after the date that Seller has notified Buyer of such untruth, inaccuracy, breach or failure to perform and (ii) the Outside Date; provided that Seller is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such failure or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b); or

(ii) if the board of directors of Seller determines to accept a Superior Proposal; provided that Seller has complied in all material respects with Section 5.3 and concurrently with such termination, Seller pays the Seller Termination Fee to Buyer in accordance with the procedures and within the time periods set forth in Section 8.4.

(d) by Buyer:

(i) if any of representations and warranties of Seller contained in Article III of this Agreement shall fail to be true and correct or Seller shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, and (A) such failure or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) if curable, such untruth, inaccuracy, breach or failure to perform has not been cured by the earlier of (i) the date that is ten (10) days after the date that Buyer has notified Seller of such failure or breach and (ii) the Outside Date; provided that Buyer is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such failure or breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);

(ii) if the board of directors of Seller or any committee thereof has effected a Change in Recommendation;

(iii) if the board of directors of Seller fails to publicly reaffirm the Seller Recommendation within five (5) Business Days after receipt of a written request by Buyer to provide such reaffirmation following a Takeover Proposal that has been publicly announced or that has become publicly known; or

(iv) if either party receives a material production request (i.e., exceeding basic HSR filing information or similar to a “second request” or comparable Action issued by a Governmental Entity with respect to Antitrust Laws); provided that concurrently with such termination, Buyer pays the Buyer Termination Fee to Seller in accordance with the procedures and within the time periods set forth in Section 8.4; provided, further, that this Section 8.1(d)(iv) shall have no effect upon Buyer’s rights under Section 7.1(b) or Buyer’s other termination rights under this Section 8.1, including under Section 8.1(b)(i) or Section 8.1(b)(ii).

Section 8.2 Effect of Termination.  If this Agreement is terminated and the Transaction is as provided in Section 8.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of Section 5.6, Section 8.1, this Section 8.2, Section 8.3, Section 8.4 and Article X.  Nothing in this Section 8.2 shall be deemed to release any Party from any Liability for fraud or a willful breach by such Party of the terms and provisions of this Agreement.

Section 8.3 Notice of Termination.  In the event of termination by Seller or Buyer pursuant to Section 8.1, written notice of such termination shall be given by the terminating Party to the other Party.

Section 8.4 Termination Fees.

(a) Seller will pay Buyer, by wire transfer of immediately available funds, the sum of $1,500,000 (the “Seller Termination Fee”) under the following circumstances:

(i)  if this Agreement is terminated pursuant to Section 8.1(d)(ii) or Section 8.1(d)(iii), then Seller will pay the Seller Termination Fee by the second Business Day following the date of such termination;

(ii) if (A) this Agreement is terminated (1) pursuant to Section 8.1(b)(i) without a vote of the stockholders of Seller contemplated by this Agreement at the Seller Stockholder Meeting having occurred or (2) pursuant to Section 8.1(b)(iii), and in any such case a Takeover Proposal has been publicly announced or otherwise publicly known, or any Person has publicly announced or communicated a bona fide intention, whether or not conditional, to make a Takeover Proposal, at any time after the date of this Agreement and prior to the date of termination in the case of clause (1) or prior to the time of the taking of the vote of the stockholders of Seller at the Seller Stockholder Meeting in the case of clause (2), and (B) within twelve (12) months after the date of such termination, Seller enters into a definitive agreement to consummate, or consummates, a Takeover Proposal, then Seller will pay the Seller Termination Fee by the second Business Day following the date Seller enters into such definitive agreement or consummates such transaction; provided that, for purposes of this Section 8.4(a)(ii), all references to fifteen percent (15%) in the definition of Takeover Proposal shall be deemed to be references to fifty percent (50%); or

(iii) if this Agreement is terminated pursuant to Section 8.1(c)(ii), then Seller will pay the Seller Termination Fee on the date, and as a condition to the effectiveness, of such termination.

(b) Buyer will pay Seller, by wire transfer of immediately available funds:

(i)  the sum of $3,000,000 (the “Buyer Termination Fee”) by the second Business Day following the date of such termination if this Agreement is terminated pursuant to Section 8.1(d)(iv) (provided, for clarity, the foregoing fee is not payable in the event of termination under any provision other than Section 8.1(d)(iv), even if at the time of such termination, Buyer is also entitled to terminate under Section 8.1(d)(iv)); or

(ii) the remainder (if a positive number) of the Buyer Termination Fee less the aggregate amount of reasonable, documented, out-of-pocket expenses borne by Buyer (for itself and reimbursement of Seller) with respect to the activities contemplated under Section 5.1(a), if at the time of termination Buyer had the right to terminate the Agreement pursuant to Section 8.1(d)(iv) and the agreement is terminated:

(1) by Buyer pursuant to Section 8.1(b)(i), and the failure of the Closing to occur is due solely to a pending Action by a Governmental Entity reviewing or investigating the Transaction in which the Parties are or were cooperating; or

(2) by Buyer or Seller pursuant to Section 8.1(b)(ii), and the failure of the Closing to occur is due solely to the issuance of a Judgment  under any Antitrust Laws triggering the right to termination pursuant to Section 8.1(b)(ii).

(c) Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall Seller or Buyer be required to pay the Seller Termination Fee or the Buyer Termination Fee, as the case may be, on more than one occasion.

(d) Each of the Parties acknowledges that (i) the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Seller Termination Fee and Buyer Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Seller or Buyer, as the case may be, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the Parties would not enter into this Agreement; accordingly, if Seller or Buyer, as the case may be, fails to timely pay any amount due pursuant to this Section 8.4 and, in order to obtain such payment, either Seller or Buyer, as the case may be, commences a suit that results in a Judgment against the other Party for the payment of any amount set forth in this Section 8.4, such paying Party shall pay the other Party its costs and expenses in connection with such suit, together with interest at the annual rate of three percent (3)% plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Survival.  Except in the case of willful breach or fraud, none of the representations or warranties of the Seller or Buyer in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing; provided, however, that (i) the representations and warranties set forth in Section 3.1 (Organization, Standing and Power); Section 3.2 (Purchased Company and Other Subsidiaries); Section 3.3 (Authority; Execution and Delivery; Enforceability) and Section 3.29 (Brokers) (collectively, the "Fundamental Representations") shall survive the Closing and continue in full force and effect until the date that is twelve (12) months after the Closing Date and (ii) the representations and warranties in Section 4.1 (Organization, Standing and Power) and Section 4.2 (Authority; Execution and Delivery; Enforceability) (collectively, the "Buyer Fundamental Representations") shall survive Closing and continue in full force and effect until the date that is twelve (12) months after the Closing Date. The covenants and agreements that contemplate actions to be taken or not taken or obligations in effect after the Closing shall survive in accordance with their terms; provided that any such covenants of Seller shall terminate upon Seller filing a certificate of dissolution pursuant to, and in accordance with, the Delaware General Corporate Law.

Section 9.2 Indemnification by Seller.  Subject to the provisions of this Article IX, effective as of and after the Closing, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and each of the Buyer’s and such Affiliate’s respective officers, directors, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”), from and against any and all Covered Losses incurred or suffered by any of the Buyer Indemnified Parties, to the extent arising out of or resulting from (i) any breach of any Fundamental Representation (in each case, without giving effect to any "Material Adverse Effect", "materiality", "Knowledge" or similar qualifications), (ii) any breach of any covenant or agreement of Seller contained in this Agreement, (iii) any Retained Liabilities, (iv) any of the following Liabilities (to the extent the following Liabilities are not Retained Liabilities): (A) any Liabilities that relate to, or arise out of, directly or indirectly Seller's or any of its Affiliates' operation of any business or division (including any business or division previously sold or discontinued), other than the Business, and any sale, divestiture or other disposition of any such business or division, and any Taxes associated therewith, to the extent amounts in respect of such Liabilities are not recovered using commercially reasonable efforts pursuant to the insurance policies of the Purchased Company and its Subsidiaries (and such Liabilities shall include any Liabilities associated with denied claims and any out of pocket costs (including but not limited to deductibles) incurred in connection with any such recovery efforts),(B) any Liabilities arising out of failure to comply with Environmental Laws solely with respect to any discontinued activities or operations of any formerly owned, leased or operated properties associated with the Purchased Assets or the Business, or (C) any Liabilities of the Purchased Company or any of its Subsidiaries in respect of any Seller Benefit Plan other than the Seller Benefit Plan transferred in accordance with Section 5.14(b); provided however, notwithstanding any provision of this Agreement, no claim for indemnification hereunder may be made after the three year anniversary of Closing.

Section 9.3 Indemnification by Buyer.  Subject to the provisions of this Article IX, effective at and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and each of Seller’s and any such Affiliate’s respective officers, directors, agents, successors and assigns (collectively, the “Seller Indemnified Parties”), from and against any and all Covered Losses incurred or suffered by any of the Seller Indemnified Parties to the extent arising out of or resulting from (i) any breach of any Buyer Fundamental Representation (in each case, without giving effect to any "Buyer Material Adverse Effect", "materiality", or similar qualifications, (ii) any breach of any covenant or agreement of Buyer contained in this Agreement or (ii) any Assumed Liability.

Section 9.4 Procedures.

(a) A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or would reasonably be expected to give rise to such right of indemnification (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail, to the extent then known by the Indemnified Party, the facts and circumstances with respect to the subject matter of such claim or demand; provided that neither the failure to provide such notice nor any deficiency in such notice shall release the Indemnifying Party from any of its obligations under this Article IX except to the extent that the Indemnifying Party is actually materially prejudiced by such failure, it being agreed that notices for claims must be delivered prior to the earlier of (i) expiration of any applicable survival period specified in Section 9.1 or (ii) the three year anniversary of the Closing.

(b) Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnified Party pursuant to Section 9.2 or Section 9.3, the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim stating that the Indemnifying Party will assume the defense and control of such Third Party Claim (at the expense of such Indemnifying Party) and hold harmless the Indemnified Party from and against the entirety of any and all Covered Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim.  Notwithstanding an election to assume the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate co-counsel and to participate in the defense as counsel of record, if applicable, in such action or proceeding (and the parties shall jointly control the defense), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) there exists an actual or potential conflict of interest between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim that would make representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate, (ii) such Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party, (iii) such Third Party Claim is related to or otherwise arises in connection with any criminal or regulatory enforcement Action or (iv) the Indemnifying Party fails to vigorously defend such Third Party Claim.  In any other event not set forth in the previous sentence, the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense.  In any event, the Indemnified Party and Indemnifying Party and their counsel shall cooperate in the defense of any Third Party Claim subject to this Article IX and keep such Persons informed of all developments relating to any such Third Party Claims, and provide copies of all relevant correspondence and documentation relating thereto.  If the Indemnifying Party does not assume the defense and control of any Third Party Claim pursuant to this Section 9.4(b), the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third Party Claim with its own counsel and at its own expense.  Buyer or Seller, as the case may be, shall, and shall cause each of its Affiliates and Representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third Party Claim.  If the Indemnifying Party has assumed the defense and control of a Third Party Claim, it shall not be authorized to consent to a settlement or compromise of, or the entry of any judgment arising from, any Third Party Claim without the consent of any Indemnified Party unless, (i) the Indemnified Party is given a full and complete release of any and all Liability by all relevant parties to such claim or demand, (ii) the damages payable under the settlement are limited only to monetary payments for which the Indemnified Party is fully indemnified by the Indemnifying Party and (iii) such Third Party Claim does not involve any injunctive relief or finding or admission of any violation of Law or admission of any wrongdoing by any Indemnified Party.  No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party.  In the event that the Indemnified Party conducts the defense of a Third Party Claim pursuant to this Section 9.4(b) (whether as sole, lease or co-counsel), the Indemnifying Party will remain responsible for any and all Covered Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article IX.

Section 9.5 Exclusive Remedy and Release.  Buyer and Seller acknowledge and agree that, following the Closing, except in the case of willful breach or fraud, the indemnification provisions of Section 9.2, Section 9.3 and the specific performance provisions of Section 10.6 shall be the sole and exclusive remedies of Seller and Buyer, respectively, for any Covered Losses (including any Covered Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that any Party may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement, the Transaction or the other transactions contemplated by this Agreement, including any breach of any representation or warranty in this Agreement by any party, or any failure by any party to perform or comply with any covenant or agreement that, by its terms, was to have been performed, or complied with, under this Agreement and the other Transaction Documents.

Section 9.6 Additional Indemnification Provisions.  With respect to each indemnification obligation contained in this Agreement, the amount of Covered Losses shall be net of any third-party insurance or indemnity, contribution or similar proceeds that have been recovered (net of any costs incurred to recover such proceeds) by the Indemnified Party in connection with the facts giving rise to the right of indemnification (it being agreed that if third-party insurance or indemnification, contribution or similar proceeds in respect of such facts are recovered by the Indemnified Party subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, such proceeds shall be promptly remitted to the Indemnifying Party to the extent of the indemnification payment made), and the Indemnified Party shall use, and cause its Affiliates to use, commercially reasonable efforts to seek recovery under all insurance and indemnity, contribution or similar provisions covering such Covered Loss to the same extent as it would if such Covered Loss were not subject to indemnification hereunder.  Upon making any payment to the Indemnified Party for any indemnification claim pursuant to this Article IX, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any third parties with respect to the subject matter underlying such indemnification claim, and the Indemnified Party shall assign any such rights to the Indemnifying Party.

Section 9.7 Limitation on Liability.  Notwithstanding anything to the contrary contained in this Agreement (including this Article IX), neither Party shall be liable to the other Party or its Affiliates for, whether in contract, tort (including negligence and strict liability) or otherwise, at law or in equity, and “Covered Losses” shall not include, any amounts for punitive damages, except to the extent such damages were reasonably foreseeable or were awarded against an Indemnified Party in connection with a Third Party Claim.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Entire Agreement.  This Agreement, the other Transaction Documents, the Schedules and Exhibits hereto and thereto, and the Confidentiality Agreement, along with the Seller Disclosure Schedules, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to their subject matter.  Neither Party shall be liable or bound to the other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein and therein.

Section 10.2 Assignment.  Neither this Agreement nor any of the rights and obligations hereunder may be assigned or transferred by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party hereto.  Any attempted assignment in violation of this Section 10.2 shall be void.  Subject to the two preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.  Notwithstanding the foregoing, Buyer may (x) assign all or any portion of its rights under this Agreement, or delegate all or any portion of its obligations under this Agreement, in each case with reference to all or any portion of the Purchased Assets or the Assumed Liabilities, to any of its Affiliates without Seller’s consent and (y) may grant a security interest and/or collateral assignment to its lenders of its rights and benefits arising under this Agreement; provided that no such assignment or delegation or grant of a security interest will release Buyer from any of its Liabilities or obligations hereunder.

Section 10.3 Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.  By an instrument in writing, Buyer, on the one hand, or Seller, on the other hand, may waive compliance by the other Party with any term or provision of this Agreement that the other Party was or is obligated to comply with or perform.  Such waiver or failure to insist on strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

Section 10.4 No Third-Party Beneficiaries.  Except for Section 9.2 and Section 9.3, which are intended to benefit, and to be enforceable by, the Parties specified therein, this Agreement, together with the other Transaction Documents and the Exhibits and Schedules hereto and thereto are not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

Section 10.5 Notices.  All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five (5) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile receipt confirmation requested (provided that receipt by email transmission shall be for the convenience of the parties only and shall not constitute notice hereunder), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(i) if to Buyer,

Ecolab Inc.
370 Wabasha Street North
Saint Paul, Minnesota 55102
Facsimile:              (651) 250-2471
Attention:              James J. Seifert
Email:	jim.seifert@ecolab.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois  60606
Facsimile:               (312) 407-0411
Attention:              Charles W. Mulaney, Jr.
Email:	Charles.Mulaney@skadden.com

(ii) if to Seller,

Swisher Hygiene Inc.
4725 Piedmont Row Drive, Suite 400
Charlotte, North Carolina 28210
Facsimile:               (704) 602-7963
Attention:              William T. Nanovsky
Email:	bnanovsky@swsh.com

with a copy (which shall not constitute notice) to:

Akerman LLP
350 East Las Olas Boulevard, Suite 1600
Ft. Lauderdale, FL 33301
Facsimile:              954-463-2224
Attention:	Edward L. Ristaino
Email:	edward.ristaino@akerman.com

and

Richard L. Handley
450 East Las Olas Boulevard, Suite 1500
Ft. Lauderdale, FL 33301
Email:                      RHandley@Huizenga.com

Section 10.6 Specific Performance.  The Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.  Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

Section 10.7 Governing Law and Jurisdiction.  This Agreement has been entered into by the Parties in express reliance upon 6 Del. C. §2708 and this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In addition, each of the Parties (a) submits to the exclusive personal jurisdiction of the state courts located in Wilmington, Delaware or the federal courts located in Wilmington, Delaware, in the event that any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the Transaction or the other transactions contemplated hereby; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any Proceeding relating to this Agreement or the Transaction or the other transactions contemplated hereby in any court other than the state courts located in Wilmington, Delaware or the federal courts located in Wilmington, Delaware; and (d) agrees that it will not seek to assert by way of motion, as a defense or otherwise, that any such Proceeding (i) is brought in an inconvenient forum, (ii) should be transferred or removed to any court other than one of the above-named courts, (iii) should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named court, or (iv) that this Agreement or the subject matter hereof may not be enforced in or by the above-named courts.  Each Party hereto agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given in accordance with Section 10.5.  Notwithstanding the foregoing in this Section 10.7, a Party may commence any Action in any court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts relating to any dispute (whether in contract, tort or otherwise) arising out of this Agreement or the Transactions or the other transactions contemplated hereby.

Section 10.8 Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR THE TRANSACTION OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.  NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 10.8.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10.8. WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 10.9 Severability.  If any term, provision, covenant or restriction of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 10.10 Counterparts.  This Agreement may be executed in two (2) or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one (1) or more such counterparts have been signed by each Party and delivered (by facsimile, e-mail, or otherwise) to the other Party.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) from, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures.  This Agreement has been executed in the English language.  If this Agreement is translated into another language, the English language text shall in any event prevail.

Section 10.11 Expenses.  Except as otherwise provided herein, whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement, the Transaction and the other transactions contemplated hereby shall be paid by the Party incurring such expense.

Section 10.12 Interpretation.  For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “Dollars” or “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement and the Transaction Documents shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and the other Transaction Documents; (j) a reference to any Person includes such Person’s successors and permitted assigns; (k) any reference to “days” means calendar days unless Business Days are expressly specified; and (l) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

Section 10.13 Privileged Communications.

(a) Seller and Buyer hereby acknowledge and agree that notwithstanding any provision of this Agreement, neither Buyer nor any of its Affiliates shall have access to (and each hereby waives any right of access it may otherwise have with respect to) any Privileged Communications.  Without limiting the generality of the foregoing, Buyer hereby acknowledges and agrees, upon and after the Closing: (i) neither Buyer nor any of its Affiliates shall be a holder of, or have any right, title or interest to the Privileged Communications; (ii) only Seller shall hold property rights in the Privileged Communications and shall have the right to waive or modify such property rights; and (iii) Seller shall have no duty whatsoever to reveal or disclose any Privileged Communications to Buyer or any of its Affiliates.

(b) To the extent that any Privileged Communication is inadvertently disclosed or made available to Buyer, the Parties agree (i) that the disclosure, receipt and/or review of such Privileged Communication shall not waive, modify, limit or impair in any form or fashion the protected nature of the Privileged Communications, (ii) it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege and (iii) Seller shall have the right in Seller’s sole discretion, at Seller’s sole cost and at any time to require the return and/or destruction of the Privileged Communication.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Buyer and Seller have duly executed this Agreement as of the date first written above.

BUYER:

ECOLAB INC.

By:	/s/ Douglas M. Baker, Jr.
Name	Douglas M. Baker, Jr.
Title	Chief Executive Officer

SELLER:

SWISHER HYGIENE INC.

By:	/s/ William M. Pierce
Name	William M. Pierce
Title	President and Chief Executive Officer

[Signature Page to Purchase Agreement]

Exhibit A-1

List of Support Persons

	Director	Officer	Affiliates
Joseph Burke	X		(None)
Richard L. Handley	X (Chairman)
Harris W. Hudson	X		(None)
William M. Pierce	X	X (President and CEO)	(None)
William M. Pruitt	X		(None)
David Prussky	X		(None)
William T. Nanovsky		X (Senior VP and CFO)	(None)
Blake Thompson		X (Senior VP and COO)	(None)
Linda C. Wilson-Ingram		X (VP, Corporate Controller and Chief Accounting Officer)	(None)
H. Wayne Huizenga

Exhibit A-2

Form of Support Agreement

See attached.

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 12, 2015, is entered into by and among Ecolab Inc., a Delaware corporation (“Buyer”), and each of the stockholders of Seller (as defined herein) set forth on the signature pages hereto (each, a “Stockholder,” and collectively, the “Stockholders”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement, dated as of the date of this Agreement (the “Purchase Agreement”), by and between Buyer and Swisher Hygiene Inc., a Delaware corporation (“Seller”).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share (“Common Stock”), of Seller set forth opposite such Stockholder’s name on Schedule A (all such beneficially owned shares of Common Stock which are outstanding as of the date hereof and which may hereafter be acquired pursuant to acquisition by purchase, stock dividend, distribution, stock split, split-up, combination, merger, consolidation, reorganization, recapitalization, combination or similar transaction, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and Seller are entering into the Purchase Agreement, a copy of which has been made available to each Stockholder, which provides for, among other things, the sale of the Purchased Assets by Seller to Buyer (the “Sale”), upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition to Buyer’s willingness to enter into the Purchase Agreement, Buyer has requested that each Stockholder enter into this Agreement, and in order to induce Buyer to enter into the Purchase Agreement, each Stockholder has agreed to do so.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENTS OF EACH STOCKHOLDER

1.1Voting of Subject Shares.  Each Stockholder irrevocably and unconditionally agrees that such Stockholder shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of shares of Common Stock, however called (each, a “Seller Stockholder Meeting”):

(a)be present, in person or represented by proxy, or otherwise cause such Stockholder’s Subject Shares to be counted for purposes of determining the presence of a quorum at such meeting (to the fullest extent that such Subject Shares may be counted for quorum purposes under applicable Law); and

(b)vote (or cause to be voted) with respect to all such Stockholder’s Subject Shares to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote:

(i)in favor of (1) adopting the Purchase Agreement, (2) without limitation of the preceding clause (1), the approval of any proposal to adjourn or postpone the Seller Stockholder Meeting to a later date if there are not sufficient votes for adoption of the Purchase Agreement on the date on which the Seller Stockholder Meeting is held and (3) any other matter necessary for consummation of the transactions contemplated by the Purchase Agreement, which is considered at any such Seller Stockholder Meeting; and

(ii)against (1) any action (including any amendment to Seller’s certificate of incorporation or bylaws, as in effect on the date hereof), agreement or transaction that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, nullify, prevent, delay or adversely affect, in each case in any material respect, the consummation of the transactions contemplated by the Purchase Agreement, (2) any Takeover Proposal and any action in furtherance of any Takeover Proposal, (3) any merger, acquisition, sale, consolidation, reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of or by Seller, or any other extraordinary transaction involving Seller (other than the Sale), (4) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach, in any material respect, of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement and (5) any other action, proposal, transaction or agreement that would reasonably be expected to result in the failure of any condition to the Sale to be satisfied; and

(c)for so long as this Agreement remains in effect, not to deliver (or cause to be delivered) a written consent in favor of the matters set forth in clauses (1) through (5) of Section 1.1(b)(ii) above.

1.2No Proxies for or Liens on Subject Shares.

(a)Except as provided hereunder, during the term of this Agreement, each Stockholder shall not (nor permit any Person under such Stockholder’s control to), directly or indirectly, (i) grant any proxies, powers of attorney, rights of first offer or refusal, or enter into any voting trust or voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) any of such Stockholder’s Subject Shares (or any right, title or interest thereto or therein) or reduce the record or beneficial ownership of, interest in or risk relating to any of its Subject Shares (each, a

“Transfer”) or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses of this Section 1.2(a).  No Stockholder shall, and shall not permit any Person under such Stockholder’s control or any of such Stockholder’s or such Person’s respective representatives to, seek or solicit any such Transfer or any such agreement.  Any Transfer in violation of this Section 1.2(a) shall be void ab initio.  Without limiting the foregoing, each Stockholder shall not take any other action that would reasonably be expected to restrict, limit or interfere in any material respect with the performance of such Stockholder’s obligations hereunder or the transactions contemplated by the Purchase Agreement.  Notwithstanding the foregoing, each Stockholder may Transfer its Subject Shares (i) to any of its controlled Affiliates or (ii) for bona fide estate planning purposes, provided that, in each case, such transferee agrees in writing to be bound by this Agreement to the same extent as such Stockholder.

(b)Each Stockholder hereby authorizes Buyer to direct Seller to impose stop orders to prevent the Transfer of any Subject Shares on the books of Seller in violation of this Agreement.

1.3Required Disclosure.  Buyer shall not disclose (in a disclosure document or otherwise) a Stockholder’s identity or Subject Shares held by such Stockholder or the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in each case, unless Buyer reasonably determines such disclosure is required by applicable Law; provided that, Buyer shall provide such Stockholder with prompt written notice of such requirement and shall reasonably cooperate with such Stockholder to resist or narrow the scope of such requirement or legal process.  If any event, Buyer shall disclose such information only to the extent legally required.

1.4Irrevocable Proxy.  Each Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to such Stockholder’s Subject Shares.  Each Stockholder hereby irrevocably appoints Buyer, and any individual designated in writing by Buyer, as attorney-in-fact (with full power of substitution) and proxy for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to: (a) attend any and all Seller Stockholder Meetings, (b) vote, express consent or dissent or issue instructions to the record holder to vote such Stockholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all Seller Stockholder Meetings or in connection with any action sought to be taken by written consent of the stockholders of Seller without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all Seller Stockholder Meetings or in connection with any action sought to be taken by written consent without a meeting.  Buyer agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement.  The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder, as applicable) until the termination of the Purchase Agreement and shall not be terminated by operation of Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2.  Each Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the secretary of Seller.  Each

Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Buyer to enter into the Purchase Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1.

1.5Notices of Certain Events.  Each Stockholder shall notify Buyer of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Article II.

1.6Further Assurances.  Each Stockholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as Buyer shall reasonably request and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder hereby represents and warrants to Buyer as follows:

2.1Organization.  Each Stockholder (unless such Stockholder is a natural person) is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization.

2.2Authorization.  Each Stockholder has full power, authority and legal capacity and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance by each Stockholder of this Agreement and the consummation by each Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Stockholder.

2.3Due Execution and Delivery; Binding Agreement.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law).  If such Stockholder is married and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

2.4No Violation.

(a)The execution and delivery of this Agreement by the Stockholders does not, and the performance by each Stockholder of such Stockholder’s obligations hereunder will not, (i) if such Stockholder is not an individual, contravene, conflict with, or result in any violation or breach of any provision of its organizational documents, (ii) assuming compliance with Section 2.4(b), contravene, conflict with or result in a violation nor breach of any provision of applicable Law or Action of any Governmental Entity with competent jurisdiction or (iii) constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit which such Stockholder is entitled under any provision of any Contract binding upon such Stockholder.

(b)No consent, approval, order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity or any other Person is required by or with respect to any Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of his, her or its obligations hereunder.

2.5Ownership of Subject Shares.  As of the date hereof, each Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will be, the beneficial owner of such Stockholder’s Subject Shares.  Other than as provided in this Agreement, each Stockholder has, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will have, with respect to such Stockholder’s Subject Shares, the sole power, directly or indirectly, to vote such Subject Shares or issue instructions pertaining to such Subject Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will have, the complete and exclusive power to, directly or indirectly (a) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 1.4 hereof  and (b) agree to all matters set forth in this Agreement.  Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares are the only shares of Common Stock beneficially owned by a Stockholder as of the date of this Agreement.  Except as set forth on Schedule A, other than the Subject Shares, no Stockholder owns any shares of Common Stock or any options to purchase or rights to subscribe for or otherwise acquire any securities of Seller and has no interest in or voting rights with respect to any Securities of Seller.  There are no agreements or arrangements of any kind, contingent or otherwise, to which any Stockholder is a party obligating a Stockholder to Transfer or cause to be Transferred, any of a Stockholder’s Subject Shares.  No Person has any contractual or other right or obligation to purchase or otherwise acquire any Stockholder’s Subject Shares.

2.6No Other Proxies.  No Stockholder’s Subject Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Common Stock, except as provided hereunder.

2.7Absence of Litigation.  As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of any Stockholder, threatened against, or otherwise affecting, any Stockholder or any of his, her or its properties or assets (including such Stockholder’s Subject Shares) that could reasonably be expected to impair in any material respect the ability of a Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

2.8Opportunity to Review; Reliance.  Each Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of his, her or its own choosing.  Each Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Stockholders as follows:

3.1Organization.  Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2Authorization.  Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer.

3.3Due Execution and Delivery; Binding Agreement.  This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE IV

MISCELLANEOUS

4.1Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile  transmission) and shall be given, (i) if to Buyer, in accordance with the provisions of the Purchase Agreement and (ii) if to a Stockholder, to such Stockholder’s address or facsimile number set forth on the signature pages hereto, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.  For the avoidance of doubt, electronic mail transmission shall be for the convenience of the parties only and shall not constitute notice hereunder.

4.2Termination.  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (i) termination of the Purchase Agreement and (ii) the Closing.  Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 4.2 shall relieve any party for liability arising from fraud or a deliberate or willful breach of this Agreement and (y) the provisions of this Article IV shall survive any such termination of this Agreement.

4.3Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4Expenses.  Except as otherwise provided herein or in the Purchase Agreement, whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement, the Sale and the other transactions contemplated hereby shall be paid by the party incurring such expense.

4.5Binding Effect; Assignment.  Neither this Agreement nor any of the rights and obligations hereunder may be assigned or transferred by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto.  Any attempted assignment in violation of this Section 4.5 shall be void.  Subject to the two preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.  Notwithstanding the foregoing, Buyer may (x) assign all or any portion of its rights under this Agreement, or delegate all or any portion of its obligations under this Agreement, to any of its Affiliates without the consent of any Stockholder and (y) may grant a security interest and/or collateral assignment to its lenders of its rights and benefits arising under this Agreement; provided that no such assignment or delegation or grant of a security interest will release Buyer from any of its obligations hereunder.

4.6Governing Law and Jurisdiction.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In addition, each of the parties hereto (a) submits to the exclusive personal jurisdiction of the state courts located in Wilmington, Delaware or the federal courts located in Wilmington, Delaware, in the event that any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the Sale or the other transactions contemplated by the Purchase Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any proceeding relating to this Agreement or the Sale or the other transactions contemplated by the Purchase Agreement in any court other than the state courts located in Wilmington, Delaware or the federal courts located in Wilmington, Delaware; and (d) agrees that it will not seek to assert by way of motion, as a defense or otherwise, that any such proceeding (i) is brought in an inconvenient forum, (ii) should be transferred or removed to any court other than one of the above-named courts, (iii) should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or (iv) that this Agreement or the subject matter hereof may not be enforced in or by the above-named courts.  Each party hereto agrees that service of process upon such party in any such proceeding shall be effective if notice is given in accordance with Section 4.1.  Notwithstanding the foregoing in this Section 4.6, a party may commence any action in any court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts relating to any dispute (whether in contract, tort or otherwise) arising out of this Agreement or the Sale or the other transactions contemplated hereby.

4.7Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER PARTY ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION WITH THE PURCHASE AGREEMENT OR THE ADMINISTRATION THEREOF OR THE SALE OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR IN THE PURCHASE AGREEMENT.  NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.7.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 4.7. WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

4.8Counterparts.  This Agreement may be executed in two (2) or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one (1) or more such counterparts have been signed by each party and delivered (by facsimile, e-mail, or otherwise) to each other party.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures.  This Agreement has been executed in the English language.  If this Agreement is translated into another language, the English language text shall in any event prevail.

4.9Entire Agreement; Third Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  This Agreement is not intended to confer in or on behalf of any person not a party to this Agreement (or their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

4.10Severability.  If any term, provision, covenant or restriction of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

4.11Specific Performance.  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  Accordingly, the parties hereto acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.  Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

4.12Capacity as Stockholder.  Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a Stockholder of Seller and not in such Stockholder’s capacity as a director, officer or employee of Seller or any of its Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust.  Nothing herein shall in any way restrict a director or officer of Seller in the exercise of his or her fiduciary duties as a director or officer of Seller or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Seller or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

[Signature pages follow]

IN WITNESS WHEREOF, Buyer and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

ECOLAB INC.

By:	/s/ Douglas M. Baker, Jr.
Name	Douglas M. Baker, Jr.
Title	Chief Executive Officer

[Signature page to Voting and Support Agreement]

STOCKHOLDERS
/s/ Joseph Burke
Name: Joseph Burke
Address:	4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ Richard L. Handley
Name: Richard L. Handley
Address:	450 E. Las Olas Blvd., Suite 1500
Fort Lauderdale, FL 33301

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ Harris W. Hudson
Name: Harris W. Hudson
Address:	4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ William M. Pierce
Name: William M. Pierce
Address:	4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ William D. Pruitt
Name: William D. Pruitt
Address:	4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ David Prussky
Name: David Prussky
Address:	4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ William T. Nanovsky
Name: William T. Nanovsky
Address:	4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ Blake Thompson
Name: Blake Thompson
Address:	4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ Linda Wilson-Ingram
Name: Linda Wilson-Ingram
Address:	4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

/s/ H. Wayne Huizenga
Name: H. Wayne Huizenga
Address:	450 E. Las Olas Blvd., Suite 1500
Fort Lauderdale, FL 33301

Facsimile:
Email:

[Signature page to Voting and Support Agreement]

Schedule A

Stockholder	Common Stock	Securities of Seller other than Common Stock
Joseph Burke	0	16,037 Restricted Stock Units (RSUs)
Richard L. Handley	57,790	16,028 Restricted Stock Units (RSUs)
Harris W. Hudson	103,368	15,720 Restricted Stock Units (RSUs)
William M. Pierce	57,790	6,569 Restricted Stock Units (RSUs) 30,000 Stock Options
William M. Pruitt	1,443	15,721 Restricted Stock Units (RSUs)
David Prussky	24,300	15,455 Restricted Stock Units (RSUs)
William T. Nanovsky	0	31,500 Stock Options
Blake Thompson	15,500	64,527 Stock Options
Linda C. Wilson-Ingram	0	17,500 Stock Options
H. Wayne Huizenga	2,420,779	2,473 Restricted Stock Units (RSUs)

Exhibit B

Form of Assignment Agreement and Bill of Sale

See attached.

ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE

This ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE, dated as of [●], 2015 (this “Agreement”), is by and between Ecolab Inc., a Delaware corporation (“Buyer”), and Swisher Hygiene Inc., a Delaware corporation (“Seller”).

RECITALS

WHEREAS, Seller and Buyer have entered into a Purchase Agreement, dated as of August 12, 2015 (the “Purchase Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Purchase Agreement, (a) Seller shall, and shall cause each of its Subsidiaries to, sell, assign, transfer and deliver to Buyer or Affiliates of Buyer designated by Buyer, and Buyer shall, and shall cause each of its applicable Affiliates to, purchase and acquire from Seller or such Subsidiaries of Seller, all of Seller’s or such Subsidiaries’ right, title and interest in and to the Purchased Assets, as further described in Section 2.4 of the Purchase Agreement, and (b) Buyer shall assume (and shall cause its applicable designated Affiliates, including, without limitation, the Purchased Company and its Subsidiaries, to assume) the Assumed Liabilities, as further described in Section 2.6 of the Purchase Agreement;

WHEREAS, this Agreement is being executed to effect the assignment from Seller to Buyer of all of Seller’s right, title and interest in and to the Purchased Assets (other than the Purchased Company Equity Interests to be transferred pursuant to one or more instruments described in Section 2.8(c)(iii) of the Purchase Agreement) and to effect the assumption by Buyer of the Assumed Liabilities, pursuant to and subject to the Purchase Agreement; and

WHEREAS, the execution and delivery of this Agreement is an obligation of the parties to consummate the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Purchase Agreement and hereinafter set forth, Seller and Buyer hereby agree as follows:

1.	Certain Definitions.

All capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Purchase Agreement.

2.	Assignment of Purchased Assets and Assumption of Liabilities.

(a) Seller hereby sells, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all of Seller’s right, title and interest in and to the Purchased Assets (other than the Purchased Company Equity Interests to be transferred pursuant to one or more instruments described in Section 2.8(c)(iii) of the Purchase Agreement and, for purposes of clarity, expressly excluding the Excluded Assets), pursuant to and subject to the Purchase Agreement.

(b) Buyer hereby assumes and agrees to discharge and perform when due (and shall cause its applicable designated Affiliates, including, without limitation, the Purchased Company and its Subsidiaries, to assume, discharge and perform) the Assumed Liabilities, pursuant to and subject to the Purchase Agreement.

3.	Subject to Purchase Agreement.

Buyer and Seller acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement, including Section 2.10 thereof, shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.	Miscellaneous.

This Agreement is executed by Buyer and Seller and shall be binding upon such parties and their respective successors and assigns, effective immediately upon the Closing on the Closing Date.  This Agreement shall be subject to all applicable provisions of Article X (General Provisions) of the Purchase Agreement. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SELLER

SWISHER HYGIENE INC.

By:
Name
Title

[Signature Page to the Assignment and Assumption Agreement and Bill of Sale]

BUYER:

ECOLAB INC.

By:
Name
Title

[Signature Page to the Assignment and Assumption Agreement and Bill of Sale]

Exhibit C

Form of FIRPTA Certificate

See attached.

CERTIFICATE OF NON–FOREIGN STATUS

____________________, 2015

Pursuant to that certain Purchase Agreement, dated as of August 12, 2015 (the “Purchase Agreement”), by and between Ecolab Inc., a Delaware corporation (“Buyer”), and Swisher Hygiene Inc., a Delaware corporation (“Seller”), Seller has agreed to sell, assign, transfer, convey and deliver, and Buyer has agreed to purchase, Seller’s right, title and interest in, to and under the property and assets specified in the Purchase Agreement.

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform Buyer that withholding of tax is not required upon the disposition to Buyer of a U.S. real property interest by Seller, the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder);

2.	Seller is not a disregarded entity as defined in Treasury Regulations section 1.1445-2(b)(2)(iii);

3.	Seller’s U.S. employer identification number is 27-3819646; and

4.	Seller’s office address is 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina, 28210.

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

           Under penalties of perjury the undersigned hereby declares that he or she has examined this certification and to the best of his or her knowledge and belief, it is true, correct, and complete, and further declares that he or she has authority to sign this document on behalf of Seller.

[Signature page follows]

           IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

SWISHER HYGIENE INC.

By:
Name
Title

[Signature page to FIRPTA Certificate]

Annex B

LETTERHEAD OF CASSEL SALPETER & CO., LLC

August 11, 2015

Swisher Hygiene Inc.
4725 Piedmont Row Drive, Suite 400
Charlotte, NC 28210
Attention: Board of Directors

Members of the Board of Directors:

We have been advised that Swisher Hygiene Inc. (the “Company”) intends to enter into a Purchase Agreement (the “Agreement”), by and between the Company and Ecolab Inc. (“Buyer”) pursuant to which, among other things, the Company and certain of its affiliates will sell to Buyer certain assets relating to the Company’s chemical service, wholesale and hygiene businesses in each case outside of Canada (the “Business”), including, but not limited to, all of the issued and outstanding equity interests of Swisher International, Inc., as more fully set forth in the Agreement (the “Purchased Assets”) in exchange for $40,000,000 in cash (the “Purchase Price”) subject to Buyer’s assumption of the Assumed Liabilities (as defined in the Agreement) (the “Transaction”).

You have requested that Cassel Salpeter & Co., LLC render an opinion (this “Opinion”) to the Board of Directors of the Company (the “Board”) as to whether, as of the date of this Opinion, the Purchase Price to be received by the Company for the Purchased Assets being acquired by Buyer subject to the Assumed Liabilities in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company.  For purposes of our analyses and this Opinion, we have with your agreement assumed that the Purchased Assets include all of the assets or rights necessary and sufficient to achieve the Projections (as defined below) subject to the Assumed Liabilities in the amounts and at the times contemplated thereby and do not include any assets or rights that the Company or any of its affiliates require to own or operate any other businesses or operations, and neither the Company, nor any of its affiliates will retain or otherwise be responsible for the Assumed Liabilities or any other liabilities of the Business.

In arriving at this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

●	Reviewed a draft, dated August 10, 2015, of the Agreement.
●	Reviewed certain publicly available financial information and other data with respect to the Company and the Business that we deemed relevant.
●
Reviewed certain other information and data with respect to the Company and the Business made available to us by the Company, including financial projections with respect to the future financial performance of the Business for the three years ending December 31, 2017, prepared by management of the Company (the “Projections”) and other internal financial information furnished to us by or on behalf of the Company.

The Board of Directors
Swisher Hygiene Inc.
August 11, 2015

●
Reviewed estimates prepared by management of the Company of the Company’s net operating loss tax carryforwards (“NOLs”) and estimates prepared based on the NOLs, the Projections and discussions with management of the Company of the Company’s ability to utilize the NOLs to achieve future tax savings on a standalone basis (the “Estimated NOL Tax Savings”).

●	Considered and compared the financial and operating performance of the Business with that of companies with publicly traded equity securities that we deemed relevant.
●	Considered the publicly available financial terms of certain transactions that we deemed relevant.
●	Discussed the business, operations, and prospects of the Business and the proposed Transaction with the Company’s management and certain of the Company’s representatives.
●	Conducted such other analyses and inquiries, and considered such other information and factors as we deemed appropriate.

This Opinion only addresses whether, as of the date hereof, the Purchase Price to be received by the Company for the Purchased Assets being acquired by Buyer subject to the Assumed Liabilities in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company and does not address any other terms, aspects, or implications of the Transaction or the Agreement, including, without limitation, any term or aspect of the Transaction that is not susceptible to financial analyses, the fairness of the Transaction or all or any portion of the Purchase Price, to any security holders of the Company or any other person or any creditors or other constituencies of the Company or any other person, nor the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, relative to the Purchase Price to be received by the Company in the Transaction pursuant to the Agreement, or otherwise.

This Opinion does not address the relative merits of the Transaction as compared to any alternative transaction or business strategy that might exist for the Company, or the merits of the underlying decision by the Board or the Company to engage in or consummate the Transaction.  The financial and other terms of the Transaction were determined pursuant to negotiations between the parties to the Agreement and were not determined by or pursuant to any recommendation from us. In addition, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction involving the Company or the Business.

In arriving at this Opinion, we have, with your consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us or available from public sources, and we have further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading.  We are not legal, tax, accounting, environmental, or regulatory advisors and, we do not express any views or opinions as to any legal, tax, accounting, environmental, or regulatory matters relating to the Company, the Business, the Transaction, or otherwise.  We understand and have assumed that the Company has obtained or will obtain such advice as it deems necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals.

The Board of Directors
Swisher Hygiene Inc.
August 11, 2015

Management of the Company has advised us that (i) the Company’s consolidated financial statements have been prepared assuming it will continue as a going concern, (ii) the Company has experienced recurring losses from operations, (iii) there is substantial doubt about the Company’s ability to continue as a going concern, (iv) the Company anticipates that it will continue to incur losses in future periods until it is successful in significantly increasing its revenues and/or reducing its operating expenses, (v) there are no assurances that the Company will be able to raise its revenues to a level which supports profitable operations and provides sufficient funds to pay its obligations, and (vi) the Company has been and currently is experiencing liquidity issues.

You have also advised us and we have assumed that (i) the Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of the Company with respect to the future financial performance of the Business, (ii) the NOLs and the Estimated NOL Tax Savings have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company with respect to the NOLs and the Estimated NOL Tax Savings, and (iii) the Projections, the NOLs and the Estimated NOL Tax Savings provide a reasonable basis upon which to analyze and evaluate the Business, the Purchased Assets and the Assumed Liabilities and form an opinion.  We express no view with respect to the Projections, the NOLs, the Estimated NOL Tax Savings or the assumptions on which they are based. We have not evaluated the solvency or creditworthiness of the Company, Buyer or any other party to the Transaction, the fair value of the Purchased Assets, the Assumed Liabilities, the Company or any of its other assets or liabilities, or whether the Company or Buyer or any other party to the Transaction is paying or receiving reasonably equivalent value in the Transaction under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor have we evaluated, in any way, the ability of the Company, Buyer or any other party to the Transaction to pay its obligations when they come due.  We have not physically inspected the Company’s or any of its affiliates’ properties or facilities and have not made or obtained any evaluations or appraisals of the Company’s or any of its affiliates’ assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities).  We have not attempted to confirm whether the Company or any of its affiliates have good title to their respective assets.  Our role in reviewing any information was limited solely to performing such reviews as we deemed necessary to support our own advice and analysis and was not on behalf of the Board, the Company, or any other party.

The Board of Directors
Swisher Hygiene Inc.
August 11, 2015

We have assumed, with your consent, that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Transaction, no delay, limitation, restriction, or condition will be imposed that would have an adverse effect on the Company, the Business or the Transaction.  We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft we have reviewed and that the Transaction will be consummated on the terms set forth in the Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that is material to our analyses or this Opinion. Without limitation to the foregoing, with your consent, we have further assumed that any adjustments to the Purchase Price in accordance with the Agreement or otherwise would not be material to our analysis or this Opinion.  We have also assumed that the representations and warranties of the parties to the Agreement contained therein are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Agreement.  We offer no opinion as to the contractual terms of the Agreement or the likelihood that the conditions to the consummation of the Transaction set forth in the Agreement will be satisfied.

Our analysis and this Opinion are necessarily based upon market, economic, and other conditions as they exist on, and could be evaluated as of, the date hereof.  Accordingly, although subsequent developments may arise that would otherwise affect this Opinion, we do not assume any obligation to update, review, or reaffirm this Opinion to you or any other person or otherwise to comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is addressed to the Board for the use and benefit of the members of the Board (in their capacities as such) in connection with the Board’s evaluation of the Transaction.  This Opinion may not be used for any other purpose without our prior written consent.  This Opinion is not intended to and does not constitute advice or a recommendation to any of the Company’s stockholders or any other security holders as to how such holder should vote or act with respect to any matter relating to the Transaction or otherwise.  This Opinion should not be construed as creating any fiduciary duty on our part to the Company or any other party to the Agreement, any security holder of the Company or such other party, any creditor of the Company or such other party, or any other person.

We will receive a fee for rendering this Opinion, no portion of which is contingent upon the completion of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities that may arise out of our engagement or the rendering of this Opinion.  In accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this Opinion.

The Board of Directors
Swisher Hygiene Inc.
August 11, 2015

Based upon and subject to the foregoing, it is our opinion that, as of the date of this Opinion, the Purchase Price to be received by the Company for the Purchased Assets being acquired by Buyer subject to the Assumed Liabilities in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Cassel Salpeter & Co., LLC

Annex C

PLAN OF COMPLETE LIQUIDATION
AND DISSOLUTION OF

SWISHER HYGIENE INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to constitute a plan of distribution under Section 281(b) of the General Corporation Law of the State of Delaware (“DGCL”) and accomplish the complete liquidation and dissolution of Swisher Hygiene Inc., a Delaware corporation (the “Company”), in accordance with the DGCL.

1. Approval of Plan.  The Board of Directors of the Company (the “Board”) has adopted this Plan and presented the Plan to the Company’s stockholders to take action on the Plan.  If the Plan is adopted by the requisite vote of the Company’s stockholders (the “Stockholder Approval”), the Plan shall constitute the adopted Plan of the Company and the plan of distribution of the Company for purposes of Section 281(b) of the DGCL.

2. Certificate of Dissolution.  Subject to Section 15 hereof, after the stockholders approve the dissolution of the Company, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution, a form of which is attached as Exhibit A to this Plan (the “Certificate of Dissolution”), in accordance with the DGCL at such time as the Board, in its sole and absolute discretion, but not later than the first anniversary of the Stockholder Approval, deems appropriate (the time of such filing, or such later time as may be stated in the filed Certificate of Dissolution, the “Effective Time”).

3. Cessation of Business Activities.  After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan.

4. Continuing Employees and Consultants.  For the purpose of effecting the dissolution of the Company, the Company may hire or retain, at the sole and absolute discretion of the Board, such employees, consultants, and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company.

5. Dissolution Process.

From and after the Effective Time, the Company (or any successor entity of the Company) shall complete the following corporate actions:

(i) The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company, which is the subject of a pending action, suit or proceeding to which the Company is a party, and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution.  Such claims shall be paid or provided for in full if there are sufficient assets.  If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

(ii) After the payments (if any) are made pursuant to clause (i) above, if there are any assets remaining, the Company shall distribute to its stockholders, in accordance with the liquidation preferences of the Company’s certificate of incorporation, as amended through the Effective Time, all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

6. Liquidating Trust.  If deemed necessary, appropriate or desirable by the Board, in its sole and absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the stockholders (the “Trustees”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, as authorized by the Board, in its sole and absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Stockholder Approval of this Plan shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part of this Plan as if herein written.

7. Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 5 hereof shall be in complete cancellation of all of the outstanding shares of stock of the Company.  From and after the Effective Time, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with Section 5(ii) hereof.  As a condition to receipt of any distribution by the Company’s stockholders, the Board, in its absolute discretion, may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board.  The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company at the Effective Time, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

8. Conduct of the Company Following Approval of the Plan.  Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution.  Section 278 of DGCL provides that a dissolved corporation shall be continued for the term of three (3) years from such dissolution or for such longer period as the Court of Chancery shall in its discretion direct, as a body corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and of enabling it gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within three (3) years after the date of its expiration or dissolution, the action shall not abate by reason of the dissolution of the corporation and the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the three-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery.  The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

9. Absence of Appraisal Rights.  Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

10. Abandoned Property.  If any distribution to the stockholders cannot be made, whether because a stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution.  The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law.  In no event shall the proceeds of any such distribution revert to or become the property of the Company.

11. Stockholder Consent to Sale of Assets.  Stockholder Approval of this Plan shall constitute approval by the stockholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange, or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.

12. Expenses of Dissolution.  In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the sole absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13. Compensation.  In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.  Adoption of this Plan by the stockholders shall constitute the approval by the Company’s stockholders of the payment of any such compensation.

14. Indemnification and Advancement.  The Company shall continue to indemnify and advance expenses to its officers, directors, employees, agents, and trustee in accordance with its certificate of incorporation, bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification and advancement of expenses shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company.  The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15. Modification or Abandonment of the Plan.  Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16. Authorization.  The Board is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Exhibit A

FORM OF

CERTIFICATE OF DISSOLUTION

OF

SWISHER HYGIENE INC.

(Pursuant to Section 275 of the General Corporation Law of the State of Delaware)

Swisher Hygiene Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.           The name of the corporation is Swisher Hygiene Inc.

2.           The date the dissolution was authorized was [_____].

3.           That the dissolution of the Corporation was duly authorized by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 275(a) and (b) and, with respect to the stockholders, Section 228 of the General Corporation Law of the State of Delaware.

4.           That the names and addresses of the directors and officers of the Corporation are as follows:

DIRECTORS

Name	Address
William M. Pierce	4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210
Richard Handley	4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210
Joseph Burke	4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210
William D. Pruitt	4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210
David Prussky	4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210

OFFICERS

Name	Address
William M. Pierce	4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210
William T. Nanovsky	4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210
Blake Thompson	4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210

5.           The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware is July 17, 2000.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Dissolution to be duly executed this ___ day of _______, 20___.

SWISHER HYGIENE INC.

By:
Name:
Title:

PRELIMINARY COPY SUBJECT TO COMPLETION

SWISHER HYGIENE INC.

4725 Piedmont Row Drive
Suite 400
Charlotte, North Carolina 28210

ANNUAL MEETING OF STOCKHOLDERS
OF SWISHER HYGIENE INC.
OCTOBER 15, 2015

PROXY

This Proxy is solicited on behalf of the Board of Directors of Swisher Hygiene Inc.

The undersigned hereby appoints William M. Pierce and William T. Nanovsky, and each of them, acting alone, with the power to appoint his substitute, as proxies to represent the undersigned and vote as designated on the reverse side, all of the shares of Common Stock of Swisher Hygiene Inc. held of record by the undersigned as of 5:00 p.m. Eastern Time on August 28, 2015, at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on October 15, 2015 in the Morrison Meeting Room B at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211, and at any adjournment or postponement thereof.  If you will need directions to the annual meeting, or if you require special assistance at the annual meeting because of a disability, please contact Amy Simpson at (704) 602- 7116.

Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 15, 2015

The accompanying proxy statement and the 2014 Annual Report on Form 10-K, as amended, are available at

http://www.swsh.com

(Continued and to be signed on the reverse side)

(continued from reverse side)

The Board of Directors of Swisher Hygiene Inc. unanimously recommends a vote “FOR” the election of each of the nominees for director named in Proposal 3 and “FOR” Proposals 1, 2, 4 and 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.  The proposed sale of all of the assets primarily used in Swisher Hygiene Inc.’s chemical service, wholesale and hygiene businesses (in each case outside of Canada), which includes its wholly owned subsidiary Swisher International, Inc., to Ecolab Inc. pursuant to the Purchase Agreement by and between Swisher Hygiene Inc. and Ecolab Inc. dated August 12, 2015.

                 FOR              AGAINST                 ABSTAIN
                   [ ]                       [ ]                                [ ]

2.  The proposed dissolution of Swisher Hygiene Inc. pursuant to the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will give the Board of Directors discretion to determine, within twelve months of such approval, when and whether to proceed with the Plan of Dissolution.

         FOR              AGAINST                 ABSTAIN
                   [ ]                       [ ]                                [ ]

3.  The election of five directors to Swisher Hygiene Inc.’s Board of Director.

NOMINEES:
Joseph Burke
Richard L. Handley
William M. Pierce
William D. Pruitt
David Prussky

[   ]           FOR ALL NOMINEES

[   ]           WITHHOLD AUTHORITY
FOR ALL NOMINEES

[   ]           FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.
_________________________
_________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.[  ]
_________________________
_________________________

4.  To ratify the selection of Grant Thornton, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

                FOR              AGAINST                  ABSTAIN
                   [ ]                       [ ]                               [ ]

5.   A proposal to adjourn the Annual Meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate.
                FOR              AGAINST                  ABSTAIN
                   [ ]                       [ ]                               [ ]

6.  In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 3 AND “FOR” PROPOSALS 1, 2, 4 and 5.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the October 15, 2015 meeting.

Signature of Stockholder______________ Date:_______ Signature of Stockholder __________ Date:__________

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each shareholder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.